[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

EXHIBIT 99.3

AS AMENDED BY AMENDMENT NO. 3

CREDIT AGREEMENT

among

DOLE FOOD COMPANY, INC.,

SOLVEST, LTD.,

VARIOUS LENDING INSTITUTIONS,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent and as Deposit Bank,

BANC OF AMERICA SECURITIES LLC,

as Syndication Agent,

and

THE BANK OF NOVA SCOTIA

and

RABOBANK INTERNATIONAL,

as Co-Documentation Agents

Dated as of March 28, 2003,

Amended and Restated as of April 18, 2005

and further Amended and Restated as of April 12, 2006,

as amended on March 18, 2009

as amended on October 26, 2009

as amended on March 2, 2010

DEUTSCHE BANK SECURITIES INC.,

BANC OF AMERICA SECURITIES LLC

and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Book Runners

for Amendment No. 3

-i-

-ii-

Page
8.03 Insurance	57
8.04 Payment of Taxes	58
8.05 Existence; Franchises	58
8.06 Compliance with Statutes; etc.	58
8.07 Compliance with Environmental Laws	58
8.08 ERISA	59
8.09 Good Repair	60
8.10 End of Fiscal Years; Fiscal Quarters	60
8.11 Additional Security; Additional Guaranties; Actions with Respect to Non-Guarantor Subsidiaries; Further Assurances	60
8.12 Use of Proceeds	64
8.13 Ownership of Subsidiaries	64
8.14 Maintenance of Company Separateness	65
8.15 Performance of Obligations	65
8.16 Margin Stock	65
8.17 Foreign Security Document Amendments	65

Section 9. Negative Covenants	66

9.01 Changes in Business; etc.	66
9.02 Consolidation; Merger and Sale of Assets	67
9.03 Liens	69
9.04 Indebtedness	72
9.05 Advances; Investments; Loans	75
9.06 Restricted Payments; etc.	77
9.07 Transactions with Affiliates	78
9.08 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc.	78
9.09 Limitation on Issuance of Equity Interests	79
9.10 Limitation on Certain Restrictions on Subsidiaries	79
9.11 Special Restrictions Relating to Principal Property	80
9.12 Financial Maintenance Covenants	80

Section 10. Events of Default	81

10.01 Payments	81
10.02 Representations, etc.	81
10.03 Covenants	82
10.04 Default Under Other Agreements	82
10.05 Bankruptcy, etc.	82
10.06 ERISA	83
10.07 Security Documents	83
10.08 Guaranties	84
10.09 Judgments	84
10.10 Ownership	84
10.11 Denial of Liability	84
10.12 Governmental Action	84
10.13 Special Defaults Relating to Bermuda Entities	85

-iii-

Page
Section 11. Definitions	85

Section 12. The Agents	129

12.01 Appointment	129
12.02 Nature of Duties	130
12.03 Certain Rights of the Agents	131
12.04 Reliance by Agents	131
12.05 Notice of Default, etc.	131
12.06 Nonreliance on Agents and Other Lenders	131
12.07 Indemnification	132
12.08 Agents in Their Individual Capacities	132
12.09 Holders	133
12.10 Resignation of the Agents	133
12.11 Collateral Matters	134
12.12 Delivery of Information	135
12.13 Special Appointment of Collateral Agent (Germany)	135
12.14 Special Provisions Relating to Canadian Security Documents	136
12.15 Special Appointment of Collateral Agent (Italy)	136
12.16 Continuing Indemnities for Original Agents	137
12.17 Parallel Debt owed to the Collateral Agent	137

Section 13. Miscellaneous	138

13.01 Payment of Expenses, etc.	138
13.02 Right of Setoff	139
13.03 Notices	140
13.04 Benefit of Agreement	140
13.05 No Waiver; Remedies Cumulative	143
13.06 Payments Pro Rata	143
13.07 Calculations; Computations	143
13.08 Governing Law; Submission to Jurisdiction; Venue	144
13.09 Counterparts	145
13.10 Effectiveness	145
13.11 Headings Descriptive	145
13.12 Amendment or Waiver; etc.	145
13.13 Survival	148
13.14 Domicile of Loans and Commitments	148
13.15 Confidentiality	148
13.16 Waiver of Jury Trial	149
13.17 Register	149
13.18 English Language	150
13.19 Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in Qualified Jurisdictions; Special Provisions Regarding Foreign Security Documents and Secured Hedge Counterparties	150
13.20 Powers of Attorney; etc.	151
13.21 Waiver of Sovereign Immunity	152
13.22 Judgment Currency	152
13.23 Special Acknowledgments	153

-iv-

Schedule I	-	List of Lenders and Commitments
Schedule II	-	Lender Addresses
Schedule III	-	Real Properties
Schedule IV	-	Existing Indebtedness
Schedule V	-	Pension Plans
Schedule VI	-	Existing Investments
Schedule VII	-	Subsidiaries
Schedule VIII	-	Insurance
Schedule IX	-	Existing Liens
Schedule X	-	Capitalization
Schedule XI	-	[Reserved]
Schedule XII	-	Certain Foreign Security Documents; Foreign Subsidiaries Party to Foreign Security Documents, etc.
Schedule XIII	-	Non-Guarantor Subsidiaries; Excluded Foreign Subsidiaries
Schedule XIV	-	Transactions with Affiliates
Schedule XV	-	Principal Properties
Schedule XVI	-	Tax Matters
Schedule XVII	-	Initial Qualified Jurisdictions
Schedule XVIII	-	Post-Closing Matters

Exhibit A-1	-	Form of Notice of Borrowing
Exhibit A-2	-	Form of Notice of Conversion/Continuation
Exhibit B-1	-	Form of Tranche B-1 Term Note
Exhibit B-2	-	Form of Tranche C-1 Term Note
Exhibit B-3	-	Form of Incremental Term Note
Exhibit C-1	-	Form of Letter of Credit Request
Exhibit C-2	-	Form of Bank Guaranty Request
Exhibit D	-	Form of Section 4.04(b)(ii) Certificate
Exhibit E-1	-	Form of U.S. Subsidiaries Guaranty
Exhibit E-2	-	Form of Foreign Subsidiaries Guaranty Acknowledgment
Exhibit E-3	-	Form of Foreign Subsidiaries Guaranty
Exhibit F-1	-	Form of U.S. Pledge Agreement

-v-

Exhibit F-2	-	Form of U.S. Security Agreement
Exhibit G	-	Form of Assignment and Assumption Agreement
Exhibit H-1	-	Form of Intercompany Subordination Acknowledgment
Exhibit H-2	-	Form of Intercompany Subordination Agreement
Exhibit I	-	Form of Incremental Term Loan Commitment Agreement

-vi-

CREDIT AGREEMENT, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, as amended March 18, 2009, as further amended on October 26, 2009 and as further amended on March 2, 2010, among DOLE FOOD COMPANY, INC., a Delaware corporation (the “U.S. Borrower”), SOLVEST, LTD., a company organized under the laws of Bermuda (the “Bermuda Borrower” and, together with the U.S. Borrower, the “Borrowers”), the Lenders from time to time party hereto, DEUTSCHE BANK AG NEW YORK BRANCH, as Deposit Bank (in such capacity, the “Deposit Bank”), DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”), BANC OF AMERICA SECURITIES LLC, as Syndication Agent (in such capacity, the “Syndication Agent”), THE BANK OF NOVA SCOTIA and RABOBANK INTERNATIONAL, as Co-Documentation Agents (in such capacity, each, a “Co-Documentation Agent” and, collectively, the “Co-Documentation Agents”), and DEUTSCHE BANK SECURITIES INC., as Lead Arranger and Sole Book Runner (in such capacity, the “Lead Arranger”). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 11 are used herein as so defined.

W I T N E S S E T H

WHEREAS, the Borrowers, the Original Lenders, Deutsche Bank AG New York Branch, as Administrative Agent, Banc of America Securities LLC and The Bank of Nova Scotia, as Co-Syndication Agents, Fortis Capital Corporation, Harris Trust and Savings Bank and Rabobank International, as Co-Documentation Agents, and Deutsche Bank Securities Inc., Banc of America Securities LLC and The Bank of Nova Scotia, as Joint Lead Arrangers, are party to a Credit Agreement, dated as of March 28, 2003 and amended and restated as of April 18, 2005 (as the same has been further amended, restated, modified and/or supplemented to, but not including, the Restatement Effective Date, the “Original Credit Agreement”); and

WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement in the form of this Agreement;

NOW, THEREFORE, the parties hereto agree that, effective as of the Restatement Effective Date, the Original Credit Agreement shall be, and hereby is, amended and restated in its entirety as follows:

Section 1. Amount and Terms of Credit.

1.01 Commitments.

(a) Tranche B-1 Term Loans. Subject to and upon the terms and conditions set forth herein, each Lender with a Tranche B-1 Term Loan Commitment severally agrees to make a term loan in Dollars (each, a “Tranche B-1 Term Loan” and, collectively, the “Tranche B-1 Term Loans”) to the U.S. Borrower on the Amendment No. 3 Effective Date in an amount equal to its Tranche B-1 Term Loan Commitment. Except as hereinafter provided, Tranche B-1 Term Loans shall, at the option of the U.S. Borrower, be incurred and maintained as one or more Borrowings of Base Rate Loans or Eurodollar Loans; provided that unless the Administrative Agent has determined that the Syndication Date has occurred, no more than four Borrowings of Tranche B-1 Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 30th day after the Amendment No. 3 Effective Date (or, if later, the last day of the Interest Period applicable to the fourth Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one week, and the first of which Borrowings may be made no earlier than the third Business Day, and no later than the fifth Business Day, after the Amendment No. 3 Effective Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing, the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing and the fourth of which Borrowings may only be made on the last day of the Interest Period of the third such Borrowing. Once repaid, Tranche B-1 Term Loans may not be reborrowed. The U.S. Borrower agrees to pay on the Amendment No. 3 Effective Date to each Lender party to this Agreement on the Amendment No. 3 Effective Date, as compensation for the funding of such Lender’s Tranche B-1 Term Loan, a closing fee (the “Tranche B-1 Closing Fee”) in an amount equal to 1.00% of the principal amount of such Lender’s Tranche B-1 Term Loan made on the Amendment No. 3 Effective Date. Such Tranche B-1 Closing Fee will be in all respects fully earned, due and payable on the Amendment No. 3 Effective Date and non-refundable and non-creditable thereafter and such Tranche B-1 Closing Fee shall be netted against the Tranche B-1 Term Loans made by such Lender.

(b) Tranche C-1 Term Loans. Subject to and upon the terms and conditions set forth herein, each Tranche C-1 Term Loan Lender severally agrees to make a term loan in Dollars (each, a “Tranche C-1 Term Loan” and, collectively, the “Tranche C-1 Term Loans”) to the Bermuda Borrower on the Amendment No. 3 Effective Date in an amount equal to its Tranche C-1 Term Loan Commitment. Except as hereinafter provided, Tranche C-1 Term Loans shall, at the option of the Bermuda Borrower, be incurred and maintained as, and/or converted into, one or more Borrowings of Base Rate Loans or Eurodollar Loans, provided that unless the Administrative Agent has determined that the Syndication Date has occurred, no more than four Borrowings of Tranche C-1 Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 30th day after the Amendment No. 3 Effective Date (or, if later, the last day of the Interest Period applicable to the fourth Borrowing of Eurodollar Loans referred to below), each of which Borrowings of Eurodollar Loans may only have an Interest Period of one week, and the first of which Borrowings may be made no earlier than the third Business Day, and no later than the fifth Business Day, after the Amendment No. 3 Effective Date, the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing, the third of which Borrowings may only be made on the last day of the Interest Period of the second such Borrowing and the fourth of which Borrowings may only be made on the last day of the Interest Period of the third such Borrowing. Once repaid, Tranche C-1 Term Loans may not be reborrowed. The Bermuda Borrower agrees to pay on the Amendment No. 3 Effective Date to each Lender party to this Agreement on the Amendment No. 3 Effective Date, as compensation for the funding of such Lender’s Tranche C-1 Term Loan, a closing fee (the “Tranche C-1 Closing Fee”) in an amount equal to 1.00% of the principal amount of such Lender’s Tranche C-1 Term Loan made on the Amendment No. 3 Effective Date. Such Tranche C-1 Closing Fee will be in all respects fully earned, due and payable on the Amendment No. 3 Effective Date and non-refundable and non-creditable thereafter and such Tranche C-1 Closing Fee shall be netted against the Tranche C-1 Term Loans made by such Lender.

(c) Subject to and upon the terms and conditions set forth herein, each Lender with an Incremental Term Loan Commitment for a given Tranche of Incremental Term Loans severally agrees, on the Incremental Term Loan Borrowing Date for such Tranche of Incremental Term Loans, to make a term loan in Dollars (each, an “Incremental Term Loan” and, collectively, the “Incremental Term Loans”) to the Incremental Term Loan Borrower for such Tranche in an amount equal to its Incremental Term Loan Commitment for such Tranche. Except as hereinafter provided, Incremental Term Loans shall, at the option of the Incremental Term Loan Borrower for such Tranche, be incurred and maintained as, and/or converted into, one or more Borrowings of Base Rate Loans or Eurodollar Loans. Once repaid, Incremental Term Loans may not be reborrowed.

1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing of Loans shall not be less than $5,000,000. More than one Borrowing may be incurred on any day, but at no time shall there be outstanding more than 20 Borrowings of Eurodollar Loans.

1.03 Notice of Borrowing. Whenever a Borrower desires to make a Borrowing of Loans hereunder, an Authorized Officer of such Borrower shall give the Administrative Agent at its Notice Office at least one Business Day’s prior written (or telephonic notice promptly confirmed in writing) notice of each Base Rate Loan and at least three Business Days’ prior written (or telephonic notice promptly confirmed in writing) notice of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 2:00 P.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by or on behalf of the respective Borrower in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the respective Borrowing shall consist of Tranche B-1 Term Loans, Tranche C-1 Term Loans, U.S. Borrower Incremental Term Loans or Bermuda Borrower Incremental Term Loans and (iv) whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing notice of such proposed Borrowing, of such Lender’s proportionate share thereof (determined in accordance with Section 1.07) and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

1.04 Disbursement of Funds. Not later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Lender with a Commitment under the respective Tranche will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date. All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the applicable Borrower at the Payment Office or such other location as may be reasonably satisfactory to the Administrative Agent and specified in the relevant Notice of Borrowing the aggregate of the amounts so made available by the Lenders prior to 1:00 P.M. (New York time) on such day to the extent of funds actually received by the Administrative Agent prior to such time on such day (provided that on the Amendment No. 3 Effective Date (i) the proceeds of the Tranche B-1 Term Loans shall be applied, first, to repay in full the Tranche B Term Loans (as defined in this Agreement immediately prior to giving effect to Amendment No. 3) together with all accrued and unpaid interest thereon and thereafter, shall be made available to the U.S. Borrower (ii) the proceeds of the Tranche C-1 Term Loans shall be applied, first, to repay in full the Tranche C Term Loans (as defined in this Agreement immediately prior to giving effect to Amendment No. 3) together with all accrued and unpaid interest thereon and thereafter, shall be made available to the Bermuda Borrower). Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the relevant Borrower to pay immediately such corresponding amount to the Administrative Agent and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the relevant Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the relevant Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate and (ii) if recovered from the relevant Borrower, the rate of interest applicable to the relevant Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which a Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

1.05 Notes.

(a) At the request of any Lender, the U.S. Borrower’s (in the case of Tranche B-1 Term Loans and U.S. Borrower Incremental Term Loans) or the Bermuda Borrower’s (in the case of Tranche C-1 Term Loans and Bermuda Borrower Incremental Term Loans) obligation to pay the principal of, and interest on, the Loans made by such Lender shall be evidenced (i) in the case of Tranche B-1 Term Loans, by a promissory note duly executed and delivered by the U.S. Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a “Tranche B-1 Term Note” and, collectively, the “Tranche B-1 Term Notes”), (ii) in the case of Tranche C-1 Term Loans, by a promissory note duly executed and delivered by the Bermuda Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a “Tranche C-1 Term Note” and, collectively, the “Tranche C-1 Term Notes”) and (iii) in the case of Incremental Term Loans, by a promissory note duly executed and delivered by the applicable Incremental Term Loan Borrower for such Tranche substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each, an “Incremental Term Note” and, collectively, the “Incremental Term Notes”).

(b) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof. Failure to make any such notation or any error in any such notation shall not affect either Borrower’s obligations in respect of any Loans.

1.06 Conversions. Each Borrower shall have the option to convert, on any Business Day occurring after the Amendment No. 3 Effective Date, all or a portion equal to at least $5,000,000 (and, if greater, in an integral multiple of $500,000) of the outstanding principal amount of Loans made to such Borrower pursuant to one or more Borrowings of one or more Types of Loans under a single Tranche into a Borrowing or Borrowings of another Type of Loan under such Tranche, provided that (i) except as otherwise provided in Section 1.10(b) or unless the respective Borrower pays all amounts owing pursuant to Section 1.11 concurrently with any such conversion, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Eurodollar Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than $5,000,000, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of conversion, (iii) unless the Administrative Agent has determined that the Syndication Date has occurred, prior to the 30th day after the Amendment No. 3 Effective Date, conversions of Base Rate Loans into Eurodollar Loans may only be made if any such conversion is effective on the first day of the first, second, third or fourth Interest Period referred to in the provisos appearing in each of Section 1.01(a) and Section 1.01(b) and so long as any such conversion does not result in a greater number of Borrowings of Eurodollar Loans prior to the 30th day after the Amendment No. 3 Effective Date as are permitted under Section 1.01(a) and Section 1.01(b), and (iv) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the applicable Borrower by giving the Administrative Agent at its Notice Office prior to 2:00 P.M. (New York time) at least three Business Days’ prior notice (each, a “Notice of Conversion/Continuation”) in the form of Exhibit A-2, appropriately completed to specify the Loans of such Borrower to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar

Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each applicable Lender prompt notice of any such proposed conversion affecting any of its Loans.

1.07 Pro Rata Borrowings. All Borrowings of Tranche B-1 Term Loans, Tranche C-1 Term Loans and Incremental Term Loans of a given Tranche under this Agreement shall be incurred from the Lenders pro rata on the basis of such Lenders’ Tranche B-1 Term Loan Commitments, Tranche C-1 Term Loan Commitments or Incremental Term Loan Commitments, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

1.08 Interest.

(a) The U.S. Borrower hereby agrees to pay (in the case of Tranche B-1 Term Loans and U.S. Borrower Incremental Term Loans, in each case maintained as Base Rate Loans) and the Bermuda Borrower hereby agrees to pay (in the case of Tranche C-1 Term Loans and Bermuda Borrower Incremental Term Loans, in each case maintained as Base Rate Loans) interest in respect of the unpaid principal amount of each Base Rate Loan made to it from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Base Rate in effect from time to time during the period such Base Rate Loan is outstanding plus the relevant Applicable Margin as in effect from time to time.

(b) The U.S. Borrower hereby agrees to pay (in the case of Tranche B-1 Term Loans and U.S. Borrower Incremental Term Loans, in each case maintained as Eurodollar Loans) and the Bermuda Borrower hereby agrees to pay (in the case of Tranche C-1 Term Loans and Bermuda Borrower Incremental Term Loans, in each case maintained as Eurodollar Loans), interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Eurodollar Rate for such Interest Period plus the relevant Applicable Margin as in effect from time to time.

(c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans maintained pursuant to the respective Tranche (or, if the overdue amount owing does not relate to any specific Tranche, the rate otherwise applicable to Tranche B-1 Term Loans which are maintained as Base Rate Loans) from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

(d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the applicable Borrower and the applicable Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

1.09 Interest Periods. At the time a Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the respective Borrower shall have the right to elect, by having an Authorized Officer of such Borrower give the Administrative Agent notice thereof, the interest period applicable to such Eurodollar Loan, which Interest Period shall, at the option of such Borrower (but otherwise subject to the (x) proviso appearing in Section 1.01(a), (y) the proviso appearing in Section 1.01(b) and (z) clause (iii) of the proviso appearing in Section 1.06), be, in the case of a Eurodollar Loan, a one-, two-, three- or six-month period or, to the extent agreed to by all Lenders required to make Loans under the respective Tranche, a nine- or twelve-month period (or, if required by the proviso appearing in either Section 1.01(a) or Section 1.01(b), a one-week period); provided that:

(i) all Eurodollar Loans comprising the same Borrowing shall at all times have the same Interest Period;

(ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(v) no Interest Period in respect of any Borrowing under a given Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans;

(vi) unless the Required Lenders otherwise agree, no Interest Period for a Eurodollar Loan may be selected at any time when a Default or Event of Default is then in existence; and

(vii) no Interest Period in respect of any Borrowing of any Tranche of Term Loans shall be elected which extends beyond any date upon which a Scheduled Repayment for the respective Tranche of Term Loans will be required to be made under Section 4.02(b) if, after giving effect to the election of such Interest Period, the aggregate principal amount of such Tranche of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Tranche of Term Loans then outstanding less the aggregate amount of such required Scheduled Repayment.

If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the U.S. Borrower or the Bermuda Borrower, as applicable, has failed to elect, or is not permitted to elect, a new In-

terest Period to be applicable to such Eurodollar Loans as provided above, the relevant Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans, in any such case effective as of the expiration date of such current Interest Period.

1.10 Increased Costs; Illegality; etc.

(a) In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

(i) on any Interest Determination Date that, by reason of any changes arising after the Amendment No. 3 Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

(ii) at any time that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Amendment No. 3 Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to (A) a change in the basis of taxation of payments to a Lender of the principal of or interest on the Loans or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender imposed by the jurisdiction in which its principal office or applicable lending office is located) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Amendment No. 3 Effective Date affecting such Lender, the interbank market or the position of such Lender in such market (whether or not such Lender was a Lender at the time of such occurrence); or

(iii) at any time after the Amendment No. 3 Effective Date, that the making or continuance of any Eurodollar Loan has been made unlawful by any law or governmental rule, regulation or order (or would conflict with any governmental rule, regulation, guideline, request or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or impracticable as a result of a contingency occurring after the Amendment No. 3 Effective Date which materially and adversely affects the applicable interbank market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the applicable Borrower, and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies any affected Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by either Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (y) in the case of clause (ii) above, the respective Borrower or Borrowers, as the case may be, agrees to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (with the written notice as to the additional amounts owed to such Lender, submitted to the respective Borrower or Borrowers by such Lender in accordance with the foregoing to be, absent manifest error, final and conclusive and binding on all the parties hereto, although the failure to give any such notice shall not release or diminish any of the respective Borrower’s or Borrowers’ obligations to pay additional amounts pursuant to this Section 1.10(a) upon the subsequent submission of such notice) and (z) in the case of clause (iii) above, the respective Borrower or Borrowers shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Lender agrees that if it gives notice to either Borrower of any of the events described in clause (i), (ii) or (iii) above, it shall promptly notify such Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist.

(b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the applicable Borrower may (and, in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(iii), shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii), as the case may be, or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstance described in Section 1.10(a)(iii), shall occur on the last day of the Interest Period then applicable to such Eurodollar Loan or such earlier day as shall be required by applicable law).

(c) If any Lender shall have determined after the Amendment No. 3 Effective Date that the adoption or effectiveness after the Amendment No. 3 Effective Date of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change after the Amendment No. 3 Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or such other controlling Person’s capital or assets as a consequence of such Lender’s Commitment or Commitments hereunder or its obligations hereunder to a level below that which such Lender or such other controlling Person could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or such other controlling Person’s policies with respect to capital adequacy), then from time to time, upon written demand by such Lender (with a copy to the Administrative Agent), accompanied by the notice referred to in the next succeeding sentence of this Section 1.10(c), the Borrowers jointly and severally agree to pay to such Lender such additional amount or amounts as will compensate such Lender or such other controlling Person for such reduction in the rate of return to such Lender or such other controlling Person. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the relevant Borrower (a copy of which shall be sent by such Lender to the Administrative Agent), which notice shall set forth such Lender’s basis for asserting its rights under this Section 1.10(c) and the calculation, in reasonable detail, of such additional amounts claimed hereunder, although the failure to give any such notice shall not release or diminish either Borrower’s obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice. A Lender’s good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

(d) In the event that any Lender shall in good faith determine (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that such Lender is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Lender (including any branch, Affiliate or funding office thereof) in respect of any Non-Dollar Denominated Letter of Credit, any Non-Dollar Denominated Bank Guaranties or any category of liabilities which includes deposits by reference to which the interest rate on any Non-Dollar Denominated Letter of Credit or any Non-Dollar Denominated Bank Guaranty is determined or any category of extensions of credit or other assets which includes loans by a non United States office of any Lender to non United States residents, then, unless such reserves are included in the calculation of the interest rate applicable to such Non-Dollar Denominated Letter of Credit or such Non-Dollar Denominated Bank Guaranty or in Section 1.10(a)(ii), such Lender shall promptly notify the Borrowers in writing specifying the additional amounts required to indemnify such Lender against the cost of maintaining such reserves (such written notice to provide in reasonable detail a computation of such additional amounts) and the Borrowers, jointly and severally agree to pay to such Lender such specified amounts as additional fees at the time that either Borrower is otherwise required to pay regularly accruing fees in respect of such Non-Dollar Denominated Letter of Credit or such Non-Dollar Denominated Bank Guaranty or, if later, on written demand therefor by such Lender.

1.11 Compensation.

(a) Each Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or any Agent) a Borrowing of, or conversion from or into, Eurodollar Loans of such Borrower does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the respective Borrower or Borrowers or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10 or as a result of the replacement of a Lender pursuant to Section 1.13 or 13.12(b)), conversion or permitted “realignment” of any of its Eurodollar Loans to such Borrower occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of the Eurodollar Loans to such Borrower is not made on any date specified in a notice of prepayment given by the respective Borrower or Borrowers; or (iv) as a consequence of (x) any other default by such Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b) relating to Loans to such Borrower. Each Lender’s calculation of the amount of compensation owing pursuant to this Section 1.11 shall be made in good faith. A Lender’s basis for requesting compensation pursuant to this Section 1.11 and a Lender’s calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

(b) The Borrowers jointly and severally agree to compensate the Deposit Bank and each CL Lender, upon the Deposit Bank’s or applicable CL Lender’s written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities incurred by the Deposit Bank or such CL Lender in connection with: (i) any withdrawals from the Credit-Linked Deposit Account pursuant to the terms of this Agreement prior to the end of the applicable Interest Period or Scheduled Investment Termination Date for the Credit-Linked Deposits; and (ii) the termination of the Total Credit-Linked Commitment (and the related termination of the investment of the funds held in the Credit-Linked Deposit Account) prior to the end of any applicable Interest Period or Scheduled Investment Termination Date for the Credit Linked Deposits; provided, however, that neither of the Borrowers shall have any obligation to compensate the Deposit Bank or any CL Lender pursuant to this Section 1.11(b) for any losses, expenses and liabilities in connection with periods after such Interest Period or Scheduled Investment Termination Date, as the case may be.

1.12 Change of Lending Office.

(a) Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent to the extent not already reflected on Schedule II, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made, and Letters of Credit and Bank Guaranties participated in, by such Lender (including, without limitation, by designating a separate lending office (or Affiliate) to act as such with respect to Dollar-Denominated Letter of Credit Outstandings and Dollar-Denominated Bank Guaranty Outstandings versus Non-Dollar Denominated Letter of Credit Outstandings and Non-Dollar Denominated Bank Guaranty Outstandings) by such Lender; provided that, for designations made after the Amendment No. 3 Effective Date (unless such designation is made after the occurrence of a Sharing Event as a result of any Lender’s purchase of participating interests in Loans, Letters of Credit, Unpaid Drawings, Unreimbursed Payments and Credit-Linked Deposits pursuant to Section 1.14), to the extent such designation shall result in increased costs under Section 1.10, 2A.06, 2B.06 or 4.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then no Borrower shall be obligated to pay such excess increased costs (although if such designation results in increased costs, each Borrower shall be obligated to pay the costs which would have applied in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Except as provided in the immediately preceding sentence, such lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

(b) Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2A.06, Section 2B.06 or Section 4.04 with respect to such Lender, it will, if requested by the applicable Borrower by notice to such Lender, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans, Letters of Credit and/or Bank Guaranties, as the case may be, affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any of the aforementioned Sections. Nothing in this Section 1.12 shall affect or postpone any of the obligations of either Borrower or the rights of any Lender provided in Sections 1.10, 2A.06, 2B.06 and 4.04.

1.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c) or (d), Section 2A.06, Section 2B.06 or Section 4.04 with respect to any Lender which results in such Lender charging to either Borrower increased costs materially in excess of the average costs being charged by the other Lenders in respect of such contingency or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as provided in Section 13.12(b), the U.S. Borrower or the Bermuda Borrower, as the case may be, shall have the right, in accordance with the requirements of Section 13.04(b), if no Event of Default then exists or would exist after giving effect to such replacement, to replace such Lender (the “Replaced Lender”) with one or more Eligible Transferees (collectively, the “Re-

placement Lender”), none of whom shall constitute a Defaulting Lender at the time of such replacement and each of whom shall be reasonably acceptable to the Administrative Agent or, in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, at the option of the applicable Borrower, to replace only the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender; provided that:

(i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and all then outstanding Loans (or, in the case of the replacement of less than all the Tranches of Commitments and outstanding Loans of the respective Replaced Lender, all the Commitments and/or all then outstanding Loans relating to the Tranche or Tranches with respect to which such Lender is being replaced) of, and all participations in all then outstanding Letters of Credit and Bank Guaranties issued pursuant to the respective Tranche or Tranches where the respective Lender is being replaced by, the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum (in the relevant currency or currencies) of (A) an amount equal to the principal of, and all accrued interest on, all then outstanding Loans of the respective Replaced Lender under each Tranche with respect to which such Replaced Lender is being replaced, (B) an amount equal to the then remaining Credit-Linked Deposit of such Lenders (if any) at such time, (C) an amount equal to all Unpaid Drawings (if any) under each Tranche with respect to which the respective Replaced Lender is being replaced, in each case that have been funded by (and not reimbursed to) such Replaced Lender (including by way of application of such Lender’s Credit-Linked Deposit) at such time, together with all then unpaid interest with respect thereto at such time, (D) an amount equal to all Unreimbursed Payments (if any) under each Tranche with respect to which the respective Replaced Lender is being replaced, in each case that have been funded by (and not reimbursed to) such Replaced Lender (including by way of application of such Lender’s Credit-Linked Deposit) at such time, together with all then unpaid interest with respect thereto at such time, and (E) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche or Tranches, in the case of the replacement of less than all Tranches then held by the respective Replaced Lender) pursuant to Section 3.01; provided that the failure of any Replaced Lender to execute an Assignment and Assumption shall not affect the validity of any assignment pursuant to this Section 1.13; and

(ii) all obligations of the Borrowers due and owing to the Replaced Lender in respect of each Tranche where such Replaced Lender is being replaced (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreement (or, otherwise, upon notice by the Administrative Agent to the Replaced Lender), the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.17 and, if so requested by the Replacement Lender (when applicable) pursuant to Section 1.05(a), delivery to the Replacement Lender of the appropriate Note or Notes executed by the applicable Borrower, (x) the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Loans or any Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2A.06, 2B.06, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Lender, and (y) in the case of the replacement of any Credit Linked Commitment pursuant to this Section 1.13, the CL Percentages of the CL Lenders shall be automatically adjusted at such time to give effect to such replacement. The Credit-Linked Deposit funded by any CL Lender shall not be released in connection with any assignment of its Credit-Linked Commitment, but shall instead be purchased by the relevant assignee (at par, as described in clause (i)(B) of the proviso above) and continue to be held by the Deposit Bank for application (if not already applied) pursuant to Sections 2A.04 and 2B.04 in respect of such assignee’s obligations under the Credit-Linked Commitment assigned to it.

1.14 Special Provisions Applicable to Lenders upon the Occurrence of a Sharing Event.

(a) On the date of the occurrence of any Sharing Event, or promptly thereafter, (i) if there have been any Drawings pursuant to Letters of Credit which have not yet been reimbursed to the respective Issuing Lender pursuant to Section 2A, the respective Issuing Lender shall seek reimbursement therefor as permitted pursuant to Section 2A.04(c) and (ii) if there have been any Bank Guaranty Payments pursuant to Bank Guaranties which have not yet been reimbursed to the respective Bank Guaranty Issuer pursuant to Section 2B, the respective Bank Guaranty Issuer shall seek reimbursement therefor as permitted pursuant to Section 2B.04(c). After giving effect to the actions taken (or required to be taken) pursuant to the preceding sentence, the Administrative Agent, shall request that the Deposit Bank return (in which case the Deposit Bank shall return) to the Administrative Agent who shall, in turn, return to the CL Lenders, amounts (if any) representing Credit-Linked Deposits which are permitted to be returned to the CL Lenders at such time in accordance with Section 2C.04(a) hereof.

(b) (i) Upon the occurrence of a Sharing Event, but after giving effect to the actions required to be taken pursuant to preceding clause (a) of this Section 1.14 (although any failure by the Administrative Agent, the Deposit Bank or any Lender to take the actions required of it pursuant to said clause shall not prevent the actions required hereby, but the respective Administrative Agent, Deposit Bank or Lender shall continue to be obligated to perform its obligations as required above and the Administrative Agent shall be authorized to make any equitable adjustments as may be deemed necessary or desirable pursuant to the provisions of this Section 1.14(b)), the Lenders shall purchase participations from other Lenders in each of the respective Tranches of Loans and the CL Tranche (including, in the case of the CL Tranche, participations in each outstanding Letter of Credit, each Unpaid Drawing owing to the CL Lenders, each outstanding Bank Guaranty, each Unreimbursed Payment owing to the CL Lenders and the Credit-Linked Deposits of the various CL Lenders) so that, after giving effect to such purchases, each Lender shall have the same credit exposure in each Tranche at such time (including (x) in the case of the Total Credit-Linked Commitment, an interest in each outstanding Letter of Credit, each Unpaid Drawing owing to the CL Lenders, each outstanding Bank Guaranty, each Unreimbursed Payment owing to the CL Lenders and the Credit-Linked Deposits of the various CL Lenders and (y) a participation in the Credit Linked Deposits established pursuant to Section 2C.01 and all amounts deposited in the Credit-Linked Deposit Account from time to time or to be returned to the Lenders in accordance with the provisions of Section 2), whether or not such Lender shall previously have participated therein, equal to such Lender’s Exchange Percentage thereof.

(ii) The foregoing actions pursuant to immediately preceding clause (i) shall be accomplished pursuant to this Section 1.14(b) through purchases and sales of participations in the various Tranches as required hereby, and at the request of the Administrative Agent each Lender hereby agrees to enter into customary participation agreements approved by the Administrative Agent to evidence the same. All purchases and sales of participations pursuant to this Section 1.14(b) shall be made in Dollars. Without limiting the foregoing, it is understood and agreed that, pursuant to this Section 1.14(b), the various CL Lenders may be selling participations to the other Lenders in their Credit-Linked Deposits (after giving effect to the actions required on, or promptly following, the occurrence of the Sharing Event pursuant to Section 1.14(a)), and in connection therewith each CL Lender shall be paid, in immediately available funds in Dollars, amounts equal to the percentage participations sold by it in its Credit-Linked Deposits, which immediately available funds shall be paid by the Lenders acquiring participations therein). At the request of the Administrative Agent, each Lender which has sold participations in any of its Tranches as provided above (through the Administrative Agent) will deliver to each Lender (through the Administrative Agent) which has so purchased a participation therein a participation certificate in the appropriate amount as determined in conjunction with the Administrative Agent. It is understood that the amount of immediately available funds delivered by each Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Lenders as required above.

(c) In the event that any Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit or any Bank Guaranty as provided in Section 1.14(b), each other Lender shall have a claim against such defaulting Lender (and not against the Administrative Agent, any Issuing Lender, any Bank Guaranty Issuer, the Deposit Bank or any other Lender) for any damages sustained by it as a result of such default.

(d) All determinations by the Administrative Agent pursuant to this Section 1.14 shall be made by it in accordance with the provisions herein and with the intent being to equitably share the credit risk for all Tranches (and the Credit-Linked Deposits) hereunder in accordance with the provisions hereof. Absent manifest error, all determinations by the Administrative Agent hereunder shall be binding on the Borrowers, each of the Lenders, each Issuing Lender, each Bank Guaranty Issuer and the Deposit Bank. The Administrative Agent shall have no liability to either Borrower or any Lender, any Issuing Bank, any Bank Guaranty Issuer or the Deposit Bank for any determinations made by it hereunder except to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(e) Upon, and after, the occurrence of a Sharing Event (i) no further Credit Events shall be made or occur, and (ii) all Credit-Linked Commitments and all Incremental Term Loan Commitments (if any) shall be automatically terminated. Notwithstanding anything to the contrary contained above, the failure of any Lender to purchase its participating interests as required above in any extensions of credit (and/or any Credit-Linked Deposits) upon the occurrence of a Sharing Event shall not relieve any other Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no Lender shall be responsible for the failure of any other Lender to purchase the participating interest to be purchased by such other Lender on any date.

(f) If any amount required to be paid by any Lender pursuant to this Section 1.14 is not paid to the Administrative Agent on the date upon which the Sharing Event occurred, such Lender shall, in addition to such aforementioned amount, also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such Lender for the purchase of its participations, (ii) the daily average Federal Funds Rate, during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent and (iii) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts payable under this Section 1.14 shall be conclusive in the absence of manifest error. Amounts payable by any Lender pursuant to this Section 1.14 shall be paid to the Administrative Agent for the account of the relevant Lenders, provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such other Lender the amounts owing to such other Lenders, then the amounts shall be paid to the Administrative Agent for its own account.

(g) Whenever, at any time after the relevant Lenders have received from any other Lenders purchases of participations pursuant to this Section 1.14, the various Lenders receive any payment on account thereof, such Lenders will distribute to the Administrative Agent, for the account of the various Lenders participating therein, such Lenders’ participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received, provided, however, that in the event that such payment received by any Lenders is required to be returned, the Lenders who received previous distributions in respect of their participating interests therein will return to the respective Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective Lenders.

(h) Each Lender’s obligation to purchase participating interests pursuant to this Section 1.14 shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, either Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of any Default or Event of Default, (iii) any adverse change in the condition (financial or otherwise) or prospects of either Borrower or any other Person, (iv) any breach of this Agreement or any other Credit Document by either Borrower, any Lender, any Issuing Lender, any Bank Guaranty Issuer, any Agent, the Deposit Bank or any other Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(i) Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, (i) the relevant Borrower shall pay to each Lender granting any participations as required above, for the account of the respective Lender which has purchased such participations, any increased costs and indemnities (including, without limitation, pursuant to Sections 1.11, 1.12, 2A.06, 2B.06 and 4.04) to the same extent as if such Lender which has purchased such participations were the direct Lender as opposed to a participant therein, which increased costs shall be calculated without regard to Section 1.13, Section 13.04(a) or the penultimate sentence of Section 13.04(b) and (ii) each Lender which has sold such participations shall be entitled to receive from the relevant Borrower indemnification from and against any and all taxes imposed as a result of the sale of the participations pursuant to this Section 1.14. Each Borrower acknowledges and agrees that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section 1.14, increased Taxes may be owing by it pursuant to Section 4.04, which Taxes shall be paid (to the extent provided in Section 4.04) by the respective Borrower or Borrowers, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this Section 1.14.

1.15 Incremental Term Loan Commitments.

(a) Each Borrower shall have the right, in consultation and coordination with the Administrative Agent but without requiring the consent of any of the Lenders, to request, at any time and from time to time on or after the CL Maturity Date and prior to the then latest Maturity Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders) provide Incremental Term Loan Commitments to such Borrower and, subject to the terms and conditions contained in this Agreement and in the respective Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request, (ii) each Tranche of Incremental Term Loan Commitments shall be made available to a single Incremental Term Loan Borrower and shall be denominated in Dollars, (iii) the amount of each Tranche of Incremental Term Loan Commitments shall be in a minimum aggregate amount of $25,000,000, (iv) the aggregate amount of all Incremental Term Loan Commitments provided pursuant to this Section 1.15 shall not exceed the Maximum Incremental Term Loan Commitment Amount, (v) the up-front fees and, if applicable, any unutilized commitment fees and/or other fees payable in respect of each Incremental Term Loan Commitment shall be separately agreed to by the respective Incremental Term Loan Borrower and each Incremental Term Loan Lender (and with all such fees to be disclosed in writing by the respective Incremental Term Loan Borrower to the Administrative Agent), (vi) each Tranche of Incremental Term Loans shall have (I) (x) an Incremental Term Loan Maturity Date of no earlier than the then latest Maturity Date as then in effect, and (y) a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the Tranche of then outstanding Loans with the longest Weighted Average Life to Maturity and (II) an “interest rate” or “interest rates” applicable to such Tranche of Incremental Term Loans (which, for such purposes only, shall be determined by the Administrative Agent and deemed to include all upfront or similar fees or original issue discount (amortized over the life of such Incremental Term Loans) payable to all Lenders providing such Incremental Term Loans, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Lenders providing such Tranche of Incremental Term Loans) that may (at such time or from time to time thereafter) exceed the “interest rates” applicable to the Term Loans; provided that, in the event that the “interest rate” excess applicable to such Tranche of Incremental Term Loans shall at such time be greater than 0.50%, the Applicable Margin for the Tranche B-1 Term Loans, the Tranche C-1 Term Loans and each other then existing Tranche of Incremental Term Loans shall be increased by such amounts, and for such time periods, as are needed so that at no time shall the “interest rate” for the respective new Tranche of Incremental Term Loans (calculated as described above) exceed the relevant interest rates applicable to the then existing Tranches of Term Loans by more than 0.50%, (vii) the proceeds of all Incremental Term Loans shall be used only for the purposes permitted by Section 7.05(a), (viii) each Incremental Term Loan Commitment Agreement shall specifically designate, with the approval of the Administrative Agent, the Tranche of the Incremental Term Loan Commitments being provided thereunder (which Tranche may be a new Tranche (i.e., not the same as any existing Tranche of Incremental Term Loans, Incremental Term Loan Commitments or other Term Loans) or an increase in a previously established Tranche), (ix) all Incremental Term Loans (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the relevant Security Documents, and guaranteed under each relevant Guaranty, on a pari passu basis with all other Loans of the applicable Borrower secured by each such Security Agreement and guaranteed under each such Guaranty, and (x) each Lender (including any Eligible Transferee who will become a Lender) agreeing to provide an Incremental Term Loan Commitment pursuant to an Incremental Term Loan Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make Incremental Term Loans under the Tranche specified in such Incremental Term Loan Commitment Agreement as provided in Section 1.01(c) and such Loans shall thereafter be deemed to be Incremental Term Loans under such Tranche for all purposes of this Agreement and the other applicable Credit Documents.

(b) At the time of the provision of Incremental Term Loan Commitments pursuant to this Section 1.15, the applicable Incremental Term Loan Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Term Loan Commitment (each, an “Incremental Term Loan Lender”) shall execute and deliver to the Administrative Agent an Incremental Term Loan Commitment Agreement substantially in the form of Exhibit I (appropriately completed), with the effectiveness of the Incremental Term Loan Commitment provided therein to occur on the date set forth in such Incremental Term Loan Commitment Agreement, which date in any event shall be no earlier than the date on which all Incremental Term Loan Commitment Requirements are satisfied.

The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement.

Section 2. Letters of Credit; Bank Guaranties; Etc.

Section 2A. Letters of Credit.

2A.01 Letters of Credit.

(a) Subject to and upon the terms and conditions herein set forth, a Borrower may request an Issuing Lender, at any time and from time to time on and after the Restatement Effective Date and prior to the fifth Business Day (or the 30th day in the case of Trade Letters of Credit) preceding the CL Maturity Date, to issue (x) for the account of the U.S. Borrower (in the case of requests made by it) or the account of the Bermuda Borrower (in the case of requests made by it) and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the respective Account Party or any of its or their Wholly-Owned Subsidiaries, irrevocable standby letters of credit in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such standby letter of credit, a “Standby Letter of Credit”) in support of such L/C Supportable Indebtedness and (y) for the account of the respective Account Party and for the benefit of sellers of goods to the respective Account Party or any of its or their Subsidiaries in the ordinary course of business, irrevocable sight trade letters of credit in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such trade letter of credit, a “Trade Letter of Credit,” and each such Standby Letter of Credit and Trade Letter of Credit, a “Letter of Credit” and, collectively, the “Letters of Credit”). All Letters of Credit shall be issued on a sight basis only and shall be denominated in Dollars or, subject to the provisions of Section 2C.03, an Alternative Currency. Each Letter of Credit shall be deemed to constitute a utilization of the Credit-Linked Commitments and shall, subject to the provisions of Section 1.14 if a Sharing Event occurs, be participated in (as more fully described in following Section 2A.04(a)) by the CL Lenders in accordance with their respective CL Percentages (subject to the provisions of Section 2C to the extent applicable). All Letters of Credit shall be denominated in Dollars or an Alternative Currency. The Bermuda Borrower shall have no liability with respect to any U.S. Borrower Letter of Credit which may be issued to the U.S. Borrower.

(b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender hereby agrees (subject to Section 2C.03, to the extent applicable in the case of Non-Dollar Denominated Letters of Credit) that it will, at any time and from time to time on and after the Restatement Effective Date and prior to (i) the fifth Business Day in the case of Standby Letters of Credit, or (ii) the 30th day, in the case of Trade Letters of Credit, preceding the CL Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the respective Account Party one or more Letters of Credit, (x) in the case of Trade Letters of Credit, in support of trade obligations of the respective Account Party or any of its or their Subsidiaries that arise in the ordinary course of business or (y) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder; provided that the respective Issuing Lender shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

(i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Restatement Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender as of the Restatement Effective Date and which such Issuing Lender in good faith deems material to it; or

(ii) such Issuing Lender, prior to the issuance of such Letter of Credit, shall have received written notice from either Borrower or the Required Lenders of the type described in clause (iv) of Section 2A.01(c) or the last sentence of Section 2A.03(b).

(c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued at any time when the Aggregate CL Exposure exceeds (or would after giving effect to such issuance exceed) either (x) the Total Credit-Linked Commitment at such time or (y) the aggregate amount of the Credit-Linked Deposits in the Credit-Linked Deposit Account at such time, (ii) (x) each Standby Letter of Credit shall by its terms terminate on or before the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the fifth Business Day preceding the CL Maturity Date, on terms acceptable to the Issuing Lender thereof), provided that a Standby Letter of Credit issued to support obligations under any Specified Existing Ship Lease may terminate by its terms on or prior to the earlier to occur of (1) the date which occurs 24 months after the date of the issuance thereof and (2) the fifth Business Day preceding the CL Maturity Date and (y) each Trade Letter of Credit shall by its terms terminate on or before the date occurring not later than 180 days after such Trade Letter of Credit’s date of issuance, (iii) (x) no Standby Letter of Credit shall have an expiry date occurring later than the fifth Business Day preceding the CL Maturity Date and (y) no Trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the CL Maturity Date and (iv) no Issuing Lender will issue any Letter of Credit after it has received written notice from either Borrower or the Required Lenders stating that a Default or an Event of Default exists until such time as such Issuing Lender shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Lenders.

(d) Part A of Schedule XI hereto contains a description of certain letters of credit issued (or deemed issued) pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date (and setting forth, with respect to each such letter of credit, (i) the name of the issuing lender, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount (including the currency in which such letter of credit is denominated, which shall be Dollars or an Alternative Currency), (v) the name of the beneficiary, (vi) the expiry date and (vii) whether such letter of credit constitutes a standby letter of credit or a trade letter of credit). Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing Letter of Credit”) shall constitute a “Letter of Credit” and a “Bermuda Borrower Letter of Credit” or a “U.S. Borrower Letter of Credit” (as set forth on Part A of Schedule XI) for all purposes of this Agreement and issued, for purposes of Section 2A.04(a), on the Restatement Effective Date. Any Lender hereunder (and any of such Lender’s Affiliates and/or branches) which has issued an Existing Letter of Credit shall constitute an “Issuing Lender” for all purposes of this Agreement.

2A.02 Minimum Stated Amount. The Stated Amount of each Letter of Credit upon issuance shall be not less than (x) in the case of a Dollar Denominated Letter of Credit, $250,000, (y) in the case of a Euro Denominated Letter of Credit, €150,000 and (z) in the case of a Sterling Denominated Let-

ter of Credit, £150,000, or in each case such lesser amount as is reasonably acceptable to the respective Issuing Lender.

2A.03 Letter of Credit Requests.

(a) Whenever an Account Party desires that a Letter of Credit be issued for its account, such Account Party shall give the Administrative Agent (at the appropriate Notice Office) and the respective Issuing Lender at least 3 Business Days’ (or such shorter period as is acceptable to such Issuing Lender in any given case) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit C-1 (each, a “Letter of Credit Request”), including, without limitation, by specifying: (i) whether the requested Letter of Credit shall constitute a U.S. Borrower Letter of Credit or a Bermuda Borrower Letter of Credit; and (ii) the currency in which the requested Letter of Credit is to be denominated (which shall be Dollars or, to the extent permitted hereunder, an Alternative Currency). Each Letter of Credit Request shall include any other documents as such Issuing Lender customarily requires in connection therewith.

(b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the applicable Account Party that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2A.01(c). Unless the respective Issuing Lender has received notice from the Required Lenders before it issues a Letter of Credit that one or more of the applicable conditions specified in Section 6, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2A.01(c), then such Issuing Lender may issue the requested Letter of Credit for the account of the respective Account Party in accordance with such Issuing Lender’s usual and customary practices.

2A.04 Letter of Credit Participations.

(a) Immediately upon the issuance by any Issuing Lender of any Letter of Credit, but subject to Section 2C.03 to the extent applicable in the case of Non-Dollar Denominated Letters of Credit, such Issuing Lender shall be deemed to have sold and transferred to each CL Lender (each such Lender with respect to any Letter of Credit, in its capacity under this Section 2A.04, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), in a percentage equal to such L/C Participant’s CL Percentage in such Letter of Credit, and each Drawing made thereunder and the obligations of the respective Account Party under this Agreement with respect thereto (although CL Facility Fees shall be payable directly to the Administrative Agent for the account of the CL Lenders as provided in Section 3.01(a) and the L/C Participants shall have no right to receive any portion of any Facing Fees or any administration fees with respect to any such Letters of Credit) and any security therefor or guaranty pertaining thereto. Upon any change in the Credit-Linked Commitments and, as a result thereof, the CL Percentages of the CL Lenders pursuant to Section 1.13 or 13.04, it is hereby agreed that with respect to all outstanding Letters of Credit and Unpaid Drawings relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2A.04 to reflect the new CL Percentages of the CL Lenders. With respect to each Letter of Credit from time to time outstanding, all calculations of the percentage participations therein of the various CL Lenders shall be made from time to time by the Administrative Agent, which calculations shall be conclusive absent manifest error. Furthermore, upon the occurrence of a Sharing Event and as more fully set forth in Section 1.14, additional sub-participations may be required to be granted by the various CL Lenders in their participations in outstanding Letters of Credit, in each case in accordance with, and subject to the provisions of, Section 1.14.

(b) In determining whether to pay under any Letter of Credit, the respective Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) shall not create for such Issuing Lender any resulting liability to any Account Party or any Lender.

(c) In the event that any Issuing Lender makes any payment or disbursement under any Letter of Credit issued by it and the respective Account Party shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2A.05(a) by the date required by said Section 2A.05(a) for such reimbursement, such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each L/C Participant therein and the Deposit Bank of such failure, and each CL Lender (including in its capacity as an L/C Participant) hereby irrevocably authorizes the Deposit Bank (and the Deposit Bank hereby agrees) to reimburse such Issuing Lender for such amount in Dollars (or, to the extent that the respective Unpaid Drawing is in an Alternative Currency, in an amount equal to the Dollar Equivalent thereof, as determined by the Administrative Agent on the date on which such payment or disbursement was made under the respective Letter of Credit) solely from such CL Lender’s CL Percentage of the Credit-Linked Deposits on deposit with the Deposit Bank in the Credit-Linked Deposit Account, in which case the Total Credit-Linked Commitment shall be reduced by the amount so applied (with a corresponding reduction in the Credit-Linked Commitment of each CL Lender equal to such CL Lender’s CL Percentage of such aggregate amount so applied); provided that any portion of the Unpaid Drawings with respect to a Non-Dollar Denominated Letter of Credit, which, because of currency fluctuations, represents amounts in excess of the Total Credit-Linked Deposits (as more fully described in Section 2C.03), shall not be reimbursed from Credit-Linked Deposits but shall instead be immediately repaid by the respective Account Party. Furthermore, if any Specified Default or any Event of Default then exists, the respective Issuing Lender may, with respect to any payment or disbursement made by it under any Letter of Credit, request the Deposit Bank, in which case each CL Lender hereby irrevocably authorizes the Deposit Bank (and the Deposit Bank hereby agrees), to reimburse the Issuing Lender, solely from such CL Lender’s CL Percentage of the Credit-Linked Deposits on deposit in the Credit-Linked Deposit Account with the Deposit Bank, for any Drawing under such Letter of Credit as provided in the immediately preceding sentence (notwithstanding the date of reimbursement of any such Drawings by the date required by Section 2A.05(a)), in which case the Total Credit-Linked Commitment shall be reduced by the amount so applied as otherwise provided in the immediately preceding sentence, and any amounts actually received pursuant to Section 2A.05(a) shall be applied to reimburse L/C Participants as provided in following Section 2A.04(d).

(d) Whenever any Issuing Lender receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Lender any payments from the L/C Participants (or from the Deposit Bank on their behalf) pursuant to Section 2A.04(c) above, such Issuing Lender shall, after paying itself any amounts owing to it as described in Section 2C.03 in the case of payments received with respect to Non-Dollar Denominated Letters of Credit, pay (in same day funds in Dollars) to the Administrative Agent (and the Administrative Agent shall promptly pay (in same day funds in Dollars) to each L/C Participant which has paid its relevant CL Percentage thereof) an amount equal to such L/C Participant’s share (based on the proportionate aggregate amount funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(e) Each Issuing Lender shall, promptly after the issuance of, or amendment or modification to, a Standby Letter of Credit, give the Administrative Agent and the respective Account Party written notice of such issuance, amendment or modification, as the case may be, and such notice shall be accompanied by a copy of such Standby Letter of Credit, such amendment or such modification, as the case may be. Promptly upon receipt of such notice, the Administrative Agent shall notify each L/C Participant, in writing, of such issuance, amendment or modification and if any L/C Participant shall so request, the Administrative Agent shall furnish said L/C Participant with a copy of such Standby Letter of Credit, such amendment or such modification, as the case may be.

(f) Each Issuing Lender (other than DBAG) shall deliver to the Administrative Agent and the Deposit Bank, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Stated Amount available to be drawn under the outstanding Trade Letters of Credit issued by such Issuing Lender for the previous week.

(g) The obligations of the L/C Participants to make payments to the Administrative Agent for the account of the respective Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

(ii) the existence of any claim, setoff, defense or other right which any Credit Party or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Agent, any Lender, any Issuing Lender, any L/C Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Credit Party or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default;

provided that the L/C Participants shall not be obligated to reimburse such Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of deliberate acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision). Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit shall not create for such Issuing Lender any resulting liability to the L/C Participants or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

2A.05 Agreement to Repay Letter of Credit Drawings.

(a) The U.S. Borrower hereby agrees (in the case of U.S Borrower Letters of Credit) and the Bermuda Borrower hereby agrees (in the case of Bermuda Borrower Letters of Credit) to reimburse the respective Issuing Lender, by making payment in Dollars (or, if the respective Letter of Credit is denominated in an Alternative Currency, in an amount equal to the Dollar Equivalent of the respective payment or disbursement, as determined by the Administrative Agent on the date of such payment or disbursement) to the Administrative Agent in immediately available funds at the Payment Office (or by making the payment directly to such Issuing Lender at such location as may otherwise have been agreed upon by the respective Account Party and such Issuing Lender), for any payment or disbursement (in the case of any such payment or disbursement under any Non-Dollar Denominated Letter of Credit, taking the Dollar Equivalent, as determined by the Administrative Agent, of the amount of the respective payment or disbursement on the date upon which the respective payment or disbursement is made) made by such Issuing Lender under any Letter of Credit issued by it (each such amount so paid until reimbursed, an “Unpaid Drawing”), not later than the third Business Day after the Administrative Agent or the Issuing Lender notifies the respective Account Party of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case all such Unpaid Drawings shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the respective Account Party)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender is reimbursed by the respective Account Party therefor at a rate per annum equal to the Base Rate in effect from time to time plus the Applicable Margin for Tranche B-1 Term Loans maintained as Base Rate Loans, as in effect from time to time; provided, however, to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time) on the third Business Day following the receipt by the Account Party of notice to the respective Account Party by the Administrative Agent or the respective Issuing Lender of such payment or disbursement (or, if sooner, from the date of occurrence of a Default or an Event of Default under Section 10.05), interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the respective Account Party) at a rate per annum which is 2% in excess of the rate otherwise applicable to the respective Unpaid Drawing as provided above, with all such interest payable pursuant to this Section 2A.05 to be payable on demand. The respective Issuing Lender shall give the respective Account Party prompt notice of each Drawing under any Letter of Credit, provided that the failure to give, or any delay in giving, any such notice shall in no way affect, impair or diminish the respective Account Party’s obligations under this Agreement. The obligations of the respective Account Party to repay Unpaid Drawings as required above shall not be reduced, or satisfied, in any respect by payments made to the Issuing Lender with any amounts on deposit in the Credit-Linked Deposit Account or as otherwise provided in Section 2A.04(c).

(b) The obligations of the U.S. Borrower (with respect to U.S. Borrower Letters of Credit) and the obligations of the Bermuda Borrower (with respect to Bermuda Borrower Letters of Credit) under this Section 2A.05 to reimburse the respective Issuing Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the respective Account Party may have or have had against any Lender (including in its capacity as Issuing Lender or as L/C Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each, a “Drawing”) to conform to the terms of such Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Lender’s only obligation to the respective Account Party being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substan-

tially comply on their face with requirements of such Letter of Credit; provided, however, that no Account Party shall be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of deliberate acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision). Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit shall not create for such Issuing Lender any resulting liability to any Account Party unless such action is taken or admitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

2A.06 Increased Costs. If after the Restatement Effective Date, the Deposit Bank, any Issuing Lender or any L/C Participant determines in good faith that the adoption or effectiveness after the Restatement Effective Date of any applicable law, rule or regulation, order, guideline or request or any change therein, or any change after the Restatement Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any L/C Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Issuing Lender or such L/C Participant’s participation therein, or (ii) impose on the Deposit Bank, any Issuing Lender or any L/C Participant any other conditions directly or indirectly affecting this Agreement, the Credit-Linked Deposits, any Letter of Credit or such L/C Participant’s participation therein; and the result of any of the foregoing is to increase the cost to the Deposit Bank, such Issuing Lender or such L/C Participant of issuing, maintaining or participating in the Credit-Linked Deposits or any Letter of Credit, or to reduce the amount of any sum received or receivable by the Deposit Bank, such Issuing Lender or such L/C Participant hereunder or under the other Credit Documents or reduce the rate of return on its capital with respect to Credit-Linked Deposits or Letters of Credit, then, upon written demand to the U.S. Borrower or the Bermuda Borrower, as the case may be, by the Deposit Bank, such Issuing Lender or such L/C Participant (a copy of which notice shall be sent by the Deposit Bank, such Issuing Lender or such L/C Participant to the Administrative Agent), accompanied by the certificate described in the last sentence of this Section 2A.06, the respective Account Party shall pay to the Deposit Bank, such Issuing Lender or such L/C Participant for such increased cost or reduction. A certificate submitted to the relevant Borrower by the Deposit Bank, such Issuing Lender or such L/C Participant, as the case may be (a copy of which certificate shall be sent by the Deposit Bank, such Issuing Lender or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Deposit Bank, such Issuing Lender or such L/C Participant as aforesaid shall be final and conclusive and binding on such Account Party absent manifest error, although the failure to deliver any such certificate shall not release or diminish such Account Party’s obligations to pay additional amounts pursuant to this Section 2A.06 upon subsequent receipt of such certificate.

Section 2B. Bank Guaranties.

2B.01 Bank Guaranties.

(a) Subject to and upon the terms and conditions herein set forth, a Borrower may request a Bank Guaranty Issuer, at any time and from time to time on and after the Restatement Effective Date and prior to the tenth Business Day preceding the CL Maturity Date, to issue, for the account of the U.S. Borrower (in the case of requests made by it) or the account of the Bermuda Borrower (in the case of requests made by it) and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of B/G Supportable Indebtedness of the respective Account Party or any of its or their Wholly-Owned Subsidiaries, a bank guaranty in a form customarily used by such Bank Guaranty Issuer or in such other form as has been approved by such Bank Guaranty Issuer (each such bank guaranty, a “Bank Guaranty” and collectively, the “Bank Guaranties”) in support of such B/G Supportable Indebtedness (it being understood and agreed that (i) the form of Bank Guaranties shall be subject to the respective Bank Guaranty Issuer’s internal policies and procedures for the issuance of bank guaranties and to applicable local law restrictions and regulations and (ii) each Bank Guaranty Issuer may request the respective Account Party to accept such Bank Guaranty Issuer’s general business conditions specifically applicable to its bank guaranty business prior to the issuance of any Bank Guaranty). Each Bank Guaranty shall constitute a utilization of the Credit-Linked Commitments and shall, subject to the provisions of Section 1.14 if a Sharing Event occurs, be participated in (as more fully described in following Section 2B.04(a)) by the CL Lenders in accordance with their respective CL Percentages. All Bank Guaranties shall be denominated in Dollars or an Alternative Currency and shall expressly provide the maximum amount that may be paid thereunder. Each Bank Guaranty shall constitute either a U.S. Borrower Bank Guaranty or a Bermuda Borrower Bank Guaranty. The Bermuda Borrower shall have no liability with respect to any U.S. Borrower Bank Guaranty which may be issued to the U.S. Borrower.

(b) Subject to and upon the terms and conditions set forth herein, each Bank Guaranty Issuer hereby agrees (subject to Section 2C.03, to the extent applicable in the case of Non-Dollar Denominated Bank Guaranties) that it will, at any time and from time to time on and after the Restatement Effective Date and prior to the tenth Business Day preceding the CL Maturity Date, following its receipt of the respective Bank Guaranty Request, issue for the account of the respective Account Party one or more Bank Guaranties, in support of such B/G Supportable Indebtedness as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder; provided that the respective Bank Guaranty Issuer shall be under no obligation to issue any Bank Guaranty if at the time of such issuance:

(i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Bank Guaranty Issuer from issuing such Bank Guaranty or any requirement of law applicable to such Bank Guaranty Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Bank Guaranty Issuer shall prohibit, or request that such Bank Guaranty Issuer refrain from, the issuance of bank guaranties generally or such Bank Guaranty in particular or shall impose upon such Bank Guaranty Issuer with respect to such Bank Guaranty any restriction or reserve or capital requirement (for which such Bank Guaranty Issuer is not otherwise compensated) not in effect on the Restatement Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Bank Guaranty Issuer as of the Restatement Effective Date and which such Bank Guaranty Issuer in good faith deems material to it; or

(ii) such Bank Guaranty Issuer, prior to the issuance of such Bank Guaranty, shall have received written notice from either Borrower or the Required Lenders prior to the issuance of such Bank Guaranty of the type described in clause (v) of Section 2B.01(c) or the last sentence of Section 2B.03(b).

(c) Notwithstanding the foregoing, (i) no Bank Guaranty shall be issued at any time when the Aggregate CL Exposure exceeds (or would after giving effect to such issuance exceed) either (x) the Total Credit-Linked Commitment at such time or (y) the aggregate amount of the Credit-Linked Deposits in the Credit-Linked Deposit Account at such time, and (ii) each Bank Guaranty shall by its terms terminate on or before the date which occurs 12 months after the date of the issuance thereof (although any such Bank Guaranty may be extendable for successive periods of up to 12 months, but not beyond the tenth Business Day preceding the CL Maturity Date, on terms acceptable to the Bank Guar-

anty Issuer thereof), provided, however, that a Bank Guaranty shall not be required to terminate by its terms on or before the twelve month anniversary of the date of issuance thereof if the respective Account Party reasonably determines that the intended beneficiary of such Bank Guaranty will not permit same to terminate as otherwise provided above, (iii) no Bank Guaranty shall have an expiry date occurring later than the tenth Business Day preceding the CL Maturity Date, provided, however, that a Bank Guaranty shall not be required to have an expiry date as otherwise required above if the respective Account Party reasonably determines that the beneficiary of such Bank Guaranty will not accept a Bank Guaranty with an expiry date, (iv) each Bank Guaranty shall be denominated in Dollars or an Alternative Currency and (v) no Bank Guaranty Issuer will issue any Bank Guaranty after it has received written notice from either Borrower or the Required Lenders stating that a Default or an Event of Default exists until such time as such Bank Guaranty Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Required Lenders.

(d) Part B of Schedule XI hereto contains a description of certain bank guaranties issued (or deemed issued) pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date (and setting forth, with respect to each such bank guaranty, (i) the name of the bank guaranty issuer, (ii) the face amount (including the currency in which such bank guaranty is denominated, which shall be Dollars or an Alternative Currency), (iii) the name of the beneficiary, and (iv) the expiry date (if any)). Each such bank guaranty, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing Bank Guaranty”), shall constitute either a “Bermuda Borrower Bank Guaranty” or a “U.S. Borrower Bank Guaranty” (as set forth on Part B of Schedule XI) for all purposes of this Agreement and issued, for purposes of Section 2B.04(a), on the Restatement Effective Date. Any Lender hereunder (and any of such Lender’s Affiliates and/or branches) which has issued an Existing Bank Guaranty shall constitute a “Bank Guaranty Issuer” for all purposes of this Agreement.

2B.02 Minimum Face Amount. The Face Amount of each Bank Guaranty upon issuance shall be not less than (x) in the case of a Dollar Denominated Bank Guaranty, $250,000, (y) in the case of a Euro Denominated Bank Guaranty, €150,000 and (z) in the case of a Sterling Denominated Bank Guaranty, £150,000, or in each case such lesser amount as is acceptable to the respective Bank Guaranty Issuer.

2B.03 Bank Guaranty Requests.

(a) Whenever an Account Party desires that a Bank Guaranty be issued for its account, such Account Party shall give the Administrative Agent (at the appropriate Notice Office) and the respective Bank Guaranty Issuer at least 3 Business Days’ (or such shorter period as is acceptable to such Bank Guaranty Issuer in any given case) written notice prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit C-2 (each, a “Bank Guaranty Request”), including, without limitation, whether the requested Bank Guaranty shall constitute a U.S. Borrower Bank Guaranty or a Bermuda Borrower Bank Guaranty and, by specifying the Available Currency in which the requested Bank Guaranty is to be denominated. Each Bank Guaranty Request shall include any other documents as such Bank Guaranty Issuer customarily requires in connection therewith.

(b) The making of each Bank Guaranty Request shall be deemed to be a representation and warranty by the U.S. Borrower or the Bermuda Borrower, as the case may be, that such Bank Guaranty may be issued in accordance with, and will not violate the requirements of, Section 2B.01(c). Unless the respective Bank Guaranty Issuer has received notice from the Required Lenders before it issues a Bank Guaranty that one or more of the applicable conditions specified in Section 6, as the case may be, are not then satisfied, or that the issuance of such Bank Guaranty would violate Section 2B.01(c), then such Bank Guaranty Issuer may issue the requested Bank Guaranty for the account of the respective Account Party in accordance with such Bank Guaranty Issuer’s usual and customary practices.

2B.04 Bank Guaranty Participations.

(a) Immediately upon the issuance by any Bank Guaranty Issuer of any Bank Guaranty, but subject to Section 2C.03 to the extent applicable in the case of Non-Dollar Denominated Bank Guaranties, such Bank Guaranty Issuer shall be deemed to have sold and transferred to each CL Lender (each such Lender with respect to any Bank Guaranty, in its capacity under this Section 2B.04, a “B/G Participant”), and each such B/G Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Bank Guaranty Issuer, without recourse or warranty, an undivided interest and participation (each a “B/G Participation”), in a percentage equal to such B/G Participant’s CL Percentage in such Bank Guaranty, each Bank Guaranty Payment made thereunder and the obligations of the respective Account Party under this Agreement with respect thereto (although CL Facility Fees shall be payable directly to the Administrative Agent for the account of the CL Lenders as provided in Section 3.01(a) and the B/G Participants shall have no right to receive any portion of any Fronting Fees or any administration fees with respect to any such Bank Guaranties) and any security therefor or guaranty pertaining thereto. Upon any change in the Credit-Linked Commitments and, as a result thereof, the CL Percentages of the CL Lenders pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Bank Guaranties and Unreimbursed Payments relating thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2B.04 to reflect the new CL Percentages of the CL Lenders. With respect to each Bank Guaranty from time to time outstanding, all calculations of the percentage participations therein of the various CL Lenders shall be made from time to time by the Administrative Agent, which calculations shall be conclusive absent manifest error. Furthermore, upon the occurrence of a Sharing Event and as more fully set forth in Section 1.14, additional sub-participations may be required to be granted by the various CL Lenders in their participations in outstanding Bank Guaranties, in each case in accordance with, and subject to the provisions of, Section 1.14.

(b) In determining whether to pay under any Bank Guaranty, the respective Bank Guaranty Issuer shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Bank Guaranty appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Bank Guaranty. Any action taken or omitted to be taken by any Bank Guaranty Issuer under or in connection with any Bank Guaranty issued by it if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), shall not create for such Bank Guaranty Issuer any resulting liability to the respective Account Party or any Lender.

(c) In the event that any Bank Guaranty Issuer makes any payment or disbursement under any Bank Guaranty issued by it and the respective Account Party shall not have reimbursed such amount in full to such Bank Guaranty Issuer pursuant to Section 2B.05(a) by the date required by said Section 2B.05(a) for such reimbursement, such Bank Guaranty Issuer shall promptly notify the Administrative Agent, which shall promptly notify each B/G Participant therein and the Deposit Bank of such failure, and each CL Lender (including in its capacity as a B/G Participant) hereby irrevocably authorizes the Deposit Bank (and the Deposit Bank hereby agrees) to reimburse such Bank Guaranty Issuer for such amount in Dollars (or, to the extent that the respective Unreimbursed Payment is in an Alternative Currency, in an amount equal to the Dollar Equivalent thereof, as determined by the Administrative Agent on the date on which such payment or disbursement was made under the respective Bank Guaranty) solely from such B/G Participant’s CL Percentage of the Credit-Linked Deposits on deposit with the Deposit Bank in the Credit-Linked Deposit Account, in which case the Total Credit-Linked Commitment shall be reduced by the amount so applied (with a corresponding reduction in the Credit-Linked Commitment of each CL Lender equal to such CL Lender’s CL Percentage of such aggregate amount so applied); provided that any portion of the Unreimbursed Payments with respect to a Non-Dollar Denominated Bank Guaranty which, because of currency fluctuations, represents amounts in excess of the Total Credit-Linked Deposits, as more fully described in Section 2C.03, shall not be reimbursed from Credit-Linked Deposits but shall instead be immediately repaid by the respective Account Party. Furthermore, if any Specified Default or any Event of Default then exists, the respective Bank Guaranty Issuer may, with respect to any payment or disbursement made by it under any Bank Guaranty, request the Deposit Bank, in which case each CL Lender hereby irrevocably authorizes the Deposit Bank (and the Deposit Bank hereby agrees), to reimburse the Bank Guaranty, solely from such CL Lender’s CL Percentage of the Credit-Linked Deposits on deposit in the Credit-Linked Deposit Account with the Deposit Bank for any Bank Guaranty Payment made by such Bank Guaranty Issuer under such Bank Guaranty, as provided in the immediately preceding sentence (notwithstanding the date of reimbursement of any such Bank Guaranty Payment by the date required by Section 2B.05(a)), in which case the Total Credit-Linked Commitment shall be reduced by the amount so applied as otherwise provided in the immediately preceding sentence, and any amounts actually received pursuant to Section 2B.05(a) shall be applied to reimburse B/G Participants as provided in following Section 2B.04(d)

(d) Whenever any Bank Guaranty Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Bank Guaranty Issuer any payments from the B/G Participants (or from the Deposit Bank on their behalf) pursuant to Section 2B.04(c) above, such Bank Guaranty Issuer shall, after paying itself any amounts owing to it as described in Section 2C.03 in the case of payments received with respect to Non-Dollar Denominated Bank Guaranties, pay (in same day funds in Dollars) to the Administrative Agent (and the Administrative Agent shall promptly pay (in same day funds in Dollars) each B/G Participant which has paid its CL Percentage thereof), an amount equal to such B/G Participant’s share (based on the proportionate aggregate amount funded by such B/G Participant to the aggregate amount funded by all B/G Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(e) Each Bank Guaranty Issuer shall, promptly after the issuance of, or amendment or modification to, a Bank Guaranty, give the Administrative Agent and the respective Account Party written notice of such issuance, amendment or modification, as the case may be, and such notice shall be accompanied by a copy of such Bank Guaranty, such amendment or such modification, as the case may be. Promptly upon receipt of such notice, the Administrative Agent shall notify each B/G Participant, in writing, of such issuance, amendment or modification and if any B/G Participant shall so request, the Administrative Agent shall furnish said B/G Participant with a copy of such Bank Guaranty, such amendment or such modification, as the case may be.

(f) Each Bank Guaranty Issuer (other than DBAG) shall deliver to the Administrative Agent and the Deposit Bank, promptly on the first Business Day of each week, by facsimile transmission, the aggregate daily Face Amount available to be drawn under each outstanding Bank Guaranty issued by such Bank Guaranty Issuer for the previous week.

(g) The obligations of the B/G Participants to make payments to the Administrative Agent for the account of the respective Bank Guaranty Issuer with respect to Bank Guaranties issued by it shall be irrevocable and not subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the Credit Documents;

(ii) the existence of any claim, setoff, defense or other right which any Credit Party or any of its Subsidiaries may have at any time against a beneficiary named in a Bank Guaranty, any transferee of any Bank Guaranty (or any Person for whom any such transferee may be acting), any Agent, any Lender, any Bank Guaranty Issuer, any B/G Participant, or any other Person, whether in connection with this Agreement, any Bank Guaranty, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Credit Party or any of its Subsidiaries and the beneficiary named in any such Bank Guaranty);

(iii) any draft, certificate or any other document presented under any Bank Guaranty proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default;

provided that the B/G Participants shall not be obligated to reimburse such Bank Guaranty Issuer for any wrongful payment made by such Bank Guaranty Issuer under a Bank Guaranty issued by it as a result of deliberate acts or omissions constituting willful misconduct or gross negligence on the part of such Bank Guaranty Issuer (as determined by a court of competent jurisdiction in a final and non-appealable decision). Any action taken or omitted to be taken by any Bank Guaranty Issuer under or in connection with any Bank Guaranty shall not create for such Bank Guaranty Issuer any resulting liability to the B/G Participants or any other Person unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

2B.05 Agreement to Repay Bank Guaranty Payments.

(a) The U.S. Borrower hereby agrees (in the case of U.S. Borrower Bank Guaranties) and the Bermuda Borrower hereby agrees (in the case of Bermuda Borrower Bank Guaranties) to reimburse the respective Bank Guaranty Issuer, by making payment in Dollars (if the respective Bank Guaranty is denominated in an Alternative Currency, in an amount equal to the Dollar Equivalent of the respective payment or disbursement, as determined by the Administrative Agent on the date of such payment or disbursement) to the Administrative Agent in immediately available funds at the Payment Office (or by making the payment directly to such Bank Guaranty Issuer at such location as may otherwise have been agreed upon by the respective Account Party and such Bank Guaranty Issuer), for any payment or disbursement (in the case of any such payment or disbursement under any Non-Dollar Denominated Bank Guaranty, taking the Dollar Equivalent, as determined by the Administrative Agent, of the amount of the respective payment or disbursement on the date upon which the respective payment or disbursement is made) made by such Bank Guaranty Issuer under any Bank Guaranty issued by it (each such amount so paid until reimbursed, an “Unreimbursed Payment”), not later than the third Business Day after the Administrative Agent or the Bank Guaranty Issuer notifies the respective Account Party of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case all such Unreimbursed Payments shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the respective Account Party)), with interest on the amount so paid or disbursed by such Bank Guaranty Issuer, to the extent not reimbursed prior to 1:00 P.M. (New

York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Bank Guaranty Issuer is reimbursed by the respective Account Party therefor at a rate per annum which shall be equal to Base Rate in effect from time to time plus the Applicable Margin for Tranche B-1 Term Loans maintained as Base Rate Loans, as in effect from time to time; provided, however, to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time) on the third Business Day following the receipt by an Account Party of notice of such payment or disbursement (or, if sooner, from the date of occurrence of a Default or an Event of Default under Section 10.05), interest shall thereafter accrue on the amounts so paid or disbursed by such Bank Guaranty Issuer (and until reimbursed by the respective Account Party) at a rate per annum which is 2% in excess of the rate otherwise applicable to the respective Unreimbursed Payment as provided above, with all such interest payable pursuant to this Section 2B.05 to be payable on demand. The respective Bank Guaranty Issuer shall give the respective Account Party prompt notice of each Bank Guaranty Payment under any Bank Guaranty, provided that the failure to give, or any delay in giving, any such notice shall in no way affect, impair or diminish the respective Account Party’s obligations under this Agreement. The obligations of the respective Account Party to repay Unreimbursed Payments as required above shall not be reduced, or satisfied, in any respect by payments made to the Issuing Lender with any amounts on deposit in the Credit-Linked Deposit Account or as otherwise provided in Section 2B.04(c).

(b) The obligations of the U.S. Borrower (with respect to U.S. Borrower Bank Guaranties) and the Bermuda Borrower (with respect to Bermuda Borrower Bank Guaranties) under this Section 2B.05 to reimburse the respective Bank Guaranty Issuer with respect to Unreimbursed Payments (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the respective Account Party may have or have had against any Lender (including in its capacity as Bank Guaranty Issuer or as B/G Participant), including, without limitation, any defense based upon the failure of any payment under a Bank Guaranty (each, a “Bank Guaranty Payment”) to conform to the terms of such Bank Guaranty or any nonapplication or misapplication by the beneficiary of the proceeds of such Bank Guaranty Payment, the respective Bank Guaranty Issuer’s only obligation to the respective Account Party being to confirm that any documents required to be delivered under such Bank Guaranty appear to have been delivered and that they appear to substantially comply on their face with requirements of such Bank Guaranty; provided, however, that no Account Party shall be obligated to reimburse any Bank Guaranty Issuer for any wrongful payment made by such Bank Guaranty Issuer under a Bank Guaranty issued by it as a result of deliberate acts or omissions constituting willful misconduct or gross negligence on the part of such Bank Guaranty Issuer (as determined by a court of competent jurisdiction in a final and non-appealable decision). Any action taken or omitted to be taken by any Bank Guaranty Issuer under or in connection with any Bank Guaranty shall not create for such Bank Guaranty Issuer any resulting liability to any Account Party unless such action is taken or admitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

2B.06 Increased Costs. If after the Restatement Effective Date, the Deposit Bank, any Bank Guaranty Issuer or any B/G Participant determines in good faith that the adoption or effectiveness after the Restatement Effective Date of any applicable law, rule or regulation, order, guideline or request or any change therein, or any change after the Restatement Effective Date in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Deposit Bank, any Bank Guaranty Issuer or any B/G Participant with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Bank Guaranties issued by such Bank Guaranty Issuer or such B/G Participant’s participation therein, or (ii) impose on the Deposit Bank, any Bank Guaranty Issuer or any B/G Participant any other conditions directly or indirectly affecting this

Agreement, the Credit-Linked Deposits or any Bank Guaranty or such B/G Participant’s participation therein; and the result of any of the foregoing is to increase the cost to the Deposit Bank, such Bank Guaranty Issuer or such B/G Participant of issuing, maintaining or participating in the Credit-Linked Deposits, any Bank Guaranty, or to reduce the amount of any sum received or receivable by the Deposit Bank, such Bank Guaranty Issuer or such B/G Participant hereunder or under the other Credit Documents or reduce the rate of return on its capital with respect to Bank Guaranties, then, upon written demand to the U.S. Borrower or the Bermuda Borrower, as the case may be, by the Deposit Bank, such Bank Guaranty Issuer or such B/G Participant (a copy of which notice shall be sent by the Deposit Bank, such Bank Guaranty Issuer or such B/G Participant to the Administrative Agent), accompanied by the certificate described in the last sentence of this Section 2B.06, the respective Account Party shall pay to the Deposit Bank, such Bank Guaranty Issuer or such B/G Participant for such increased cost or reduction. A certificate submitted to the relevant Account Party by the Deposit Bank, such Bank Guaranty Issuer or such B/G Participant, as the case may be (a copy of which certificate shall be sent by the Deposit Bank, such Bank Guaranty Issuer or such B/G Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate the Deposit Bank, such Bank Guaranty Issuer or such B/G Participant as aforesaid shall be final and conclusive and binding on such Account Party absent manifest error, although the failure to deliver any such certificate shall not release or diminish such Account Party’s obligations to pay additional amounts pursuant to this Section 2B.06 upon subsequent receipt of such certificate.

2B.07 Cash Collateralization. No later than the date occurring ten Business Days prior to the CL Maturity Date, the U.S. Borrower or the Bermuda Borrower, as the case may be, shall either (i) terminate each Bank Guaranty issued to it without an expiry date (and cause each such terminated Bank Guaranty to be surrendered for termination to the respective Bank Guaranty Issuer) or (ii) enter into cash collateral arrangements with each Bank Guaranty Issuer which shall have issued a Bank Guaranty to it without an expiry date on terms satisfactory to such Bank Guaranty Issuer and the Administrative Agent, with the U.S. Borrower or the Bermuda Borrower, as the case may be, depositing cash and/or Cash Equivalents (in the respective currency or currencies of the respective Bank Guaranties, and in such amounts as will fully cash collateralize the maximum future payments that could be made under the respective Bank Guaranties) pursuant to such cash collateral arrangements to be held as security for all Bank Guaranty Outstandings of the U.S. Borrower or the Bermuda Borrower, as the case may be, in respect of such Bank Guaranties. If (and only if) all actions required above are taken to the satisfaction of the relevant Bank Guaranty Issuers and the Administrative Agent, the Aggregate CL Exposure attributable to the Bank Guaranties so fully cash collateralized shall be deemed to be $0 (including for purposes of Section 2C.04(a)); provided that unless and until such actions are taken the full amount of Bank Guaranty Outstandings relating thereto shall be included in determining the Aggregate CL Exposure (including for purposes of Section 2C.04(a)).

Section 2C. Special Provisions.

2C.01 Credit-Linked Deposit Account.

(a) On the Restatement Effective Date and subject to the satisfaction of the conditions precedent set forth in Sections 5 and 6, each CL Lender on such date shall pay to the Deposit Bank such CL Lender’s Credit-Linked Deposit. The Credit-Linked Deposits shall be held by the Deposit Bank in (or credited to) the Credit-Linked Deposit Account, and no Person other than the Deposit Bank shall have a right of withdrawal from the Credit-Linked Deposit Account or any other right or power with respect to the Credit-Linked Deposits. Notwithstanding anything herein to the contrary, the funding obligation of each CL Lender in respect of its participation in CL Credit Events shall be satisfied in full upon the funding in full of its Credit-Linked Deposit.

(b) Each of the Deposit Bank, the Administrative Agent, each Issuing Lender, each Bank Guaranty Issuer and each CL Lender hereby acknowledges and agrees that (i) each CL Lender is funding its Credit-Linked Deposit to the Deposit Bank for application in the manner contemplated by Sections 2A.04 and 2B.04, (ii) the Deposit Bank may invest the Credit-Linked Deposits in such investments as may be determined from time to time by the Deposit Bank and (iii) the Deposit Bank has agreed to pay to the Administrative Agent, who shall in turn pay to each CL Lender, a return on its Credit-Linked Deposit (except (x) during periods when such Credit-Linked Deposits are used to reimburse an Issuing Lender or a Bank Guaranty Issuer, as the case may be, with respect to payments and disbursements on Letters of Credit and/or Bank Guaranties or (y) as otherwise provided in Sections 2C.01(d) and 2C.01(e)) for each CL Lender equal at any time to the LIBOR Rate for the Interest Period in effect for the Credit-Linked Deposits at such time less the Credit-Linked Deposit Cost Amount at such time. Such interest will be paid to the CL Lenders (solely from amounts received by it from the Deposit Bank) at the LIBOR Rate for an Interest Period of (x) three months through April 14, 2010 and (y) one month or three months on and after April 14, 2010 (or at an amount determined in accordance with Section 2C.01(d) or 2C.01(e), as applicable) less, in each case, the Credit-Linked Deposit Cost Amount in arrears on each CL Interest Payment Date.

(c) The U.S. Borrower, the Bermuda Borrower or any other Credit Party shall not have (x) any right, title or interest in or to the Credit-Linked Deposit Account or the Credit-Linked Deposits and/or (y) any obligations with respect thereto (except to refund portions thereof used to reimburse (I) an Issuing Lender with respect to payments or disbursements on Letters of Credit as provided in Section 2A.04 and/or (II) a Bank Guaranty Issuer with respect to payments or disbursements on Bank Guaranties as provided in Section 2B.04), it being acknowledged and agreed by the parties hereto that the funding of the Credit-Linked Deposits by the CL Lenders to the Deposit Bank for deposit in the Credit-Linked Deposit Account and the application of the Credit-Linked Deposits in the manner contemplated by Sections 2A.04 and 2B.04 constitute agreements among the Deposit Bank, the Administrative Agent, each Issuing Lender, each Bank Guaranty Issuer and each CL Lender with respect to the L/C Participations in the Letters of Credit and the B/G Participations in the Bank Guaranties and do not constitute any loan or extension of credit to the U.S. Borrower, the Bermuda Borrower or any other Credit Party.

(d) If the Deposit Bank is not offering Dollar deposits (in the applicable amounts) in the applicable Eurodollar interbank market, or the Deposit Bank determines that adequate and fair means do not otherwise exist for ascertaining the LIBOR Rate for the Credit-Linked Deposits (or any part thereof), then the Credit-Linked Deposits (or such parts, as applicable) shall be invested so as to earn a return equal to the greater of (x) the Federal Funds Rate and (y) a rate determined by the Deposit Bank in accordance with banking industry rules on interbank compensation.

(e) If any (x) payment or disbursement under a Letter of Credit that has been funded by the CL Lenders from the Credit-Linked Deposits as provided in Section 2A.04(c) or (y) payment or disbursement under a Bank Guaranty that has been funded by the CL Lenders from the Credit-Linked Deposits as provided in Section 2B.04(c) shall, in either case, be reimbursed by the applicable Account Party (or another Person on its behalf) on a day other than on the last day of an Interest Period or Scheduled Investment Termination Date applicable to the Credit-Linked Deposits, the Administrative Agent shall, upon receipt thereof, pay over such amounts to the Deposit Bank, which, in turn, will invest the amount so reimbursed in overnight or short-term cash equivalent investments until the end of the Interest Period or Scheduled Investment Termination Date at the time in effect, and the respective Account Party shall pay to the Deposit Bank, upon the Deposit Bank’s request therefor (provided that if an Event of Default specified in Section 10.05 shall occur with respect to either Borrower, the result which would occur upon the giving of such request by the Deposit Bank shall occur automatically without the giving of any such request), the amount, if any, by which the interest accrued on a like amount of the Credit-Linked

Deposits at the LIBOR Rate for the Interest Period in effect therefor shall exceed the interest earned through the investment of the amount so reimbursed for the period from the date of such repayment or reimbursement through the end of the applicable Interest Period, as determined by the Deposit Bank (such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) and set forth in the request for payment delivered to the respective Account Party. In the event that the respective Account Party shall fail to pay any amount due under this Section 2C.01(e), the interest payable by the Deposit Bank to the CL Lenders on their Credit-Linked Deposits under Section 2C.01(b) shall be correspondingly reduced and the CL Lenders shall, without further act, succeed, ratably in accordance with their respective CL Percentages, to the rights of the Deposit Bank with respect to such amount due from the respective Account Party. All reimbursements of (x) Drawings under Letters of Credit that have been funded by the CL Lenders from the Credit-Linked Deposits as provided in Section 2A.04(c) or (y) Bank Guaranty Payments under Bank Guaranties that have been funded by the CL Lenders from the Credit-Linked Deposits as provided in Section 2B.04(c), in each case received by the Administrative Agent prior to the termination of the Total Credit-Linked Commitment, shall be paid over to the Deposit Bank, which will deposit same in the Credit-Linked Deposit Account. The Account Party shall not have any responsibility or liability to the CL Lenders, the Administrative Agent, the Issuing Lender or any other Person in respect of the establishment, maintenance, administration or misappropriation of the Credit-Linked Deposit Account or with respect to the investment of amounts held therein; provided, however, that notwithstanding anything to the contrary contained in this Section 2C.01(e), the Administrative Agent, acting in its capacity as such, shall be entitled to the indemnities provided elsewhere in this Agreement.

2C.02 European Monetary Union. The following provisions of this Section 2C.02 shall come into effect on and from the date on which the United Kingdom becomes a Participating Member State. Each obligation under this Agreement which has been denominated in Sterling shall be redenominated into Euros in accordance with the relevant EMU Legislation. However, if and to the extent that the relevant EMU Legislation provides that an amount which is denominated in Sterling can be paid by the debtor either in Euros or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any amount denominated or owing in Sterling hereunder either in Euros or in Sterling. Without prejudice and in addition to any method of conversion or rounding prescribed by any relevant EMU Legislation, (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in Sterling shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in Euros as the Administrative Agent may from time to time specify and (ii) except as expressly provided in this Section 2C.02, this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to Euros in the United Kingdom, provided that this Section 2C.02 shall not reduce or increase any actual or contingent liability arising under this Agreement.

2C.03 Special Provisions Regarding Non-Dollar Denominated Letters of Credit and Non-Dollar Denominated Bank Guaranties. As an accommodation to each of the Account Parties, it is understood and agreed that the respective Issuing Lenders and Bank Guaranty Issuers may, but shall not be obligated to, issue from time to time Letters of Credit or Bank Guaranties, as the case may be, denominated in Alternative Currencies, otherwise in accordance with the relevant provisions of this Section 2. The respective Issuing Lender or Bank Guaranty Issuer, as the case may be, may, at any time, in its sole discretion, determine not to issue Letters of Credit or Bank Guaranties, as the case may be, denominated in any Alternative Currency. If any Non-Dollar Denominated Letters of Credit and/or Non-Dollar Denominated Bank Guaranties are from time to time issued, it is understood that the definitions of Stated Amount (in the case of Non-Dollar Denominated Letters of Credit) and Face Amount (in the case of Non-Dollar Denominated Bank Guaranties) contained in this Agreement are each, respectively, designed to provide (pursuant to the proviso thereto) a cushion to reduce the risk that the sum of (x) the aggregate Unpaid Drawings with respect to the Letters of Credit and (y) the aggregate Unreimbursed Payments with respect to the Bank Guaranties would ever exceed the aggregate amount of Credit-Linked Deposits available to repay same. Nonetheless, it is possible, because of currency fluctuations, that the sum of the aggregate Letter of Credit Outstandings and Bank Guaranty Outstandings would exceed the amount of Credit-Linked Deposits from time to time. If that situation ever occurs at any time, the U.S. Borrower and/or the Bermuda Borrower, as the case may be, shall immediately make all payments required pursuant to Section 4.02(a). Furthermore, if a Drawing occurs under any Non-Dollar Denominated Letter of Credit or a Bank Guaranty Payment occurs under any Non-Dollar Denominated Bank Guaranty at a time when the sum of the aggregate Letter of Credit Outstandings and Bank Guaranty Outstandings exceeds the Total Credit-Linked Deposits as a result of currency fluctuations after the initial issuance of the respective Non-Dollar Denominated Letter of Credit and/or Non-Dollar Denominated Bank Guaranty, as the case may be, then, unless the respective Account Party repays such Drawing and/or Bank Guaranty Payment (or the portion thereof which represents the excess amounts described above), (x) the respective Issuing Lender shall bear the risk on that portion of the Unpaid Drawings with respect to such Non-Dollar Denominated Letter of Credit which represents the excess of the sum of the aggregate Letter of Credit Outstandings and Bank Guaranty Outstandings over the amount of Credit-Linked Deposits (but only to the extent caused by currency fluctuations after the issuance of the respective Non-Dollar Denominated Letter of Credit) and (y) the respective Bank Guaranty Issuer shall bear the risk on that portion of the Bank Guaranty Payments with respect to such Non-Dollar Denominated Bank Guaranties which represents the excess of the sum of the aggregate Letter of Credit Outstandings and Bank Guaranty Outstandings over the amount of Credit-Linked Deposits (but only to the extent caused by currency fluctuations after the issuance of the respective Non-Dollar Denominated Bank Guaranty), and any payments received by the Issuing Lender or Bank Guaranty Issuer, as the case may be (or others on their respective behalf), with respect to such Unpaid Drawings (and interest thereon, which shall in any event be payable at the rates specified in Section 2A.05(a)) and/or Unreimbursed Payments (and interest thereon, which shall in any event be payable at the rates specified in Section 2B.05(a)), shall be retained by the respective Issuing Lender or Bank Guaranty Issuer, as the case may be, for its own account. Any amounts owing to an Issuing Lender or Bank Guaranty Issuer as described above in this Section 2C.03 shall be entitled to elevated priorities with respect to cash collateral as described in Section 4.02(a) and the enhanced priorities described in Section 7.4 of the U.S. Security Agreement.

2C.04 Special Provisions Regarding Return of Credit-Linked Deposits. At the time of any termination or reduction of the Total Credit-Linked Commitment pursuant to Section 2A.04(c), 2B.04(c), 3.02(b), 3.03 or 10, the Deposit Bank shall return to the Administrative Agent who shall, in turn, return to the CL Lenders (ratably in accordance with their respective CL Percentages), their Credit-Linked Deposits (to the extent not theretofore applied pursuant to Section 2A.04(c) or 2B.04(c)) in an amount (if any) by which the aggregate amount of Credit-Linked Deposits at such time exceeds the greater of (x) the Total Credit-Linked Commitment after giving effect to such reduction or termination and (y) the Aggregate CL Exposure at such time. If at the time of any determination pursuant to the immediately preceding sentence the amount determined pursuant to clause (y) of the preceding sentence exceeded the amount determined pursuant to clause (x) of the preceding sentence, the Deposit Bank shall from time to time thereafter, upon the direction of the Administrative Agent, return to the Administrative Agent, who shall, in turn, return to the CL Lenders (ratably in accordance with their CL Percentages), their Credit-Linked Deposits to the extent that the aggregate amount thereof from time to time exceeds the greater of (x) the Total Credit-Linked Commitment after giving effect to prior reductions thereto or terminations thereof and (y) the Aggregate CL Exposure at such time.

If at any time, and for any reason, any Issuing Bank or Bank Guaranty Issuer is required to return to the respective Account Party (or any other Person) or otherwise disgorge amounts in respect of payments previously received by it from (or on behalf of) any Account Party or other Credit Party in respect of payments theretofore received by the respective Issuing Bank or Bank Guaranty Issuer in respect of Drawings or Bank Guaranty Payments, as the case may be, previously made, then the respective Issuing Bank or Bank Guaranty Issuer shall be entitled to treat the amounts so returned or disgorged as not having been paid to it (by the respective Account Party or other Credit Party) for purposes of this Agreement and shall be entitled to reimbursement as provided in the relevant provisions of Section 2A or 2B, as the case may be, and, without limiting the foregoing, to the extent that Credit-Linked Deposits have previously been returned to the CL Lenders (in accordance with the provisions of preceding clause (a) or otherwise), the respective Issuing Bank or Bank Guaranty Issuer shall be entitled to be indemnified by the CL Lenders for the amount so returned or disgorged (and the CL Lenders hereby agree to so indemnify the respective Issuing Bank or Bank Guaranty Issuer); provided that no CL Lender shall be obligated pursuant to this clause (b) to make payments, in the aggregate, of amounts in excess of the amount of Credit-Linked Deposits actually returned to it.

Section 3. Fees; Termination of Commitments.

3.01 Fees.

(a) The Borrowers jointly and severally agree to pay to the Administrative Agent for distribution to each CL Lender (based on each such CL Lender’s CL Percentage) a fee (the “CL Facility Fee”) equal to the sum of (I) a rate per annum equal to the CL Applicable Margin on the Total Credit-Linked Commitment as in effect from time to time (or, if terminated, on the aggregate amount of the Credit-Linked Deposits from time to time), (II) a rate per annum equal to the Credit-Linked Deposit Cost Amount as in effect from time to time on the amount of the Total Credit-Linked Commitment as in effect from time to time (or, if terminated, on the aggregate amount of the Credit-Linked Deposits from time to time) and (III) for the period commencing on the effective date of Amendment 1, a rate per annum equal to the amount, if any, by which (x) 3.00% exceeds (y) the LIBOR Rate in effect for the Interest Period with respect to which such CL Facility Fee is being paid on the amount of the Total Credit-Linked Commitment as in effect from time to time (or, if terminated, on the aggregate amount of the Credit-Linked Deposits from time to time), in each case for the period from and including the Restatement Effective Date (or in the case of subclause (III) above, the effective date of Amendment 1) to and including the date on which the Total Credit-Linked Commitment has been terminated, all remaining Credit-Linked Deposits have been returned to the CL Lenders or applied to pay amounts owing with respect to Letters of Credit and/or Bank Guaranties as more fully provided in Sections 2A and 2B hereof, all Unpaid Drawings and all Unreimbursed Payments (including, in each case, all accrued and unpaid interest thereon) have been paid in full and all Letters of Credit and all Bank Guaranties have been terminated. Accrued CL Facility Fees shall be due and payable quarterly in arrears on each CL Interest Payment Date and on the first date upon which the Total Credit-Linked Commitment has been terminated, all remaining Credit-Linked Deposits have been returned to the CL Lenders or applied to pay amounts owing with respect to Letters of Credit and/or Bank Guaranties as more fully provided in Sections 2A and 2B hereof, all Unpaid Drawings and all Unreimbursed Payments (including, in each case, all accrued and unpaid interest thereon) have been paid in full and all Letters of Credit and all Bank Guaranties have been terminated.

(b) Each Account Party agrees to pay to the respective Issuing Lender, for its own account, in Dollars, a facing fee in respect of each Letter of Credit issued for its account hereunder (the “Facing Fee”) for the period from and including the date of issuance or renewal of such Letter of Credit to and including the termination or expiration of such Letter of Credit, computed at a rate equal to 1/8 of 1% per annum of the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than the Minimum Applicable Facing Fee; it being agreed that (i) on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the termination of such Letter of Credit, if the Minimum Applicable Facing Fee will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full Minimum Applicable Facing Fee shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit and (ii) if on the date of the termination of any Letter of Credit, the Minimum Applicable Facing Fee actually exceeds the amount of Facing Fees paid or payable with respect to such Letter of Credit for the period beginning on the date of the issuance thereof (or, if the respective Letter of Credit has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Letter of Credit) and ending on the date of the termination thereof, an amount equal to such excess shall be paid as additional Facing Fees with respect to such Letter of Credit on the next date upon which Facing Fees are payable in accordance with the immediately succeeding sentence. Except as provided in the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each CL Interest Payment Date and upon the first day on or after the termination of the Total Credit-Linked Commitment upon which no Letters of Credit remain outstanding. Notwithstanding anything to the contrary contained in this Agreement, to the extent that any Account Party has paid advance facing fees to any Issuing Lender with respect to any Existing Letter of Credit pursuant to the Original Credit Agreement, there shall be credited against the Facing Fees due to such Issuing Lender under this Agreement the amount of such advance facing fees which related to periods after the Restatement Effective Date.

(c) The respective Account Party agrees to pay to the respective Issuing Lender, in Dollars, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge which such Issuing Lender is customarily charging for issuances of, payments under or amendments of, Letters of Credit issued by it.

(d) Each Account Party agrees to pay to the respective Bank Guaranty Issuer, for its own account, in Dollars, a fronting fee in respect of each Bank Guaranty issued to it hereunder (the “Fronting Fee”) for the period from and including the date of issuance or renewal of such Bank Guaranty to and including the termination or expiration of such Bank Guaranty, computed at a rate equal to 1/8 of 1% per annum of the daily Face Amount of such Bank Guaranty, provided that in no event shall the annual Fronting Fee with respect to any Bank Guaranty be less than the Minimum Applicable Fronting Fee; it being agreed that (i) on the date of issuance of any Bank Guaranty and on each anniversary thereof prior to the termination of such Bank Guaranty, if the Minimum Applicable Fronting Fee will exceed the amount of Fronting Fees that will accrue with respect to such Bank Guaranty for the immediately succeeding 12-month period, the full Minimum Applicable Fronting Fee shall be payable on the date of issuance of such Bank Guaranty and on each such anniversary thereof prior to the termination of such Bank Guaranty and (ii) if on the date of the termination of any Bank Guaranty, the Minimum Applicable Fronting Fee actually exceeds the amount of Fronting Fees paid or payable with respect to such Bank Guaranty for the period beginning on the date of the issuance thereof (or, if the respective Bank Guaranty has been outstanding for more than one year, the date of the last anniversary of the issuance thereof occurring prior to the termination of such Bank Guaranty) and ending on the date of the termination thereof, an amount equal to such excess shall be paid as additional Fronting Fees with respect to such Bank Guaranty on the next date upon which Fronting Fees are payable in accordance with the immediately succeeding sentence. Except as provided in the immediately preceding sentence, accrued Fronting Fees shall be due and payable, quarterly in arrears on each CL Interest Payment Date and upon the first day on or after the termination of the Total Credit-Linked Commitment upon which no Bank Guaranties remain outstanding. Notwithstanding anything to the contrary contained in this Agreement, to the extent that any Account Party has paid advance fronting fees to any Bank Guaranty Issuer with respect to any Existing Bank Guaranty pursuant to the Original Credit Agreement, there shall be credited against the Fronting Fees due to such

Bank Guaranty Issuer under this Agreement the amount of such advance fronting fees which related to periods after the Restatement Effective Date.

(e) The respective Account Party agrees to pay to the respective Bank Guaranty Issuer, in Dollars, for its own account, upon each payment under, issuance of, or amendment to, any Bank Guaranty, such amount as shall at the time of such event be the administrative charge which such Bank Guaranty Issuer is customarily charging for issuances of, payments under or amendments of, Bank Guaranties issued by it.

(f) The Borrowers shall pay to the Administrative Agent for distribution to each Incremental Term Loan Lender such fees and other amounts, if any, as are specified in the relevant Incremental Term Loan Commitment Agreement, with the fees and other amounts, if any, to be payable on the respective Incremental Term Loan Commitment Date.

(g) Each Borrower agrees to pay to each Agent, for its own account, such other fees as have been agreed to in writing by such Borrower and the Agents.

(h) All computations of Fees shall be made in accordance with Section 13.07(b).

3.02 Voluntary Termination or Reduction of Commitments and Adjustments of Commitments.

(a) Upon at least three Business Days’ prior notice from an Authorized Officer of the applicable Incremental Term Loan Borrower to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Incremental Term Loan Lenders), the applicable Incremental Term Loan Borrower shall have the right, at any time and from time to time, without premium or penalty, to terminate the Total Incremental Term Loan Commitment at such time, in whole or in part, in aggregate minimum amounts of at least $1,000,000 in the case of partial reductions, with the amount of each reduction pursuant to this Section 3.02(a) to apply proportionately and permanently reduce the Incremental Term Loan Commitments of each Lender with such a Commitment. Each reduction to the Total Incremental Term Loan Commitment pursuant to this Section 3.02(a) shall be applied to reduce the then remaining Incremental Term Loan Scheduled Repayments of the respective Tranche of Incremental Term Loans on a pro rata basis (based upon the then remaining principal amount of the Incremental Term Loan Scheduled Repayments of such Tranche after giving effect to all prior reductions thereto).

(b) Upon at least three Business Days’ prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the CL Lenders), the U.S. Borrower shall have the right, at any time and from time to time, without premium or penalty, to terminate the Total Unutilized Credit-Linked Commitment in whole, or reduce it in part in aggregate minimum amounts of $1,000,000, provided that no such reduction shall be permitted to be made pursuant to this Section 3.02(b) if the effect thereof is to cause the Aggregate CL Exposure to exceed the Total Credit-Linked Commitment after giving effect to the reduction thereto pursuant to this Section 3.02(b). Each reduction to the Total Credit-Linked Commitment pursuant to this Section 3.02(b) shall apply to proportionately and permanently reduce the Credit-Linked Commitment of each CL Lender (based on their respective CL Percentages). At the time of any termination or reduction of the Total Credit-Linked Commitment pursuant to this Section 3.02(b), the Administrative Agent shall request the Deposit Bank to (and the Deposit Bank agrees that it will) withdraw from the Credit-Linked Deposit Account and to pay same over to the Administrative Agent, and the Administrative Agent shall return to the CL Lenders (ratably in accordance with their respective CL Percentages) their Credit-Linked Deposits in an amount by which the aggregate amount of the Credit-Linked Deposits at such time exceeds the Total Credit-Linked Commitment as in effect immediately after giving effect to such termination.

(c) In the event of certain refusals by a Lender as provided in Section 4.01 or 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the applicable Incremental Term Loan Borrower may, subject to the applicable requirements of said Sections 4.01 and/or 13.12(b), upon five Business Days’ prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), terminate the Incremental Term Loan Commitments, if any, and/or the Credit Linked Commitment, if any, of such Lender, so long as (x) all Loans, Unpaid Drawings and Unreimbursed Payments (to the extent that such Lender’s Credit-Linked Commitment is being terminated), together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender (excluding amounts owing in respect of Loans of any Tranche maintained by such Lender which are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts) and (y) after giving effect to such termination (and the adjustments to the CL Percentages of the remaining Lenders as contemplated below), the Individual CL Exposure of any remaining CL Lender shall not exceed its Credit-Linked Commitment. After giving effect to the termination of the Commitments of any Lender pursuant to the provisions of this Section 3.02(c), unless the respective Lender continues to have outstanding Term Loans or other Commitments (if any) hereunder, such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2A.06, 2B.06, 4.04, 13.01 and 13.06), which shall survive as to such repaid Lender. In cases where the Credit-Linked Commitments of any Lender are terminated pursuant to this Section 3.02(c), except in cases where the respective Credit-Linked Commitments are replaced in full, after giving effect to the termination of any such Credit-Linked Commitments of a given Lender pursuant to this Section 3.02(c), there shall occur automatic adjustments (as determined by the Administrative Agent) in the respective CL Percentages of the remaining CL Lenders in accordance with the definition of CL Percentage contained herein. At the time of any termination of a CL Lender’s Credit-Linked Commitment pursuant to this Section 3.02(c), the Administrative Agent shall request the Deposit Bank to (and the Deposit Bank agrees that it will) withdraw from the Credit-Linked Deposit Account and to pay same over to the Administrative Agent, and the Administrative Agent shall return to such CL Lender its Credit-Linked Deposit; provided that if, and to the extent, the respective CL Lender is replaced by way of assignment, then its Credit-Linked Deposit shall remain in the Credit-Linked Deposit Account and the respective assignee shall pay the assigning CL Lender an amount equal to the Credit-Linked Deposit so assigned. Each reduction to the Total Incremental Term Loan Commitment pursuant to this Section 3.02(c) shall be applied to reduce the then remaining Incremental Term Loan Scheduled Repayments of the respective Tranche of Incremental Term Loans on a pro rata basis (based upon the then remaining principal amount of the Incremental Term Loan Scheduled Repayments of such Tranche after giving effect to all prior reductions thereto).

3.03 Mandatory Reduction of Commitments.

(a) The Tranche B-1 Term Loan Commitments shall terminate in full on the Amendment No. 3 Effective Date (after giving effect to the making of Tranche B-1 Term Loans on such date).

(b) The Tranche C-1 Term Loan Commitments shall terminate in full on the Amendment No. 3 Effective Date (after giving effect to the making of Tranche C-1 Term Loans on such date).

(c) The Total Credit-Linked Commitment shall be reduced on the dates, and in the amounts, provided in Sections 2A.04(c) and 2B.04(c). At the time of any termination or reduction of the

Total Credit-Linked Commitment pursuant to Section 2A.04(c), Section 2B.04(c), this Section 3.03 or Section 10, the actions required by Section 2C.04(a) shall be taken. Each reduction to, or termination of, the Total Credit-Linked Commitment shall be applied to proportionately reduce or terminate, as the case may be, the Credit-Linked Commitment of each CL Lender (in accordance with their respective CL Percentages).

(d) The Incremental Term Loan Commitments under a given Tranche shall terminate in full on the Incremental Term Loan Borrowing Date in respect of such Tranche (after giving effect to any Incremental Term Loans of such Tranche to be made on such date).

Section 4. Prepayments; Repayments; Taxes.

4.01 Voluntary Prepayments. Each Borrower shall have the right to prepay the Loans made to such Borrower, without premium or penalty (but subject to Section 1.11), and the right to allocate such prepayments to Loans of a given Tranche, as such Borrower elects, in whole or in part, at any time and from time to time on the following terms and conditions:

(i) an Authorized Officer of such Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, specifying the Tranche or Tranches of the Loans to be prepaid, the Types of Loans to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Authorized Officer of such Borrower (x) prior to 2:00 P.M. (New York time) at least one Business Day prior to the date of such prepayment in the case of Loans maintained as Base Rate Loans and (y) prior to 10:00 A.M. (New York time) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans, which notice shall be promptly transmitted by the Administrative Agent to each of the Lenders;

(ii) each partial prepayment applied to any Tranche of Loans shall be in an aggregate principal amount of at least $1,000,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $5,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans beyond the Interest Period applicable thereto and any election of an Interest Period with respect thereto given by such Borrower shall have no force or effect;

(iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans made pursuant to such Borrowing; and

(iv) each prepayment of principal of Loans of a given Tranche pursuant to this Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans in the manner specified by the applicable Borrower in the applicable prepayment notice.

4.02 Mandatory Repayments and Commitment Reductions.

(a) If on any date the aggregate amount of all Letter of Credit Outstandings and Bank Guaranty Outstandings exceeds the Total Credit-Linked Commitment as then in effect, the U.S. Borrower or the Bermuda Borrower (as determined by the U.S. Borrower) (subject to clause (x) of the proviso to this clause (a)) agrees to pay to the Administrative Agent at the Payment Office on such date an amount of cash and/or Cash Equivalents in Dollars equal to such excess, such cash or Cash Equiva-

lents to be held as security for all Obligations of the respective Borrower (including, without limitation, in the case of the U.S. Borrower pursuant to the Borrower Guaranty) to the Issuing Lenders, Bank Guaranty Issuers and Lenders relating to Letters of Credit and Bank Guaranties (and reimbursement and other Obligations relating thereto) hereunder in a cash collateral account to be established by, and under the sole dominion and control of, the Administrative Agent; provided that (x) the aggregate amount of cash and/or Cash Equivalents paid by the Bermuda Borrower to the Administrative Agent under this clause (a) shall not at any time exceed the sum of the Letter of Credit Outstandings (with respect to Bermuda Borrower Letters of Credit) and the Bank Guaranty Outstandings (with respect to Bermuda Borrower Bank Guaranties) at such time and (y) any such cash and/or Cash Equivalents shall first be applied to repay any amounts owing to the respective Issuing Lender and Bank Guaranty Issuer as described in Section 2C.03 hereof.

(b) (i) On each date set forth below, the U.S. Borrower shall repay the principal amount of Tranche B-1 Term Loans set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(g), a “Tranche B-1 Term Loan Scheduled Repayment”):

Tranche B-1 Term Loan Scheduled Repayment Date	Amount
Last Business Day of June, 2010	$625,000
Last Business Day of September, 2010	$625,000
Last Business Day of December, 2010	$625,000
Last Business Day of March, 2011	$625,000
Last Business Day of June, 2011	$625,000
Last Business Day of September, 2011	$625,000
Last Business Day of December, 2011	$625,000
Last Business Day of March, 2012	$625,000
Last Business Day of June, 2012	$625,000
Last Business Day of September, 2012	$625,000
Last Business Day of December, 2012	$625,000
Last Business Day of March, 2013	$625,000
Last Business Day of June, 2013	$625,000
Last Business Day of September, 2013	$625,000
Last Business Day of December, 2013	$625,000
Last Business Day of March, 2014	$625,000
Last Business Day of June, 2014	$625,000
Last Business Day of September, 2014	$625,000
Last Business Day of December, 2014	$625,000
Last Business Day of March, 2015	$625,000
Last Business Day of June, 2015	$625,000

Tranche B-1 Term Loan Scheduled Repayment Date	Amount
Last Business Day of September, 2015	$625,000
Last Business Day of December, 2015	$625,000
Last Business Day of March, 2016	$625,000
Last Business Day of June, 2016	$625,000
Last Business Day of September, 2016	$625,000
Last Business Day of December, 2016	$625,000
Last Business Day of March, 2017	$625,000
Tranche B-1/C-1 Term Loan Maturity Date	$232,500,000

(ii) On each date set forth below, the Bermuda Borrower shall repay the principal amount of Tranche C-1 Term Loans set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(g), a “Tranche C-1 Term Loan Scheduled Repayment”):

Tranche C-1 Term Loan Scheduled Repayment Date	Amount
Last Business Day of June, 2010	$1,500,000
Last Business Day of September, 2010	$1,500,000
Last Business Day of December, 2010	$1,500,000
Last Business Day of March, 2011	$1,500,000
Last Business Day of June, 2011	$1,500,000
Last Business Day of September, 2011	$1,500,000
Last Business Day of December, 2011	$1,500,000
Last Business Day of March, 2012	$1,500,000
Last Business Day of June, 2012	$1,500,000
Last Business Day of September, 2012	$1,500,000
Last Business Day of December, 2012	$1,500,000
Last Business Day of March, 2013	$1,500,000
Last Business Day of June, 2013	$1,500,000
Last Business Day of September, 2013	$1,500,000
Last Business Day of December, 2013	$1,500,000
Last Business Day of March, 2014	$1,500,000
Last Business Day of June, 2014	$1,500,000
Last Business Day of September, 2014	$1,500,000

Tranche C-1 Term Loan Scheduled Repayment Date	Amount
Last Business Day of December, 2014	$1,500,000
Last Business Day of March, 2015	$1,500,000
Last Business Day of June, 2015	$1,500,000
Last Business Day of September, 2015	$1,500,000
Last Business Day of December, 2015	$1,500,000
Last Business Day of March, 2016	$1,500,000
Last Business Day of June, 2016	$1,500,000
Last Business Day of September, 2016	$1,500,000
Last Business Day of December, 2016	$1,500,000
Last Business Day of March, 2017	$1,500,000
Tranche B-1/C-1 Term Loan Maturity Date	$558,000,000

(iii) Each Incremental Term Loan Borrower shall be required to make, with respect to each Tranche of Incremental Term Loans of such Incremental Term Loan Borrower, to the extent then outstanding, scheduled amortization payments of such Tranche of Incremental Term Loans on the dates and in the principal amounts set forth in the respective Incremental Term Loan Commitment Agreement (each such repayment, as the same may be reduced as provided in Sections 3.02, 4.01 and 4.02(g), an “Incremental Term Loan Scheduled Repayment”); provided that, if any Incremental Term Loans are incurred which will be added to (and form part of) an existing Tranche of Term Loans, the amount of the then remaining Scheduled Repayments of the respective Tranche shall be proportionally increased (with the aggregate amount of increases to the then remaining Scheduled Repayments to equal the aggregate principal amount of such new Incremental Term Loans then being incurred).

(c) Not later than the fifth Business Day after the U.S. Borrower or any of its Subsidiaries receives Net Sale Proceeds from any Asset Sale that is consummated after the Amendment No. 3 Effective Date, an amount equal to 100% of the Net Sale Proceeds from such Asset Sale shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02 (g) and (h); provided that Net Sale Proceeds from any Asset Sale (other than (x) Net Sale Proceeds from any Contemplated Asset Sale and (y) the proceeds from any sale of Principal Properties (other than one Principal Property) made in reliance on Section 9.02(xiv)) shall not give rise to a mandatory repayment on such date as otherwise required above, so long as no Specified Default and no Event of Default exists at the time such Net Sale Proceeds are received and an Authorized Officer of the U.S. Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used (or contractually committed to be used) to purchase capital assets used or to be used in a Permitted Business (other than inventory) within 360 days following the date of receipt of such Net Sale Proceeds from such Asset Sale; provided, however, that (I) if all or any portion of such Net Sale Proceeds are not so used within such 360-day period (or contractually committed within such period to be used), such remaining portion shall be applied on the last day of such period as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso) and (II) if all or any portion of such Net Sale Proceeds are not required to be applied on the last day of such 360-day period referred to in clause (I) of this proviso because such amount is contractually committed within such period to be used and then either (A) subsequent to such date such contract is terminated or expires without such portion being so used or

(B) such contractually committed portion is not so used within six months after the last day of such 360-day period referred to in clause (I) of this proviso, such remaining portion shall be applied as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso).

(d) On each date on or after the Amendment No. 3 Effective Date on which the U.S. Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness which is not permitted to be incurred by this Agreement, an amount equal to 100% of the Net Cash Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(g) and (h).

(e) Within 10 days following each date on or after the Amendment No. 3 Effective Date on which the U.S. Borrower or any of its Subsidiaries receives any proceeds from any Recovery Event (other than proceeds from Recovery Events in an amount less than $10,000,000 per Recovery Event), an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs (including, without limitation, legal costs and expenses) and taxes incurred in connection with such Recovery Event and the amount of such proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets subject to such Recovery Event) shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(g) and (h); provided that so long as no Specified Default and no Event of Default then exists, such proceeds shall not be required to be so applied on such date to the extent that an Authorized Officer of the U.S. Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used (or contractually committed to be used) within 360 days following the date of receipt of such proceeds from such Recovery Event to replace or restore any properties or assets in respect of which such proceeds were paid, and provided, further, that (I) if all or any portion of such proceeds are not so used (or contractually committed to be used) within such 360-day period, such remaining portion shall be applied as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso) and (II) if all or any portion of such proceeds are not required to be applied on the last day of such 360-day period referred to in clause (I) of this proviso because such amount is contractually committed to be used and then either (A) subsequent to such date such contract is terminated or expires without such portion being so used or (B) such contractually committed portion is not so used within six months after the last day of such 360-day period referred to in clause (I) of this proviso, such remaining portion, in the case of either of the preceding clauses (A) or (B), shall be applied as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the immediately preceding proviso).

(f) On each Excess Cash Payment Date, an amount equal to the remainder (if positive) of (x) the Applicable Prepayment Percentage of the Excess Cash Flow for the relevant Excess Cash Flow Payment Period minus (y) the aggregate amount of principal repayments of Loans made as a voluntary prepayment pursuant to Section 4.01 hereof with internally generated funds during the relevant Excess Cash Flow Payment Period shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(g) and (h).

(g) (I) Each amount required to be applied pursuant to Sections 4.02(c), (d), (e) and (f) in accordance with this Section 4.02(g) shall be applied, subject to the succeeding clause (IV), to repay the outstanding principal amount of Term Loans.

(II) Each amount required to be applied to repay outstanding Term Loans pursuant to this Section 4.02(g) shall, subject to the succeeding clause (IV) and the immediately succeeding proviso, be applied pro rata to each Tranche of Term Loans (based upon the TL Repayment Percentages of the various Tranches of Term Loans and the then outstanding principal amounts of the respective Tranches of

Term Loans); provided that (i) an amount equal to the Net Sale Proceeds from any Asset Sale effected by the U.S. Borrower or any of its Domestic Subsidiaries and proceeds from any Recovery Event with respect to the properties or assets of the U.S. Borrower or any of its Domestic Subsidiaries and, in each case, required to be applied to the repayment of Term Loans pursuant to clause (I) of this Section 4.02(g), shall be applied (x) first, to repay principal of outstanding Tranche B-1 Term Loans and U.S. Borrower Incremental Term Loans, if any (on a pro rata basis to each Tranche of U.S. Borrower Term Loans based on the then outstanding principal amount of the Tranche B-1 Term Loans and each such Tranche of U.S. Borrower Incremental Term Loans) and (y) second, after the repayment in full of all outstanding U.S. Borrower Term Loans, to repay principal of outstanding Tranche C-1 Term Loans and Bermuda Borrower Incremental Term Loans (on a pro rata basis to each such Tranche of Term Loans based upon the then outstanding principal amounts of such Tranches of Term Loans) and (ii) an amount equal to the Net Sale Proceeds from any Asset Sale effected by any Foreign Subsidiary of the U.S. Borrower and the proceeds from any Recovery Event with respect to the properties or assets of any Foreign Subsidiary of the U.S. Borrower and, in each case, required to be applied to the repayment of Term Loans pursuant to clause (I) of this Section 4.02(g), shall be applied (x) first, to repay principal of outstanding Tranche C-1 Term Loans and Bermuda Borrower Incremental Term Loans (on a pro rata basis to each such Tranche of Term Loans based upon the then outstanding principal amounts of such Tranches of Term Loans) and (y) second, after the repayment in full of all outstanding Bermuda Borrower Term Loans, to repay principal of outstanding Tranche B-1 Term Loans and U.S. Borrower Incremental Term Loans, if any (on a pro rata basis to each Tranche of U.S. Borrower Term Loans based on the then outstanding principal amount of such Tranches of U.S. Borrower Term Loans).

(III) All repayments of outstanding Term Loans of a given Tranche pursuant to Section 4.02(c), (d), (e) or (f) shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amounts of the Scheduled Repayments of such Tranche of Term Loans after giving effect to all prior reductions thereto).

(IV) Notwithstanding anything to the contrary in this Section 4.02, neither the U.S. Borrower nor any of its Subsidiaries shall be obligated to apply any Net Sale Proceeds pursuant to this Section 4.02(g) to the extent attributable to any Asset Sales of ABL Priority Collateral (including, in the case of an Asset Sale consisting of the sale of all or substantially all of the capital stock or equity interests in, any U.S. Credit Party, that portion of the proceeds determined in good faith by the U.S. Borrower to be attributable to the ABL Priority Collateral owned by such U.S. Credit Party at the time of the consummation of such Asset Sale) to the extent that such Net Sale Proceeds are required to be and are applied to the repayment of ABL Loans (or to the permanent reduction of any commitment under the ABL Credit Agreement) in accordance with the terms of the ABL Credit Agreement.

(h) With respect to each repayment of Loans required by this Section 4.02, the applicable Borrower may (subject to the requirements of the preceding Section 4.02(g)) designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that (i) in the case of repayments of Eurodollar Loans pursuant to this Section 4.02 on any day other than the last day of an Interest Period applicable thereto, such repayments shall be accompanied by payment by the applicable Borrower of all amounts owing in connection therewith pursuant to Section 1.11 and (ii) each repayment of any Tranche of Loans made pursuant to a Borrowing shall be applied pro rata among such Tranche of Loans. In the absence of a designation by the applicable Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11(a)

(i) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all outstanding Loans shall be repaid in full on the Maturity Date for such Loans.

(j) For purposes of clarity, it is understood and agreed that none of Sections 4.02(c) through (f), inclusive, shall require that amounts received by any Foreign Subsidiary or Foreign Subsidiaries be used to repay Obligations owed by any U.S. Credit Parties, but that such Sections merely determine the amounts required to be applied by the Borrowers to the repayment of their Obligations as more fully described in this Section 4.02.

4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 2:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 P.M. (New York time)) like funds relating to payment of principal, interest or Fees ratably to the Lenders entitled thereto. Any payments under this Agreement which are made later than 2:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

4.04 Net Payments.

(a) All payments made by any Credit Party under any Credit Document (including, in the case of a Borrower, in its capacity as a guarantor pursuant to Section 14) or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the respective Borrower (and any other Credit Party making the payment) agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the applicable Borrower (and any other Credit Party making the payment) shall be obligated to reimburse each Lender, upon the written request of such Lender, for the net additional taxes (after taking into account available credits with respect to such withholding taxes) imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, the applicable Bor-

rower (or Credit Party) will furnish to the Administrative Agent within 45 days after the date of the payment of any Taxes due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower (or the respective other Credit Party). The Borrowers jointly and severally agree (and each Subsidiary Guarantor pursuant to its respective Subsidiary Guaranty, and the incorporation by reference therein of the provisions of this Section 4.04, shall agree) to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the U.S. Borrower and the Administrative Agent on or prior to the Amendment No. 3 Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a “Section 4.04(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Amendment No. 3 Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the U.S. Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the U.S. Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the U.S. Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable by the U.S. Borrower hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the U.S. Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the U.S. Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the U.S. Borrower the Internal Revenue Service Forms required to be provided to the U.S. Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the U.S. Borrower agrees to pay additional amounts and to indemnify each

Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence (x) as a result of any changes after the Amendment No. 3 Effective Date (or, if later, the date such Lender became party to this Agreement) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar taxes or (y) as a result of the purchase of a participation as required by Section 1.14 following the occurrence of a Sharing Event.

Section 5. [Reserved].

Section 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Amendment No. 3 Effective Date), the obligation of each CL Lender to fund its Credit-Linked Deposit and the obligation of an Issuing Lender to issue any Letter of Credit (including any Existing Letters of Credit deemed issued on the Restatement Effective Date as contemplated by Section 2A.01(d)) and the obligation of a Bank Guaranty Issuer to issue any Bank Guaranty (including Existing Bank Guaranties deemed issued on the Restatement Effective Date as contemplated by Section 2B.01(d)) is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

6.01 No Default; Representations and Warranties. At the time of each such Credit Event and immediately after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (except that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

6.02 Notice of Borrowing; Letter of Credit Request; etc.

(a) Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03.

Prior to the issuance of each Letter of Credit (other than the Existing Letters of Credit), the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2A.03(a).

(b) Prior to the issuance of each Bank Guaranty (other than the Existing Bank Guaranties), the Administrative Agent and the respective Bank Guaranty Issuer shall have received a Bank Guaranty Request meeting the requirements of Section 2B.03(a).

6.03 Incremental Term Loans. Prior to the incurrence of any Incremental Term Loans, the applicable Incremental Term Loan Borrower shall have satisfied (or caused to be satisfied) all of the applicable conditions set forth in Section 1.15.

The occurrence of the Amendment No. 3 Effective Date and the acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by each Borrower to each Agent and each of the Lenders that all the conditions specified in Section 6 (with respect to Credit Events on and after the Amendment No. 3 Effective Date) and applicable to such Credit Event (other than such conditions that are expressly subject to the satisfaction of the Agents and/or the Required Lenders) exist as of that time.

Section 7. Representations and Warranties. In order to induce the Lenders to enter into this Agreement, to make (and/or continue) the Loans, fund the Credit-Linked Deposits and issue and/or participate in the Letters of Credit and Bank Guaranties as provided for herein, each Borrower makes the following representations, warranties and agreements with the Lenders, all of which shall survive the execution and delivery of this Agreement, the making of the Loans, the funding of the Credit-Linked Deposits and the issuance (or deemed issuance) of the Letters of Credit and Bank Guaranties (with the occurrence of the Amendment No. 3 Effective Date and each Credit Event on or after the Amendment No. 3 Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Amendment No. 3 Effective Date and on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

7.01 Company Status. Each of the U.S. Borrower and each of its Subsidiaries (i) is a duly organized and validly existing Company in good standing (or its equivalent) under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing (or its equivalent) in all jurisdictions where it is required to be so qualified (or its equivalent) and where the failure to be so qualified has had, or could reasonably be expected to have, a Material Adverse Effect.

7.02 Company Power and Authority. Each Credit Party and each Subsidiary thereof has the Company power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party and each Subsidiary thereof has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

7.03 No Violation. Neither the execution, delivery or performance by any Credit Party or any Subsidiary thereof of the Credit Documents to which it is a party, nor compliance by any Credit Party or any such Subsidiary with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the material property or assets of the U.S. Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement, contract or instrument to which the U.S. Borrower or any of its Subsidiaries is a party or by which it or any of its material property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of the U.S. Borrower or any of its Subsidiaries.

7.04 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Senior Officer, threatened that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

7.05 Use of Proceeds; Margin Regulations.

(a) The proceeds of the Tranche B-1 Term Loans and the Tranche C-1 Term Loans shall be utilized by the U.S. Borrower and the Bermuda Borrower, respectively, on the Amendment No. 3 Effective Date solely to finance the Refinancing and to pay fees and expenses incurred in connection therewith. All proceeds of Incremental Term Loans incurred by each Incremental Term Loan Borrower shall be used for any purpose permitted under this Agreement, including, without limitation, (i) to finance Permitted Acquisitions (and to pay the fees and expenses related thereto) and to refinance any Indebtedness assumed as part of any such Permitted Acquisitions (and to pay all accrued and unpaid interest thereon, any prepayment premium associated therewith and the fees and expenses related thereto), (ii) to prepay outstanding Loans in accordance with the terms of this Agreement and to prepay outstanding ABL Loans in accordance with the terms of the ABL Credit Agreement and (iii) for the Incremental Term Loan Borrowers’ and their respective Subsidiaries’ ongoing working capital requirements and general corporate purposes.

(b) At the time of each Credit Event occurring on or after the Amendment No. 3 Effective Date, the aggregate value of all Margin Stock (other than treasury stock) owned by the U.S. Borrower and its Subsidiaries (for such purpose, using the initial purchase price paid by the U.S. Borrower or such Subsidiary for the respective shares of Margin Stock) does not exceed $10,000,000. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

7.06 Governmental Approvals. Except as may have been obtained or made on or prior to the Amendment No. 3 Effective Date (and which remain in full force and effect on the Amendment No. 3 Effective Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

7.07 Investment Company Act. Neither the U.S. Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

7.08 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the U.S. Borrower or any of its Subsidiaries in writing to any Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 7.08, such factual information shall not include the Projections or any projected financial information contained in any financial projections delivered pursuant to Section 8.01(c).

7.09 Financial Condition; Financial Statements.

(a) On and as of the Amendment No. 3 Effective Date, on a pro forma basis after giving effect to the Refinancing, with respect to each Borrower (on a stand-alone basis), and each Borrower and its Subsidiaries (on a consolidated basis) (x) the sum of the assets, at a fair valuation, of each Borrower (on a stand-alone basis) and each Borrower and its Subsidiaries (on a consolidated basis) will exceed its or their debts, (y) it has or they have not incurred nor intended to, nor believes or believe that it or they will, incur debts beyond its or their ability to pay such debts as such debts mature and (z) it or they will have sufficient capital with which to conduct its or their business. For purposes of this Section 7.09(a), “debt” means any liability on a claim, and “claim” means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(b) The audited consolidated statements of financial condition of the U.S. Borrower and its Consolidated Subsidiaries at December 30, 2006, December 29, 2007 and January 3, 2009 and the related consolidated statements of income and cash flows and changes in shareholders’ equity of the U.S. Borrower and its Consolidated Subsidiaries for the Fiscal Years of the U.S. Borrower ended on such dates, in each case furnished to the Lenders prior to the Amendment No. 3 Effective Date, present fairly in all material respects the consolidated financial position of the U.S. Borrower and its Consolidated Subsidiaries at the date of said financial statements and the results for the respective periods covered thereby.

(c) Since January 3, 2009, nothing has occurred that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Except as fully reflected in the financial statements described in Section 7.09(b) and as otherwise permitted by Section 9.04, (i) there were as of the Amendment No. 3 Effective Date (and after giving effect to any Loans made on such date), no liabilities or obligations with respect to the U.S. Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the U.S. Borrower and its Subsidiaries taken as a whole and (ii) no Borrower knows of any basis for the assertion against the U.S. Borrower or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

(e) The Projections have been prepared on a basis consistent with the financial statements referred to in Section 7.09(b) and are based on good faith estimates and assumptions made by the management of the U.S. Borrower, and on the Amendment No. 3 Effective Date, the Borrowers believe that the Projections are reasonable and attainable, it being recognized by the Lenders that such projections of future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results contained therein. There is no fact known to any Borrower or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

7.10 Security Interests. On and after the Amendment No. 3 Effective Date, each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the

Obligations covered thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens (except that, subject to the provisions of the Intercreditor Agreement, (i) the Security Agreement Collateral may be subject to Permitted Liens, (ii) the Pledge Agreement Collateral may be subject to the Liens described in clauses (i), (iv) and (v) of Section 9.03 and clauses (y) and (z) of Section 9.03(iii) and (iii) the security interest and mortgage lien created on any Mortgaged Property may be subject to the Permitted Encumbrances related thereto), in favor of the Collateral Agent (or such other trustee or sub-agent as may be required or desired under local law). No filings or recordings are required in order to perfect and/or render enforceable as against third parties the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Amendment No. 3 Effective Date or on or prior to the execution and delivery thereof as contemplated by Section 8.10.

7.11 Compliance with ERISA.

(a) Schedule V sets forth, as of the Amendment No. 3 Effective Date, each Plan and each Multiemployer Plan. Each Plan (and each related trust, insurance contract or fund) is in compliance in all respects with its terms and in all respects with all applicable laws, including, without limitation, ERISA and the Code, except to the extent that any such noncompliances, individually or in the aggregate, would not result in a Material Adverse Effect; except as would not reasonably be expected to have a Material Adverse Effect, each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code (or the sponsor has applied for such determination letter within the remedial amendment period); except as would not reasonably be expected to have a Material Adverse Effect, (1) no Reportable Event has occurred; (2) to the knowledge of any Senior Officer, no Multiemployer Plan is insolvent or in reorganization; (3) no Plan has an Unfunded Current Liability; (4) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; (5) all required contributions with respect to a Plan and a Multiemployer Plan have been made; (6) neither the U.S. Borrower nor any Subsidiary of the U.S. Borrower nor any ERISA Affiliate has incurred any outstanding material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan or a Multiemployer Plan; (7) no condition exists which presents a material risk to the U.S. Borrower or any Subsidiary of the U.S. Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan or a Multiem ployer Plan pursuant to the foregoing provisions of ERISA and the Code; (8) no involuntary proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; (9) no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; (10) using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the U.S. Borrower and its Subsidiaries and ERISA Affiliates to any Multiemployer Plans in the event of a withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event would not exceed $10,000,000; (11) each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the U.S. Borrower, any Subsidiary of the U.S. Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code other than any non compliance which would not result in a material liability to the U.S. Borrower or any Subsidiary of the U.S. Borrower; (12) no lien imposed under the Code or ERISA on the assets of the U.S. Borrower or any Subsidiary of the U.S. Borrower or any ERISA Affiliate exists, is likely to arise on account of any Plan or any Multiemployer Plan; and (13) and neither the U.S. Borrower nor any Subsidiary of the U.S. Borrower maintains or contributes to (a) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees and/or other former employees (other than as required by Section 601 of ERISA) or (b) any Plan, the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Except as would not reasonably be expected to have a Material Adverse Effect, all required contributions with respect to a Foreign Pension Plan have been made. Except as would not reasonably be expected to have a Material Adverse Effect, neither the U.S. Borrower nor any of its Subsidiaries has incurred any material outstanding obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. Except as would not reasonably be expected to have a Material Adverse Effect, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the U.S. Borrower’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities or alternatively, the Foreign Pension Plan is funded in compliance with applicable law in all material respects and the U.S. Borrower and its Subsidiaries have established adequate reserves for the present value of such accrued benefit liabilities under such Foreign Pension Plan in the financial statements delivered pursuant to Sections 8.01(a) and (b).

7.12 Subsidiaries. Schedule VII correctly sets forth, as of the Amendment No. 3 Effective Date, (i) the percentage ownership (direct and indirect) of the U.S. Borrower in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof and (ii) the jurisdiction of organization of each such Subsidiary. All outstanding shares of capital stock or other Equity Interests of each Subsidiary of the U.S. Borrower have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. Except as set forth on Part B of Schedule X attached hereto, no Subsidiary of the U.S. Borrower, as of the Amendment No. 3 Effective Date, has outstanding: (i) any securities convertible into or exchangeable for its capital stock or other Equity Interests, (ii) any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or (iii) other Equity Interests or any stock appreciation or similar rights. Except for the existing investments described on Schedule VI, as of the Amendment No. 3 Effective Date, neither the U.S. Borrower nor any of its Subsidiaries owns or holds, directly or indirectly, any capital stock or equity security of, or any other Equity Interests in, any Person other than its Subsidiaries indicated on Schedule VII.

7.13 Intellectual Property, etc. Each of the U.S. Borrower and each of its Subsidiaries owns or has the right to use all domestic and foreign patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or other rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, in each case necessary for the conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

7.14 Compliance with Statutes; Agreements, etc. Each of the U.S. Borrower and each of its Subsidiaries is in compliance with (i) all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property and (ii) all contracts and agreements to which it is a party, except such non-compliances as have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.15 Environmental Matters.

(a) Except as would not reasonably be expected to have Material Adverse Effect, each of the U.S. Borrower and each of its Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and neither the U.S. Borrower nor any of its Subsidiaries is liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing. Except as would not reasonably be expected to have Material Adverse Effect, there are no pending or past or, to the knowledge of any Senior Officer, threatened Environmental Claims against the U.S. Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by the U.S. Borrower or any of its Subsidiaries of any Real Property formerly owned, leased or operated by the U.S. Borrower or any of its Subsidiaries but no longer owned, leased or operated by the U.S. Borrower or any of its Subsidiaries). Except as would not reasonably be expected to have Material Adverse Effect, there are no facts, circumstances, conditions or occurrences on any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries (including, to the knowledge of a Senior Officer, any Real Property formerly owned, leased or operated by the U.S. Borrower or any of its Subsidiaries but no longer owned, leased or operated by the U.S. Borrower or any of its Subsidiaries) or on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against the U.S. Borrower or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the U.S. Borrower or any of its Subsidiaries under any applicable Environmental Law.

(b) Except as would not reasonably be expected to have Material Adverse Effect, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries except in compliance with all applicable Environmental Laws and in connection with the operation, use and maintenance of such Real Property by the U.S. Borrower’s or such Subsidiary’s business. Except as would not reasonably be expected to have Material Adverse Effect, Hazardous Materials have not at any time been Released on or from any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries or by any person acting for or under contract to the U.S. Borrower or any of its Subsidiaries, or to the knowledge of the Borrowers, by any other Person in respect of Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries (including, to the knowledge of the Borrowers, any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries but no longer owned, leased or operated by the U.S. Borrower or any of its Subsidiaries), except in compliance with all applicable Environmental Laws.

7.16 Properties. All Real Property (other than Real Property with an individual Fair Market Value less than $1,000,000 as of the Amendment No. 3 Effective Date) and vessels owned by the

U.S. Borrower or any of its Subsidiaries, and all material Leaseholds leased by the U.S. Borrower or any of its Subsidiaries, in each case as of the Amendment No. 3 Effective Date, and the nature of the interest therein, are correctly set forth in Schedule III (and, to the extent that any such Real Property (or any portion thereof) constitutes “Principal Property” (as defined in the Existing 2013 Senior Notes Indenture), Schedule III correctly identifies such Real Property (or the applicable portion thereof) as “Principal Property”). Each of the U.S. Borrower and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property and vessels reflected in Schedule III and in the financial statements referred to in Section 7.09(b) (except (x) such properties sold in the ordinary course of business since the dates of the respective financial statements referred to therein, (y) such properties otherwise sold or transferred as permitted by the terms of this Agreement and (z) such Real Properties owned by the U.S. Borrower or any of its Subsidiaries which may be subject to immaterial defects of title which do not impair the use of such Real Property or the business conducted by the U.S. Borrower or such Subsidiary thereon), free and clear of all Liens, other than Permitted Liens.

7.17 Labor Relations. Neither the U.S. Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the U.S. Borrower or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against any of them, before the National Labor Relations Board or any similar foreign tribunal or agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the U.S. Borrower or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the U.S. Borrower or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against the U.S. Borrower or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the U.S. Borrower or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as has not had, and could not reasonably be expected to have, a Material Adverse Effect.

7.18 Tax Returns and Payments. The U.S. Borrower and each of its Subsidiaries has timely filed (including applicable extensions), or has had filed on its behalf, with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the “Returns”) required to be filed by or with respect to the income, properties or operations of the U.S. Borrower and each of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the U.S. Borrower and each of its Subsidiaries as a whole for the periods covered thereby. The U.S. Borrower and each of its Subsidiaries have paid all material taxes payable by them other than those contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with U.S. GAAP. Except as set forth on Schedule XVI hereto, as of the Amendment No. 3 Effective Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of any Senior Officer, threatened by any authority regarding any taxes relating to the U.S. Borrower and each of its Subsidiaries. Except as set forth on Schedule XVI hereto, as of the Amendment No. 3 Effective Date, neither the U.S. Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the U.S. Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the U.S. Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

7.19 Insurance. Set forth on Schedule VIII hereto is a true, correct and complete summary of all insurance maintained by the U.S. Borrower and its Subsidiaries on and as of the Amendment No. 3 Effective Date, with the amounts insured (and any deductibles) set forth therein.

7.20 Special Purpose Corporations. The Bermuda Partnership has no significant assets (other than Equity Interests of its Subsidiaries and the immaterial assets used for the performance of those activities permitted to be performed by it pursuant to Sections 9.01(b) and (c)) or liabilities (other than under this Agreement and the other Credit Documents to which it is a party and those liabilities permitted to be incurred by it pursuant to Sections 9.01(b) and (c)); provided that notwithstanding the foregoing, the Bermuda Partnership shall be permitted to (i) provide treasury, accounting, logistic and other administrative support services to its Affiliates on an arm’s length basis and hold and retain cash earned in connection with the provision of such services and (ii) receive and hold additional cash and Cash Equivalents from its Subsidiaries and/or Affiliates, so long as, in the case of this clause (ii), the same are promptly (and in any event within one Business Day of receipt thereof) loaned, distributed and/or contributed, subject to Section 9.01(c), to its Subsidiaries and/or Affiliates in accordance with the requirements of Section 9.05 of this Agreement.

7.21 Subordination. The subordination provisions contained in the Existing Senior Notes Indentures are enforceable against (i) the U.S. Subsidiary Guarantors party thereto, and (ii) the holders of the Existing Senior Notes. All Guaranteed Obligations (as defined in the U.S. Subsidiaries Guaranty) of the U.S. Subsidiary Guarantors and all Obligations of the U.S. Borrower under the Credit Documents to which it is a party, are within the definitions of “Guarantor Senior Debt” and “Designated Guarantor Senior Debt” or “Senior Debt” and “Designated Senior Debt,” as applicable, included in such subordination provisions.

Section 8. Affirmative Covenants. Each Borrower hereby covenants and agrees that as of the Amendment No. 3 Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment and all Letters of Credit and Bank Guaranties have been terminated, and the Loans, Unpaid Drawings and Unreimbursed Payments, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

8.01 Information Covenants. The U.S. Borrower will furnish, or will cause to be furnished, to the Administrative Agent (who shall furnish to each Lender):

(a) Quarterly Financial Statements. Within 3 Business Days following the 45th day after the close of the first three quarterly accounting periods in each Fiscal Year of the U.S. Borrower, (i) (x) the consolidated balance sheet of the U.S. Borrower and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and of cash flows for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year, (y) the consolidated balance sheet of each Business Segment as at the end of such quarterly accounting period and the related consolidated statement of income of such Business Segment for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year, and (z) the consolidated balance sheets of the U.S. Dole Group and the Non-U.S. Dole Group as at the end of such quarterly accounting period and the related consolidated statements of income of each such group for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, all of the foregoing of which shall be in reasonable detail and, in the case of the financial statements described in subclause (x) above, be certified by an Authorized Officer of the U.S. Borrower that they fairly present in all material respects in accordance with U.S. GAAP the financial condition of the U.S. Borrower and its Consolidated Subsidiaries as of the dates indicated and the results of their operations and/or changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period; provided, however, that for any quarterly accounting period for which the U.S. Borrower has filed a Form 10-Q Report with the SEC, the furnishing of (I) the U.S. Borrower’s Form 10-Q Report filed with the SEC for such quarterly accounting period and (II) the consolidated balance sheet of each Business Segment as at the end of such quarterly accounting period and the related consolidated statement of income of such Business Segment for such quarterly accounting period, shall satisfy the requirements of subclauses (i) and (ii) of this Section 8.01(a).

(b) Annual Financial Statements. Within 3 Business Days following the 90th day after the close of each Fiscal Year of the U.S. Borrower, (i) (x) the consolidated balance sheet of the U.S. Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and stockholders’ equity and of cash flows for such Fiscal Year and setting forth comparative consolidated figures for the preceding Fiscal Year, (y) the consolidated balance sheet of each Business Segment as at the end of such Fiscal Year and the related consolidated statements of income of each Business Segment for such Fiscal Year and setting forth comparative consolidated figures for the preceding Fiscal Year and (z) the consolidated balance sheet of each of the U.S. Dole Group and the Non-U.S. Dole Group as at the end of such Fiscal Year and the related consolidated statements of income of each such group for such Fiscal Year and setting forth comparative consolidated figures for the preceding Fiscal Year, (ii) in the case of the financial statements referred to in subclause (i)(x) above, together with a certification by Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing as shall be acceptable to the Administrative Agent, in each case to the effect that (I) such statements fairly present in all material respects the financial condition of the U.S. Borrower and its Consolidated Subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods indicated in conformity with U.S. GAAP applied on a basis consistent with prior years and (II) in the course of its regular audit of the business of the U.S. Borrower and its Consolidated Subsidiaries, which audit was conducted in accordance with U.S. GAAP (and made without qualification or expression of uncertainty, in each case as to going concern), no Default or Event of Default pursuant to Section 9.12 has come to their attention or, if such a Default or an Event of Default has come to their attention, a statement as to the nature thereof, and (iii) management’s discussion and analysis of the important operational and financial developments during such Fiscal Year; provided, however, that for any Fiscal Year for which the U.S. Borrower has filed a Form 10-K Report with the SEC, the furnishing of (I) the U.S. Borrower’s Form 10-K Report filed with the SEC for such Fiscal Year and (II) the consolidated balance sheet of each Business Segment as at the end of such Fiscal Year and the related consolidated statement of income of such Business Segment for such Fiscal Year, shall satisfy the requirements of subclause (i) and (iii) of this Section 8.01(b).

(c) Financial Projections, etc. Not more than 90 days after the commencement of each Fiscal Year of the U.S. Borrower commencing after the Amendment No. 3 Effective Date, financial projections in form reasonably satisfactory to the Administrative Agent (including projected statements of income, sources and uses of cash and balance sheets, taking into account any Significant Asset Sales intended to be consummated during such Fiscal Year) prepared by the

U.S. Borrower (i) for each of the four Fiscal Quarters of such Fiscal Year prepared in detail and (ii) for each of the immediately succeeding two Fiscal Years prepared in summary form, in each case, on a consolidated basis, for the U.S. Borrower and its Consolidated Subsidiaries and setting forth, with appropriate discussion, the principal assumptions upon which such financial projections are based.

(d) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b) for each Fiscal Year ended on or after the Amendment No. 3 Effective Date, a certificate of the Chief Financial Officer or other Authorized Officer of the U.S. Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall (i) if delivered in connection with the financial statements required by Section 8.01(a) or (b), set forth in reasonable detail (x) the calculations required to establish whether the U.S. Borrower and its Subsidiaries were in compliance with the provisions of Section 9.12 and (y) the calculation of the First Priority Secured Leverage Ratio (provided that the U.S. Borrower shall not be required to provide a calculation of the First Priority Secured Leverage Ratio after the CL Maturity Date), in each case, as at the last day of the respective Fiscal Quarter or Fiscal Year of the U.S. Borrower, as the case may be, (ii) if delivered with the financial statements required by Section 8.01(b), set forth in reasonable detail (x) the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the applicable Excess Cash Flow Payment Period and (y) the amount required to be paid pursuant to Section 4.02(f) on the relevant Excess Cash Payment Date, and (iii) certify that there have been no changes to Annexes A through G of the U.S. Security Agreement, Annexes A through G of the U.S. Pledge Agreement and the annexes or schedules to any other Security Document, in each case since the Amendment No. 3 Effective Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 8.01(d), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (iii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the Borrowers and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.

(e) Notice of Default or Litigation. Promptly, and in any event within five Business Days after a Senior Officer obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature and period of existence thereof and what action the U.S. Borrower or such Subsidiary proposes to take with respect thereto, (ii) any litigation or proceeding pending or threatened (x) against the U.S. Borrower or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect or (y) with respect to any ABL Credit Document or any Existing Senior Notes Indenture and (iii) any other event, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect.

(f) Environmental Matters. Within five Business Days after a Senior Officer obtains knowledge of any of the following (but only to the extent that any of the following, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect), written notice of:

(i) any pending or threatened Environmental Claim against the U.S. Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries;

(ii) any condition or occurrence on any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries that (x) results in noncompliance by the U.S. Borrower or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against the U.S. Borrower or any of its Subsidiaries or any such Real Property;

(iii) any condition or occurrence on any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the U.S. Borrower or such Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

(iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the U.S. Borrower’s response or proposed response thereto. In addition, the U.S. Borrower agrees to provide the Lenders (by delivery to the Administrative Agent) with copies of such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Administrative Agent or any Lender.

(g) Reports. Within 3 Business Days following transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the U.S. Borrower or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as the U.S. Borrower or any of its Subsidiaries shall send generally to the holders of Indebtedness or (following the public issuance of Equity Interests of the U.S. Borrower or any of its Subsidiaries) their Equity Interests in their capacity as such holders (to the extent not theretofore delivered to the Lenders pursuant to this Agreement or publicly available on the SEC’s website).

(h) New Subsidiaries; etc. Within 3 Business Days after the 45th day following the close of each of the first three Fiscal Quarters of each Fiscal Year of the U.S. Borrower and within 3 Business Days after the 90th day following the close of each Fiscal Year of the U.S. Borrower, (x) a list showing each Material Foreign Subsidiary of the U.S. Borrower established, created or acquired during the respective Fiscal Quarter or Fiscal Year which has not theretofore become party to the Foreign Subsidiaries Guaranty or any Security Document, and (y) a list showing each Subsidiary of the U.S. Borrower established, created or acquired during the respective Fiscal Quarter or Fiscal Year (and specifying whether such Subsidiary is a Material Foreign Subsidiary), and each Subsidiary which has had any Equity Interests transferred during the respective Fiscal Quarter or Fiscal Year (in each case describing in reasonable detail the respective transfer of Equity Interests), in each case, showing any change in the direct owner of the Equity Interests in such Subsidiary and describing such Equity Interests in reasonable detail, and certifying that each such Subsidiary, and each Credit Party which owns any Equity Interests therein as a result of any such changes, has taken all actions, if any, required pursuant to Section 8.11 and the relevant Security Documents.

(i) Annual Meetings with Lenders. At the request of the Administrative Agent, the U.S. Borrower shall, within 120 days after the close of each Fiscal Year of the U.S. Borrower, hold a meeting (which may be by conference call or teleconference), at a time and place selected by the U.S. Borrower and reasonably acceptable to the Administrative Agent, with all of the

Lenders that choose to participate, to review the financial results of the previous Fiscal Year and the financial condition of the U.S. Borrower and its Subsidiaries and the budgets presented for the current Fiscal Year of the U.S. Borrower and its Subsidiaries.

(j) Notice of Mandatory Repayments. On or prior to the date of any mandatory repayment of outstanding Term Loans pursuant to Sections 4.02(c) through (f), inclusive, the U.S. Borrower shall provide written notice of the amount of the respective repayment of outstanding Term Loans and the calculations therefor (in reasonable detail).

(k) Hedging Agreements. Upon request of the Administrative Agent, a schedule of all Interest Rate Protection Agreements and Other Hedging Agreements entered into by the U.S. Borrower or any of its Subsidiaries with any Lender and/or any of its affiliates.

(l) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the U.S. Borrower or its Subsidiaries as the Administrative Agent or any Lender may reasonably request; provided that the tax opinion delivered by Deloitte & Touche LLP referenced in Section 8.01(n) of the Original Credit Agreement shall only be made available for review by any Lender requesting same at the headquarters of the U.S. Borrower.

8.02 Books, Records and Inspections. The U.S. Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries which permit the preparation of financial statements in accordance with U.S. GAAP and which conform to all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The U.S. Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of any Agent or, if any Specified Default or any Event of Default then exists, any Lender to visit and inspect, under guidance of officers of the U.S. Borrower or such Subsidiary, any of the properties of the U.S. Borrower or such Subsidiary, and to examine the books of account of the U.S. Borrower or such Subsidiary and discuss the affairs, finances and accounts of the U.S. Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as such Agent or such Lender may reasonably request.

8.03 Insurance.

(a) The U.S. Borrower will, and will cause each of its Subsidiaries to, (i) maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (ii) furnish to the Administrative Agent, upon request by the Administrative Agent or any Lender, full information as to the insurance carried. Such insurance shall in any event include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance.

(b) The U.S. Borrower will, and will cause each of its Subsidiaries to, at all times keep the Collateral of the U.S. Borrower and its Subsidiaries insured in favor of the Collateral Agent, and all policies or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, the U.S. Borrower or any of its Subsidiaries) with respect to the Collateral (i) shall be endorsed to the Collateral Agent’s satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as certificate holder, mortgagee and loss payee with respect to Real Property, certificate holder and loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers’ compensa-

tion insurance) and (ii) shall state that such insurance policies shall not be canceled or materially changed without at least 30 days’ prior written notice thereof by the respective insurer to the Collateral Agent.

(c) If the U.S. Borrower or any of its Subsidiaries shall fail to comply with this Section 8.03, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon ten Business Days’ notice to the U.S. Borrower, to procure such insurance, and the Borrowers agree jointly and severally to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

8.04 Payment of Taxes. The U.S. Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the U.S. Borrower or any of its Subsidiaries not otherwise permitted under Section 9.03(i); provided that neither the U.S. Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with U.S. GAAP.

8.05 Existence; Franchises. The U.S. Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, authorities to do business, licenses, certifications, accreditations and patents; provided, however, that nothing in this Section 8.05 shall prevent (i) sales of assets and other transactions by the U.S. Borrower or any of its Subsidiaries in accordance with Section 9.02, (ii) the withdrawal by the U.S. Borrower or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) the dissolution of any Excluded Domestic Subsidiary or any Excluded Foreign Subsidiary.

8.06 Compliance with Statutes; etc. The U.S. Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such noncompliances as, individually or in the aggregate, have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

8.07 Compliance with Environmental Laws. (i) The U.S. Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property and vessels now or hereafter owned, leased or operated by the U.S. Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property and vessels free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither the U.S. Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of, Hazardous Materials on any Real Property or vessels owned, leased or operated by the U.S. Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except as required in the ordinary course of business of the U.S. Borrower and its Subsidiaries and as allowed by (and in compliance with) applicable law or regulation and except for any failures to comply with the requirements specified in clause (i) or (ii) above, which, either individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect. If the U.S. Borrower or any of its

Subsidiaries, or any tenant or occupant of any Real Property or vessel owned, leased or operated by the U.S. Borrower or any of its Subsidiaries, causes or permits any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), the U.S. Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property or vessel except where the failure to do so has not had, and could not reasonably be expected to have, a Material Adverse Effect.

8.08 ERISA. As soon as possible and, in any event, within twenty (20) Business Days after the U.S. Borrower, any Subsidiary of the U.S. Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the U.S. Borrower will deliver to the Administrative Agent written notice of the chief financial officer, vice president of human resources or other Authorized Officer of the U.S. Borrower setting forth, to the extent known, and in reasonable detail, such occurrence and the action, if any, that the U.S. Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by the U.S. Borrower, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with, the PBGC or any other governmental agency, or a Plan or Multiemployer Plan participant, and any notices received by the U.S. Borrower, such Subsidiary or ERISA Affiliate from the PBGC or other governmental agency or a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the U.S. Borrower has previously delivered to the Administrative Agent a notice (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan or Foreign Pension Plan has been made more than sixty (60) days late; that a Plan or Multiemployer Plan has been or may be involuntarily terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan or Multiemployer Plan has a material Unfunded Current Liability; that involuntary proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that an involuntary proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan or Multiemployer Plan; that the U.S. Borrower, any Subsidiary of the U.S. Borrower or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan or Multiemployer Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the U.S. Borrower or any Subsidiary of the U.S. Borrower may incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees ( other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan in addition to the liability that existed on the Restatement Effective Date pursuant to any such plan or plans by an amount that would be material to the U.S. Borrower or any Subsidiary of the U.S. Borrower. To the extent that the financial statements set forth with particularity a liability for which notice would otherwise be required to be given hereunder, a separate notice thereof shall not be required hereunder. At the request of the Administrative Agent, the U.S. Borrower will deliver to the Administrative Agent copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. The U.S. Borrower will also deliver upon written request to the Administrative Agent a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by the U.S. Borrower, any Subsidiary of the U.S. Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall, upon request of the Administrative Agent, be delivered to the Administrative Agent no later than twenty (20) Business Days after the date of such request. The U.S. Borrower and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtain or retain (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing has not had, and could not reasonably be expected to have, a Material Adverse Effect.

8.09 Good Repair. The U.S. Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment required to be used in its business are kept in reasonably good repair, working order and condition, ordinary wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

8.10 End of Fiscal Years; Fiscal Quarters. The U.S. Borrower will cause (i) each of its, and each of its Subsidiaries’, fiscal years to end on the Saturday closest to December 31 of each calendar year and (ii) each of its, and each of its Subsidiaries’, fiscal quarters to end on the last day of each period described in the definition of “Fiscal Quarter”; provided that Foreign Subsidiaries of the U.S. Borrower (other than the Bermuda Borrower and the Bermuda Partnership) shall not be required to maintain the fiscal year and fiscal quarter ends described above if it is not practicable for such Foreign Subsidiary to maintain same as a result of foreign statutes, rules or law applicable to such Foreign Subsidiary.

8.11 Additional Security; Additional Guaranties; Actions with Respect to Non-Guarantor Subsidiaries; Further Assurances.

(a) Each Borrower will, and will cause its Subsidiaries which are Credit Parties to, grant to the Collateral Agent security interests and mortgages (each, an “Additional Mortgage”) in: (i) each vessel acquired by such Person after the Amendment No. 3 Effective Date and having an initial book value in excess of $5,000,000 and (ii) such fee-owned (or the equivalent) Real Property acquired by such Person after the Amendment No. 3 Effective Date and having an initial book value in excess of $10,000,000 which is not covered by the Mortgages or Foreign Security Agreements in effect on the Amendment No. 3 Effective Date, as appropriate (each such Real Property referred to in this clause (ii), an “Additional Mortgaged Property”); provided, however, that if the aggregate initial book value of all Second-Tier Material Real Properties acquired by such Persons after the Amendment No. 3 Effective Date which are not then covered by Mortgages or Foreign Security Agreements, as appropriate, equals or exceeds $20,000,000, each Credit Party shall grant to the Collateral Agent security interests and mortgages in all such Second-Tier Material Real Properties owned by any such Person which are not then covered by Mortgages or Foreign Security Agreements, as appropriate (and not just those required to re-

duce the aggregate value of all Second-Tier Material Real Properties (determined as provided above) at such time below $20,000,000). All such Additional Mortgages shall be granted pursuant to documentation in form reasonably satisfactory to the Administrative Agent. Notwithstanding any “after-acquired property” covenant contained in any Foreign Security Document requiring the grant of a mortgage in “after-acquired” Real Property of any Foreign Credit Party in favor of the Collateral Agent, no Foreign Credit Party shall be required to grant to the Collateral Agent an Additional Mortgage in any Real Property of such Foreign Credit Party acquired after the Initial Borrowing Date as otherwise required by the respective Foreign Security Document unless and until the grant of such Additional Mortgage would otherwise be required pursuant to the terms of this Section 8.11(a).

(b) The U.S. Borrower will, and will cause each other Credit Party to, at its own expense, take such further actions relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 8.11. Furthermore, the U.S. Borrower will cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 8.11 has been complied with.

(c) Subject to the provisions of the following clauses (e) and (f), if (w) at any time any Domestic Subsidiary of the U.S. Borrower (other than an Excluded JV) is created, established or acquired, the U.S. Borrower shall cause such Subsidiary to execute and deliver counterparts of the U.S. Subsidiaries Guaranty, the Intercompany Subordination Agreement, the Intercreditor Agreement, the U.S. Security Agreement and the U.S. Pledge Agreement and comply with the provisions of Section 8.11(a) and the provisions of the U.S. Security Agreement and U.S. Pledge Agreement, (x) at any time any Subsidiary of the U.S. Borrower (other than an Excluded JV) organized under the laws of any Qualified Non-U.S. Jurisdiction is created, established or acquired, such Subsidiary shall be required to execute and deliver counterparts of the Foreign Subsidiaries Guaranty, the Intercompany Subordination Agreement and such Security Documents as may be specified by the Administrative Agent (which shall, to the extent applicable, be consistent with the Security Documents entered into by other Foreign Credit Parties organized under the laws of such Qualified Non-U.S. Jurisdiction), (y) at any time any Subsidiary of the U.S. Borrower (other than an Excluded JV) organized under the laws of any Non-Qualified Jurisdiction in which a Foreign Subsidiary Guarantor under this Agreement was organized on the Amendment No. 3 Effective Date is created, established or acquired, such Subsidiary shall be required to execute and deliver counterparts of the Foreign Subsidiaries Guaranty and, in each case, unless the Administrative Agent otherwise agrees based on advice of local counsel, the Intercompany Subordination Agreement and such Security Documents as may be specified by the Administrative Agent (which shall, to the extent applicable, be consistent with the Security Documents entered into by other Foreign Credit Parties organized under the laws of such Non-Qualified Jurisdiction) and (z) if at any time after the Amendment No. 3 Effective Date any jurisdiction is added to the list of Qualified Jurisdictions in accordance with the definition thereof contained herein, then at the time of such designation each Wholly-Owned Subsidiary of the U.S. Borrower organized under the laws of such Qualified Jurisdiction specified by the U.S. Borrower shall be required to become a Foreign Subsidiary Guarantor and take all actions specified in the preceding clause (x).

(d) At such time as any Equity Interests owned by any Credit Party cease to be Excluded Collateral, the Credit Parties shall take such actions as may be required by the U.S. Pledge Agreement and the other Security Documents or any other documents that are reasonably requested by the Collateral Agent in order to ensure that the Collateral Agent has a perfected first priority security interest therein, provided that in the case of any Foreign Subsidiary that is a corporation (or treated as such for U.S. tax purposes) that is owned by a U.S. Credit Party, not more than 65% of the total outstanding voting Equity Interests of such Person shall be required to be pledged in support of such U.S. Credit Party’s ob-

ligations (x) as a Borrower under the Credit Agreement (in the case of the U.S. Borrower) or (y) under its Guaranty in respect of the Obligations of the U.S. Borrower (in the case of the other U.S. Subsidiary Guarantors).

(e) Each action required above by Section 8.11(a), (b), (c) or (d) shall be completed no later than 90 days (or, in the case of actions relating to assets located outside the United States, such greater number of days as the Administrative Agent shall agree to in its sole and absolute discretion in any given case) after such action is required pursuant to such clause, provided that in the case of a newly-formed Subsidiary organized in (i) a Qualified Non-U.S. Jurisdiction or (ii) a Non-Qualified Jurisdiction in which an existing Foreign Subsidiary Guarantor is organized, such action shall not be required to be taken until the gross book value of its assets (determined as of the last day of the calendar month then last ended) is greater than $10,000,000, unless the aggregate gross book value of all newly-formed Subsidiaries which have not executed Security Documents in reliance on this proviso (determined as of the last day of the calendar month then last ended) exceeds $20,000,000, at which time all such excluded Subsidiaries (and not just those Subsidiaries required to reduce the aggregate gross book value of such excluded Subsidiaries to below $20,000,000) shall execute the required Credit Documents.

(f) Notwithstanding anything to the contrary contained in clauses (c) through (e) above, to the extent the taking of any action as described above by a new Subsidiary acquired pursuant to a Permitted Acquisition, which is subject to Permitted Acquired Debt which at such time remains in existence as permitted by Section 9.04(b)(vi), then to the extent that the terms of the respective Permitted Acquired Debt prohibit the taking of any actions which would otherwise be required of such Subsidiary by this Section 8.11, then the time for taking the respective actions (to the extent prohibited by the terms of the respective Permitted Acquired Debt) shall be extended until 10 Business Days after the earlier of (i) the date of repayment of such Permitted Acquired Debt and (ii) the first date on which the taking of such actions would not violate the terms of the respective issue of Permitted Acquired Debt. Furthermore, to the extent any Subsidiary which is not a Wholly-Owned Subsidiary is acquired pursuant to a Permitted Acquisition (in accordance with the limitations contained in the definition thereof), then for so long as such Subsidiary is not a Wholly-Owned Subsidiary, to the extent the U.S. Borrower in good faith determines that the respective Subsidiary is not able, under applicable requirements of law (whether because of fiduciary duties under applicable law or other requirements of applicable law) to execute and deliver any Credit Documents such Subsidiary would otherwise be required to execute in accordance with this Section 8.11, such Subsidiary shall not be required to take such actions as would otherwise be required above.

(g) Within 30 days following the request of the Administrative Agent, the Collateral Agent or the Required Lenders, the Borrowers shall cause each Fee Capped Foreign Subsidiary Guarantor (to the maximum extent permitted by applicable law) to (x) enter into such amendments and/or modifications to the relevant Credit Documents to which such Fee Capped Foreign Subsidiary Guarantor is a party to cause the guaranty amount or the secured obligations thereunder, as applicable, to equal 110% of the Fair Market Value of the Property owned or held by such Fee Capped Foreign Subsidiary Guarantor and (y) pay all registration, notarial and other fees, all taxes and all other amounts as may be required in connection with the increase in amount of the guaranty and/or the secured obligations under such Credit Documents.

(h) In the event that the Administrative Agent or the Required Lenders at any time after the Amendment No. 3 Effective Date determine in their reasonable discretion (whether as a result of a position taken by an applicable bank regulatory agency or official, or otherwise) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, rule, regulation, guideline or order (any such appraisal, a “Required Appraisal”) are or were required to be obtained, or should be obtained, in connection with any U.S. Mortgaged Property or U.S. Mortgaged Properties, then, within 90 days after receiving written notice thereof from the Administrative Agent or the Required Lenders, as the case may be, the U.S. Borrower shall cause such Required Appraisal to be delivered, at the expense of the U.S. Borrower, to the Administrative Agent, which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.

(i) Notwithstanding any “after-acquired property” covenant contained in any Foreign Security Document requiring the grant of security interests in Property of any Foreign Credit Party in favor of the Collateral Agent (but subject to Section 8.11(a), no Foreign Credit Party shall be required to grant the Collateral Agent security interests in Property of such Foreign Credit Party acquired after the Initial Borrowing Date which is not a vessel and does not constitute Real Property (all such Property, “After-Acquired Foreign Personal Property”) and which is not covered already expressly by the respective Foreign Security Document as otherwise required by such Foreign Security Document if the gross book value of all After-Acquired Foreign Personal Property of such Foreign Credit Party (determined as of the last day of the calendar month then last ended) excluded from the pledge requirements pursuant to this clause (i) is less than $10,000,000, unless (and until) the aggregate gross book value of all After-Acquired Foreign Personal Property of all Foreign Credit Parties excluded from the pledge requirements pursuant to this clause (i) (determined as of the last day of the calendar month then last ended) exceeds $20,000,000, at which time the Foreign Credit Parties shall take all actions required to be taken pursuant to the respective Foreign Security Documents to grant the Collateral Agent a security interest in all After-Acquired Foreign Personal Property as is required to cause the aggregate gross book value (determined as described above) of all After-Acquired Foreign Personal Property of all Foreign Credit Parties not then subject to a security interest in favor of the Collateral Agent pursuant to the relevant Foreign Security Documents not to exceed $10,000,000.

(j) Notwithstanding anything to the contrary contained above in this Section 8.11 or elsewhere in this Agreement or the other Credit Documents, no Credit Party shall be required to grant a security interest in, or Lien on, any Excluded Collateral (so long as the respective Property constitutes Excluded Collateral), and the value of any Excluded Collateral shall not be taken into account in making determinations pursuant to the foregoing clauses of this Section 8.11.

(k) No later than 45 days after the Amendment No. 3 Effective Date (or such later date as the Administrative Agent shall agree in its sole discretion), the applicable Credit Parties shall cause to be executed and/or delivered, as applicable, to the Administrative Agent:

(i) with respect to the Foreign Security Documents, such amendments duly executed and acknowledged by the applicable Credit Parties as may be requested by the Administrative Agent in order to preserve and protect the validity of the Liens granted to the Collateral Agent pursuant to such Foreign Security Documents;

(ii) with respect to each Mortgage in favor of the Collateral Agent with respect to any U.S. Mortgaged Property, an amendment (each, a “Mortgage Amendment”) duly executed and acknowledged by the applicable Credit Party in form and substance reasonably satisfactory to the Collateral Agent;

(iii) with respect to each Mortgage Amendment (other than with respect to the Mortgage Amendment for the U.S. Mortgaged Properties in Florida and Hawaii), an endorsement or other modification to the existing Mortgage Policy providing assurance reasonably satisfactory to the Collateral Agent that the lien on such Mortgaged Property in favor of the Collateral Agent shall continue to have the enforceability and priority in effect immediately prior to the effectiveness of Amendment 1;

(iv) with respect to each Mortgage Amendment (other than with respect to the Mortgage Amendment for the U.S. Mortgaged Property in Florida), opinions of counsel to the Credit Parties covering customary matters and in form and substance reasonably satisfactory to the Collateral Agent;

(v) with respect to each U.S. Mortgaged Property requested by the Collateral Agent, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination and for each improved parcel of Real Property located in a special flood hazard area (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Credit Parties and (y) evidence of flood insurance in amounts and otherwise sufficient to comply with applicable law; and

(vi) a copy of, or a certificate as to coverage under, the insurance policies required by Section 8.03 in form and substance satisfactory to the Collateral Agent.

8.12 Use of Proceeds. The U.S. Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Loans for the purposes specified in Section 7.05. Neither Borrower will, nor will it permit any of its Subsidiaries to, use any of the proceeds of the Loans, any Letter of Credit or any Bank Guaranty to finance the acquisition of any Person that has not been approved and recommended by the board of directors (or functional equivalent thereof) or the requisite shareholders of such Person.

8.13 Ownership of Subsidiaries.

(a) Notwithstanding anything to the contrary contained in this Agreement, (x) the U.S. Borrower shall at all times own directly or indirectly 100% of the capital stock of the Bermuda Borrower and (y) subject to the proviso to the first sentence of Section 8.13(b), the U.S. Borrower shall at all times own directly or indirectly (through one or more Wholly-Owned Domestic Subsidiaries (as opposed to through Foreign Subsidiaries)) all of the capital stock or other Equity Interests (to the extent owned by the U.S. Borrower or any of its Subsidiaries) of each Domestic Subsidiary of the U.S. Borrower.

(b) The Borrowers shall take all actions so that, at all times from and after the Amendment No. 3 Effective Date, all the assets of the U.S. Borrower and its Subsidiaries located within the United States, all Equity Interests in all Domestic Subsidiaries or other U.S. Persons and all or substantially all of the business of the U.S. Borrower and its Subsidiaries conducted in the United States, are, in each case, owned or conducted, as the case may be, by the U.S. Borrower and one or more Domestic Subsidiaries which are not direct or indirect Subsidiaries of any Foreign Subsidiary of the U.S. Borrower, provided that if a Foreign Subsidiary (not itself created or established in contemplation of a Permitted Acquisition) is acquired pursuant to a Permitted Acquisition which Foreign Subsidiary has (either directly or through one or more Domestic Subsidiaries) assets or operations in the United States, the U.S. Borrower shall have a reasonable period of time (not to exceed 60 days) to effect the transfer of U.S. assets and operations (including all Equity Interests in any Domestic Subsidiaries or other U.S. Persons held by it) of the respective Foreign Subsidiary to one or more Qualified U.S. Obligors, provided, further, that the respective transfer shall not be required to be made if the U.S. Borrower in good faith determines that such transfer would give rise to adverse tax consequences to the U.S. Borrower and its Subsidiaries or would give rise to any material breach or violation of law or contract (in which case, the U.S. Borrower and its Subsidiaries shall transfer such assets and operations at such time, if any, as such adverse tax consequences or breach or violation would not exist and, until such time, shall use good faith efforts so that any growth in the assets or operations of the foreign entity so acquired, to the extent located in the United States, are made within one or more Qualified U.S. Obligors).

(c) The Borrowers shall take all actions so that all Foreign Subsidiaries that are not Qualified Non-U.S. Obligors are directly or indirectly owned by one or more Qualified Non-U.S. Obligors (or, in the case of the Bermuda Partnership, is owned by the Bermuda Partnership Partners).

(d) For the avoidance of doubt, it is understood and agreed that the foregoing provisions of this Section 8.13 shall not prohibit the acquisition of, or Investments in, Non-Wholly-Owned Subsidiaries, provided that the Equity Interest owned by the U.S. Borrower or any of its Subsidiaries in such Non-Wholly-Owned Subsidiaries, to the extent organized under the laws of any Qualified Jurisdiction, shall be subject to the requirements of the preceding clauses (a), (b) and (c) of this Section 8.13.

8.14 Maintenance of Company Separateness. The U.S. Borrower will, and will cause each of its Subsidiaries to, satisfy customary Company formalities, including the holding of regular board of directors’ and shareholders’ meetings or action by directors or shareholders without a meeting and the maintenance of Company records. Neither the U.S. Borrower nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the Company existence of either Borrower, any other Credit Party or any Non-Guarantor Subsidiaries being ignored, or in the assets and liabilities of the U.S. Borrower or any other Credit Party being substantively consolidated with those of any other such Person or any Non-Guarantor Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

8.15 Performance of Obligations. The U.S. Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as, individually or in the aggregate, have not caused, and could not reasonably be expected to cause, a Default or Event of Default hereunder or a Material Adverse Effect.

8.16 Margin Stock. The U.S. Borrower shall take all actions so that at all times the aggregate value of all Margin Stock (other than treasury stock) owned by the U.S. Borrower and its Subsidiaries (for such purpose, using the initial purchase price paid by the U.S. Borrower or such Subsidiary for the respective shares of Margin Stock) shall not exceed $10,000,000. So long as the aggregate value of Margin Stock (other than treasury stock) owned by the U.S. Borrower and its Subsidiaries (determined as provided in the preceding sentence) does not exceed $10,000,000, all Margin Stock at any time owned by the U.S. Borrower and its Subsidiaries shall not constitute Collateral and no security interest shall be granted therein pursuant to any Credit Document. Without excusing any violation of the first sentence of this Section 8.16, if at any time the aggregate value of all Margin Stock (other than treasury stock) owned by the U.S. Borrower and its Subsidiaries (determined as provided in the first sentence of this Section 8.16) exceeds $10,000,000, then (x) all Margin Stock owned by the Credit Parties (except to the extent constituting Excluded Collateral) shall be pledged, and delivered for pledge, pursuant to the relevant Security Documents and (y) the U.S. Borrower shall execute and deliver to the Lenders appropriate com pleted forms (including, without limitation, Forms G-3 and U-1, as appropriate) establishing compliance with the Margin Regulations.

8.17 Foreign Security Document Amendments. (x) If any additional Foreign Security Document is entered into by the U.S. Borrower or any of its Subsidiaries after the Amendment No. 3 Effective Date or (y) any change in applicable law governing any Foreign Security Document relevant to the scope of the Obligations covered by such Foreign Security Document or the Secured Creditors entitled to the benefits of such Foreign Security Document occurs after the Amendment No. 3 Effective Date and, in any such case, the Collateral Agent (based on the advice of local counsel) has determined that amendments to the respective Foreign Security Document are required to maintain a valid and enforceable first priority lien on the Collateral covered by such Foreign Security Document in favor of the Collateral Agent for the benefit of all of the Secured Creditors securing all of the relevant Obligations (i.e., all Tranche C-1 Term Loans, all Bermuda Borrower Letters of Credit and Unpaid Drawings thereunder, all Bermuda Borrower Bank Guaranties and Unreimbursed Payments thereunder, and, after a given Incremental Term Loan Borrowing Date, all related incremental Obligations resulting from the provision of the respective Incremental Term Loan Commitments to the Bermuda Borrower), then, within 90 days following the request of the Collateral Agent or the Administrative Agent, the U.S. Borrower shall duly authorize, execute and deliver to the Collateral Agent, or cause to be duly authorized, executed and delivered to the Collateral Agent, a fully executed counterpart of an amendment to such Foreign Security Document, which amendment shall (i) be in full force and effect (and, if applicable, properly recorded) no later than the date of required execution and delivery of such amendment as provided above and (ii) otherwise be in form and substance satisfactory to the Administrative Agent.

Section 9. Negative Covenants. The Borrowers hereby covenant and agree that as of the Amendment No. 3 Effective Date and thereafter for so long as this Agreement is in effect and until all Commitments have terminated, no Letters of Credit or Bank Guaranties are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

9.01 Changes in Business; etc.

(a) The U.S. Borrower and its Subsidiaries will not engage in any business other than a Permitted Business.

(b) The Bermuda Partnership will not engage in any business and will not own any significant assets or any cash or Cash Equivalents (other than its ownership of Equity Interests of Qualified Non-U.S. Obligors) or have any material liabilities (other than those liabilities for which it is responsible under the Credit Documents to which it is a party), provided that the Bermuda Partnership may (I) provide treasury, accounting, logistic and other administrative support services to its Affiliates on an arms’ length basis and hold and retain cash earned in connection with the provision of such services, (II) receive and hold additional cash and Cash Equivalents from its Subsidiaries and/or its Affiliates, so long as the same are promptly loaned, distributed and/or contributed to its Subsidiaries and/or Affiliates in a transaction otherwise permitted by this Agreement and (III) engage in those activities that (i) are incidental to (x) the maintenance of its Company existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, the Credit Documents to which it is a party and (ii) are otherwise expressly permitted by this Agreement and the other Credit Documents.

(c) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement:

(i) the Bermuda Partnership Partners shall not collectively own or hold (x) Property (exclusive of Property leased or operated but not owned) with a Fair Market Value in excess of $30,000,000 at any time or (y) cash or Cash Equivalents in an aggregate in excess of $10,000,000; provided that (v) all assets owned by the Bermuda Partnership Partners on the Amendment No. 3 Effective Date (which assets shall have a net book value on the Amendment No. 3 Effective Date not to exceed $25,000,000) shall be excluded for purposes of such determination, (w) any cash and Cash Equivalents loaned and/or contributed to such Persons by Affiliates of such Persons shall be excluded for purposes of such determination, so long as the same are promptly loaned and/or distributed to other Affiliates of such Persons in a transaction otherwise permitted by this Agreement, (x) any inventory owned by the Bermuda Partnership Partners shall be excluded for purposes of such determination, (y) any Equity Interests in the Bermuda Partnership which are held by the Bermuda Partnership Partners shall be excluded for purposes of such determination and (z) any intercompany receivable owed to a Bermuda Partnership Partner by Dole Settlement Company shall be excluded for purposes of such determination so long as such intercompany receivable is at all times subject to the subordination provisions contained in the Intercompany Subordination Agreement;

(ii) no Bermuda Partnership Partner shall merge, consolidate with or be liquidated or dissolved into any other Person, provided, however, that any Bermuda Partnership Partner may merge or consolidate with or into any other Wholly-Owned Domestic Subsidiary of the U.S. Borrower formed for the sole purpose of reincorporating such Bermuda Partnership Partner in a different jurisdiction (and, thereafter, the surviving entity of such merger or consolidation shall constitute a “Bermuda Partnership Partner” for all purposes of this Agreement and the other Credit Documents (subject to and bound by all terms and covenants herein and therein applicable to a “Bermuda Partnership Partner”));

(iii) no later than one Business Day following the date upon which any Bermuda Partnership Partner receives or generates an Account (as defined in the U.S. Security Agreement), such Account shall be sold on a non-recourse basis to Dole Settlement Company (at a discount of 2%) in exchange for a note payable (which shall at all times be subject to the subordination provisions contained in the Intercompany Subordination Agreement) and/or the assumption of a payable or payables owing by such Bermuda Partnership Partner to its relevant Subsidiary which sells fruit, inventory or other Property, or provides shipping services, to such Bermuda Partnership Partner (which assumed liabilities shall also be subject to the subordination provisions contained in the Intercompany Subordination Agreement); and

(iv) upon the occurrence and during the continuance of any Specified Default or any Event of Default under Section 10.01 or 10.05, unless otherwise directed by the Administrative Agent or the Required Lenders, (x) neither the U.S. Borrower nor any of its Subsidiaries shall sell fruit, inventory or other Property to, or contract to perform shipping services for, any Bermuda Partnership Partner, (y) the U.S. Borrower and its Subsidiaries shall sell to Dole Settlement Company fruit, inventory and other Property formerly sold to, and shall contract with Dole Settlement Company to sell shipping services formerly contracted with, any Bermuda Partnership Partner and (z) no Bermuda Partnership Partner shall be permitted to receive any Dividends or the proceeds of any intercompany loans or advances from any of its Affiliates.

9.02 Consolidation; Merger and Sale of Assets. The U.S. Borrower will not, nor will it permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, except that the following shall be permitted:

(i) Investments permitted by Section 9.05 and Dividends permitted by Section 9.06;

(ii) the U.S. Borrower and its Subsidiaries may, in the ordinary course of business, sell or otherwise dispose of assets (excluding Equity Interests in, Subsidiaries and joint ventures) which, in the reasonable opinion of such Person, are obsolete, uneconomic or worn-out;

(iii) the U.S. Borrower and its Subsidiaries may sell assets (excluding Equity Interests of any Wholly-Owned Subsidiary unless all of the capital stock or other Equity Interests of such Wholly-Owned Subsidiary are sold in accordance with this clause (iii)), so long as (v) no Event of Default then exists or would result therefrom, (w) the U.S. Borrower or the applicable Subsidi-

ary receives total consideration in an amount at least equal to the Fair Market Value of such assets, (x) except for customary post-closing adjustments, at least 75% of the total consideration received by the U.S. Borrower or such Subsidiary is paid in cash at the time of the closing of such sale or disposition (provided that sales of assets for aggregate consideration of $20,000,000 (based on the Fair Market Value of any non-cash consideration) in any Fiscal Year of the U.S. Borrower shall not be subject to the minimum cash requirement set forth above in this subclause (x)), (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(b) and (z) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (iii) shall not exceed $150,000,000 in any Fiscal Year of the U.S. Borrower;

(iv) each of the U.S. Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(v) each of the U.S. Borrower and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the U.S. Borrower or any of its Subsidiaries;

(vi) transfers of assets (x) to any U.S. Credit Party, (y) among the Foreign Credit Parties; provided that in the case of any transfer of Collateral with a Fair Market Value in excess of $5,000,000, the U.S. Borrower shall notify the Administrative Agent thereof and take such action as may be requested by the Administrative Agent for purposes of ensuring the continued enforceability of the Collateral Agent’s security interest therein, and (z) by any Subsidiary of the U.S. Borrower that is not a Credit Party to the U.S. Borrower or any of its Subsidiaries;

(vii) (x) any Subsidiary of the U.S. Borrower (other than the Bermuda Borrower) may be merged, consolidated or liquidated with or into the U.S. Borrower (so long as the U.S. Borrower is the surviving corporation of such merger, consolidation or liquidation) or any U.S. Subsidiary Guarantor (so long as, except in the case of a merger, consolidation or liquidation into the U.S. Borrower, a U.S. Subsidiary Guarantor is the surviving corporation of such merger consolidation or liquidation), (y) any Foreign Subsidiary of the U.S. Borrower may be merged, consolidated or liquidated with or into the Bermuda Borrower (so long as the Bermuda Borrower is the surviving entity in such merger, consolidation or liquidation) or any Foreign Subsidiary Guarantor (so long as, except in the case of a merger, consolidation or liquidation into the Bermuda Borrower, a Foreign Subsidiary Guarantor is the surviving corporation of such merger consolidation or liquidation) and (z) any Subsidiary of the U.S. Borrower that is not a Credit Party may be merged, consolidated or liquidated with or into any other Subsidiary of the U.S. Borrower that is not a Credit Party; provided, in the case of any merger, consolidation or liquidation pursuant to this clause (vii) involving a Credit Party, the U.S. Borrower shall notify the Administrative Agent thereof and shall take such action as may be requested by the Administrative Agent for purposes of ensuring the continued enforceability of the Collateral Agent’s security interest in the Collateral of such Credit Party;

(viii) so long as no Event of Default has occurred and is continuing, the U.S. Borrower and its Subsidiaries may transfer inventory in a non-cash or cash transfer to Subsidiaries of the U.S. Borrower in the ordinary course of its business;

(ix) so long as no Event of Default exists at the time of the respective transfer or immediately after giving effect thereto, Credit Parties shall be permitted to transfer additional assets

(other than inventory, cash, Cash Equivalents and Equity Interests in any Credit Party) to other Subsidiaries of the U.S. Borrower, so long as cash in an amount at least equal to the Fair Market Value of the assets so transferred is received by the respective transferor;

(x) the U.S. Borrower and its Subsidiaries may sell or exchange specific items of equipment, in connection with the exchange or acquisition of replacement items of equipment which are useful in a Permitted Business;

(xi) each of the U.S. Borrower and its Subsidiaries may sell or liquidate Cash Equivalents;

(xii) the U.S. Borrower and its Subsidiaries may sell inventory to their respective customers in the ordinary course of business;

(xiii) each of the U.S. Borrower and its Subsidiaries may effect Contemplated Asset Sales, so long as (i) no Event of Default then exists or would exist immediately after giving effect thereto, (ii) each such sale is an arms’-length transaction and the U.S. Borrower or the respective Subsidiary receives at least Fair Market Value, (iii) either (x) at least 75% of the total consideration received by the U.S. Borrower or such Subsidiary is paid in cash at the time of the closing of such sale or (y)(1) the consideration therefor consists solely of cash and/or Permitted Installment Notes (to the extent same may be issued in accordance with the definition thereof) and (2) at least 50% of the total consideration received by the U.S. Borrower or such Subsidiary is paid in cash at the time of the closing of such sale, and (iv) the Net Sale Proceeds therefrom are applied as, and to the extent, required by Section 4.02(c); and

(xiv) the U.S. Borrower and its Domestic Subsidiaries may sell and leaseback Principal Properties, so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is made pursuant to an arm’s-length transaction, (x) 100% of the total consideration received by the U.S. Borrower or such Subsidiary is paid in cash at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom equal at least 90% of the Fair Market Value of the Property subject to such sale-leaseback transaction and (z) the Net Sale Proceeds therefrom are applied as a mandatory repayment and/or commitment reduction and/or reinvested, in any case, in accordance with the requirements of Section 4.02(c).

To the extent any Collateral is sold or otherwise disposed of as permitted by this Section 9.02, such Collateral (unless transferred to a Credit Party) shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

9.03 Liens. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the U.S. Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the U.S. Borrower or any of its Subsidiaries) or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.03 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP;

(ii) Liens imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlord’s Liens, maritime Liens and other similar Liens, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the U.S. Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

(iii) (x) Liens created by or pursuant to this Agreement and the Security Documents, (y) Liens (but only on Collateral of the U.S. Credit Parties) created by or pursuant to the ABL Credit Agreement and the ABL Security Documents, securing Indebtedness incurred pursuant to clause (xiii) of Section 9.04(b) and related cash management obligations, and (z) Liens (but only on the Collateral of the U.S. Credit Parties) securing Existing 2014 Senior Notes, Existing 2016 Senior Notes and Qualified Indebtedness, so long as such Existing 2014 Senior Notes, Existing 2016 Senior Notes and Qualified Indebtedness constitute Notes Obligations (as defined in the Intercreditor Agreement); provided that with respect to any Liens securing Qualified Indebtedness, after giving effect to the Incurrence of such Qualified Indebtedness and the use of proceeds therefrom, the Senior Secured Leverage Ratio as of in the last day of the most recent Test Period for which financial statements are available pursuant to Section 8.01(a) or (b) would have been less than or equal to 3.75 to 1.00 on a Pro Forma Basis;

(iv) Liens in existence on the Amendment No. 3 Effective Date which are listed in Schedule IX and any renewals, replacements and extensions of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension except in accordance with the definition of Permitted Refinancing Indebtedness, and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the U.S. Borrower or any of its Subsidiaries;

(v) Liens (x) arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 10.09, (y) arising in connection with the deposit or payment of cash or other Property with or to any court or other governmental authority in connection with any pending claim or litigation and (z) arising in connection with the deposit of cash or other Property in connection with the issuance of stay and appeal bonds, provided that the Fair Market Value of all Property (including cash) subject to Liens pursuant to clause (v)(y) or (v)(z) (whether pledged, paid, deposited or otherwise) shall not exceed at any time the sum of (1) $75,000,000 (net of any insurance proceeds actually received (and not returned) by the U.S. Borrower and its Subsidiaries in connection therewith) plus (2) in the case of Properties of Subsidiaries of the U.S. Borrower located outside the United States and subject to a Lien pursuant to this clause (v), an additional $50,000,000 (net of any insurance proceeds actually received (and not returned) by the U.S. Borrower and its Subsidiaries in connection therewith);

(vi) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of the U.S. Borrower and its Subsidiaries in connection with workers’ compensation, unemployment insurance and other types of social security, (y) to secure the performance by the U.S. Borrower and its Subsidiaries of tenders, statutory obligations (other than excise taxes not described in Section 9.03(i)), surety and customs bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of (I) obligations for the payment of borrowed money and (II) stay and appeal bonds and other obligations described in Section 9.03(v) above) or (z) to secure the performance by the U.S. Borrower and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, provided that the aggregate Fair Market Value of all Property pledged or deposited at any time pursuant to preceding subclauses (y) and (z) shall not exceed $25,000,000 in the aggregate (it being understood that letters of credit and bank guaranties issued in support of customs bonds, licensing arrangements and similar obligations do not constitute Property pledged or deposited to support such obligations);

(vii) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the U.S. Borrower or any of its Subsidiaries;

(viii) (x) Permitted Encumbrances and (y) easements, rights-of-way, restrictions, encroachments, municipal and zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the U.S. Borrower or any of its Subsidiaries;

(ix) Liens of a lessor arising under any operating lease entered into by the U.S. Borrower and its Subsidiaries in the ordinary course of business and relating solely to such lease and the assets leased thereunder;

(x) Liens upon assets of the U.S. Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations permitted pursuant to Section 9.04(b)(iv), provided that the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the U.S. Borrower or any of its Subsidiaries;

(xi) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Amendment No. 3 Effective Date by the U.S. Borrower and its Subsidiaries, provided that (x) any such Liens attach only to the assets so purchased, (y) the principal amount of Indebtedness secured by any such Lien does not exceed 100% of the Fair Market Value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (z) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 9.04(b)(iv);

(xii) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the U.S. Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(b)(vi) and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the U.S. Borrower or any of its Subsidiaries;

(xiii) restrictions imposed in the ordinary course of business and consistent with past practices on the sale or distribution of designated inventory pursuant to agreements with customers under which such inventory is consigned by the customer or such inventory is designated for sale to one or more customers;

(xiv) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xv) bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of the accounts described below, in each case granted in the ordinary course of business in favor of the bank or banks with which the accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(xvi) Liens securing Permitted Refinancing Indebtedness permitted pursuant to Section 9.04(b);

(xvii) Liens on the assets of a Foreign Subsidiary (other than the Bermuda Partnership) which is not a Foreign Credit Party securing Indebtedness incurred by such Foreign Subsidiary in accordance with the terms of Section 9.04(b)(vii);

(xviii) Liens over promissory notes evidencing grower loans pledged in favor of financial institutions securing Indebtedness permitted to be incurred pursuant to clause (x) of Section 9.04(b)(xv); and

(xix) other Liens of the U.S. Borrower or any Subsidiary of the U.S. Borrower that (x) were not incurred in connection with borrowed money, (y) do not materially impair the use of such Property in the operation of the business of the U.S. Borrower or such Subsidiary and (z) do not secure obligations in excess of $100,000,000 in the aggregate for all such Liens.

In connection with the granting of Liens of the type described in clauses (iv), (ix), (x), (xi), (xii), (xvi), (xvii) and (xix) of this Section 9.03 by the U.S. Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized, at the request of either Borrower, to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the assets subject to such Liens).

9.04 Indebtedness.

(a) The U.S. Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist (collectively, “incur”) any Indebtedness; provided, however, that the U.S. Borrower and each Domestic Subsidiary of the U.S. Borrower which is a U.S. Credit Party may incur Qualified Indebtedness so long as, on a Pro Forma Basis: (i) the Total Leverage Ratio at such time does not exceed the maximum Total Leverage Ratio that was permitted pursuant to Section 9.12(a) as of the most recently ended Test Period; (ii) the Consolidated Interest Coverage Ratio for the most recently ended Calculation Period is at least equal to the minimum Consolidated Interest Coverage Ratio that was required pursuant to Section 9.12(b) for the most recently ended Calculation Period; and (iii) no Default or Event of Default then exists or would exist immediately after the respective incurrence.

(b) The foregoing limitations in Section 9.04(a) will not apply to the following:

(i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(ii) (x) Existing Indebtedness listed on Schedule IV and any Permitted Refinancing Indebtedness in respect thereof and (y) Permitted Refinancing Indebtedness with respect to Indebtedness incurred pursuant to Section 9.04(a);

(iii) Indebtedness under Interest Rate Protection Agreements, Other Hedging Agreements and Commodity Agreements entered into to protect the U.S. Borrower and its Subsidiaries against fluctuations in interest rates, currency exchange rates and commodity prices and not for speculative purposes;

(iv) Capitalized Lease Obligations, Indebtedness of the U.S. Borrower and its Subsidiaries incurred to finance the acquisition of fixed, capital or long-term assets and Permitted Refinancing Indebtedness in respect thereof, provided that the aggregate amount of Indebtedness outstanding pursuant to this Section 9.04(b)(iv) shall not exceed $50,000,000 at any time;

(v) intercompany Indebtedness of the U.S. Borrower and its Subsidiaries to the extent permitted by Section 9.05;

(vi) Indebtedness of a Subsidiary of the U.S. Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness) (such Indebtedness, “Permitted Acquired Debt”) and any Permitted Refinancing Indebtedness in respect thereof, provided that (x) any such Permitted Acquired Debt was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (y) the aggregate principal amount of all Indebtedness outstanding pursuant to this Section 9.04(b)(vi) at any time shall not exceed $50,000,000;

(vii) Indebtedness of Foreign Subsidiaries of the U.S. Borrower (other than the Bermuda Partnership), provided that the aggregate principal amount of all such Indebtedness outstanding at any time under this Section 9.04(b)(vii) shall not exceed $75,000,000;

(viii) additional unsecured Indebtedness of the U.S. Borrower consisting of unsecured guarantees of (x) obligations (which guaranteed obligations do not themselves constitute Indebtedness) of one or more Subsidiaries of the U.S. Borrower, (y) leases pursuant to which one or more Subsidiaries of the U.S. Borrower are the respective lessees and (z) Indebtedness of Subsidiaries of the U.S. Borrower of the type permitted pursuant to Section 9.04(b)(xi);

(ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five Business Days of the incurrence thereof;

(x) (x) Indebtedness of the U.S. Borrower or any of its Subsidiaries evidenced by completion guarantees and performance and surety bonds (but excluding appeal, performance and other bonds and/or guaranties issued in respect of obligations arising in connection with litigation) incurred in the ordinary course of business for purposes of insuring the performance of the U.S. Borrower or such Subsidiary in an aggregate amount not to exceed $50,000,000 at any time outstanding, (y) Indebtedness of the U.S. Borrower or any of its Subsidiaries evidenced by appeal, performance and other bonds and/or guaranties issued in respect of obligations arising in connection with litigation for purposes of insuring the performance of the U.S. Borrower or such Subsidiary in an aggregate amount not to exceed $50,000,000 at any time outstanding and (z) Indebtedness of the U.S. Borrower or any of its Subsidiaries evidenced by appeal bonds and/or guaranties issued in respect of obligations arising in connection with the European Commission

Decision pending appeal by the U.S. Borrower or such Subsidiaries of such decision in an aggregate amount not to exceed €45,000,000 at any time outstanding;

(xi) Indebtedness of the U.S. Borrower or any Subsidiary of the U.S. Borrower arising from agreements of the U.S. Borrower or a Subsidiary of the U.S. Borrower providing for indemnification, adjustment of purchase price or other similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary of the U.S. Borrower permitted under this Agreement (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition);

(xii) unsecured Indebtedness of the U.S. Borrower evidenced by a guaranty of the Indebtedness or other obligations of any other Person (including Indebtedness of Foreign Subsidiaries permitted pursuant to Section 9.04(b)(vii) above), so long as the aggregate amount of the Contingent Obligations of the U.S. Borrower pursuant to this Section 9.04(b)(xii) does not exceed $75,000,000 at any time;

(xiii) the U.S. Borrower and the U.S. Subsidiary Guarantors may incur and remain liable with respect to the Indebtedness under the ABL Credit Agreement and the other ABL Credit Documents; provided, however, that the aggregate principal amount of Indebtedness thereunder shall not exceed the greater of (I) $400,000,000 and (II) the sum of (x) 80% of the net book value of the accounts receivable of the U.S. Borrower and its Domestic Subsidiaries and (y) 60% of the net book value of the inventory of the U.S. Borrower and its Domestic Subsidiaries, with any determinations pursuant to this clause (II) to be made on the date of each incurrence of Indebtedness pursuant to this clause (II) based on the most recent financial statements that are available to the U.S. Borrower;

(xiv) Indebtedness of Foreign Subsidiaries of the U.S. Borrower under bank guaranties and letters of credit issued by financial institutions (on behalf of such Foreign Subsidiaries) in an aggregate amount not to exceed $50,000,000 at any time;

(xv) (x) Indebtedness of Foreign Subsidiaries incurred in connection with grower loan programs in an aggregate principal amount not to exceed $75,000,000 at any time outstanding and (y) unsecured Indebtedness of the U.S. Borrower evidenced by a guaranty of Indebtedness permitted pursuant to preceding subclause (x) of this Section 9.04(b)(xv);

(xvi) [Reserved]

(xvii) Indebtedness of the U.S. Borrower which may be deemed to exist under its non-qualified excess savings plan for employees;

(xviii) Indebtedness under letters of credit or bank guarantees not to exceed $150,000,000 at one time outstanding; and

(xix) additional unsecured Indebtedness of the U.S. Borrower and its Subsidiaries (other than the Bermuda Partnership Partners and the Bermuda Partnership) not otherwise permitted hereunder not exceeding $100,000,000 in aggregate principal amount at any time outstanding, provided that no such additional Indebtedness shall be incurred at any time a Default or Event of Default then exists or would result therefrom.

9.05 Advances; Investments; Loans. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other Equity Interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (each of the foregoing an “Investment” and, collectively, “Investments”), except:

(i) the U.S. Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

(ii) the U.S. Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the U.S. Borrower or such Subsidiary;

(iii) the U.S. Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers, trade creditors, licensees, licensors and customers and in good faith settlement of delinquent obligations of, and other disputes with, suppliers, trade creditors, licensees, licensors and customers arising in the ordinary course of business;

(iv) Interest Rate Protection Agreements, Other Hedging Agreements and Commodity Agreements entered into in compliance with Section 9.04(b)(iii) shall be permitted;

(v) (x) Investments constituting Intercompany Existing Indebtedness in existence on the Amendment No. 3 Effective Date and any Permitted Refinancing Indebtedness in respect thereof and (y) other Investments in existence on the Amendment No. 3 Effective Date and listed on Schedule VI (and amendments, modifications and renewals thereof that do not increase the amount of such Investments);

(vi) Investments (u) by U.S. Credit Parties in Foreign Credit Parties provided that at no time shall the aggregate outstanding amount of all such Investments made pursuant to subclause (u) of this Section 9.05(vi) exceed $50,000,000, (v) in any U.S. Credit Party, (w) among Foreign Credit Parties; provided that in the case of any Investment resulting in a transfer of Collateral with a Fair Market Value in excess of $5,000,000, the U.S. Borrower shall notify the Administrative Agent thereof and take such action as may be requested by the Administrative Agent for purposes of ensuring the continued enforceability of the Collateral Agent’s security interest therein, (x) by any Subsidiary of the U.S. Borrower that is not a Credit Party in the U.S. Borrower or any of its Subsidiaries, (y) so long as no Event of Default has occurred and is continuing, transfers of cash and Cash Equivalents among the U.S. Borrower and its Subsidiaries in the ordinary course of business for working capital purposes and (z) other Investments by the U.S. Borrower and its Subsidiaries in any Subsidiary of the U.S. Borrower, provided that at no time shall the aggregate outstanding amount of all such Investments made pursuant to subclause (z) of this Section 9.05(vi) (exclusive of Investments that would have otherwise been permitted under subclause (w) above except that such Investment involved a transitory Investment through a Subsidiary that was not a Credit Party which promptly made a corresponding Investment in a Foreign Credit Party) exceed $250,000,000;

(vii) (x) loans by the U.S. Borrower and its Subsidiaries to officers, employees and directors of the U.S. Borrower and its Subsidiaries for bona fide business purposes, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to ex-

ceed $5,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall be permitted, (y) advances of reimbursable expenses by the U.S. Borrower and its Subsidiaries to officers, employees and directors of the U.S. Borrower and its Subsidiaries for bona fide purposes, in each case incurred in the ordinary course of business, and (z) non-cash loans to officers, directors or other employees of the U.S. Borrower or any of its Subsidiaries in connection with such officers’, directors’ or employees’ acquisition of shares of capital stock of the U.S. Borrower;

(viii) the U.S. Borrower and its Subsidiaries may make Permitted Acquisitions;

(ix) the U.S. Borrower and its Subsidiaries may own the capital stock of, or other Equity Interests in, their respective Subsidiaries created or acquired in accordance with the terms of this Agreement;

(x) the U.S. Borrower and its Subsidiaries may acquire and hold non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Sections 9.02(iii) and (xiii);

(xi) so long as no Event of Default has occurred and is continuing, loans or advances by the U.S. Borrower or any Subsidiary of the U.S. Borrower in connection with grower loan programs; provided that at no time shall the aggregate outstanding principal amount of all such loans and advances made pursuant to this Section 9.05(xi) exceed $75,000,000 (determined without regard to write-downs or write-offs thereof);

(xii) any Non-Wholly-Owned Subsidiary of the U.S. Borrower may make loans to its shareholders generally so long as (x) the U.S. Borrower or its respective Subsidiary which owns the Equity Interest in the Subsidiary making such loans receives at least its proportionate share of such loans (based upon its relative holding of the Equity Interests in the Subsidiary making such loans), (y) unless the entering into of the Intercompany Subordination Agreement requires the consent of the minority shareholder of such Non-Wholly Owned Subsidiary (and such consent is not obtained), such Non-Wholly-Owned Subsidiary (as obligee of such loan) and the U.S. Borrower or such other Subsidiary (as obligor of such loan) shall be subject to the provisions of the Intercompany Subordination Agreement and (z) the aggregate outstanding principal amount of all loans pursuant to this Section 9.05(xii) which are not subject to the subordination provisions of the Intercompany Subordination Agreement shall not exceed $50,000,000 at any time;

(xiii) Investments constituting guaranties of Indebtedness permitted by Section 9.04;

(xiv) the Bermuda Partnership Partners may make additional Investments in the Bermuda Partnership not otherwise permitted by this Section, so long as (w) the Bermuda Partnership promptly (and in any event within one Business Day of receipt thereof) uses 100% of the cash proceeds of such Investment to make a prepayment on the intercompany loan owing by it to the Bermuda Borrower and incurred pursuant to the Intercompany Distribution Transactions, (x) the Bermuda Borrower uses all of the proceeds of such prepayment within one Business Day of the date of receipt thereof to prepay Term Loans owing by it in accordance with the requirements of Section 4.01(vii), (y) if any U.S. Borrower Incremental Term Loans are then outstanding, the U.S. Borrower makes a concurrent prepayment of U.S. Borrower Incremental Term Loans in accordance with the requirements of Section 4.01(vii) and (z) any Investment in the form of an intercompany loan or advance pursuant to this Section 9.05(xiv) shall be subject to subordination as, and to the extent required by, the Intercompany Subordination Agreement; and

(xv) so long as no Default or Event of Default then exists or would result therefrom, the U.S. Borrower and its Subsidiaries may make Investments not otherwise permitted by Sections 9.05(i) through (xiv); provided that the aggregate amount of the Investments made pursuant to this Section 9.05(xv) after the Amendment No. 3 Effective Date shall not exceed $100,000,000 (without regard to any write-downs or write-offs thereof) plus the Available Amount.

9.06 Restricted Payments; etc. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in non-redeemable common stock or comparable common equity interests of the U.S. Borrower or any such Subsidiary, as the case may be) or return any equity capital to, its stockholders, partners, members or other equity holders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, partners, members or other equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or other Equity Interests, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares or other Equity Interests), or set aside any funds for any of the foregoing purposes, and the U.S. Borrower will not permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or other Equity Interests of any direct or indirect parent of such Subsidiary now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock or other Equity Interests) (all of the foregoing “Dividends”), except that:

(i) (x) any Subsidiary of the U.S. Borrower may pay Dividends to the U.S. Borrower or any Wholly-Owned Subsidiary of the U.S. Borrower and (y) any Non-Wholly-Owned Subsidiary of the U.S. Borrower may pay cash Dividends to its shareholders generally so long as the U.S. Borrower or its respective Subsidiary which owns the Equity Interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary); provided that any Dividend made pursuant to the preceding clause (x) to any Wholly-Owned Subsidiary that is not a Credit Party by any Subsidiary that is a Credit Party may only be made if (I) no Specified Default and no Event of Default then exists or would result therefrom and (II) such Wholly-Owned Subsidiary promptly distributes and/or transfer any Property received pursuant to such Dividend (directly or indirectly through other Wholly-Owned Subsidiaries) to a Credit Party; provided, however, that, subject to Section 9.01(c), any such Dividend may be made to the Bermuda Partnership notwithstanding the existence of an Event of Default (other than an Event of Default under Section 10.01 or 10.05) so long as (a) the Bermuda Partnership complies with clause (II) of the preceding proviso and (b) the Bermuda Partnership Partners are (after giving effect to the receipt of any Dividend from Bermuda Partnership) in compliance with the requirements of Section 9.01(c);

(ii) the U.S. Borrower may redeem or purchase shares of, or options to purchase, U.S. Borrower Common Stock held by former officers or employees of the U.S. Borrower or any of its Subsidiaries following the death, disability, retirement or termination of employment of such officers or employees, provided that (x) the only consideration paid by the U.S. Borrower in respect of such redemptions and/or purchases shall be cash, (y) the aggregate amount paid by the U.S. Borrower in respect of all such redemptions and/or purchases shall not exceed $10,000,000 in any Fiscal Year of the U.S. Borrower, and (z) at the time of any redemption or purchase pursuant to this Section 9.06(ii), no Specified Default or Event of Default shall then exist or result therefrom;

(iii) the cancellation of a portion of any equity compensation award in connection with the payment of withholding taxes by the U.S. Borrower and its Subsidiaries thereon on behalf of employees and directors of the U.S. Borrower and its Subsidiaries;

(iv) the U.S. Borrower may pay regularly scheduled Dividends on Qualified Preferred Stock issued by it pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock rather than in cash;

(v) repurchases of Equity Interests of the U.S. Borrower or any Subsidiary of the U.S. Borrower deemed to occur upon exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of such options or warrants;

(vi) repurchases of Equity Interests of the U.S. Borrower in lieu of the issuance of fractional shares upon the exercise of options or warrants to purchase U.S. Borrower Common Stock;

(vii) the distribution of rights to holders of U.S. Borrower Common Stock pursuant to a customary shareholder rights plan and the redemption of such rights for nominal consideration; and

(viii) so long as no Default or Event of Default has occurred and is continuing, other Dividends in an aggregate amount not to exceed $25,000,000 plus the Available Amount.

9.07 Transactions with Affiliates. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate of the U.S. Borrower except on terms and conditions substantially as favorable to the U.S. Borrower or such Subsidiary as would be reasonably expected to be obtainable by the U.S. Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted: (i) intercompany transactions among the U.S. Borrower and its Subsidiaries; (ii) the payment of consulting or other fees to the U.S. Borrower by any of its Subsidiaries in the ordinary course of business; (iii) customary fees to directors of the U.S. Borrower and its Subsidiaries; (iv) the U.S. Borrower and its Subsidiaries may enter into the employment arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business; (v) Dividends may be paid by the U.S. Borrower to the extent permitted by Section 9.06; (vi) transactions between the U.S. Borrower and/or any of its Subsidiaries and their respective Affiliates listed on Schedule XIV hereto; and (vii) Investments in, and transactions with, any Person that is an Affiliate of the U.S. Borrower solely as a result of the U.S. Borrower’s or a Subsidiaries ownership of Equity Interests of such Person.

9.08 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc.

(a)	The U.S. Borrower will not, and will not permit any of its Subsidiaries to:

(i) make any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment, repurchase, redemption or acquisition for value as a result of any asset sale, change of control or similar event of any Specified Indebtedness other than (w) refinancings of Specified Indebtedness in exchange for or with the proceeds of Permitted Refi-

nancing Indebtedness, (x) in exchange for U.S. Borrower Common Stock or Qualified Preferred Stock, (y) so long as no Default or Event of Default has occurred and is continuing, repurchases or redemptions of Specified Indebtedness in an aggregate amount not to exceed $50,000,000 plus the Available Amount;

(ii) amend or modify, or permit the amendment or modification of, any provision of any Specified Indebtedness, in any manner that is adverse in any material respect to the interests of the Lenders; or

(iii) amend, modify or change any Qualified Preferred Stock, its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement (or equivalent organizational documents) or any agreement entered into by it, with respect to its capital stock or other Equity Interests, or enter into any new agreement with respect to its capital stock or other Equity Interests, other than (x) any amendments, modifications or changes and any such new agreements which do not adversely affect the interests of the Lenders in any material respect, and (y) any amendment to such Person’s respective certificates of incorporation or other organizational documents to authorize the issuance of capital stock or other Equity Interests otherwise permitted to be issued pursuant to the terms of this Agreement.

(b) Neither the U.S. Borrower nor any of its Subsidiaries shall designate any Indebtedness (other than the Obligations and obligations under the ABL Credit Agreement) as “Designated Guarantor Senior Debt” or “Designated Senior Debt” for purposes of any agreement governing Specified Indebtedness.

9.09 Limitation on Issuance of Equity Interests. The U.S. Borrower will not issue (i) any Preferred Equity (or any options, warrants or rights to purchase Preferred Equity) other than Qualified Preferred Stock or (ii) any redeemable common stock or equivalent common Equity Interests.

9.10 Limitation on Certain Restrictions on Subsidiaries. The U.S. Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any such Subsidiary to (x) pay dividends or make any other distributions on its capital stock or any other Equity Interests or participation in its profits owned by the U.S. Borrower or any Subsidiary of the U.S. Borrower, or pay any Indebtedness owed to the U.S. Borrower or a Subsidiary of the U.S. Borrower, (y) make loans or advances to the U.S. Borrower or any Subsidiary of the U.S. Borrower or (z) transfer any of its properties or assets to the U.S. Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the U.S. Borrower or a Subsidiary of the U.S. Borrower, (iv) customary provisions restricting assignment of any licensing agreement (in which the U.S. Borrower or any of its Subsidiaries is the licensee) or any other contract entered into by the U.S. Borrower or any Subsidiary of the U.S. Borrower in the ordinary course of business, (v) any agreement or instrument governing Permitted Acquired Debt, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition, (vi) restrictions applicable to any Non-Wholly Owned Subsidiary existing at the time of the acquisition thereof as a result of an Investment pursuant to Section 9.05; provided that the restrictions applicable to such joint venture are not made more burden-

some, from the perspective of the U.S. Borrower and its Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment, (vii) any restriction or encumbrance with respect to assets subject to Liens permitted by Sections 9.03(iv), (x), (xi), (xii) and (xvi), (viii) the ABL Credit Documents, (ix) restrictions set forth in the documents governing Existing Indebtedness and (x) restrictions in the documents governing Indebtedness incurred following the Amendment No. 3 Effective Date which are not materially more restrictive than the restrictions described in the foregoing clause (ix).

9.11 Special Restrictions Relating to Principal Property. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, (i) own or acquire any Principal Property (other than the Principal Properties designated on Schedule XV hereto) or (ii) directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable for or suffer to exist any Indebtedness secured by a Lien on any Principal Property; provided, however, that, notwithstanding the foregoing, (x) the U.S. Borrower and its Subsidiaries may acquire (by way of third-party purchase) up to (but not more than) two Principal Properties after the Amendment No. 3 Effective Date and, thereafter, own such Principal Properties and (y) the U.S. Borrower and its Subsidiaries may own additional Principal Properties which are not Principal Properties on the Amendment No. 3 Effective Date (or, if acquired after the Amendment No. 3 Effective Date, on such date of acquisition) if (x) the respective Principal Property becomes a Principal Property after the Amendment No. 3 Effective Date (or such date of acquisition) as a result of the making of capital expenditures or other investments in such Property by the U.S. Borrower or the respective Subsidiary or (y) the respective Principal Property is constructed by the U.S. Borrower or the respective Subsidiary. The restrictions set forth in this Section 9.11 shall cease to apply following the date that Principal Properties cease to constitute Excluded Collateral.

9.12 Financial Maintenance Covenants.

(a) The U.S. Borrower shall not permit the Total Leverage Ratio as of the last day of any Test Period set forth below to exceed the maximum Total Leverage Ratio set forth opposite such date below:

Test Period Ending on or About	Maximum Total Leverage Ratio
March 27, 2010	5.00 to 1.00
June 19, 2010	5.00 to 1.00
October 9, 2010	4.75 to 1.00
January 1, 2011	4.75 to 1.00
March 26, 2011	4.75 to 1.00
June 18, 2011	4.50 to 1.00
October 8, 2011	4.50 to 1.00
December 31, 2011	4.50 to 1.00
March 24, 2012	4.50 to 1.00
June 16, 2012	4.25 to 1.00
October 6, 2012	4.25 to 1.00
December 29, 2012	4.00 to 1.00

Test Period Ending on or About	Maximum Total Leverage Ratio
March 24, 2013	4.00 to 1.00
June 16, 2013	3.75 to 1.00
October 6, 2013	3.75 to 1.00
December 29, 2013 and the last day of each Test Period thereafter	3.50 to 1.00

(b) The U.S. Borrower shall not permit the Consolidated Interest Coverage Ratio for any Test Period set forth below to be less than the minimum Consolidated Interest Coverage Ratio set forth opposite the last day of the applicable Test Period set forth below:

Minimum Consolidated Interest
Test Period Ending on or About	Coverage Ratio
March 27, 2010	1.50 to 1.00
June 19, 2010	1.50 to 1.00
October 9, 2010	1.75 to 1.00
January 1, 2011	1.75 to 1.00
March 26, 2011	1.75 to 1.00
June 18, 2011	1.75 to 1.00
October 8, 2011	1.75 to 1.00
December 31, 2011	2.00 to 1.00
March 24, 2012	2.00 to 1.00
June 16, 2012	2.00 to 1.00
October 6, 2012	2.00 to 1.00
December 29, 2012 and the last day of each Test Period thereafter	2.25 to 1.00

Section 10. Events of Default. Upon the occurrence of any of the following specified events (each, an “Event of Default”):

10.01 Payments. Either Borrower shall (i) default in the payment when due of any principal of any Loan, (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any Unpaid Drawing, any Unreimbursed Payment, any interest on any Loan or any Fees or (iii) default, and such default shall continue for 10 or more Business Days after notice to either Borrower by the Administrative Agent or any Lender, in the payment when due of any other amounts owing hereunder or under any other Credit Document; or

10.02 Representations, etc. (a) Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document (other than a Foreign Security Document) or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made, (b) any representation, warranty or statement which is qualified by a materiality standard of any kind and is made or deemed made by any Foreign Credit Party in any Foreign Security Document or in any statement or certificate delivered pursuant to any Foreign Security Document shall prove to be untrue in any material respect on the date as of which made or deemed made and (c) any material representation, warranty or statement which is not qualified by a materiality standard of any kind and is made or deemed made by any Foreign Credit Party in any Foreign Security Document or in any statement or certificate delivered pursuant to any Foreign Security Document shall prove to be untrue in any material respect on the date as of which made or deemed made; or

10.03 Covenants. The U.S. Borrower or any of its Subsidiaries shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 2B.07, 8.01(e)(i), 8.10, 8.11, 8.16 or 9, or (b) default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement (other than those referred to in Section 10.01, 10.02 or clause (a) of this Section 10.03) and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Lenders; or

10.04 Default Under Other Agreements. (a) The U.S. Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of the U.S. Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section 10.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, equals or exceeds $25,000,000; or

10.05 Bankruptcy, etc. The U.S. Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the U.S. Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the U.S. Borrower or any of its Subsidiaries; or the U.S. Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the U.S. Borrower or any of its Subsidiaries; or there is commenced against the U.S. Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the U.S. Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the U.S. Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the U.S. Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any Company action is taken by the U.S. Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days which will result in a Material Adverse Effect, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan pursuant to Section 4042(b) of ERISA, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be involuntarily terminated or to be the subject of termination proceedings under ERISA, any Plan subject to Title IV of ERISA shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan subject to Title IV of ERISA or Multiemployer Plan or a Foreign Pension Plan has not been made within 60 days of when due, the U.S. Borrower or any Subsidiary of the U.S. Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan subject to Title IV of ERISA or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the U.S. Borrower or any Subsidiary of the U.S. Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a “default” within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Plan or Multiemployer Plan; (b) there shall result from any such event or events described above in this Section 10.06 the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability resulting from any event described in clause (a) above; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

10.07 Security Documents. (a) Any Security Document shall cease to be in full force and effect (except in accordance with the terms thereof), or shall, subject to the Intercreditor Agreement, cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.03), and subject to no other Liens (except as permitted by Section 9.03), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of any such Security Document; provided that (i) the occurrence of an Excluded Event shall not give rise to an Event of Default under this Section 10.07, (ii) the failure to have a perfected and enforceable Lien on Collateral in favor of the Collateral Agent shall not give rise to an Event of Default under this Section 10.07, unless the aggregate Fair Market Value of all Collateral over which the Collateral Agent fails to have a perfected and enforceable Lien (exclusive of Collateral that is the subject of an Excluded Event) equals or exceeds $10,000,000 and (iii) in the case of any default described in clause (b) above in the due performance or observance of any covenant or agreement contained in any Foreign Security Document that is not (directly or indirectly) related to the perfection or enforceability of a Lien on Collateral, such default shall not give rise to an Event of Default until such default shall continue unremedied for a period of at least 15 days after notice to the defaulting party by the Administrative Agent, the Collateral Agent or the Required Lenders; or

10.08 Guaranties. Any Guaranty or any provision thereof shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the relevant Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; provided that the occurrence of an Excluded Event shall not give rise to an Event of Default under this Section 10.08; or

10.09 Judgments. One or more judgments or decrees shall be entered against the U.S. Borrower or any of its Subsidiaries involving a liability (to the extent not paid or covered by a reputable and solvent insurance company (with any portion of any judgment or decree not so covered to be included in any determination hereunder)) equal to or in excess of $25,000,000 for all such judgments and decrees and all such judgments or decrees shall either be final and non-appealable or shall not have been vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days; provided, however, that for the avoidance of doubt, the European Commission Decision shall be deemed to have been stayed for so long as such decision is not final and non-appealable and the U.S. Borrower and its applicable Subsidiaries are diligently pursuing an appeal of such decision and have complied with all requirements of the European Commission with respect to the posting of bonds, bank guarantees or other security for the European Commission Decision (after giving effect to any waiver by the European Commission of any such requirements); provided, further, that the rendering of any such other judgment(s) or decree(s) by courts outside of the United States and Bermuda shall not be an Event of Default under this Section 10.09 unless (i) the U.S. Borrower and its Subsidiaries which are subject to the judgment(s) or decree(s), as of the date of the issuance of such judgment(s) or decree(s) (or any later date while such judgment(s) or decree(s) are still in effect) have at least $25,000,000 in net assets (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s) or decree(s)) located in the jurisdictions (i.e., the relevant country or countries or any larger jurisdiction of the respective court(s)) of the courts rendering such judgment(s) or decree(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) or (ii) an order or orders enforcing such judgment(s) or decree(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) is entered by a court or courts of competent jurisdiction in a jurisdiction or jurisdictions where the U.S. Borrower and/or its Subsidiaries subject to the order, as of the date of the entry of such order of enforcement (or any later date while any such order is still in effect), have at least $25,000,000 in net assets located in such jurisdiction or jurisdictions (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s) or decree(s)); or

10.10 Ownership. A Change of Control shall have occurred; or

10.11 Denial of Liability. (a) Either Borrower shall deny its obligations under this Agreement or any other Credit Document, (b) any law, rule or regulation shall purport to render invalid, or preclude enforcement of, any provision of this Agreement or any other Credit Document or impair performance of any Foreign Credit Party’s obligations hereunder or under any other Credit Document or (c) any dominant authority asserting or exercising de jure or de facto governmental or police powers shall, by moratorium laws or otherwise, cancel, suspend or defer the obligation of any Foreign Credit Party to pay any amount required to be paid hereunder or under any other Credit Document; provided that the occurrence of an Excluded Event shall not give rise to an Event of Default under this Section 10.11; or

10.12 Governmental Action. Any governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property, shares of capital stock or other assets of any Foreign Credit Party or any of its Subsidiaries, or shall have assumed custody or control of such property or other assets or of the business or operations of any Foreign Credit Party or any of its Subsidiaries, or shall have taken any action for the dissolution or disestablishment of any Foreign Credit Party or any of its Subsidiaries or any action that would prevent any Foreign Credit Party, any of its Subsidiaries or any of their respective officers from carrying on the business of such Foreign Credit Party or such Subsidiary or a substantial part thereof; provided that the occurrence of an Excluded Event shall not give rise to an Event of Default under this Section 10.12; or

10.13 Special Defaults Relating to Bermuda Entities. The Bermuda Borrower shall fail to maintain its corporate existence in full force and effect, then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the U.S. Borrower, take any or all of the following actions, without prejudice to the rights of any Agent or any Lender to enforce its claims against any Credit Party (provided that if an Event of Default specified in Section 10.05 shall occur with respect to either Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings and Unreimbursed Payments) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), subject to the Intercreditor Agreement, any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit or Bank Guaranty which may be terminated in accordance with its terms; (v) direct the Bermuda Borrower to pay (and the Bermuda Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to either Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash (in the respective currencies in which such Letters of Credit or Bank Guaranties are denominated), to be held as security by the Administrative Agent, as is equal to the sum of (x) the aggregate Stated Amount of all Bermuda Borrower Letters of Credit issued for the account of the Bermuda Borrower and then outstanding and (y) the aggregate Face Amount of all Bank Guaranties issued for the account of the Bermuda Borrower and then outstanding; (vi) direct the U.S. Borrower to pay (and the U.S. Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to either Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash (in the respective currencies in which such Letters of Credit or Bank Guaranties are denominated), to be held as security by the Administrative Agent, as is equal to the sum of (x) the aggregate Stated Amount of all Letters of Credit then outstanding and (y) the aggregate Face Amount of all Bank Guaranties issued for the account of the U.S. Borrower and then outstanding; and (vii) apply any cash collateral held by the Administrative Agent as provided in Section 4.02 to the repayment of the Obligations.

Section 11. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

“ABL Collateral Agent” shall mean the “Collateral Agent” as defined in the ABL Credit Agreement.

“ABL Credit Agreement” shall mean the Credit Agreement, dated as of April 12, 2006, as amended through the Amendment No. 3 Effective Date, among the U.S. Borrower, Deutsche Bank

Trust Company Americas, as Administrative Agent, Banc of America Securities LLC, as syndication agent, The Bank of Nova Scotia, as documentation agent, Deutsche Bank Securities Inc. and Banc of America Securities LLC, as joint book runners, and Deutsche Bank Securities Inc., as sole lead arranger, as the same may be further amended, restated, modified, supplemented, renewed, refunded, replaced or refinanced from time to time in one or more agreements or indentures (in each case with the same or new lenders, institutional investors or agents), including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof (so long as, in the case of any replacement or refinancing, all commitments under the agreements or indentures so replaced or refinanced shall have been terminated, all unpaid amounts thereunder (other than indemnities) shall have been paid in full and all parties to any replacement or refinancing agreements or indentures, or a trustee or agent on their behalf, shall have become party to the Intercreditor Agreement as of the applicable date of replacement or refinancing, as the case may be).

“ABL Credit Documents” shall mean the ABL Credit Agreement and the related guaranties, pledge agreements, security agreements, mortgages, notes and other agreements and instruments entered into in connection with the ABL Credit Agreement, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“ABL Credit Party” shall mean a “Credit Party” as defined in the ABL Credit Agreement.

“ABL Lender” shall mean a “Lender” as defined in the ABL Credit Agreement.

“ABL Loans” shall mean the “Loans” as defined in the ABL Credit Agreement.

“ABL Priority Collateral” means, collectively, all “ABL Priority Collateral” as defined in the Intercreditor Agreement.

“ABL Security Documents” shall mean the “Security Documents” as defined in the ABL Credit Agreement.

“Account Party” shall mean, with respect to Letters of Credit or Bank Guaranties, the U.S. Borrower or the Bermuda Borrower, as specified in the respective Letter of Credit Request (or, in the case of Existing Letters of Credit, as specified pursuant to the Original Credit Agreement) or Bank Guaranty Request (or, in the case of Existing Bank Guaranties, as specified pursuant to the Original Credit Agreement).

“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the U.S. Borrower, which assets are acquired by the U.S. Borrower or any of its Subsidiaries or (y) any Person, which shall, as a result of the acquisition of its Equity Interests, become a Subsidiary of the U.S. Borrower (or shall be merged with and into the U.S. Borrower, or a Subsidiary of the U.S. Borrower).

“Additional Collateral” shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to Section 8.11.

“Additional Mortgage” shall have the meaning provided in Section 8.11(a).

“Additional Mortgaged Property” shall have the meaning provided in Section 8.11(a).

“Additional Security Documents” shall mean all mortgages, pledge agreements, security agreements and other security documents entered into from time to time pursuant to Sections 8.11 and/or 13.19, as each such document may be modified, supplemented or amended from time to time in accordance with the terms hereof and thereof.

“Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 12.10.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“After-Acquired Foreign Personal Property” shall have the meaning provided in Section 8.11(i).

“Agent” shall mean the Administrative Agent, the Syndication Agent, each Co-Documentation Agent and each Lead Arranger and shall include any successor to any such Person appointed pursuant to Section 12.10.

“Aggregate CL Exposure” shall mean, at any time, the sum of (i) the aggregate amount of all Letter of Credit Outstandings at such time plus (ii) the aggregate amount of all Bank Guaranty Outstandings at such time (for this purpose, giving effect to the provisos to the definitions of Stated Amount and Face Amount in determining the Letter of Credit Outstandings and Bank Guaranty Outstandings at such time).

“Agreement” shall mean this Credit Agreement, as amended and restated and as the same may be further modified, supplemented, amended, restated, extended, renewed, refinanced and/or replaced from time to time.

“Alternative Currency” shall mean Sterling and Euros.

“Amendment 1” shall mean Amendment 1 to this Agreement, dated as of March 18, 2009.

“Amendment No. 3” shall mean Amendment 3 to this Agreement, dated as of March 2, 2010.

“Amendment No. 3 Effective Date” shall mean March 2, 2010.

“Applicable Currency” shall mean (i) with respect to any Loan, Dollars and (ii) with respect to any Letter of Credit or Bank Guaranty, Dollars or the Alternative Currency in which such Letter of Credit or Bank Guaranty is denominated.

“Applicable Increased Term Loan Rate” shall mean, at any time, with respect to any newly-created Tranche of Incremental Term Loans, the rate per annum (expressed as a percentage) applicable to Tranche B-1 Term Loans, Tranche C-1 Term Loans and each other then existing Tranche of In-

cremental Term Loans after giving effect to the provisos in subclause (II) of clause (vi) of Section 1.15(a) and shall be conclusive and binding on all Lenders absent manifest error.

“Applicable Margin” shall mean (i) in the case of Tranche B-1 Term Loans and Tranche C-1 Term Loans maintained as (A) Base Rate Loans, 2.25% and (B) Eurodollar Loans, 3.25% (or on and after the date of the most recent incurrence of any Tranche of Incremental Term Loans bearing interest at the Applicable Increased Term Loan Rate, the Applicable Increased Term Loan Rate for such Tranche of Incremental Term Loans); and (ii) in the case of any Type of Incremental Term Loans of a given Tranche, that percentage per annum set forth in, or calculated in accordance with, Section 1.15 and the relevant Incremental Term Loan Commitment Agreement (or in the case of Incremental Term Loans of a given Tranche, on and after the date of the most recent incurrence of any Tranche of Incremental Term Loans bearing interest at the Applicable Increased Term Loan Rate, the Applicable Increased Term Loan Rate for such Tranche of Incremental Term Loans). Notwithstanding the foregoing, the relevant Applicable Margin shall be subject to increases pursuant to, and to the extent expressly provided in, Section 1.15.

“Applicable Prepayment Percentage” shall mean, at any time, for purposes of Section 4.02(e) and the definition of “Retained Excess Cash Flow Amount,” 50%; provided that, so long as no Default or Event of Default is then in existence, if the Total Leverage Ratio is less than 3.50:1.00 as at the last day of the most recently ended Fiscal Year of the U.S. Borrower (as set forth in an officer’s certificate delivered pursuant to Section 8.01(d) for the Fiscal Year of the U.S. Borrower then last ended), the Applicable Prepayment Percentage shall instead be 0%.

“Asset Sale” shall mean any sale, transfer or other disposition by the U.S. Borrower or any of its Subsidiaries to any Person other than the U.S. Borrower or any Subsidiary of the U.S. Borrower of any asset or Property (including, without limitation, any capital stock or other securities of, or other Equity Interests in, another Person, but excluding the sale by the U.S. Borrower of its own capital stock) of the U.S. Borrower or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business, (ii) other sales and dispositions that generate Net Sale Proceeds of less than $15,000,000 in the aggregate in any Fiscal Year of the U.S. Borrower or (iii) sales or liquidations of Cash Equivalents, it being understood and agreed that the grant of a Lien by the U.S. Borrower or any of its Subsidiaries in favor of another Person shall not in and of itself constitute an “Asset Sale” for purposes of this definition.

“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit G (appropriately completed).

“Authorized Officer” shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion, Letter of Credit Requests, Bank Guaranty Requests and similar notices the Chairman, the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Treasurer or any Assistant Treasurer of the U.S. Borrower, any person or persons that has or have been authorized by the board of directors of either Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the Administrative Agent, (ii) delivering financial information and officer’s certificates pursuant to this Agreement, the Chief Financial Officer, the Treasurer or other financial officer of the U.S. Borrower and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of the U.S. Borrower.

“Available Amount” means, at any time:

(i) the cumulative amount of cash and Cash Equivalent proceeds received by the U.S. Borrower from the sale of its Common Stock following the Amendment No. 3 Effective Date and at or prior to such time; plus

(ii) the Retained Excess Cash Flow Amount at such time; minus

(iii) the amount of outstanding Investments at such time made in reliance on the Available Amount pursuant to Section 9.05(xv); minus

(iv) the amount of Dividends made in reliance on the Available Amount prior to such time pursuant to Section 9.06(viii); minus

(v) the amount applied to make payments in respect of Specified Indebtedness in reliance on the Available Amount prior to such time pursuant to Section 9.08(a)(i)(y).

“Bank Guaranty” shall have the meaning provided in Section 2B.01(a).

“Bank Guaranty Issuer” shall mean (i) if and to the extent it agrees to act as such, any Agent (and any of such Agent’s affiliates and/or branches), (ii) any ABL Lender (and any of such ABL Lender’s affiliates and/or branches) or any CL Lender (and any of such CL Lender’s affiliates and/or branches) which at the request of the U.S. Borrower or the Bermuda Borrower and with the consent of the Administrative Agent agrees, in such ABL Lender’s or CL Lender’s (or their respective affiliate’s or branch’s) sole discretion, to become a Bank Guaranty Issuer for the purpose of issuing Bank Guaranties pursuant to Section 2B and (iii) with respect to the Existing Bank Guaranties, the Lender or Original Lender (and any of such Lender’s or Original Lender’s affiliates and/or branches) designated as the issuer thereof on Part B of Schedule XI shall be the Bank Guaranty Issuer thereof.

“Bank Guaranty Outstandings” shall mean, at any time, the sum of (i) the aggregate Face Amount of all outstanding Bank Guaranties which have not terminated at such time plus (ii) the aggregate amount of all Unreimbursed Payments in respect of all Bank Guaranties at such time.

“Bank Guaranty Payment” shall have the meaning provided in Section 2B.05(b).

“Bank Guaranty Request” shall have the meaning provided in Section 2B.03(a).

“Bankruptcy Code” shall have the meaning provided in Section 10.05.

“BAS” shall mean Banc of America Securities LLC, in its individual capacity, and any successor thereto by merger, consolidation or otherwise.

“Base Rate” at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Rate at such time, (y) the Prime Lending Rate at such time and (z) the rate which is 1% in excess of the Eurodollar Rate for an Interest Period of one month commencing on such date.

“Base Rate Loan” shall mean each Loan which is designated or deemed designated as a Base Rate Loan by the respective Borrower at the time of the incurrence thereof or conversion thereto.

“Bermuda Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Bermuda Borrower Bank Guaranty” shall mean each Bank Guaranty (which may be denominated in Dollars or an Alternative Currency) issued for the account of the Bermuda Borrower pursuant to Section 2B.01 and designated as such by the Bermuda Borrower in the respective Bank Guaranty Request (or, in the case of an Existing Bank Guaranty, to the extent provided in Section 2B.01(d)).

“Bermuda Borrower Incremental Term Loans” shall mean Incremental Term Loans incurred by the Bermuda Borrower.

“Bermuda Borrower Letter of Credit” shall mean each Letter of Credit (which must be denominated in Dollars or an Alternative Currency) issued for the account of the Bermuda Borrower pursuant to Section 2A.01.

“Bermuda Borrower Term Loans” shall mean and include all Tranche C-1 Term Loans and all Bermuda Borrower Incremental Term Loans.

“Bermuda Partnership” shall mean Dole Foreign Holdings, Ltd., a limited liability company organized under the laws of Bermuda.

“Bermuda Partnership Partner #1” shall mean Dole Fresh Fruit Company, Inc., a corporation organized under the laws of Nevada and a Wholly-Owned Subsidiary of the U.S. Borrower, and any successor thereto by way of a merger or consolidation permitted by Section 9.01(c).

“Bermuda Partnership Partner #2” shall mean Dole Ocean Cargo Express, Inc., a corporation organized under the laws of Nevada and a Wholly-Owned Subsidiary of the U.S. Borrower, and any successor thereto by way of a merger or consolidation permitted by Section 9.01(c).

“Bermuda Partnership Partners” shall mean and include Bermuda Partnership Partner #1 and Bermuda Partnership Partner #2.

“B/G Participant” shall have the meaning provided in Section 2B.04(a).

“B/G Participation” shall have the meaning provided in Section 2B.04(a).

“B/G Supportable Indebtedness” shall mean (i) obligations of the U.S. Borrower or its Wholly-Owned Subsidiaries (or, in the case of any Existing Bank Guaranty, any Foreign Subsidiary of the U.S. Borrower) incurred in the ordinary course of business owing to taxing authorities, customs authorities or with respect to import and/or export licenses and (ii) such other obligations of the U.S. Borrower or its Wholly-Owned Subsidiaries as are reasonably acceptable to the Administrative Agent and the respective Bank Guaranty Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

“Borrower Guaranty” shall mean the guaranty of each Borrower pursuant to Section 14.

“Borrowers” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean the borrowing of one Type of Loan pursuant to a single Tranche by the Bermuda Borrower or by the U.S. Borrower from all the Lenders having Commitments with respect to such Tranche on a given date (or resulting from a conversion or conversions on such date), having in the case of Eurodollar Loans the same Interest Period; provided (x) that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans and (y) any Incremental Term Loans incurred pursuant to Section 1.01(c) shall be considered part of the related Borrowing of the then outstanding Tranche of Term Loans (if any) to which such Incremental Term Loans are added pursuant to Section 1.15.

“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York (or, with respect to an Issuing Lender not located in the City of New York, the location of such Issuing Lender) a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, determinations of the LIBOR Rate and Interest Periods to be determined in accordance with clause (ii) of the definition thereof contained herein, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in the London interbank market and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in London or New York City.

“Business Segment” shall mean a reportable segment as discussed in Statement of Financial Accounting Standards No. 131 “Disclosure about Segments of an Enterprise and Related Information.”

“Calculation Period” shall mean, with respect to any Permitted Acquisition, any Significant Asset Sale or any other event expressly requiring calculations to be made on a Pro Forma Basis pursuant to the terms of this Agreement, the Test Period most recently ended prior to the date of such Permitted Acquisition, Significant Asset Sale or other event for which financial statements pursuant to Sections 8.01(a) or (b) are then available.

“Canadian Security Agreement” shall have the meaning provided in Section 12.14(a).

“Capital Expenditures” shall mean, with respect to any Person, for any period, all expenditures by such Person with respect to fixed or capital assets which should be capitalized in accordance with U.S. GAAP during such period, (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with U.S. GAAP) and the amount of all Capitalized Lease Obligations incurred by such Person during such period.

“Capital Lease,” as applied to any Person, shall mean any lease of any Property by that Person as lessee which, in conformity with U.S. GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” of any Person shall mean all obligations under Capital Leases of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with U.S. GAAP.

“Cash Equivalents” means (i) Dollars, Euros, Sterling, Swedish Krona and, in the case of any of the Foreign Subsidiaries of the U.S. Borrower, such local currencies held by them from time to time in the ordinary course of their businesses, (ii) securities issued or directly fully guaranteed or insured by the governments of the United States, Switzerland, Japan, Canada and members of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the respective such government is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or

Moody’s, (iv) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank or commercial bank of a foreign country recognized by the United States, (x) in the case of a domestic commercial bank, having capital and surplus in excess of $500,000,000 and outstanding debt which is rated “A” (or similar equivalent thereof) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 under the Securities Act) and (y) in the case of a foreign commercial bank, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above, (vi) commercial paper having a rating of at least A-1 from S&P or at least P-1 from Moody’s and in each case maturing within six months after the date of acquisition and (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above. Furthermore, with respect to Foreign Subsidiaries of the U.S. Borrower that are not organized in one or more Qualified Jurisdictions, Cash Equivalents shall include bank deposits (and investments pursuant to operating account agreements) maintained with various local banks in the ordinary course of business consistent with past practice of the U.S. Borrower’s Foreign Subsidiaries.

“Change of Control” shall mean:

(i) any “person” (as defined in Section 13(d) of the Exchange Act) other than the Permitted Holders shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the U.S. Borrower;

(ii) the U.S. Borrower shall at any time cease to own directly or indirectly 100% of the Equity Interests of the Bermuda Borrower;

(iii) the Board of Directors of the U.S. Borrower shall cease to consist of a majority of Continuing Directors, or

(iv) a “change of control” or similar event shall occur as provided in any ABL Credit Document or any Existing Senior Notes or any Permitted Refinancing Indebtedness in respect thereof.

“CL Applicable Margin” shall mean 5.00% (or on and after the date of the most recent incurrence of any Tranche of Incremental Term Loans bearing interest at the Applicable Increased Term Loan Rate, the Applicable Increased Term Loan Rate for such Tranche of Incremental Term Loans); provided that from and after each date of delivery, on or after the Amendment No. 3 Effective Date, of any certificate delivered in accordance with Section 8.01(d), the CL Applicable Margin shall be decreased by 0.50% from the rate set forth above if the certificate delivered in accordance with Section 8.01(d) sets forth a calculation of the First Priority Secured Leverage Ratio as at the last day of the respective Fiscal Quarter or Fiscal Year for which the respective certificate is being delivered which is equal to or less than 1.75:1.00; provided, further, that if any certificate required to be delivered pursuant to Section 8.01(d) is not delivered by the date required pursuant to Section 8.01(d), the CL Applicable Margin shall be determined without regard to the preceding proviso from the date on which such certificate was required to be delivered until the first Business Day following the date of delivery of such certificate. Notwithstanding the foregoing, the CL Applicable Margin shall be subject to increases pursuant to, and to the extent expressly provided in, Section 1.15.

“CL Credit Event” shall mean and include the issuance of a Letter of Credit and/or a Bank Guaranty.

“CL Facility Fee” shall have the meaning provided in Section 3.01(a).

“CL Interest Payment Date” shall mean (i) in the case of the first CL Interest Payment Date, the last day of the Interest Period applicable to Credit-Linked Deposits occurring after the Restatement Effective Date and (ii) the last day of every Interest Period applicable to Credit-Linked Deposits to occur thereafter.

“CL Lender” shall mean each Lender having a Credit-Linked Commitment (without giving effect to any termination of the Total Credit-Linked Commitment if any Letter of Credit Outstandings or any Bank Guaranty Obligations remain outstanding).

“CL Maturity Date” shall mean the 180th day following the Amendment No. 3 Effective Date or the next Business Day.

“CL Percentage” of any CL Lender at any time shall be that percentage which is equal to a fraction (expressed as a percentage) the numerator of which is the Credit-Linked Commitment of such CL Lender at such time and the denominator of which is the Total Credit-Linked Commitment at such time, provided that if any such determination is to be made after the Total Credit-Linked Commitment (and the related Credit-Linked Commitments of the CL Lenders) has (or have) terminated, the determination of such percentages shall be made immediately before giving effect to such termination (but giving effect to any subsequent assignments in accordance with the terms of this Agreement).

“CL Tranche” shall mean a collective reference to the Credit-Linked Commitments of the various CL Lenders, the Credit-Linked Deposits of the various CL Lenders and their L/C Participations in Letters of Credit and B/G Participations in Bank Guaranties hereunder.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Amendment No. 3 Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Co-Documentation Agent” shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to a Co-Documentation Agent appointed pursuant to Section 12.10.

“Collateral” shall mean all property (whether real or personal, movable or immovable) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document (including any Additional Security Document), including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all Addi tional Collateral, if any. It is understood and agreed that the term “Collateral” shall not include any Property which constitutes Excluded Collateral, for so long as same constitutes Excluded Collateral.

“Collateral Agent” shall mean DBAG, acting as collateral agent for the Secured Creditors.

“Commitment” shall mean any of the commitments of any Lender, i.e., whether the Tranche B-1 Term Loan Commitment, the Tranche C-1 Term Loan Commitment, the Credit-Linked Commitment or the Incremental Term Loan Commitment of any Tranche of such Lender.

“Commodity Agreements” shall mean commodity agreements, hedging agreements and other similar agreements or arrangements designed to protect against price fluctuations of commodities (e.g., fuel) used in the business of the U.S. Borrower and its Subsidiaries.

“Company” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

“Consolidated EBIT” shall mean, for any period, the Consolidated Net Income (without giving effect to (x) any extraordinary gains or losses and (y) any gains or losses from sales of assets other than inventory sold in the ordinary course of business) before (i) total interest expense (inclusive of amortization of deferred financing fees and any other original issue discount) of the U.S. Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period, and (ii) provision for taxes based on income and foreign withholding taxes, in each case to the extent deducted in determining Consolidated Net Income for such period.

“Consolidated EBITDA” shall mean for any period, Consolidated EBIT, adjusted by (x) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period and not already added back in determining Consolidated EBIT) the amount of (i) all depreciation and amortization expense that were deducted in determining Consolidated EBIT for such period, (ii) any other non-cash charges incurred in such period (including non-cash share-based compensation expense), to the extent that same were deducted in arriving at Consolidated EBIT for such period, (iii) the amount of all fees and expenses incurred in connection with the Refinancing or any Permitted Refinancing Indebtedness in respect of the Specified Indebtedness for such period to the extent same were deducted in arriving at Consolidated EBIT for such period, and (iv) any losses attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions to the extent same were deducted in arriving at Consolidated EBIT for such period, and (y) subtracting therefrom, (i) to the extent included in arriving at Consolidated EBIT for such period, the amount of non-cash gains during such period, (ii) the aggregate amount of all cash payments made during such period in connection with non-cash charges incurred in a prior period, to the extent such non-cash charges were added back pursuant to clause (x)(ii) above in a prior period and (iii) any gains attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions to the extent same were included in arriving at Consolidated EBIT for such period. Notwithstanding the foregoing, Consolidated EBITDA of the U.S. Borrower for the Fiscal Quarters ended March 28, 2009, June 20, 2009, October 10, 2009 and January 2, 2010 shall be deemed to be $122,300,000, $144,500,000, $80,800,000 and $68,900,000, respectively, and notwithstanding anything to the contrary in the definition of Pro Forma Basis, no adjustment shall be made to such amounts as a result of any transaction occurring prior to the Amendment No. 3 Effective Date.

“Consolidated First Priority Secured Debt” shall mean, at any time, the difference of (I) the sum of (without duplication) (i) all Indebtedness of the U.S. Borrower and its Consolidated Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capital Leases on the liability side of a consolidated balance sheet of the U.S. Borrower and its Consolidated Subsidiaries in accordance with U.S. GAAP, (ii) all Indebtedness of the U.S. Borrower and its Consolidated Subsidiaries of the type described in clause (ii) of the definition of Indebtedness and (iii) all Contingent Obligations of the U.S. Borrower and its Consolidated Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii) minus (II) the aggregate amount of any Indebtedness that is totally unsecured and the aggregate amount of any Indebtedness under “Notes Obligations” (as defined in the Intercreditor Agreement); provided that (x) the amount available to be drawn under all letters of credit, bankers’ acceptances, bank guaranties and similar obligations issued for the account of the U.S.

Borrower or any of its Consolidated Subsidiaries (but excluding, for avoidance of doubt, all unpaid drawings or other monetary obligations owing in respect of such letters of credit, bankers’ acceptances, bank guaranties and similar obligations) shall not be included in any determination of “Consolidated First Priority Secured Debt” and (y) obligations arising under Synthetic Leases shall be included in determining Consolidated First Priority Secured Debt.

“Consolidated Interest Coverage Ratio” shall mean, on any date of determination, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, in each case, for the Test Period most recently ended on or prior to such date; provided that for all purposes of this Agreement, Consolidated EBITDA for purposes of the Consolidated Interest Coverage Ratio shall be determined on a Pro Forma Basis.

“Consolidated Interest Expense” shall mean, for any period, (i) the total consolidated interest expense of the U.S. Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and other commitment and banking fees and charges (e.g., fees with respect to letters of credit, Interest Rate Protection Agreements and Other Hedging Agreements), but only to the extent such commissions, discounts and other fees and charges are treated as an “interest expense” pursuant to U.S. GAAP) for such period, adjusted to exclude (to the extent same would otherwise be included in the calculation above in this clause (i)) the amortization of any deferred financing costs for such period plus (ii) without duplication, (x) that portion of Capitalized Lease Obligations of the U.S Borrower and its Subsidiaries on a consolidated basis representing the interest factor for such period, (y) the “deemed interest expense” (i.e., the interest expense which would have been applicable if the respective obligations were structured as on-balance sheet financing arrangements) with respect to all Indebtedness of the U.S. Borrower and its Subsidiaries of the type described in clause (viii) of the definition of Indebtedness contained herein (to the extent same does not arise from a financing arrangement constituting an operating lease) for such period and (z) gains or losses attributable to the interest component of cross-currency hedging arrangements even if such trans-actions are treated for GAAP purposes as foreign exchange transactions.

“Consolidated Net Debt” shall mean, at any time, the remainder of (I) the sum of (without duplication) (i) all Indebtedness of the U.S. Borrower and its Consolidated Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capital Leases on the liability side of a consolidated balance sheet of the U.S. Borrower and its Consolidated Subsidiaries in accordance with U.S. GAAP, (ii) all Indebtedness of the U.S. Borrower and its Consolidated Subsidiaries of the type described in clauses (ii) and (vii) of the definition of “Indebtedness” and (iii) all Contingent Obligations of the U.S. Borrower and its Consolidated Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii) minus (II) the aggregate amount of Unrestricted Cash of the U.S. Borrower and its Subsidiaries at such time to the extent same would be reflected on a consolidated balance sheet of the U.S. Borrower if same were prepared at such time; provided that (w) the amount available to be drawn under all letters of credit, bankers’ acceptances, bank guaranties and similar obligations issued for the account of the U.S. Borrower or any of its Consolidated Subsidiaries (but excluding, for avoidance of doubt, all unpaid drawings or other monetary obligations owing in respect of such letters of credit, bankers’ acceptances, bank guaranties and similar obligations) shall not be included in any determination of “Consolidated Net Debt,” (x) for purposes of this definition, the amount of Indebtedness in respect of the Interest Rate Protection Agreements, Other Hedging Agreements and Commodity Agreements shall be at any time (A) in the case of any such agreements entered into for speculative purposes, the unrealized net loss position, if any, of the U.S. Borrower and/or its Consolidated Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time and (B) in the case of any other Interest Rate Protection Agreement, Other Hedging Agreement or Commodity Agreement, zero, (y) obligations arising under Synthetic Leases shall be included in determining Consolidated Net Debt and (z) any Preferred Equity of the U.S. Borrower or any of its Consolidated Subsidiaries shall be treated as Indebtedness, with an amount equal to the greater of the liquidation preference or the maximum fixed repurchase price of any such outstanding Preferred Equity deemed to be a component of Consolidated Net Debt.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the U.S. Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with U.S. GAAP, provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Consolidated Subsidiary and (ii) the net income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

“Consolidated Senior Secured Net Debt” shall mean, at any time, (x) the amount of Consolidated Net Debt at such time less (y) all amounts reflected therein attributable to Indebtedness which is totally unsecured.

“Consolidated Subsidiary” shall mean, with respect to any Person, at any date, any other Person the Equity Interests of which are owned by such Person and whose financial results are consolidated in the financial statements of such Person in accordance with U.S. GAAP (and consistent with the consolidation practices of the U.S. Borrower as in effect on the Amendment No. 3 Effective Date), if such statements were prepared as of such date.

“Contemplated Asset Sale” shall mean any sale of assets by the U.S. Borrower and/or one or more of its Subsidiaries (including Real Property and Equity Interests held by such Persons but excluding Equity Interests in the Bermuda Borrower and the Bermuda Partnership and any Person which owns, directly or indirectly, Equity Interests therein); provided, however, that (i) any such assets so sold are not material to the operations of the U.S. Borrower and its Subsidiaries, (ii) after giving effect to such sale, the U.S. Borrower would be in compliance on a Pro Forma Basis with Section 9.12 as of the last day of the most recently completed Test Period for which financial statements are available and (iii) the U.S. Borrower shall have provided a certificate to the Administrative Agent stating that such sale is made as a, and complies with the requirements of the definition of, Contemplated Asset Sale.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent

Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith and (y) the stated amount of such Contingent Obligation.

“Continuing Directors” shall mean the directors of the U.S. Borrower on the Amendment No. 3 Effective Date and each other director if such director’s election to, or nomination for the election to, the Board of Directors of the U.S. Borrower is recommended or approved by a majority of then Continuing Directors.

“Credit Documents” shall mean this Agreement, the Notes, each Subsidiaries Guaranty, the Intercompany Subordination Agreement, each Security Document, each Incremental Term Loan Commitment Agreement, the U.S. Subsidiaries Guaranty, the Foreign Subsidiaries Guaranty Acknowledgement, the Intercompany Subordination Agreement Acknowledgement, each Foreign Security Document Acknowledgement and/or Amendment, the Intercreditor Agreement and any other guarantees or security documents executed and delivered for the benefit of the Lenders in accordance with the requirements of this Agreement and any other guaranties, pledge agreements or security documents executed and delivered in accordance with the requirements of Section 8.11.

“Credit Event” shall mean the making of a Loan, the issuance of a Letter of Credit, the issuance of a Bank Guaranty or the making of any Credit-Linked Deposit.

“Credit-Linked Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I (prior to the Amendment No. 3 Effective Date) directly below the column entitled “Credit-Linked Commitment,” as the same may be (x) reduced from time to time or terminated pursuant to Sections 3.02, 3.03 and/or 10, as applicable, or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

“Credit-Linked Deposit” shall mean, as to each CL Lender, the cash deposit made by such CL Lender pursuant to Section 2C.01(a) or Section 1.13 or 13.04(b), as the case may be, as such deposit may be (x) reduced from time to time pursuant to the terms of this Agreement and (y) reduced or increased from time to time pursuant to assignments to or by such CL Lender pursuant to Section 1.13 or 13.04(b). The initial amount of each CL Lender’s Credit-Linked Deposit shall be equal to the amount of its Credit-Linked Commitment on the Restatement Effective Date or on the date that such Person becomes a CL Lender pursuant to Section 1.13 or 13.04(b).

“Credit-Linked Deposit Account” shall mean the accounts of, and established by, the Deposit Bank under its sole and exclusive control and maintained at the office of the Deposit Bank, and designated as the “Dole Foods Credit-Linked Deposit Account” that shall be used solely for the purposes set forth in Sections 1.04, 2A.04(c) and 2B.04(c).

“Credit-Linked Deposit Cost Amount” shall mean, at any time, a percentage per annum equal to 0.13% (or such other amount as may be agreed from time to time by the Administrative Agent and the U.S. Borrower).

“Credit Party” shall mean each U.S. Credit Party and each Foreign Credit Party.

“DBAG” shall mean Deutsche Bank AG New York Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“DBSI” shall mean Deutsche Bank Securities Inc., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“Default” shall mean any event, act or condition, which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Deposit Bank” shall mean DBAG and shall include any successor thereto appointed pursuant to Section 12.10.

“Deutsche Bank” means Deutsche Bank Trust Company Americas, and its successors and assigns.

“Disqualified Voting Participant” shall mean any participant meeting the requirements of subclauses (x), (y)(A) and (y)(B) of clause (II) of the third proviso appearing in Section 13.04(a) which (i) has refused to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement of the type described in Section 13.12(a) and which have been approved by the Required Lenders and (ii) has been designated as a “Disqualified Voting Participant” by the U.S. Borrower in a written notice to the Administrative Agent.

“Dividend” shall have the meaning provided in Section 9.06.

“Dole Canada” shall have the meaning provided in Section 12.14(a).

“Dole Settlement Company” shall mean the U.S. Borrower or a Qualified U.S. Obligor that is not subject to the guaranty limitation applicable to the Bermuda Partnership Partners contained in the U.S. Subsidiaries Guaranty.

“Dollar Denominated Bank Guaranty” shall mean each Bank Guaranty denominated in Dollars.

“Dollar Denominated Bank Guaranty Outstandings” shall mean, at any time, the sum of (i) the aggregate Face Amount of all outstanding Dollar Denominated Bank Guaranties at such time plus (ii) the aggregate amount of all Unreimbursed Payments with respect to Dollar Denominated Bank Guaranties at such time.

“Dollar Denominated Letter of Credit” shall mean each Letter of Credit denominated in Dollars.

“Dollar Denominated Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Dollar Denominated Letters of Credit at such time plus (ii) the aggregate amount of all Unpaid Drawings with respect to Dollar Denominated Letters of Credit at such time.

“Dollar Equivalent” of an amount denominated in a currency other than Dollars shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of such currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to

Section 1.14 or 13.22 hereof or Section 26 (or any analogous provision) of any Subsidiaries Guaranty, on the date of determination); provided that (x) the Dollar Equivalent of any Unpaid Drawing under a Non-Dollar Denominated Letter of Credit shall be determined at the time the drawing under the related Letter of Credit was paid or disbursed by the respective Issuing Lender, and (y) the Dollar Equivalent of any Unreimbursed Payment under a Non-Dollar Denominated Bank Guaranty shall be determined at the time the payment under the related Bank Guaranty was made or disbursed by the respective Bank Guaranty Issuer; provided, further, that for purposes of (x) determining compliance with Sections 1.01(a), (b) and (c), 2A.01(c), 2B.01(c) and 4.02(a) and (y) calculating Fees pursuant to Section 3.01, the Dollar Equivalent of any amounts denominated in a currency other than Dollars shall be revalued on a monthly basis using the spot exchange rates therefor as quoted in the Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the first Business Day of each calendar month, provided, however, that at any time during a calendar month, if the Aggregate CL Exposure (for the purposes of the determination thereof, using the Dollar Equivalent as recalculated based on the spot exchange rate therefor as quoted in the Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the respective date of determination pursuant to this exception) would exceed 85% of the Total Credit-Linked Commitment, then in the sole discretion of the Administrative Agent or at the request of the Required Lenders, the Dollar Equivalent shall be reset based upon the spot exchange rates on such date as quoted in the Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent), which rates shall remain in effect until the first Business Day of the next succeeding calendar month or such earlier date, if any, as the rate is reset pursuant to this proviso. Notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any amounts outstanding under the Credit Documents in a currency other than Dollars in its sole discretion using the spot exchange rates therefor as quoted in the Wall Street Journal (or, if the same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent).

“Dollars” shall mean U.S. Dollars.

“Domestic Subsidiary” shall mean, as to any Person, any Subsidiary of such Person incorporated or organized in the United States or any State thereof or the District of Columbia.

“Drawing” shall have the meaning provided in Section 2A.05(b).

“Eligible Transferee” shall mean and include a commercial bank, a mutual fund, an insurance company, a financial institution, a “qualified institutional buyer” (as defined in Rule 144A of the Securities Act), any fund that regularly invests in bank loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), but in any event excluding any individual and the U.S. Borrower and its Subsidiaries and Affiliates.

“EMU Legislation” shall mean the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states, being in part legislative measures to implement the third stage of the European Monetary Union.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by the U.S. Borrower or any of its Subsidiaries under any Environmental Law or any permit issued to the U.S. Borrower or any of its Subsidiaries under any such law (hereafter “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Law” shall mean any federal, state or local policy having the force and effect of law, statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, “Laws”)), relating to the indoor or outdoor environment, or Hazardous Materials or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on the Amendment No. 3 Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the U.S. Borrower or a Subsidiary of the U.S. Borrower would be deemed to be a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the U.S. Borrower or a Subsidiary of the U.S. Borrower being or having been a general partner of such Person.

“Euro Denominated Bank Guaranty” shall mean each Bank Guaranty denominated in Euros.

“Euro Denominated Letter of Credit” shall mean each Letter of Credit denominated in Euros.

“Eurodollar Loans” shall mean each Loan designated as such by the respective Borrower or Borrowers at the time of the incurrence thereof or conversion thereto.

“Eurodollar Rate” shall mean, for any Interest Period, in the case of any Loan, the greater of (x) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if such rate is not available at such time for any reason, then the rate pursuant to this clause (x) for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted with a term equivalent to such Interest Period would be offered by Deutsche Bank’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such

Interest Period and (y) 1.75% per annum. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive and binding on the Borrowers absent manifest error.

“European Commission Decision” means the €45.6 million fine imposed by the European Commission on the U.S. Borrower and certain of its Subsidiaries as more particularly described in a press release issued by the European Commission on October 15, 2008.

“Euros” and the designation “€” shall mean the currency introduced on January 1, 1999 at the start of the third stage of European economic and monetary union pursuant to the Treaty (expressed in euros).

“Event of Default” shall have the meaning provided in Section 10.

“Excess Cash Flow” means, for any period, (a) net cash flow provided by (used in) operating activities for such period as reported on the consolidated statements of cash flows of the U.S. Borrower and its Consolidated Subsidiaries for such period delivered under Section 8.01 minus (b) the sum of, in each case to the extent not otherwise reducing net cash flow provided by (used in) operating activities in such period, without duplication, (i) scheduled principal payments and payments of interest in each case made in cash on Indebtedness for borrowed money during such period (including for purposes hereof, sinking fund payments, payments in respect of the principal components under capital leases and the like relating thereto), in each case other than to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or the proceeds of Indebtedness (excluding Indebtedness under any revolving credit facility), (ii) optional prepayments of Indebtedness for borrowed money (other than the Loans) during such period in each case other than to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or the proceeds of Indebtedness (excluding Indebtedness under any revolving credit facility); provided that in the case of any revolving Indebtedness such repayment shall only be included in this clause (ii) to the extent that such repayment results in a permanent reduction of the commitments thereunder, (iii) the aggregate amount of all Capital Expenditures made by the U.S. Borrower and its Subsidiaries during such period other than to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or the proceeds of Indebtedness (excluding Indebtedness under any revolving credit facility) and (iv) other than to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or the proceeds of Indebtedness (excluding Indebtedness under any revolving credit facility), cash sums expended for Investments pursuant to Sections 9.05(vi), (vii), (viii), (xi), (xii) and (xv) (other than with respect to any amount expended on such Investments through the use of the Available Amount) during such period.

“Excess Cash Flow Payment Period” shall mean, with respect to any Excess Cash Payment Date, the immediately preceding Fiscal Year of the U.S. Borrower commencing with the Fiscal Year ending January 1, 2011.

“Excess Cash Payment Date” shall mean the date occurring 3 Business Days after the 90th day following the last day of a Fiscal Year of the U.S. Borrower.

“Exchange Percentage” shall mean, as to each Lender, a fraction, expressed as a decimal, in each case determined on the date of occurrence of a Sharing Event (after giving effect to any actions to occur on, or promptly after, such date pursuant to Section 1.14(a), but before giving effect to any actions to occur on such date pursuant to Section 1.14(b)) of which: (a) the numerator shall be the sum of (i) the CL Percentage of such Lender (if a CL Lender) of (x) the aggregate amount of Letter of Credit Outstandings (calculated by giving full effect to the proviso to the definition of Stated Amount contained herein) and (y) the aggregate amount of Bank Guaranty Outstandings (calculated by giving full effect to the proviso to the definition of Face Amount contained herein) and (ii) the aggregate principal amount of the outstanding Term Loans of such Lender; and (b) the denominator of which shall be the sum of (i) the sum of (x) the aggregate amount of Letter of Credit Outstandings (calculated by giving full effect to the proviso to the definition of Stated Amount contained herein) and (y) the aggregate amount of Bank Guaranty Outstandings (calculated by giving full effect to the proviso to the definition of Face Amount contained herein) and (ii) the aggregate principal amount of all outstanding Term Loans of all Lenders.

“Excluded Bermuda Insurance Companies” shall mean and include (i) Ashford Company Limited, a limited liability corporation organized under laws of Bermuda, and (ii) Mendocino Limited, a limited liability corporation organized under laws of Bermuda.

“Excluded Collateral” shall mean and include (i) each Principal Property of the U.S. Borrower and any of its Restricted Subsidiaries, (ii) all shares of capital stock or Indebtedness (as defined in the Existing 2013 Senior Notes Indenture as in effect on March 28, 2003) of any Restricted Subsidiary of the U.S. Borrower (which Indebtedness (as so defined) is then held by the U.S. Borrower or any Restricted Subsidiary) and (iii) Margin Stock owned or held by the U.S. Borrower or any of its Subsidiaries; provided that (x) the collateral described in preceding clauses (i) and (ii) shall cease to constitute “Excluded Collateral” upon the repayment in full of all Existing 2013 Senior Notes and (y) as the term “Excluded Collateral” is used in any Foreign Security Document, such term shall not include any Principal Property referred to in clause (i) above.

“Excluded Domestic Subsidiary” shall mean County Line Mutual Water Company, a Wholly-Owned Domestic Subsidiary of the U.S. Borrower.

“Excluded Event” shall mean the taking of any action, or the adoption of any law, rule or regulation, by any governmental authority which results in a deficiency that would otherwise give rise to a Default or Event of Default under any of Sections 10.07, 10.08, 10.11(b), 10.11(c) and/or 10.12; provided that (i) any such deficiency or default shall relate solely to a Foreign Subsidiary of the U.S. Borrower (other than a Foreign Subsidiary organized under the laws of Bermuda), its business or properties and the Credit Documents to which such Foreign Subsidiary is a party and (ii) the aggregate Fair Market Value of all Property of all Foreign Subsidiaries subject to any such deficiencies or defaults (including all Property which would have been Property of the respective Foreign Subsidiaries if the actions described in Section 10.12 had not been taken) shall not exceed $15,000,000.

“Excluded Foreign Subsidiaries” shall mean Foreign Subsidiaries of the U.S. Borrower organized in Qualified Non-U.S. Jurisdictions and listed on Part B of Schedule XIII; provided that any Foreign Subsidiary listed on Part B of Schedule XIII which merges or consolidates with or into any other Foreign Subsidiary of the U.S. Borrower that is a Qualified Obligor organized in the jurisdiction of organization of such listed Foreign Subsidiary shall cease to be an “Excluded Foreign Subsidiary” for purposes of this Agreement.

“Excluded JV” means any Subsidiary of the U.S. Borrower in which the U.S. Borrower owns less than 90% of the voting stock and which has been designated by the U.S. Borrower to the Administrative Agent as an

“Excluded JV”; provided that the aggregate Investments of the Borrower and their Restricted Subsidiaries outstanding in Excluded JVs (measured on the date each such Investment was made and without giving effect to subsequent changes in value) shall not exceed $50,000,000.

“Existing Bank Guaranties” shall have the meaning provided in Section 2B.01(d).

“Existing Indebtedness” shall mean and include Indebtedness outstanding on the Amendment No. 3 Effective Date and listed on Schedule IV.

“Existing Letters of Credit” shall have the meaning provided in Section 2A.01(d).

“Existing Senior Notes” shall mean and include the Existing 2013 Senior Notes, the Existing 2014 Senior Notes and the Existing 2016 Senior Notes.

“Existing Senior Notes Indentures” shall mean and include (i) the Existing 2013 Senior Notes Indenture, (ii) the Existing 2014 Senior Notes Indenture and (iii) the Existing 2016 Senior Notes Indenture.

“Existing 2011 Senior Notes” shall mean the U.S. Borrower’s 8 7/8% Senior Notes due 2011.

“Existing 2013 Senior Notes” shall mean the U.S. Borrower’s 7 7/8% Senior Notes due 2013, issued pursuant to the Existing 2013 Senior Notes Indenture, as in effect on the Amendment No. 3 Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2013 Senior Notes Indenture” shall mean the Indenture, dated as of July 15, 1993, among the U.S. Borrower, any U.S. Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Amendment No. 3 Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2014 Senior Notes” shall mean the U.S. Borrower’s 13 7/8% Senior Secured Notes due 2014, issued pursuant to the Existing 2014 Senior Notes Indenture, as in effect on the Amendment No. 3 Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2014 Senior Notes Indenture” shall mean the Indenture, dated as of March 18, 2009, among the U.S. Borrower, any U.S. Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Amendment No. 3 Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2016 Senior Notes” shall mean the U.S. Borrower’s 8% Senior Secured Notes due 2016, issued pursuant to the Existing 2016 Senior Notes Indenture, as in effect on the Amendment No. 3 Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2016 Senior Notes Indenture” shall mean the Indenture, dated as of September 25, 2009, among the U.S. Borrower, any U.S. Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Amendment No. 3 Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Face Amount” of each Bank Guaranty shall, at any time, mean the maximum amount payable thereunder (in each case determined without regard to whether any conditions to payment could then be met, but after giving effect to all previous payments made thereunder), provided that (x) except as such term is used in Section 2B.02, the “Face Amount” of each Non-Dollar Denominated Bank Guaranty shall be, on any date of calculation, the Dollar Equivalent of the maximum amount payable in the applicable Alternative Currency thereunder (determined without regard to whether any conditions to payment could then be met but after giving effect to all previous payments made thereunder) and (y) except for purposes of Sections 2B.02 and 3.01(d), the definition of Non-Dollar Denominated B/G Cushion Amount and in determining the respective proportional indemnification liabilities of the Secured Creditors to the

Collateral Agent and/or the Pledgee under the applicable Security Documents, the Face Amount of any Non-Dollar Denominated Bank Guaranty (as otherwise determined above) shall be increased (at each time the Face Amount thereof is determined) by the Non-Dollar Denominated B/G Cushion Amount for such Non-Dollar Denominated Bank Guaranty.

“Facing Fee” shall have the meaning provided in Section 3.01(b).

“Fair Market Value” shall mean, with respect to any asset, the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer of the U.S. Borrower or the Subsidiary of the U.S. Borrower selling such asset.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fee Capped Foreign Subsidiary Guarantor” shall mean any Foreign Credit Party organized under the laws of a jurisdiction in which (x) the guaranties and/or secured obligations under the respective Credit Documents are not required by the laws of such jurisdiction to be limited in any way and (y) the guaranties and/or secured obligations under the respective Credit Documents have been voluntarily limited (at the request of such Foreign Credit Party) to reduce the amount of registration, notorial or other fees, taxes or amounts payable in connection with the recordation or perfection of the security interests purported to be created pursuant to the relevant Security Documents.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

“First Priority Secured Leverage Ratio” shall mean, on any date of determination, the ratio of (i) Consolidated First Priority Secured Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that for all purposes of this Agreement, Consolidated EBITDA for purposes of the First Priority Secured Leverage Ratio shall be determined on a Pro Forma Basis.

“Fiscal Quarter” means, for any Fiscal Year, each of (i) the first twelve weeks of such Fiscal Year, (ii) the thirteenth week of such Fiscal Year through the twenty-fourth week of such Fiscal Year, (iii) the twenty-fifth week of such Fiscal Year through the forty-first week of such Fiscal Year and (iv) the forty-second week of such Fiscal Year through the last day of such Fiscal Year, as the case may be. For purposes of this Agreement, a reference to the 1st Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (i) above; a reference to the 2nd Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (ii) above; a reference to the 3rd Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (iii) above; and a reference to the 4th Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (iv) above.

“Fiscal Year” means the fiscal year of the U.S. Borrower and its Subsidiaries ending on the Saturday nearest to December 31 of each calendar year. For purposes of this Agreement, any particu-

lar Fiscal Year shall be designated by reference to the calendar year in which the majority of such Fiscal Year falls.

“Foreign Credit Party” shall mean the Bermuda Borrower and each Foreign Subsidiary Guarantor.

“Foreign Credit Party Pledge Agreements” shall mean each agreement listed on Part A of Schedule XII and each other pledge agreement entered into by a Foreign Credit Party pursuant to the terms hereof covering promissory notes and Equity Interests and governed by the laws of the jurisdiction in which such Foreign Credit Party is organized, in each case as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the U.S. Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the U.S. Borrower or any of its Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Pledge Agreement” shall mean and include the Local Law Pledge Agreements and the Foreign Credit Party Pledge Agreements.

“Foreign Security Agreements” shall mean each security agreement listed on Part C of Schedule XII, each Replacement Foreign Security Agreement and each other security agreement, pledge agreement, mortgage, debenture, deed of charge, document and/or instrument entered into by a Foreign Credit Party pursuant to the terms hereof covering tangible and intangible assets (including receivables, contract rights, securities, inventory, equipment, real estate, leasehold interests, vessels, insurances, and material patents, trademarks and other intellectual property but excluding Excluded Collateral) owned by such Foreign Credit Party and governed by the laws of the jurisdiction in which such Foreign Credit Party is organized, in each case as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof.

“Foreign Security Document” shall mean each Security Document other than a U.S. Security Document (including, without limitation, each Foreign Pledge Agreement and each Foreign Security Agreement).

“Foreign Security Document Acknowledgement and/or Amendment” shall mean each acknowledgement and/or amendment dated as of the Amendment No. 3 Effective Date, executed and delivered by each of the Credit Parties with respect to each Foreign Security Document to which it is a party.

“Foreign Subsidiaries Guaranty” shall mean the Foreign Subsidiaries Guaranty, dated as of March 28, 2003, made by the Foreign Subsidiaries of the U.S. Borrower party thereto in favor of the Administrative Agent, including any counterpart thereof and any other similar guaranty executed and delivered by any Foreign Subsidiary of the U.S. Borrower pursuant to Section 8.11, in each case, as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof. A copy of the Foreign Subsidiaries Guaranty as in effect on the Amendment No. 3 Effective Date is attached hereto as Exhibit E-3.

“Foreign Subsidiaries Guaranty Acknowledgement” shall mean the acknowledgment, dated as of the Amendment No. 3 Effective Date, executed and delivered by each Wholly-Owned Foreign Subsidiary of the U.S. Borrower in the form of Exhibit E-2, which Foreign Subsidiaries Guaranty Acknowledgment contain, among other things, (i) an acknowledgment of this Agreement and the transactions contemplated hereby, (ii) an acknowledgement that the “Obligations” (as defined in the Foreign Subsidiaries Guaranty) include all of the Obligations of the Bermuda Borrower under this Agreement after giving effect to the Amendment No. 3 Effective Date, and (iii) an acknowledgment that, after giving effect to the Amendment No. 3 Effective Date, the Foreign Subsidiaries Guaranty shall remain in full force and effect in accordance with its terms.

“Foreign Subsidiary” shall mean, as to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“Foreign Subsidiary Guarantor” shall mean each Foreign Subsidiary of the U.S. Borrower (other than the Bermuda Borrower and any Non-Guarantor Subsidiary) which executes and delivers a Foreign Subsidiaries Guaranty, unless and until such time as the respective Foreign Subsidiary ceases to constitute a Foreign Subsidiary or is released from all of its obligations under its Foreign Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“Fronting Fee” shall have the meaning provided in Section 3.01(d).

“Guaranteed Creditors” shall mean and include each of the Agents, the Collateral Agent, the Lenders, the Issuing Lenders, the Bank Guaranty Issuers and each Person (other than any Credit Party or any of its Subsidiaries) party to an Interest Rate Protection Agreement or Other Hedging Agreement with a Borrower and/or one or more of each Borrower’s Subsidiaries, to the extent that such Person constitutes a Secured Creditor under the Security Documents.

“Guarantors” shall mean and include each Borrower and each Subsidiary Guarantor.

“Guaranty” shall mean and include each Borrower Guaranty and each Subsidiaries Guaranty.

“Hazardous Materials” shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous wastes,” “restrictive hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar meaning and regulatory effect.

“Incremental Term Loan” shall have the meaning provided in Section 1.01(c).

“Incremental Term Loan Borrower” shall mean (x) the U.S. Borrower, with respect to U.S. Borrower Incremental Term Loans and (y) the Bermuda Borrower, with respect to Bermuda Borrower Incremental Term Loans.

“Incremental Term Loan Borrowing Date” shall mean, with respect to each Tranche of Incremental Term Loans, each date on which Incremental Term Loans of such Tranche are incurred pursuant to Section 1.01(c) and as otherwise permitted by Section 1.15.

“Incremental Term Loan Commitment” shall mean, for each Lender, any commitment to make Incremental Term Loans provided by such Lender pursuant to Section 1.15, in such amount as agreed to by such Lender in the respective Incremental Term Loan Commitment Agreement, as the same may be (x) reduced from time to time or terminated pursuant to Sections 3.01 and/or 10 or (y) adjusted from time to time as a result of assignments to and from such Lender pursuant to Sections 1.13 and/or 13.04(b).

“Incremental Term Loan Commitment Agreement” shall mean each Incremental Term Loan Commitment Agreement in the form of Exhibit I (appropriately completed) executed in accordance with Section 1.15.

“Incremental Term Loan Commitment Requirements” shall mean, with respect to any provision of an Incremental Term Loan Commitment on a given Incremental Term Loan Borrowing Date, the satisfaction of each of the following conditions on or prior to the effective date of the respective Incremental Term Loan Commitment Agreement: (s) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Term Loan Commitments then provided had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans had been consummated, on such date of effectiveness) and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); (t) calculations are made by the U.S. Borrower of compliance on a Pro Forma Basis with the Total Leverage Ratio and the Consolidated Interest Coverage Ratio as of the most recently ended Test Period set forth Section 9.12 (assuming (and immediately after) the full utilization of the requested Incremental Term Loan Commitments and the consummation of the proposed Permitted Acquisition (if any) to be financed with the proceeds of the Loans pursuant thereto (as well as all other Permitted Acquisitions and Significant Asset Sales theretofore consummated after the first day of the respective Calculation Period)) for the Calculation Period most recently ended prior to the date of the requested Incremental Term Loan Commitments, as set forth in a certificate by an Authorized Officer of the U.S. Borrower furnished to the Administrative Agent on the date of such request, and such calculations shall show that, after giving effect to the foregoing assumptions in this clause (t) and any additional Indebtedness being incurred in connection therewith and the use of proceeds therefrom, (i) the U.S. Borrower would be in compliance on a Pro Forma Basis with each of the Total Leverage Ratio and the Consolidated Interest Coverage Ratio as set forth in Section 9.12 as at the last day of such Test Period and (ii) the Senior Secured Leverage Ratio would have been less than or equal to 3.75 to 1.00 as at the last day of such Test Period on a Pro Forma Basis; (u) the delivery by the U.S. Borrower to the Administrative Agent of an officer’s certificate executed by an Authorized Officer of the U.S. Borrower and certifying as to compliance with preceding clauses (s) and (t) and containing the calculations required by clause (t); (v) the delivery by the U.S. Borrower to the Administrative Agent of an acknowledgement in form and substance reasonably satisfactory to the Administrative Agent and executed by each Guarantor (in the case of an Incremental Term Loan Commitment requested by the Bermuda Borrower) or each U.S. Credit Party other than the U.S. Borrower (in the case of an Incremental Term Loan Commitment requested by the U.S. Borrower), as the case may be, acknowledging that such Incremental Term Loan Commitment and all Loans subsequently incurred pursuant to such Incremental Term Loan Commitment shall constitute (and be included in the definition of) “Guaranteed Obligations” under each Guaranty of such Guarantor; (w) the delivery by the U.S. Borrower and its Subsidiaries of such technical amendments, modifications and/or supplements to the respective Security Documents as are reasonably requested by the Administrative Agent to ensure that the additional Obligations to be incurred pursuant to the Incremental Term Loan Commitments are secured by, and entitled to the benefits of, the relevant Security Documents, and each of the Lenders hereby agrees to, and authorizes the Collateral Agent to enter into, any such technical amendments, modifications and/or supplements; (x) the delivery by the U.S. Borrower to the Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Amendment No. 3 Effective Date as may be reasonably requested by the Administrative Agent, and such other matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request; (y) the delivery by the U.S. Borrower and the other Credit Parties to the Administrative Agent of such other officers’ certificates, resolutions and evidence of good standing as the Administrative Agent shall reasonably request; and (z) the completion by the U.S. Borrower and the other Credit Parties of such other actions as the Administrative Agent may reasonably request in connection with such Incremental Term Loan Commitment, it being understood and agreed that the Administrative Agent may (in its sole discretion) agree that the delivery of technical amendments, modifications and/or supplements to the respective Security Documents pursuant to subclause (w) of the preceding sentence may occur after the incurrence of Loans to be made pursuant to the respective Incremental Term Loan Commitments (subject to a time frame to be agreed by the Administrative Agent), in which case said subclause (w) will be deemed satisfied at the time of the incurrence of such Loans, so long as such technical amendments, modifications and/or supplements to the respective Security Documents are subsequently delivered within the time frame stipulated by the Administrative Agent.

“Incremental Term Loan Lender” shall have the meaning provided in Section 1.15(b).

“Incremental Term Loan Maturity Date” shall mean, for any Tranche of Incremental Term Loans, the final maturity date set forth for such Tranche of Incremental Term Loans in the respective Incremental Term Loan Commitment Agreement relating thereto, provided that the final maturity date for all Incremental Term Loans of a given Tranche shall be the same date.

“Incremental Term Loan Scheduled Repayment” shall have the meaning provided in Section 4.02(b)(iii).

“Incremental Term Note” shall have the meaning provided in Section 1.05(a).

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the Fair Market Value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement, Commodity Agreements or under any similar type of agreement and (viii) obligations arising under Synthetic Leases. Notwithstanding the foregoing, Indebtedness shall not include trade payables, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

“Indemnified Person” shall have the meaning provided in Section 13.01.

“Individual CL Exposure” of any CL Lender shall mean, at any time, such CL Lender’s applicable CL Percentage of the Aggregate CL Exposure.

“Initial Borrowing Date” shall have the meaning provided in the Original Credit Agreement.

“Intercompany Debt” shall mean any Indebtedness, payables or other obligations, whether now existing or hereafter incurred, owed by the U.S. Borrower or any Subsidiary of the U.S. Borrower to the U.S. Borrower or any other Subsidiary of the U.S. Borrower.

“Intercompany Distribution Transactions” shall have the meaning provided in Section 5.09(b) of the Original Credit Agreement.

“Intercompany Existing Indebtedness” shall mean all Indebtedness listed on Part B of Schedule IV.

“Intercompany Subordination Agreement” shall mean the Intercompany Subordination Agreement, dated as of March 28, 2003, made by the U.S. Borrower and various of its Subsidiaries party thereto in favor of the Administrative Agent, as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof (including, without limitation, as modified by the Intercompany Subordination Agreement Acknowledgement). A copy of the Intercompany Subordination Agreement as in effect on the Amendment No. 3 Effective Date is attached hereto as Exhibit H-2.

“Intercompany Subordination Agreement Acknowledgement” shall mean the acknowledgment in the form of Exhibit H-1, dated as of the Amendment No. 3 Effective Date, executed and delivered by each Credit Party and each other Subsidiary of the U.S. Borrower which is an obligee or obligor with respect to any Intercompany Debt (other than those Non Wholly-Owned Subsidiaries listed on Part D of Schedule XII).

“Intercreditor Agreement” shall mean the amended and restated intercreditor agreement, dated as of March 19, 2009 and as amended on the Amendment No. 3 Effective Date, by and among the Collateral Agent, the ABL Collateral Agent, each Credit Party, each ABL Credit Party and the collateral agent for the holders of “Notes Obligations” (as defined therein).

“Interest Determination Date” shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

“Interest Period” shall mean (i) with respect to any Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 1.09, and (ii) as to any investment of the Credit- Linked Deposits, the period commencing on the Amendment No. 3 Effective Date and ending on the date that is one month thereafter and each successive one month period thereafter, provided that (x) if any Interest Period for the Credit-Linked Deposits begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month, and (y) if any Interest Period for the Credit-Linked Deposits would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, although if any Interest Period for the Credit-Linked Deposits would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

“Investment” shall have the meaning provided in the preamble to Section 9.05.

“Issuing Lender” shall mean (i) if and to the extent it agrees to act as such, any Agent (and any of such Agent’s affiliates and/or branches), (ii) any ABL Lender (and any of such ABL Lender’s affiliates and/or branches) or any CL Lender (and any of such CL Lender’s affiliates and/or branches) which at the request of the U.S. Borrower or the Bermuda Borrower and with the consent of the Administrative Agent agrees, in such ABL Lender’s or CL Lender’s (or their respective affiliate’s or branch’s) sole discretion, to become an Issuer Lender for the purpose of issuing Letters of Credit pursuant to Section 2A and (iii) with respect to the Existing Letters of Credit, the Lender or Original Lender (and any of such Lender’s or Original Lender’s affiliates and/or branches) designated as the issuer thereof on Part A of Schedule XI shall be the Issuing Lender thereof.

“Italian Collateral Documents” shall have the meaning provided in Section 12.15(a)(i).

“Judgment Currency” shall have the meaning provided in Section 13.22(a).

“Judgment Currency Conversion Date” shall have the meaning provided in Section 13.22(a).

“Landlord-Lender Agreement” shall mean each agreement between a landlord of each U.S. Leasehold Property and the Collateral Agent entered into pursuant to the terms of this Agreement.

“L/C Participant” shall have the meaning provided in Section 2A.04(a).

“L/C Participation” shall have the meaning provided in Section 2A.04(a).

“L/C Supportable Indebtedness” shall mean (i) obligations of the U.S. Borrower or its Wholly-Owned Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers’ compensation, surety bonds and other similar statutory obligations, (ii) obligations of the U.S. Borrower and its Wholly-Owned Subsidiaries under bank guaranties issued by financial institutions in support of obligations of the U.S. Borrower and its Wholly-Owned Subsidiaries otherwise permitted to exist pursuant to the terms of this Agreement and (iii) such other obligations of the U.S. Borrower or any of its Wholly-Owned Subsidiaries as are reasonably acceptable to the Administrative Agent and the respective Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement.

“Lead Arranger” shall mean DBSI, Banc of America Securities LLC and Wells Fargo Capital Markets LLC, each in its capacity as Joint Lead Arranger and Joint Book Runner.

“Leasehold” of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Leasehold Property” shall mean each Real Property leased by the U.S. Borrower or any of its Subsidiaries and for which Landlord-Lender Agreements shall be required pursuant to this Agreement.

“Lender” shall mean and include each financial institution with a Commitment listed on Schedule I (as amended from time to time), as well as any Person that becomes a “Lender” hereunder pursuant to Sections 1.13, 1.15 and/or 13.04(b). Unless the context otherwise requires, each reference in this Agreement to a Lender includes each lending office (including any Affiliate of the respective Lender) of the respective Lender designated from time to time pursuant to Section 1.12.

“Lender Default” shall mean (i) the wrongful refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing, to fund its portion of any unreimbursed payment under Section 2A.04 or 2B.04 or (ii) a Lender having notified the Administrative Agent and/or any Borrower that it does not intend to comply with its obligations under Section 1.01, 2A.03 or 2B.03 in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under the respective Section.

“Letter of Credit” shall have the meaning provided in Section 2A.01(a).

“Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit which have not terminated at such time and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit at such time.

“Letter of Credit Request” shall have the meaning provided in Section 2A.03(a).

“LIBOR Rate” shall mean, for any Interest Period with respect to the investment of the Credit-Linked Deposits, the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if such rate is not available at such time for any reason, then the rate pursuant to this clause (x) for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the then outstanding amount of the Credit-Linked Deposits with a term equivalent to such Interest Period would be offered by Deutsche Bank’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or other), charge, preference, priority or other security agreement of any kind or nature whatsoever (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

“Loan” shall mean each Tranche B-1 Term Loan, each Tranche C-1 Term Loan and each Incremental Term Loan.

“Local Law Pledge Agreements” shall mean the local law pledge agreements listed on Part B of Schedule XII and any other pledge agreement entered into by a Credit Party pursuant to this Agreement (x) covering promissory notes of, and/or Equity Interests in, one or more Persons organized under the laws of a different jurisdiction from the jurisdiction of organization of such Credit Party and (y) governed by the laws of the jurisdiction or jurisdictions in which the Person or Persons whose promissory notes or Equity Interests are being pledged is (or are) organized, in each case as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof.

“Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Margin Regulations” shall mean, collectively, Regulation T, Regulation U and Regulation X.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean (i) a material adverse effect on the business, properties, assets, nature of assets, operations, liabilities, condition (financial or otherwise) or prospects of the U.S. Borrower and its Subsidiaries taken as a whole or (ii) a material adverse effect (x) on the rights or remedies of the Lenders or any Agent hereunder or under any other Credit Document or (y) on the ability of any Credit Party to perform its obligations to the Lenders or any Agent hereunder or under any other Credit Document; provided that the occurrence of an Excluded Event shall not constitute a “Material Adverse Effect” for purposes of this definition.

“Material Foreign Subsidiary” shall mean, at any time, any Foreign Subsidiary of the U.S. Borrower the net book value of the assets of which equals or exceeds $5,000,000 at such time; provided that for purposes of (and only of) Section 8.01(h), the term “Material Foreign Subsidiary” shall mean, at any time, any Foreign Subsidiary of the U.S. Borrower the net book value of the assets of which equals or exceeds $10,000,000 at such time.

“Material Indebtedness” shall mean any Indebtedness of the U.S. Borrower or any of its Subsidiaries with an aggregate principal amount in excess of $25,000,000.

“Maturity Date” shall mean (i) with respect to Tranche B-1 Term Loans, the Tranche B 1/C 1 Term Loan Maturity Date, (ii) with respect to Tranche C-1 Term Loans, the Tranche B-1/C-1 Term Loan Maturity Date,

(iii) with respect to Incremental Term Loans of a given Tranche, the respective Incremental Term Loan Maturity Date therefor, and (iv) with respect to the CL Tranche, the CL Maturity Date.

“Maximum Incremental Term Loan Commitment Amount” shall mean $300,000,000.

“Minimum Applicable Facing” shall mean $500.

“Minimum Applicable Fronting” shall mean $500.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean each mortgage, deed of trust or deed to secure debt required to be delivered with respect to any Real Property pursuant to the terms of this Agreement (including, after the execution and delivery thereof, each Additional Mortgage covering a Mortgaged Property), together with any assignment of leases and rents to be executed in connection therewith, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Mortgage Amendment” shall have the meaning provided in Section 8.11(k)(ii).

“Mortgage Policy” shall mean each mortgage title insurance policy (and all endorsements thereto) for each Mortgaged Property required to be delivered pursuant to this Agreement.

“Mortgaged Property” shall mean each Real Property owned by the U.S. Borrower or any of its Subsidiaries and required to be mortgaged pursuant to this Agreement (including, after the execution and delivery of any Additional Mortgage covering Real Property, the respective Additional Mortgaged Property).

“Multiemployer Plan” shall mean (i) any plan, as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to (or to which there is an obligation to contribute to) by the U.S. Borrower or a Subsidiary of the U.S. Borrower or an ERISA Affiliate and that is subject to Title IV of ERISA, and (ii) each such plan for the five year period immediately following the latest date on which the U.S. Borrower, a Subsidiary of the U.S. Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Net Cash Proceeds” shall mean, for any event requiring a reduction of the Total Incremental Term Loan Commitment and/or Total Credit-Linked Commitment and/or repayment of Term Loans pursuant to Section 3.03 or 4.02, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

“Net Sale Proceeds” shall mean for any sale or other disposition of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale or other disposition of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses (including title and recording expenses), associated therewith and sales, VAT and transfer taxes arising therefrom), (ii) payments of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, (iii) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement, Indebtedness of the ABL Lenders under the ABL Credit Documents and Indebtedness under “Notes Obligations” (as defined in the Intercreditor Agreement)) which is secured by the respective assets which were sold or otherwise disposed of, (iv) the estimated net marginal increase in income taxes which will be payable by the U.S. Borrower consolidated group or any Subsidiary of the U.S. Borrower with respect to the Fiscal Year in which the sale or other disposition occurs as a result of such sale or other disposition; and in the event of any such sale or disposition of assets owned by a Non-Wholly-Owned Subsidiary, the proportionate share thereof attributable to minority interests (based upon such Persons’ relative holdings of Equity Interests in such Subsidiary) (v) ; provided, however, that such gross proceeds shall not include any portion of such gross cash proceeds which the U.S. Borrower determines in good faith should be reserved for post-closing adjustments (to the extent the U.S. Borrower delivers to the Lenders a certificate signed by its chief financial officer or treasurer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by the U.S. Borrower or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by the U.S. Borrower and/or any of its Subsidiaries from such sale or other disposition.

“Non-Defaulting Lender” shall mean each Lender other than a Defaulting Lender.

“Non-Dollar Denominated Bank Guaranty” shall mean all Bank Guaranties other than Dollar Denominated Bank Guaranties.

“Non-Dollar Denominated Bank Guaranty Outstandings” shall mean all Bank Guaranty Outstandings other than Dollar Denominated Bank Guaranty Outstandings.

“Non-Dollar Denominated B/G Cushion Amount” shall mean, at any time with respect to any Non-Dollar Denominated Bank Guaranty, an amount equal to 5% of the Face Amount of such Non-Dollar Denominated Bank Guaranty, with such Face Amount determined for this purpose in accordance with the definition thereof contained herein without giving effect to clause (y) of the proviso thereto.

“Non-Dollar Denominated Letters of Credit” shall mean all Letters of Credit other than Dollar Denominated Letters of Credit.

“Non-Dollar Denominated Letter of Credit Outstandings” shall mean all Letter of Credit Outstandings other than Dollar Denominated Letter of Credit Outstandings.

“Non-Dollar Denominated L/C Cushion Amount” shall mean, at any time with respect to any Non-Dollar Denominated Letter of Credit, an amount equal to 5% of the Stated Amount of such Non-Dollar Denominated Letter of Credit, with such Stated Amount determined for this purpose in accordance with the definition thereof contained herein without giving effect to clause (y) of the proviso thereto.

“Non-Guarantor Subsidiaries” shall mean (i) on the Amendment No. 3 Effective Date, each Subsidiary of the U.S. Borrower listed on Part A of Schedule XIII and (ii) after the Amendment No. 3 Effective Date, any Subsidiary of the U.S. Borrower that is not at such time a Subsidiary Guarantor.

“Non-Qualified Jurisdiction” at any time shall mean each jurisdiction that is not at such time a Qualified Jurisdiction.

“Non-U.S. Dole Group” shall mean the Consolidated Subsidiaries of the U.S. Borrower which are not members of the U.S. Dole Group.

“Non-Wholly-Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Note” shall mean each Tranche B-1 Term Note, each Tranche C-1 Term Note and each Incremental Term Note.

“Notice of Borrowing” shall have the meaning provided in Section 1.03(a).

“Notice of Conversion/Continuation” shall have the meaning provided in Section 1.06.

“Notice Office” shall mean the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005 or such other office as the Administrative Agent may designate to the U.S. Borrower and the Lenders from time to time.

“Obligation Currency” shall have the meaning provided in Section 13.22(a).

“Obligations” shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Agent, the Collateral Agent, any Issuing Lender, any Bank Guaranty Issuer or any Lender pursuant to the terms of this Agreement or any other Credit Document.

“Original Agent” shall mean each “Agent” under, and as defined in, the Original Credit Agreement.

“Original Credit Agreement” shall have the meaning provided in the first WHEREAS clause of this Agreement.

“Original Lenders” shall mean the Lenders under, and as defined in, the Original Credit Agreement with outstanding Original Loans on the Amendment No. 3 Effective Date (immediately prior to giving effect thereto).

“Original Loan” shall mean each “Loan” under, and as defined in, the Original Credit Agreement.

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

“Participating Member State” shall mean, at any time, any member state of the European Union which has adopted the Euro as its lawful currency at such time.

“Payment Office” shall mean the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005 or such other office as the Administrative Agent may hereafter designate in writing to the U.S. Borrower and the Lenders from time.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Acquired Debt” shall have the meaning set forth in Section 9.04(b)(vi).

“Permitted Acquisition” shall mean the acquisition by the U.S. Borrower or any of its Subsidiaries of assets constituting a business, division or product line of any Person, not already a Subsidiary of the U.S. Borrower or any of its Subsidiaries, or of Equity Interests of any such Person, which Person shall, as a result of such acquisition, become a Subsidiary of the U.S. Borrower, provided that (A) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto, (B) the Acquired Entity or Business shall be a Permitted Business, (C) on a Pro Forma Basis for such acquisition, the U.S. Borrower would be in compliance with each of the financial covenants set forth in Section 9.12 as of and for most recently completed Test Period prior to such date, (D) immediately after giving effect to such acquisition and the payment of consideration payable by the U.S. Borrower and its Subsidiaries, the U.S. Borrower would have not less than $30,000,000 of available unused revolving commitments (after giving effect to borrowing base limitations) under the ABL Credit Agreement or other working capital facilities, (E) the aggregate amount expended by the U.S. Borrower and its Subsidiaries in connection with all Permitted Acquisitions following the Amendment No. 3 Effective Date with respect to assets that are not owned by Credit Parties (including Persons that become Credit Parties in connection therewith) (excluding assets acquired in exchange for shares of Common Stock of the U.S. Borrower), as determined in good faith by the U.S. Borrower, does not exceed $350,000,000 and (F) the U.S. Borrower shall have delivered to the Adminis-

trative Agent not later than the date of consummation of any such acquisition, a certificate executed by an Authorized Officer of the U.S. Borrower stating that such acquisition is a “Permitted Acquisition” and containing a calculation demonstrating compliance with the requirements set forth in clauses (C), (D) and (E) of this definition.

“Permitted Business” shall mean any business which (i) is the same, similar, ancillary or reasonably related to the business in which the U.S. Borrower or any of its Subsidiaries is engaged on the Amendment No. 3 Effective Date or (ii) is conducted by an Acquired Entity or Business acquired pursuant to a Permitted Acquisition and which does not qualify as a “Permitted Business” pursuant to preceding clause (i), so long as (x) such business represents an immaterial portion of the businesses acquired pursuant to such Permitted Acquisition and (y) such business is sold or otherwise disposed of as soon as reasonably practicable following the consummation of such Permitted Acquisition (but, in any event, within one year following such Permitted Acquisition).

“Permitted Encumbrances” shall mean with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

“Permitted Holders” shall mean David H. Murdock, a Qualified Trust and any majority owned and controlled Affiliate of David H. Murdock or a Qualified Trust.

“Permitted Installment Note” shall mean a promissory note issued as consideration to the U.S. Borrower or any of its Subsidiaries in connection with a Contemplated Asset Sale, which note (i) shall be secured by the assets subject to the respective Contemplated Asset Sale and (ii) in the case of a Contemplated Asset Sale made by a Credit Party, shall be pledged to the Collateral Agent pursuant to the relevant Security Documents; provided that no such note may be issued in connection with a Contemplated Asset Sale if the aggregate principal amount of such note, when added to the aggregate outstanding principal amount of all other Permitted Installment Notes theretofore issued (without regard to any write-downs or write-offs thereof), would exceed $35,000,000.

“Permitted Liens” shall have the meaning provided in Section 9.03.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness of the U.S. Borrower and its Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace or refund any Indebtedness, so long as (a) such Indebtedness has a Weighted Average Life to Maturity greater than or equal to the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded, (b) such extension, refinancing, renewal, replacement or refunding does not (i) increase the amount of such Indebtedness outstanding immediately prior to such extension, refinancing, renewal, replacement or refunding (except to the extent of reasonable fees, premiums, commissions and expenses actually paid in connection with such extension, refinancing, renewal, replacement or refunding) or (ii) add guarantors, obligors or security from that which applied to such Indebtedness being extended, refinanced, renewed, replacement or refunding, except that unsecured Indebtedness of the U.S. Borrower that is guaranteed by the U.S. Guarantors may be refinanced with Indebtedness that is secured by junior Liens on the Collateral of the U.S. Credit Parties on the basis applicable to “Notes Obligations” under the Intercreditor Agreement if either (x) the Indebtedness being refinanced constituted “Notes Obligations” under the Intercreditor Agreement or (y) immediately after giving effect to such refinancing on a Pro Forma Basis, the Senior Secured Leverage Ratio as of the last day of the most recent Test Period for which financial statements are available pursuant to Section 8.01(a) or (b) would have been less than or equal to 3.75 to 1.00, (c) such Indebtedness has the same (or, from the perspective of the Lenders, more favorable) subordination provisions, if any, as applied to the Indebtedness being extended, renewed, refinanced, replaced or refunded, and (d) all other terms of such extension, refi-

nancing, renewal, replacement or refunding (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies, but excluding interest rates so long as on market terms at the time of issuance thereof) are not less favorable in any material respect to the respective borrower than those previously existing with respect to the Indebtedness being extended, refinanced, renewed, replaced or refunded, provided, however, that any Intercompany Existing Indebtedness (and subsequent extensions, refinancings, renewals, replacements and refundings thereof as provided above in this definition) may only be extended, refinanced, renewed, replaced or refunded as provided above in this definition if the Indebtedness so extended, refinanced, renewed, replaced or refunded has the same obligors(s) and obligee(s) as the Indebtedness being extended, refinanced, renewed, replaced or refunded.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is maintained or contributed to by (or to which there is an obligation to contribute of) the U.S. Borrower or a Subsidiary of the U.S. Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the U.S. Borrower, or a Subsidiary of the U.S. Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Pledge Agreement Collateral” shall mean all U.S. Pledge Agreement Collateral and all other Equity Interests or other property similar to that pledged pursuant to the U.S. Pledge Agreement which is pledged pursuant to one or more Foreign Pledge Agreements, Foreign Security Agreements or Additional Security Documents.

“Pledge Agreements” shall mean the U.S. Pledge Agreement and each Foreign Pledge Agreement.

“Preferred Equity,” as applied to the Equity Interests of any Person, means Equity Interests of such Person (other than common stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Equity Interests of any other class of such Person.

“Prime Lending Rate” shall mean the rate which DBAG (or another bank of recognized standing reasonably selected by the Administrative Agent) announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. DBAG may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Principal Property” shall mean “Principal Property,” as defined in the Existing 2013 Senior Notes Indenture (as in effect (and as each component definition used therein is in effect) on the Amendment No. 3 Effective Date).

“Pro Forma Basis” shall mean, in connection with any calculation of the Total Leverage Ratio, Senior Secured Leverage Ratio or Consolidated Interest Coverage Ratio, the calculation of Consolidated EBITDA, Consolidated Net Debt, Consolidated Interest Expense and Consolidated Senior Secured Net Debt as used therein shall be made after giving effect on a pro forma basis to any Permitted

Acquisition, Significant Asset Sale or incurrence or repayment of Material Indebtedness then being consummated as well as any other Permitted Acquisition, Significant Asset Sale or incurrence or repayment of Material Indebtedness consummated (i) for purposes of calculating compliance with each of the financial covenants set forth in Section 9.12, during the relevant Test Period or (ii) for purposes of calculating the Total Leverage Ratio, Senior Secured Leverage Ratio or Consolidated Interest Coverage Ratio for any other purpose hereunder, after the first day of the relevant Test Period or Calculation Period, as the case may be, and on or prior to the date of the required determination of the Total Leverage Ratio, Senior Secured Leverage Ratio and/or Consolidated Interest Coverage Ratio, as the case may be, as if same had occurred on the first day of the respective Test Period or Calculation Period, as the case may be, in each case, taking into account, in the case of any Permitted Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

“Projections” shall mean detailed projected consolidated financial statements of the U.S. Borrower and its Consolidated Subsidiaries certified by the Chief Financial Officer of the U.S. Borrower for the three Fiscal Years ended after the Amendment No. 3 Effective Date delivered to the Administrative Agent on or prior to the Amendment No. 3 Effective Date.

“Property” of a Person shall mean any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased, or operated by such Person.

“Qualified Indebtedness” shall mean Indebtedness of the U.S. Borrower (which may be guaranteed on a subordinated basis by any of the U.S. Subsidiary Guarantors pursuant to subordination provisions that are not materially less favorable to the Lenders than those applicable to the guarantees of the Existing Senior Notes); provided that (i) no portion of such Indebtedness matures prior to the 91st day following the final scheduled maturity of the Term Loans outstanding at the time such Indebtedness is incurred, (ii) the documentation governing such Indebtedness does not require the repurchase or repayment of such Indebtedness prior to the final maturity thereof except pursuant to a “change of control” or asset sale, (iii) either such Indebtedness is (x) unsecured or (y) to the extent after giving effect to the Incurrence of such Indebtedness and the use of proceeds therefrom, the Senior Secured Leverage Ratio as of the last day of the most recent Test Period for which financial statements are available pursuant to Section 8.01(a) or (b) would have been less than or equal to 3.75 to 1.00 on a Pro Forma Basis, secured solely by Liens on the Collateral of the U.S. Credit Parties to the extent such Indebtedness constitutes “Notes Obligations” under the Intercreditor Agreement and (iv) the other terms of such Indebtedness are on market terms as determined in good faith by the U.S. Borrower.

“Qualified Jurisdictions” shall mean and include the United States, Bermuda and each other jurisdiction identified on Schedule XVII hereto, in each case including any states, provinces or other similar local units therein. Furthermore, from time to time after the Amendment No. 3 Effective Date, the U.S. Borrower may request (by written notice to, and following consultation with, the Administrative Agent) that one or more additional jurisdictions be added to the list of Qualified Jurisdictions. In such event, such jurisdictions shall be added to (and thereafter form part of) the list of Qualified Jurisdictions so long as, in each case, the respective jurisdiction to be added is a jurisdiction in which the U.S. Borrower and/or any of its Subsidiaries conducts business on the Amendment No. 3 Effective Date or is otherwise reasonably satisfactory to the Administrative Agent and so long as the U.S. Borrower has furnished opinions of counsel, in each case from counsel, and in form and substance, reasonably satisfactory to the Administrative Agent, concluding that Subsidiaries of the U.S. Borrower organized under the laws of such jurisdiction may execute and deliver a Foreign Subsidiaries Guaranty, the Intercompany Subordination Agreement and such Security Documents as may be satisfactory to the Collateral Agent and that, in accordance with the laws of the respective jurisdiction and subject to customary exceptions, such Credit Documents shall constitute the legal, valid and binding obligations, enforceable in accordance with their terms, and (in the case of the Security Documents) create valid and perfected security interests under applicable law.

“Qualified Non-U.S. Jurisdictions” shall mean and include each Qualified Jurisdiction other than the United States (and the States thereof).

“Qualified Non-U.S. Obligors” shall mean each Foreign Credit Party which (x) is a Wholly-Owned Subsidiary of the U.S. Borrower organized under the laws of a Qualified Non-U.S. Jurisdiction, (y) has provided a full and unconditional guaranty (unlimited in amount) of all Guaranteed Obligations (as defined in the Foreign Subsidiaries Guaranty) pursuant to a Foreign Subsidiaries Guaranty and (z) has executed the relevant Security Documents in accordance with the requirements of Sections 5, 8.11 and/or 9.14 of the Original Credit Agreement or Sections 5, 8.11 and/or 9.11 hereof securing all such Guaranteed Obligations, provided that (i) any Fee Capped Foreign Subsidiary Guarantor shall be deemed to be a Qualified Non-U.S. Obligor for purposes of Sections 9.02(viii), (ix) and (xi) and Sections 9.05(vi) and (viii) only (and only said Sections), so long as such Fee Capped Foreign Subsidiary Guarantor shall at all times be in compliance with the requirements of Section 8.11(i), (ii) any Fee Capped Foreign Subsidiary Guarantor shall be deemed to be a Qualified Non-U.S. Obligor for purposes of Section 8.13(d), so long as (I) governmental approvals are required to be obtained to transfer the Equity Interests of such Fee Capped Foreign Subsidiary Guarantor to a Qualified Non-U.S. Obligor (determined without regard to clauses (i), (ii), (iii) and (iv) of this proviso) and the U.S. Borrower or such Subsidiary Guarantor is using reasonable efforts to obtain such approvals or (II) the transfer of the Equity Interests of such Fee Capped Foreign Subsidiary Guarantor to a Qualified Non-U.S. Obligor (determined without regard to clauses (i), (ii), (iii) and (iv) of this proviso) would give rise to material and adverse tax consequences to the U.S. Borrower or such Subsidiary, (iii) Dole Korea, Ltd. shall be deemed to be a Qualified Non-U.S. Obligor for purposes of Sections 8.13(d) and 9.01(b) (and only said Sections), (iv) notwithstanding the provision of a limited guaranty by the Excluded Bermuda Insurance Companies, each of the Excluded Bermuda Insurance Companies shall be deemed to be a “Qualified Non-U.S. Obligor” for all purposes of this Agreement (other than Sections 8.13(d) and 9.01(b) for which it is understood such Persons shall not constitute “Qualified Non-U.S. Obligors”) and (v) any Qualified Non-U.S. Obligor (including any deemed as such pursuant to preceding clauses (i), (ii), (iii) and (iv)) shall cease to constitute same at such time, if any, as such Person ceases to be a Wholly-Owned Subsidiary of the U.S. Borrower.

“Qualified Obligors” shall mean each Qualified U.S. Obligor and each Qualified Non U.S. Obligor.

“Qualified Preferred Stock” shall mean any Preferred Equity of the U.S. Borrower, the express terms of which shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of the U.S. Borrower or any of its Subsidiaries relating to outstanding indebtedness and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any change of control event), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an change of control event), in whole or in part, on or prior to 3 months following the Tranche B-1/C-1 Maturity Date.

“Qualified Trust” shall mean the David H. Murdock Living Trust, dated May 28, 1986, as amended, or another trust established by Mr. Murdock to hold and control U.S. Borrower Common Stock and, in each case, the remainder of his estate in the event of his death, so long as any such trust described above (i) is at all times controlled by David H. Murdock or by a majority of experienced business persons and is not controlled by members of Mr. Murdock’s family and (ii) holds all or substantially all of the assets of Mr. Murdock.

“Qualified U.S. Obligors” shall mean and include the U.S. Borrower and each other U.S. Credit Party which is a Wholly-Owned Subsidiary of the U.S. Borrower, provided that any Qualified U.S. Obligor that is (or was) a Subsidiary of the U.S. Borrower shall cease to constitute a Qualified U.S. Obligor at such time, if any, as such Subsidiary ceases to be a Wholly-Owned Subsidiary of the U.S. Borrower.

“Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December.

“Rabobank” shall mean Rabobank International in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“Real Property” of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recovery Event” shall mean the receipt by the U.S. Borrower or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the U.S. Borrower or any of its Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of the U.S. Borrower or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 8.03.

“Refinancing” shall mean the borrowing of the Tranche B-1 Term Loans and Tranche C-1 Term Loans on the Amendment No. 3 Effective Date and the application of the proceeds therefrom to (i) repay in full the Tranche B Term Loans (in the case of the proceeds of the Tranche B-1 Term Loans), (ii) repay in full the Tranche C Term Loans (in the case of the proceeds of the Tranche C-1 Term Loans) and (iii) redeem all of the outstanding Existing 2011 Senior Notes, the execution and delivery of Amendment No. 3 and the related amendment to the ABL Facility.

“Register” shall have the meaning provided in Section 13.17.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

“Release” means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

“Relevant Guaranteed Obligations” shall mean (i) in the case of the U.S. Borrower, (x) the principal and interest on each Tranche C-1 Term Note and each Incremental Term Note (in each case) issued by the Bermuda Borrower to each Lender, and each Tranche C-1 Term Loan and each Bermuda Borrower Incremental Term Loan made, under this Agreement, all reimbursement obligations and Unpaid Drawings with respect to each Letter of Credit issued for the account of the Bermuda Borrower and all reimbursement obligations and Unreimbursed Payments with respect to each Bermuda Borrower Bank Guaranty, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Bermuda Borrower to each Lender, each Agent, each Issuing Lender, each Bank Guaranty Issuer and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance by the Bermuda Borrower with all the terms, conditions and agreements contained in the Credit Documents to which it is a party and (y) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Bermuda Borrower or any other Subsidiary of the Bermuda Borrower owing under any Interest Rate Protection Agreement and any Other Hedging Agreement entered into by the Bermuda Borrower or any other Subsidiary of the U.S. Borrower with any Secured Hedge Counterparty so long as such Secured Hedge Counterparty participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein and (ii) in the case of the Bermuda Borrower, all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of any Foreign Subsidiary of the U.S. Borrower (other than the Bermuda Borrower) owing under any Interest Rate Protection Agreement and any Other Hedging Agreement entered into by any such Foreign Subsidiary of the U.S. Borrower with any Secured Hedge Counterparty so long as such Secured Hedge Counterparty participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

“Relevant Guaranteed Party” shall mean (i) with respect to the U.S. Borrower, the Bermuda Borrower and each Subsidiary of the U.S. Borrower party to any Interest Rate Protection Agreement or Other Hedging Agreement with any Secured Creditor and (ii) with respect to the Bermuda Borrower, each Foreign Subsidiary of the U.S. Borrower (other than the Bermuda Borrower) party to any Interest Rate Protection Agreement or Other Hedging Agreement with any Secured Creditor.

“Replaced Lender” shall have the meaning provided in Section 1.13.

“Replacement Foreign Security Agreements” shall mean the amended and restated and/or replacement security agreements, documents and instruments executed and delivered by the Foreign Credit Parties listed on Part G of Schedule XII securing all of the relevant obligations (including such Foreign Credit Party’s guaranty obligations with respect to the Letters of Credit and Bank Guaranties issued for the account of the Bermuda Borrower and the Tranche C-1 Term Loans and the Bermuda Borrower Incremental Term Loans).

“Replacement Lender” shall have the meaning provided in Section 1.13.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043.

“Required Appraisal” shall have the meaning provided in Section 8.11(h).

“Required Lenders” shall mean Non-Defaulting Lenders, the sum of whose outstanding principal of Term Loans and Credit-Linked Commitments (or after the termination thereof, outstanding Individual CL Exposures) as of any date of determination represent greater than 50% of the sum of all outstanding principal of Term Loans and the sum of all Credit-Linked Commitments of all Non-Defaulting Lenders at such time (or, after the termination thereof, the sum of the then total Individual CL Exposures of all Non-Defaulting Lenders at such time); provided that, for purposes of this definition, at any time after the Amendment No. 3 Effective Date, (I) a Voting Participant shall be deemed to be a “Lender” holding the portion of the Credit-Linked Commitment (or, after the termination thereof, outstanding Individual CL Exposure), the Incremental Term Loan Commitment and the outstanding Term Loans of any Lender (other than a Defaulting Lender) in which it purchased a participation from such Lender (and to have the voting rights of such Lender with respect to each such Tranche) and (II) a Lender (other than a Defaulting Lender) which has sold a participation in a portion of its Credit-Linked Commitment (and related Obligations), Incremental Term Loan Commitment or outstanding Term Loans to a Voting Participant shall be deemed to hold a Credit-Linked Commitment (or, after the termination thereof, outstanding Individual CL Exposure), Incremental Term Loan commitment or outstanding Term Loans, as the case may be, in each case, as reduced by the amount of the participations therein sold to a Voting Participant.

“Restatement Effective Date” shall mean April 12, 2006.

“Restricted Subsidiary” of any Person shall mean any Subsidiary (as defined in the Existing 2013 Senior Notes Indenture as in effect on the Amendment No. 3 Effective Date (without giving effect to any termination thereof)) of such Person other than any Subsidiary (as so defined) of such Person that is engaged primarily in the management, development and sale or financing of Real Property.

“Retained Excess Cash Flow Amount” shall initially be $0, which amount shall be (A) increased on each Excess Cash Payment Date so long as any repayment required pursuant to Section 4.02(f) has been made, by an amount equal to the Excess Cash Flow for the immediately preceding Excess Cash Flow Payment Period multiplied by a percentage equal to 100% minus the Applicable Prepayment Percentage, and (B) reduced on each Excess Cash Payment Date where Excess Cash Flow for the immediately preceding Excess Cash Flow Payment Period is a negative number, by such amount.

“Returns” shall have the meaning provided in Section 7.18.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc.

“Sale-Leaseback Transaction” shall have the meaning provided in the Original Credit Agreement.

“Scheduled Investment Termination Date” shall mean, when referring to the Credit-Linked Deposits on deposit in the Credit-Linked Deposit Account, the date agreed to by the Borrowers and the Administrative Agent from time to time, provided that if no such agreement shall be reached, the Scheduled Investment Termination Date shall be the last day of the then current Interest Period applicable to the Credit-Linked Deposits.

“Scheduled Repayment” shall mean any Tranche B-1 Term Loan Scheduled Repayment, any Tranche C-1 Term Loan Scheduled Repayment and/or any Incremental Term Loan Scheduled Repayment of any Tranche, as the context may require.

“Scotia Capital” shall mean The Bank of Nova Scotia, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second-Tier Material Real Property” of any Person, shall mean any fee-owned (or equivalent) Real Property acquired by such Person after the Amendment No. 3 Effective Date with a value (determined using the initial purchase price paid by such Person for such Real Property) of greater than $5,000,000 but less than or equal to $10,000,000.

“Section 4.04(b)(ii) Certificate” shall have the meaning provided in Section 4.04(b)(ii).

“Secured Creditors” shall have the meaning provided in the respective Security Documents.

“Secured Hedge Counterparties” shall mean, with respect to any Interest Rate Protection Agreement or Other Hedging Agreement, (x) any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason), (y) any ABL Lender or any affiliate thereof (even if such ABL Lender ceases to be a Lender under the ABL Credit Agreement for any reason) or (z) to the extent any such Interest Rate Protection Agreement or Other Hedging Agreement was entered into prior to the Amendment No. 3 Effective Date, any Original Lender or any affiliate thereof (even if such Original Lender ceased to be an Original Lender under the Original Credit Agreement for any reason).

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement Collateral” shall mean all collateral in which any security interest is granted pursuant to the Security Agreements.

“Security Agreements” shall mean the U.S. Security Agreement and each Foreign Security Agreement.

“Security Documents” shall mean and include each of the U.S. Security Agreement, the U.S. Pledge Agreement, each Mortgage, each Foreign Security Agreement, each Foreign Pledge Agreement and, after the execution and delivery thereof, each Additional Security Document (including each Additional Mortgage).

“Senior Secured Leverage Ratio” shall mean, on any date of determination, the ratio of (i) Consolidated Senior Secured Net Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date for which financial statements are available pursuant to Section 8.01(a) or (b); provided that for all purposes of this Agreement, Consolidated EBITDA for purposes of the Senior Secured Leverage Ratio shall be determined on a Pro Forma Basis.

“Senior Officer” shall mean senior executive management of the U.S. Borrower.

“Sharing Event” shall mean (i) the occurrence of any Event of Default with respect to any Borrower pursuant to Section 10.05, (ii) the declaration of the termination of any Credit-Linked Commitment or Incremental Term Loan Commitment, or the acceleration of the maturity of any Loans, in each case pursuant to the last paragraph of Section 10 or (iii) the failure of either Borrower to pay any principal of, or interest on, Loans of any Tranche, any Letter of Credit Outstandings or any Bank Guaranty Outstandings on the relevant Maturity Date.

“Shell Corporation” shall mean any Person created or established by the U.S. Borrower or any of its Wholly-Owned Subsidiaries, so long as (i) the aggregate amount of assets at any time held by any such Person does not exceed $10,000 and (ii) the aggregate amount of assets at any time held by all Shell Corporations at any time in existence does not exceed $100,000, it being understood that at such time as the assets of any Person which was a “Shell Corporation” exceed $10,000 or the assets of all Persons which were “Shell Corporations” exceeds $100,000, all such Persons shall cease to be Shell Corporations for purposes of this definition.

“Significant Asset Sale” shall mean each Asset Sale which generates Net Sale Proceeds of at least $10,000,000.

“Specified Default” shall mean any Default under either of Sections 10.01 or 10.05.

“Specified Indebtedness” shall mean, collectively, (i) the Existing Senior Notes, (ii) any Qualified Indebtedness incurred pursuant to Section 9.04(a) and (iii) any Permitted Refinancing Indebtedness in respect of the foregoing.

“Standby Letter of Credit” shall have the meaning provided in Section 2A.01(a).

“Stated Amount” of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met, but after giving effect to all previous drawings made thereunder), provided that (x) except as such term is used in Section 2A.02, the “Stated Amount” of each Non-Dollar Denominated Letter of Credit shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in such Alternative Currency thereunder (determined without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder) and (y) except for purposes of Sections 2A.02 and 3.01(b), the definition of Non-Dollar Denominated L/C Cushion Amount and in determining the respective proportional indemnification liabilities of the Secured Creditors to the Collateral Agent and/or the Pledgee under the applicable Security Documents, the Stated Amount of any Non-Dollar Denominated Letter of Credit (as otherwise determined above) shall be increased (at each time the Stated Amount thereof is determined) by the Non-Dollar Denominated L/C Cushion Amount for such Non-Dollar Denominated Letter of Credit.

“Sterling” and “£” shall mean freely transferable lawful money of the United Kingdom (expressed in pounds sterling).

“Sterling Denominated Letter of Credit” shall mean each Letter of Credit denominated in Sterling.

“Subsidiaries Guaranty” shall mean and include the U.S. Subsidiaries Guaranty, the Foreign Subsidiaries Guaranty and any other guaranty executed and delivered by any Subsidiary of the U.S. Borrower pursuant to any of Section 8.11.

“Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through one or more Subsidiaries of such Person, has more than a 50% Equity Interest at the time.

“Subsidiary Guarantor” shall mean each Subsidiary of the U.S. Borrower that executes and delivers any Subsidiaries Guaranty, unless and until such time as the respective Subsidiary is released from all of its obligations under any relevant Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“Supermajority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage “50%” contained therein were changed to “66 7/8%.”

“Syndication Agent” shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Syndication Agent appointed pursuant to Section 12.10.

“Syndication Date” shall mean the earlier of (i) the 30th day following the Amendment No. 3 Effective Date and (ii) the date upon which the Agents determine (and notify the U.S. Borrower and the Lenders) that the primary syndication of the Tranche B-1 Term Loans, the Tranche C-1 Term Loans and the CL Tranche (and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been completed.

“Synthetic Lease” shall mean, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed), (i) that is not a Capital Lease and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor; provided that, for purposes of this Agreement, the term “Synthetic Lease” shall not include the lease arising pursuant to the Sale-Leaseback Transaction.

“Taxes” shall have the meaning provided in Section 4.04(a).

“Term Loans” shall mean and include Tranche B-1 Term Loans, Tranche C-1 Term Loans and each Incremental Term Loan.

“Test Period” shall mean each period of four consecutive Fiscal Quarters then last ended, in each case taken as one accounting period.

“TL Priority Collateral” means all “TL Priority Collateral” as defined in the Intercreditor Agreement.

“TL Repayment Percentage” of any Tranche of Term Loans at any time shall be a fraction (expressed as a percentage) (x) the numerator of which is the aggregate principal amount of outstanding Term Loans of such Tranche and (y) the denominator of which is the sum of the aggregate principal amount of all outstanding Term Loans at such time.

“Total Commitment” shall mean, at any time, the sum of the Total Tranche B Term Loan Commitment, the Total Tranche C Term Loan Commitment, the Total Incremental Term Loan Commitment and the Total Credit-Linked Commitment.

“Total Credit-Linked Commitment” shall mean, at any time, the sum of the Credit-Linked Commitments of each of the CL Lenders at such time.

“Total Leverage Ratio” shall mean, on any date of determination, the ratio of (i) Consolidated Net Debt on such date to (ii) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that for all purposes of this Agreement, Consolidated EBITDA for purposes of the Total Leverage Ratio shall be determined on a Pro Forma Basis.

“Total Unutilized Credit-Linked Commitment” shall mean, at any time, an amount equal to the remainder of (x) the Total Credit-Linked Commitment as in effect at such time less (y) the Aggregate CL Exposure at such time.

“Trade Letter of Credit” shall have the meaning set forth in Section 2A.01(a).

“Tranche” shall mean the respective facilities and commitments utilized in making Loans and issuing Letters of Credit and Bank Guaranties hereunder (i.e., whether Tranche B-1 Term Loans, Tranche C-1 Term Loans, the CL Tranche or Incremental Term Loans made pursuant to one or more tranches designated pursuant to the respective Incremental Term Loan Commitment Agreements in accordance with the relevant requirements specified in Section 1.15); provided that in the circumstances contemplated by Section 1.15(c), Incremental Term Loans may be made part of a then existing Tranche of Term Loans. On the Amendment No. 3 Effective Date there shall be three Tranches hereunder, namely (i) the CL Tranche, (ii) the Tranche B-1 Term Loans and related commitments and (iii) the Tranche C-1 Term Loans and related commitments.

“Tranche B Term Loans” shall mean all Tranche B Term Loans outstanding on the Amendment No. 3 Effective Date immediately prior to the borrowing of the Tranche B-1 Term Loans and the Tranche C-1 Term Loans.

“Tranche B-1 Closing Fee” shall have the meaning provided in Section 1.01(a).

“Tranche B-1 Term Loan Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Tranche B-1 Term Loan Commitment,” as the same may be terminated pursuant to Sections 3.02, 3.03 and/or 10.

“Tranche B-1 Term Loan Scheduled Repayment” shall have the meaning provided in Section 4.02(b)(i).

“Tranche B-1 Term Loan” shall have the meaning provided in Section 1.01(a).

“Tranche B-1 Term Note” shall have the meaning provided in Section 1.05(a).

“Tranche B-1/C-1 Term Loan Maturity Date” shall mean 2017.

“Tranche C Term Loans” shall mean all Tranche C Term Loans (as defined in the Original Credit Agreement) outstanding on the Amendment No. 3 Effective Date immediately prior to the borrowing of the Tranche B-1 Term Loans and the Tranche C-1 Term Loans.

“Tranche C-1 Closing Fee” shall have the meaning provided in Section 1.01(b).

“Tranche C-1 Term Loan” shall mean have the meaning provided in Section 1.01(b).

“Tranche C-1 Term Loan Commitment” shall mean, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Tranche C-1 Term Loan Commitment,” as the same may be terminated pursuant to Sections 3.02, 3.03 and/or 10.

“Tranche C-1 Term Loan Scheduled Repayment” shall have the meaning provided in Section 4.02(b)(ii).

“Tranche C-1 Term Note” shall have the meaning provided in Section 1.05(a).

“Treaty” means the Treaty establishing the European Community being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992) and the Treaty of Amsterdam (which was signed in Amsterdam on October 2, 1997).

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Unfunded Current Liability” shall mean the amount, if any, by which the actuarial present value of accumulated benefits of any Plan subject to Title IV of ERISA as of the close of its most recent plan year, determined using actuarial assumptions at such time consistent with those prescribed by Financial Account Standards No. 87, exceeds the fair market value of the assets allocable to such liabilities.

“Unrestricted Cash” shall mean all cash and Cash Equivalents owned or held by the U.S. Borrower and its Subsidiaries other than cash and Cash Equivalents owned or held by the Excluded Bermuda Insurance Companies.

“Unrestricted Subsidiary” of any Person shall mean (i) at any time prior to the repayment in full of the Existing 2013 Senior Notes, any Subsidiary of such Person that is not a Restricted Subsidiary and (ii) thereafter, any Subsidiary of such Person.

“U.S.” or “United States” shall mean the United States of America.

“U.S. Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“U.S. Borrower Common Stock” shall mean the issued and outstanding common stock, par value $0.001 per share, of the U.S. Borrower.

“U.S. Borrower Bank Guaranty” shall mean each Bank Guaranty (which may be denominated in Dollars or an Alternative Currency) issued for the account of the U.S. Borrower pursuant to Section 2B.01 and designated as such by the U.S. Borrower in the respective Bank Guaranty Request.

“U.S. Borrower Incremental Term Loans” shall mean Incremental Term Loans incurred by the U.S. Borrower.

“U.S. Borrower Letter of Credit” shall mean each Letter of Credit (which must be denominated in Dollars or an Alternative Currency) issued for the account of the U.S. Borrower pursuant to Section 2A.01.

“U.S. Borrower Term Loans” shall mean and include all Tranche B-1 Term Loans and all U.S. Borrower Incremental Term Loans.

“U.S. Credit Party” shall mean the U.S. Borrower and each U.S. Subsidiary Guarantor.

“U.S. Dole Group” shall mean the U.S. Borrower and the U.S. Subsidiary Guarantors.

“U.S. Dollars,” “Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States of America.

“U.S. GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

“U.S. Leasehold Property” shall mean each Leasehold Property located in the United States.

“U.S. Mortgaged Property” shall mean each Real Property located in the United States or any State or territory thereof with respect to which a Mortgage is required to be delivered pursuant to the terms of this Agreement.

“U.S. Pledge Agreement” shall mean the Amended and Restated U.S. Pledge Agreement, dated as the Amendment No. 3 Effective Date, executed and delivered by each U.S. Credit Party in the form of Exhibit F-1 (as amended, modified, restated and/or supplemented from time to time in accordance with the terms hereof and thereof).

“U.S. Pledge Agreement Collateral” shall mean all of the “Collateral” as defined in the U.S. Pledge Agreement.

“U.S. Security Agreement” shall mean the Amended and Restated U.S. Security Agreement, dated as of the Amendment No. 3 Effective Date, executed and delivered by each U.S. Credit Party in the form of Exhibit F-2 (as amended, modified, restated and/or supplemented from time to time in accordance with the terms hereof and thereof).

“U.S. Security Documents” shall mean and include the U.S. Security Agreement, the U.S. Pledge Agreement, each Mortgage covering a U.S. Mortgaged Property and each Additional Security Document covering assets of a U.S. Credit Party situated in the United States.

“U.S. Subsidiaries Guaranty” shall mean the Amended and Restated U.S. Subsidiaries Guaranty, dated as of the Amendment No. 3 Effective Date, executed and delivered by each U.S. Subsidiary Guarantor in the form of Exhibit E-1 (as further amended, modified or supplemented from time to time in accordance with the terms hereof and thereof).

“U.S. Subsidiary Guarantor” shall mean (i) each Wholly-Owned Domestic Subsidiary of the U.S. Borrower as of the Amendment No. 3 Effective Date (other than the Excluded Domestic Sub-

sidiary) and (ii) each other Wholly-Owned Domestic Subsidiary of the U.S. Borrower created, established or acquired after the Amendment No. 3 Effective Date which executes and delivers a U.S. Subsidiaries Guaranty, unless and until such time as the respective Domestic Subsidiary ceases to constitute a Domestic Subsidiary or is released from all of its obligations under its U.S. Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“Unpaid Drawing” shall have the meaning provided in Section 2A.05(a).

“Unreimbursed Payment” shall have the meaning provided in Section 2B.05(a).

“Unrestricted Cash” shall mean all cash and Cash Equivalents owned or held by the U.S. Borrower and its Subsidiaries other than cash and Cash Equivalents owned or held by the Excluded Bermuda Insurance Companies.

“Voting Participant” shall have the meaning provided in Section 13.04(a).

“Voting Participant Notice” shall have the meaning provided in Section 13.04(a).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is a Domestic Subsidiary of such Person.

“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director’s qualifying shares and/or other nominal amounts of shares required by applicable law to be held by Persons other than such Person) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% Equity Interest at such time; provided that any Foreign Subsidiary of such Person at least 98% of whose capital stock or other Equity Interests are owned by such Person and/or one or more Wholly-Owned Subsidiaries (determined after giving effect to this proviso) of such Person at such time shall be deemed to be a Wholly-Owned Subsidiary of such Person.

“Written” (whether lower or upper case) or “in writing” shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

Section 12. The Agents.

12.01 Appointment.

(a) Each Lender hereby irrevocably designates and appoints (x) DBAG as Administrative Agent for such Lender (for purposes of this Section 12 and the term “Agent” as used herein, the term “Administrative Agent” shall mean DBAG in its capacities as Administrative Agent, Deposit Bank and as Collateral Agent hereunder and pursuant to the Security Documents), (y) BAS as Syndication Agent for such Lender, and (z) Scotia Capital and Rabobank as Co-Documentation Agents for such Lender, each to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes the Administrative Agent, the Syndication Agent and each Co-Documentation Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to or required of the Administrative Agent, the Syndication Agent or the Co-Documentation Agents, as the case may be, by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each of the Agents may perform any of their respective duties under this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein by or through its respective officers, directors, agents, employees or affiliates (it being understood and agreed, for avoidance of doubt and without limiting the generality of the foregoing, that the Administrative Agent and/or Collateral Agent may perform any of its duties under the Security Documents by or through one or more of its affiliates).

(b) The provisions of this Section 12 are solely for the benefit of the Administrative Agent, the Syndication Agent and the Co-Documentation Agents and the Lenders, and neither the U.S. Borrower nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each of the Administrative Agent, the Syndication Agent and the Documentation Agent shall act solely as agent for the Lenders, and none of the Administrative Agent, the Syndication Agent and the Co-Documentation Agents assumes (and shall not be deemed to have assumed) any obligation or relationship of agency or trust with or for the U.S. Borrower or any of its Subsidiaries.

12.02 Nature of Duties.

(a) No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither any Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non appealable decision). The duties of the Agents shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein, provided that the Administrative Agent and/or the Collateral Agent shall be deemed to be a trustee and stand in a fiduciary relationship with respect to the Lenders and the holders of Notes for purposes of any Security Document governed by the laws of a jurisdiction located outside the United States where the Administrative Agent and/or the Collateral Agent, as the case may be, shall determine, based on advice of local counsel, that same is necessary or desirable for purposes of realizing the benefits intended to be conferred pursuant to such Security Document, and the Lenders hereby irrevocably designate each of the Administrative Agent and the Collateral Agent as their trustee for such purpose and authorize each of the Administrative Agent and the Collateral Agent to at any time and from time to time take all actions (including, without limitation, making demand for all amounts then due and payable and the exercise of other remedies) on their behalf in accordance with the terms of such Security Document without the necessity of any notice to or further consent from any Lender, and the Lenders hereby agree to indemnify the Administrative Agent and the Collateral Agent (and each of their respective officers, directors, trustees, employees, representatives and agents) and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judg-

ments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, the taking of any action or any omission to take action under any such Security Document unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, the Lead Arranger is named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Lead Arranger shall be entitled to all indemnification and reimbursement rights in favor of “Agents” as, and to the extent, provided for under Sections 12.07 and 13.01. Without limitation of the foregoing, the Lead Arranger shall not, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

12.03 Certain Rights of the Agents. The Agents shall have the right (but shall be under no obligation) to request instructions from the Required Lenders at any time. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against any Agent or any of its employees, directors, officers, agents or affiliates as a result of such Agent or such other person acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.04 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected (and shall have no liability to any Person) in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order, telephone message or other document or conversation that such Agent believed, in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent (which may be counsel for the Credit Parties) and, with respect to other matters, upon advice of independent public accountants or other experts selected by it.

12.05 Notice of Default, etc. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has actually received written notice from a Lender or the U.S. Borrower or either Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

12.06 Nonreliance on Agents and Other Lenders. Independently and without reliance upon any Agent, each Lender, each Issuing Lender, each Bank Guaranty Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make its own independent investigation of the financial condition and affairs of the U.S. Borrower and its Subsidiaries in connection with the making and the continuance of the Loans, the issuance and the participation in Letters of Credit or Bank Guaranties and the taking or not taking of any action in connection herewith and, except as ex-

pressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender, any Issuing Lender, any Bank Guaranty Issuer or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or the issuing of any Letter of Credit or any Bank Guaranty or at any time or times thereafter. No Agent or their respective affiliates nor any of their respective officers, directors, agents or employees shall be responsible to any Lender, any Issuing Lender, any Bank Guaranty Issuer or the holder of any Note for, or be required or have any duty to ascertain, inquire or verify the accuracy of, (i) any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, (ii) the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document, (iii) the financial condition of the U.S. Borrower and any of its Subsidiaries, (iv) the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, (v) the satisfaction of any of the conditions precedent set forth in Section 5 of the Original Credit Agreement or Section 6, or (vi) the existence or possible existence of any Default or Event of Default.

12.07 Indemnification.

(a) To the extent any Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify such Agent (and any affiliate thereof) in proportion to their respective “percentages” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders and at the time such indemnity is sought), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent (or any affiliate thereof) in performing its respective duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document in its capacity as Agent, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(b) Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

(c) The agreements in this Section 12.07 shall survive the payment of all Obligations.

12.08 Agents in Their Individual Capacities.

(a) With respect to its obligation to make Loans, or issue or participate in Letters of Credit or Bank Guaranties, under this Agreement, each Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders,” “Supermajority Lenders,” “Majority Lenders,” “holders of Notes” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

(b) Without limiting the provisions of preceding clause (a), the parties hereto acknowledge and agree that any Agent hereunder may also act in individual or agency capacities in connection with other financings, including, without limitation, pursuant to the ABL Credit Documents. The parties hereto agree to each of the Agents acting in such other individual and agency capacities, and shall not raise any claim in connection therewith (except to the extent resulting from the gross negligence or willful misconduct of the respective such Person as an Agent hereunder).

12.09 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

12.10 Resignation of the Agents.

(a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents (including, without limitation, its functions and duties as Collateral Agent) at any time by giving 30 days’ prior written notice to the Lenders and, unless a Default or an Event of Default under Section 10.05 then exists, the U.S. Borrower. Any such resignation by the Administrative Agent hereunder shall also constitute its resignation (if applicable) as an Issuing Lender and Bank Guaranty Issuer, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or Bank Guaranties hereunder and (y) shall maintain all of its rights as Issuing Lender or Bank Guaranty Issuer, as the case may be, with respect to any Letter of Credit or Bank Guaranty issued by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder and/or under the other Credit Documents who shall be a commercial bank or trust company acceptable to the U.S. Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the U.S. Borrower’s approval shall not be required if an Event of Default then exists).

(c) If a successor Administrative Agent shall not have been so appointed within such 30-day period, the Administrative Agent, with the consent of the U.S. Borrower (which consent shall not be unreasonably withheld or delayed, provided that the U.S. Borrower’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder and/or under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit

Document until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

(e) Upon a resignation of any Agent pursuant to this Section 12.10, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as such Agent.

12.11 Collateral Matters.

(a) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement. Each Lender hereby agrees, and each holder of any Note or participant in Letters of Credit or Bank Guaranties by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, subject to the provisions of the Intercreditor Agreement, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents, subject to the provisions of the Intercreditor Agreement, which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

(b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral, subject to the provisions of the Intercreditor Agreement, (i) upon termination of the Commitments (and all Letters of Credit and Bank Guaranties) and indefeasible payment and satisfaction in full of all of the Obligations at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than the U.S. Borrower and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 9.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12), (iv) as otherwise may be expressly provided in the relevant Security Documents. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.11 or (v) constituting Equity Interests or assets of any Subsidiary of the U.S. Borrower (other than the Bermuda Borrower) upon the liquidation or dissolution of such Subsidiary in a transaction permitted by the Credit Documents.

(c) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.11 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.12 Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from either Borrower, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

12.13 Special Appointment of Collateral Agent (Germany).

a) For the purposes of German Security (as defined below) in addition to the provisions set out above, the specific provisions set out in paragraph b) to f) of this Section 12.13 shall be applicable. In the case of any inconsistency the provisions set out in paragraph b) to f) of this Section 12.13 shall prevail.

b) With respect to German Security (“German Security” shall mean any security interest created under the Security Documents which are governed by German law), the Collateral Agent shall in case of German Security constituted by non—accessory (nicht akzessorische) security interests, hold, administer and, as the case may be, enforce or release such German Security in its own name, but for the account of the Secured Creditors.

c) In the case of German Security constituted by accessory (akzessorische) security interests created by way of pledge or other accessory instruments, hold (with regard to its own rights under Section 12.17 (Parallel Debt owed to the Collateral Agent)), administer and, as the case may be, enforce or release such German Security in the name of and for and on behalf of the Secured Creditors and in its own name on the basis of the abstract acknowledgement of indebtedness pursuant to Section 12.17 (Parallel Debt owed to the Collateral Agent).

d) For the purposes of performing its rights and obligations as Collateral Agent under any accessory (akzessorische) German Security, each Secured Creditor hereby authorizes the Collateral Agent to act as its agent (Stellvertreter), and releases the Collateral Agent from the restrictions imposed by Section 181 German Civil Code (Bürgerliches Gesetzbuch). At the request of the Collateral Agent, each Secured Creditor shall provide the Collateral Agent with a separate written power of attorney (Spezialvollmacht) for the purposes of executing any relevant agreements and documents on their behalf. Each Secured Creditor hereby ratifies and approves all acts previously done by the Collateral Agent on such Secured Creditor’s behalf.

e) The Collateral Agent accepts its appointment as administrator of the German Security on the terms and subject to the conditions set out in this Agreement and the Secured Creditors, the Collateral Agent and all other parties to this Agreement agree that, in relation to the German Security, no Secured Creditor shall exercise any independent power to enforce any German Security or take any other action in relation to the enforcement of the German Security, or make or receive any declarations in relation thereto.

f) Each Secured Creditor hereby instructs the Collateral Agent (with the right of sub-delegation) to enter into any documents evidencing German Security and to make and accept all declarations and take all actions it considers necessary or useful in connection with any German Security on behalf of such Secured Creditor. The Collateral Agent shall further be entitled to rescind, release, amend and/or execute new and different documents securing the German Security.

12.14 Special Provisions Relating to Canadian Security Documents.

(a) For greater certainty, and without limiting the powers of the Collateral Agent hereunder or under any of the Foreign Security Documents, each of the Bermuda Borrower and the Secured Creditors hereby acknowledges that the Collateral Agent is, for purposes of holding any security granted by Dole Foods of Canada Ltd. (“Dole Canada”) on the property of Dole Canada pursuant to the laws of the Province of Quebec, the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of the Civil Code of Quebec) for all present and future Secured Creditors and in particular for all present and future holders of the bond issued by Dole Canada in favor of the Collateral Agent (the “Canadian Bond”). Each of the Agents and Lenders (for themselves as Secured Creditors and for the Other Creditors (as defined in the security agreement governed by the laws of the Province of Ontario executed by Dole Canada (the “Canadian Security Agreement”)) hereby irrevocably confirms the constitution of and constitutes, to the extent necessary, the Collateral Agent as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold security granted by Dole Canada in the Province of Quebec to secure the Canadian Bond. The acceptance of an assignment by an assignee of a Secured Creditor shall be deemed to have confirmed and ratified the constitution of the Collateral Agent as the holder of such irrevocable power of attorney (fondé de pouvoir). For greater certainty, by their acceptance of the benefits of the Canadian Security Agreement, each of the Other Creditors (as defined in the Canadian Security Agreement) shall be deemed to have confirmed and ratified the appointment of the Collateral Agent for purposes of the Bond and the Bond pledge agreement to be entered into by Dole Canada pursuant to the laws of the Province of Quebec. Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Quebec), each of the Bermuda Borrower, the Agents and the Lenders (for themselves as Secured Creditors and for the Other Creditors) agree that the Collateral Agent may acquire and be the holder of the Canadian Bond. The Bermuda Borrower hereby acknowledges that the Canadian Bond constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

(b) Each Lender irrevocably consents to the amendment of the Canadian Security Agreement pursuant to the acknowledgement, confirmation and amendment of security dated as of the date hereof between Dole Canada and the Collateral Agent.

12.15 Special Appointment of Collateral Agent (Italy).

(a) Without prejudice to the generality of Section 12.11:

(i) each Lender (including, without limitation, each Lender which is a Hedging Creditor (as defined in the Foreign Subsidiaries Guaranty)) (as “mandante” under Italian law), by executing this Agreement, irrevocably appoints the Collateral Agent to act as agent (“mandatario con rappresentanza” under Italian law) under and in connection with the Foreign Security Documents governed by Italian law (collectively, the “Italian Collateral Documents”) and irrevocably authorizes the Collateral Agent (x) to execute on its behalf the Italian Collateral Documents, and (y) to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Italian Collateral Documents, together with any other incidental rights, powers and discretions; and

(ii) each Lender (including, without limitation, each Lender which is a Hedging Creditor (as defined in the Foreign Subsidiaries Guaranty)) irrevocably authorizes the Collateral Agent for and on its behalf to exercise the rights, powers and discretions which are specifically delegated to it by the terms of the Italian Collateral Documents and this Agreement, together with all rights, powers and discretions which are incidental thereto and to give any discharge for any monies payable under the Italian Collateral Documents.

(b) Notwithstanding Section 13.08 hereof, the provisions of this Section 12.15 shall be governed by Italian law.

12.16 Continuing Indemnities for Original Agents. Notwithstanding the effectiveness of Amendment No. 3, the parties hereto understand and agree that all indemnities provided pursuant to the Original Credit Agreement (whether by the Original Lenders, the Borrowers or any other Credit Party) shall continue in full force and effect in accordance with the terms of the Original Credit Agreement, for any actions or occurrences prior to the Amendment No. 3 Effective Date, in accordance with the terms of the Original Credit Agreement. Any indemnities pursuant to the preceding sentence shall be in addition to any applicable indemnities hereunder.

12.17 Parallel Debt owed to the Collateral Agent

a) Each of the Guarantors resident in the Federal Republic of Germany (the “German Guarantors”) hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent as creditor in its own right and not as a representative of the Secured Creditors amounts equal to any amounts owing from time to time by that German Guarantor to any Secured Creditor under any Credit Document as and when those amounts are due for payment under the relevant Credit Document.

b) Each German Guarantor and the Collateral Agent acknowledge that the obligations of each German Guarantor under paragraph a) are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of the German Guarantors to any Secured Creditor under any Credit Document (its “Corresponding Debt”) nor shall the amounts for which each German Guarantor is liable under paragraph a) (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt provided that:

(i) the Parallel Debt of each German Guarantor shall be decreased to the extent that its Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and

(ii) the Corresponding Debt of each German Guarantor shall be decreased to the extent that its Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged.

c) The Collateral Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust. The German Security granted under the Credit Documents to the Collateral Agent to secure the Parallel Debt is granted to the Collateral Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust.

d) All monies received or recovered by the Collateral Agent pursuant to this Section 12.17, and all amounts received or recovered by the Collateral Agent from or by the enforcement of any German Security granted to secure the Parallel Debt, shall be applied in accordance with the Intercreditor Agreement.

e) Without limiting or affecting the Collateral Agent’s rights against the German Guarantors (whether under this Section 12.17 or under any other provision of the Credit Documents), each German Guarantor acknowledges that:

(i) nothing in this Section 12.17 shall impose any obligation on the Collateral Agent to advance any sum to any German Guarantor or otherwise under any Credit Document, except in its capacity as lender; and

(ii) for the purpose of any vote taken under any Credit Document, the Collateral Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a lender.

Section 13. Miscellaneous.

13.01 Payment of Expenses, etc. The Borrowers jointly and severally agree to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents, the Collateral Agent and the Deposit Bank (including, without limitation, the reasonable fees and disbursements of Cahill Gordon & Reindel LLP and local and foreign counsel) in connection with the negotiation, preparation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and of the Administrative Agent and the Collateral Agent in connection with any amendment, waiver or consent relating hereto or thereto, and of each Agent in connection with its syndication efforts with respect to this Agreement; provided, however, that the Borrowers shall not be obligated to pay legal fees and expenses of counsel incurred in connection with the initial negotiation, preparation, execution and delivery of the Credit Documents other than the legal fees and expenses of Cahill Gordon & Reindel LLP, and such other local and foreign counsel as may be engaged by the Administrative Agent to address issues arising in connection with the Refinancing and/or to prepare security documentation governed by local or foreign law; (ii) pay all reasonable out-of-pocket costs and expenses of each Agent, the Collateral Agent, each Issuing Lender, each Bank Guaranty Issuer, the Deposit Bank and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein or entered into or delivered in connection therewith (including, without limitation, the reasonable fees and disbursements of counsel) and the protection of the rights of each Agent, the Collateral Agent, each Issuing Lender, each Bank Guaranty Issuer, the Deposit Bank and each of the Lenders thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in house counsel) for each Agent, the Collateral Agent, each Issuing Lender, each Bank Guaranty Issuer, the Deposit Bank and each of the Lenders); (iii) pay and hold each of the Agents, the Collateral Agent, each Issuing Lender, each Bank Guaranty Issuer, the Deposit Bank and each of the Lenders harmless from and against any and all present and future stamp, documentary, transfer, sales and use, value added, excise and other similar taxes with respect to the foregoing matters, the performance of any obligation under this Agreement or any other Credit Document or any payment thereunder, and save each of the Agents, the Collateral Agent, each Issuing Lender, each Bank Guaranty Issuer, the Deposit Bank and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Agents, the Collateral Agent, such Issuing Lender, such Bank Guaranty Issuer, the Deposit Bank or such Lender) to pay such taxes; and (iv) indemnify each Agent, the Collateral Agent, each Issuing Lender, each Bank Guaranty Issuer, the Deposit Bank, each Lender, each affiliate of the foregoing Persons and their respective officers, directors, employees, representatives, trustees, advisors, and agents (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, costs, expenses and disbursements incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, the Collateral Agent, any Issuing Lender, any Bank Guaranty Issuer, the Deposit Bank or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any Agent, the Collateral Agent, any Issuing Lender, any Bank Guaranty Issuer, the Deposit Bank, any Lender, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the use of any Letter of Credit, Bank Guaranty or Credit-Linked Deposit or the proceeds of any Loans hereunder or any other transactions contemplated by any Document or the exercise or enforcement of any of their rights or remedies provided herein or in the other Credit Documents (but excluding any such li-

abilities, obligations, losses, damages, penalties, claims, actions, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by any Credit Party or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned, leased or operated by any Credit Party or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim in connection with or relating to any Credit Party, any of its Subsidiaries or any of their operations or activities or any Real Property at any time owned, leased or operated by any Credit Party or any of its Subsidiaries, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non appealable decision) of the Person to be indemnified)). To the extent that the undertaking to indemnify, pay or hold harmless any Agent, the Collateral Agent, any Issuing Lender, any Bank Guaranty Issuer, the Deposit Bank or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

13.02 Right of Setoff.

(a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Agent, each Issuing Lender, each Bank Guaranty Issuer, each Lender and the Collateral Agent is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the U.S. Borrower or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Agent, such Issuing Lender, each Bank Guaranty Issuer, such Lender or the Collateral Agent (including, without limitation, by branches and agencies of such Agent, such Lender or the Collateral Agent wherever located) to or for the credit or the account of the U.S. Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the U.S. Borrower or such Subsidiary, as the case may be, to such Agent, such Issuing Lender, such Bank Guaranty Issuer, such Lender or the Collateral Agent under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), all participations by any Lender in Letters of Credit or Bank Guaranties as required pursuant to the provisions of this Agreement and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Agent, such Issuing Lender, such Bank Guaranty Issuer, such Lender or the Collateral Agent shall have made any demand hereunder and although said Obligations shall be contingent or unmatured. Each Borrower agrees that any Lender purchasing participations in one or more Letters of Credit or Bank Guaranties issued to it as required by the provisions of this Agreement, or purchasing participations as required by Section 13.06(b), may, to the fullest extent permitted by law, exercise all rights (including without limitation the right of setoff) with respect to such participations as fully as if such Lender were a direct creditor of such Borrower with respect to such participations in the amount thereof.

(b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY

LOCATED IN CALIFORNIA, NO LENDER OR THE ADMINISTRATIVE AGENT SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR THE ADMINISTRATIVE AGENT OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

13.03 Notices.

(a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to either Borrower, at the address specified opposite its signature below; if to any Lender, at its address specified for such Lender on Schedule II; and if to the Administrative Agent, at its Notice Office; or, as to any either Borrower or any of the Agents, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the U.S. Borrower and the Administrative Agent. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

(b) Without in any way limiting the obligation of the U.S. Borrower and its Subsidiaries to confirm in writing any telephonic notice permitted to be given hereunder, any Agent, any Issuing Lender (in the case of the issuance of a Letter of Credit) or any Bank Guaranty Issuer (in the case of the issuance of a Bank Guaranty), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice believed by such Agent, such Issuing Lender or such Bank Guaranty Issuer in good faith to be from an Authorized Officer. In each such case, the U.S. Borrower and each of the Borrowers hereby waive the right to dispute such Agent’s, such Issuing Lender’s or such Bank Guaranty Issuer’s record of the terms of such telephonic notice.

13.04 Benefit of Agreement.

(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no neither Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of each of the Lenders and provided, further, that, although any Lender may (without the consent of any Credit Party) transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and provided, further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except (I) to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note, Letter of Credit or Bank Guaranty (unless such Letter of Credit or Bank Guaranty is not extended beyond the CL Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or of a mandatory repayment of Loans shall not constitute a change in the terms of such participation, that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof and that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction), (ii) consent to the assignment or transfer by any either Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Security Documents) supporting the Obligations in which such participant is participating and (II) that, solely in the case of a participant (each, a “Voting Participant”) which (x) has purchased a participation interest in such Lender’s Commitments and/or outstanding Term Loans in a minimum aggregate amount (without duplication) of at least $2,000,000 on or after the Amendment No. 3 Effective Date and (y) is (A) designated by such Lender to the U.S. Borrower and the Administrative Agent by written notice (a “Voting Participant Notice”) as being entitled to be accorded the rights of a “voting” participant hereunder, (B) approved by the U.S. Borrower and the Administrative Agent (such approvals not to be unreasonably withheld or delayed) and (C) not a Disqualified Voting Participant, such participant shall be entitled to vote with respect to each Tranche in which it holds a participation from such Lender (and the voting rights of such Lender for each such Tranche shall be correspondingly reduced), on a Dollar basis, as if such participant were a Lender under such Tranche on any matter requiring or allowing such Lender to provide or withhold its consent or to otherwise vote on any proposed action (with any Voting Participant Notice, with respect to any Voting Participant, to be effective only if same (a) states the full legal name of such Voting Participant, as well as the relevant contact information and administrative details for such Voting Participant, and (b) states the Dollar amount of the participation interest in each Tranche purchased). In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; provided that a Voting Participant shall have the voting rights to which it is entitled as described in the preceding sentence.

(b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its outstanding Term Loans and/or Credit-Linked Commitments (and related outstanding Obligations (and Credit-Linked Deposit, if applicable) hereunder) to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company, (ii) one or more Lenders or (iii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of a Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least (A) $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such outstanding principal amount of Term Loans hereunder and (B) $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Credit-Linked Commitments and related Credit-Linked Deposit and Obligations, in each case, to one or more Eligible Transferees (treating (I) any fund that invests in bank loans and (II) any other fund that invests in bank loans and is managed by the same investment advisor as such fund or by an Affiliate of such investment advisor, as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule I shall be deemed modified to reflect the outstanding Term Loans and/or Credit-Linked Commitments, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the request of the respective Lender and upon the surrender of the old Notes (if any), new Notes will be issued, at the Borrowers’ expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised outstanding Term Loans, as the case may be, (iii) except in the case of assignments by the Agents in connection with their syndication of this Agreement, the consent of the Administrative Agent and, so long as no Default or Event of Default then exists and is continuing, the U.S. Borrower shall be required in connection with any such assignment pursuant to clause (y) of this Section 13.04(b) (which consent shall not be unreasonably withheld or delayed) and (iv) Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 and, provided, further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.17. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments (and, in the case of an assignment of Credit-Linked Commitments, will lose its rights with respect to the assigned CL Percentage in its Credit-Linked Deposit) and/or outstanding Term Loans, as the case may be. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the U.S. Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b)(ii) to the extent such forms would provide a complete exemption from or reduction in United States withholding tax. To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2A.06, 2B.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). Notwithstanding anything to the contrary contained above, at any time after the termination of the Total Credit-Linked Commitment, if any Letters of Credit or Bank Guaranties remain outstanding, assignments may be made as provided above, except that the respective assignment shall be of a portion of the respective CL Lender’s participation in Letters of Credit and Bank Guaranties (and the related share of its Credit-Linked Deposit), although any such assignment effected after the termination of the Total Credit-Linked Commitment shall not release the assigning CL Lender from its obligations as a participant with respect to outstanding Letters of Credit or Bank Guaranties (although the respective assignee may agree, as between itself and the respective assigning CL Lender, that it shall be responsible for such amounts). The Credit-Linked Deposit funded by any CL Lender shall not be released in connection with any assignment of its Credit-Linked Commitment, but shall instead be purchased (to the extent of the CL Percentage so assigned) by the relevant assignee and continue to be held for application (if not already applied) pursuant to Section 2 in respect of such assignee’s obligations under the Credit-Linked Commitment assigned to it.

(c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, without the consent of the Administrative Agent or either Borrower, any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee or to a collateral agent or to another creditor providing credit or credit support to such Lender in support of its obligations to such trustee, such Collateral Agent or a holder of, or any other representative of a holder of, such obligations, or such other creditor, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder or substitute (by foreclosure or otherwise) any such pledge or assignee for such Lender as a party hereto.

13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Agent, the Collateral Agent or any Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent, the Collateral Agent or any Lender to any other or further action in any circumstances without notice or demand.

13.06 Payments Pro Rata.

(a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

13.07 Calculations; Computations.

(a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with U.S. GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the U.S. Borrower to the Lenders), provided that (i) if at any time any change in U.S. GAAP is reasonably likely to cause any financial ratio or requirement set forth in any Loan Document to be violated or to impose additional obligations on the Borrowers, or to prevent any such violation or any such imposition absent such change, and either the U.S. Borrower or the Required Lenders shall so request, the Administrative Agent and the U.S. Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in U.S. GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (x) such ratio or requirement shall continue to be computed in accordance with U.S. GAAP prior to such change therein (and, for the avoidance of doubt, if such notice is provided following the last day of a Test Period but prior to the date the officer’s certificate required pursuant to Section 8.01(d) has been delivered for such Test Period, such notice shall be deemed to have been received on the last day of such Test Period) and (y) the U.S. Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in U.S. GAAP, (ii) to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a Pro Forma Basis and (iii) for purposes of determining compliance with any incurrence or expenditure tests set forth in Sections 8 and/or 9, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).

(b) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

13.08 Governing Law; Submission to Jurisdiction; Venue.

(a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE SUBSIDIARIES GUARANTIES AND SECURITY DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, in each case located within the City of New York and, by execution and delivery of this Agreement, each Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower hereby irrevocably designates, appoints and empowers Corporation Service Company, with offices on the Amendment No. 3 Effective Date at 80 State Street, Albany, NY 12207, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under this Agreement. Each Borrower hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Borrower, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Borrower. Each Borrower further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower, as the case may be, at its address for notices pursuant to Section 13.03, such service to become effective 30 days after such mailing. Each Borrower hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Agent, the Collateral Agent, any Lender or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

(b) EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with each Borrower and the Administrative Agent.

13.10 Effectiveness. This Agreement shall become effective (subject to the immediately succeeding sentence) on the date (the “Amendment No. 3 Effective Date”) on which each of the conditions set forth in Section 3 of the Amendment No. 3 has been satisfied.

13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12 Amendment or Waiver; etc.

(a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit or Bank Guaranty beyond the CL Maturity Date or extend the duration of any Interest Period beyond six months, or reduce the rate or extend the time of payment of interest (other than as a result of any waiver of the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof (except to the extent paid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and Credit-Linked Commitments on the Restatement Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Credit-Linked Commitments are included on the Restatement Effective Date), (v) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement, or (vi) release any Borrower Guaranty or waive compliance by either Borrower with its payment obligations under its Borrower Guaranty; provided, further, that no such change, waiver, discharge or termination shall (p) amend, modify or waive any condition precedent set forth in Section 6 with respect to the issuance of Letters of Credit or Bank Guaranties, without the written consent of the Majority Lenders holding Credit-Linked Commitments, (q) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (r) without the consent of each Issuing Lender affected and Bank Guaranty Issuer affected thereby, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or Bank Guaranties, (s) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 as the same applies to the Administrative Agent or any other provision as same relates to the rights or obligations of the Administrative Agent, (t) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (u) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (v) except in cases where additional extensions of term loans are being afforded substantially the same treatment afforded to the Term Loans pursuant to this Agreement as in effect on the Restatement Effective Date, without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 4.01 or 4.02 (excluding Section 4.02(a)) (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), (w) without the consent of the Majority Lenders of the respective Tranche affected thereby, amend the definition of Majority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Restatement Effective Date), (x) except in cases where additional extensions of credit are being afforded substantially the same treatment afforded to the Term Loans and Credit-Linked Commitments pursuant to Section 1.14 (as in effect on the Restatement Effective Date) and except for technical amendments which are consistent with the intent of the provisions of such Section and do not adversely affect the protections afforded to the Lenders pursuant to said Section, without the consent of the Majority Lenders of each Tranche adversely affected thereby, amend, modify or waive any provisions of Section 1.14, (y) without the consent of the Supermajority Lenders of the respective affected Tranche, reduce the amount of or extend the date of, any Scheduled Repayment under such Tranche (except that, if additional Loans are made pursuant to a given Tranche, the Scheduled Repayments of such Tranche may be increased on a proportionate basis without the consent otherwise required by this clause (y)), or amend the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Restatement Effective Date) or (z) without the consent of the Deposit

Bank, amend, modify or waive any provision relating to the rights or obligations of the Deposit Bank. Notwithstanding anything to the contrary contained above in this Section 13.12(a), the Administrative Agent and/or the Collateral Agent shall be permitted (x) to enter into such amendments and/or modifications to the Foreign Subsidiaries Guaranty and the Foreign Security Documents which may be required in the discretion of the Administrative Agent and/or the Collateral Agent which are of a technical nature and/or are, in the judgment of the Collateral Agent, required by applicable law, in the interests of the Secured Creditors or (in the case of Foreign Security Documents) necessary or desirable to preserve, maintain, perfect and/or protect the security interests purported to the granted by the respective Foreign Security Documents and (y) to enter into such releases of Collateral pledged pursuant to Foreign Security Documents as may be reasonably requested by the U.S. Borrower for legitimate operational reasons (e.g., the transfer of Property from one jurisdiction to another), so long as the Fair Market Value of all Collateral so subject to release (as determined in good faith by the U.S. Borrower) at any time does not exceed $5,000,000.

(b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the U.S. Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the U.S. Borrower if the respective Lender’s consent is required with respect to less than all Tranches (or related Commitments), to replace only the respective Tranche or Tranches of Commitments (and related Obligations and, if applicable, Credit-Linked Deposits) and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate each Credit-Linked Commitment and/or Incremental Term Loan Commitment of such non-consenting Lender (if such Lender’s consent is required as a result of such Credit-Linked Commitment and/or Incremental Term Loan Commitment), and/or repay outstanding Obligations under each Tranche of such Lender which gave rise to the need to obtain such Lender’s consent, in accordance with Sections 3.01 and/or 4.01, provided that, unless the Commitments which are terminated and Loans and other Obligations which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans and of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined both (x) after giving effect to the proposed action and (y) as if the Commitments, Loans and related Obligations being terminated and/or repaid (and not replaced) were not outstanding) shall specifically consent thereto, provided, further, that the U.S. Borrower shall not have the right to replace a Lender, terminate its Commitment or repay its Loans or other Obligations solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

(c) Notwithstanding anything to the contrary contained in clause (a) above of this Section 13.12, the respective Borrower, the Administrative Agent and each Incremental Loan Lender may, in accordance with the provisions of Section 1.15, enter into an Incremental Term Loan Commitment Agreement, provided that after the execution and delivery by the respective Borrower, the Administrative Agent and each such Incremental Loan Lender of such Incremental Term Loan Commitment Agreement, such Incremental Term Loan Commitment Agreement may thereafter only be modified in accordance with the requirements of clause (a) above of this Section 13.12.

(d) For purposes of Section 13.12(a), (i) a Voting Participant shall be deemed to be a “Lender” holding the portion of the Credit-Linked Commitment (and related Obligations), Incremental Term Loan Commitment and/or outstanding Term Loans of a given Tranche of any Lender (other than a Defaulting Lender) in which it purchased a participation (and to have the voting rights of such Lender for the respective such Tranche) and (ii) a Lender (other than a Defaulting Lender) which has sold a participation in a portion of its Credit-Linked Commitment (and related Obligations), Incremental Term Loan Commitment and/or outstanding Term Loans of any Tranche to a Voting Participant shall be deemed to hold a Credit-Linked Commitment (and related Obligations), an Incremental Term Loan Commitment or outstanding Term Loans of the respective Tranche, as the case may be, in each case, as reduced by the amount of the participations therein sold to a Voting Participant.

13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2A.06, 2B.06, 4.04, 12.07, 13.01 and 13.17, shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit and Bank Guaranties and the repayment in full of the Loans and the other Obligations. With respect to the Original Lenders and Original Agents, all indemnities set forth in the Original Credit Agreement, including without limitation, in Sections 1.10, 1.11, 2A.06, 2B.06, 4.04, 12.07, 13.01 and 13.17 thereof shall survive the amendment and restatement of the Original Credit Agreement pursuant to this Agreement and the repayment of any outstanding Obligations (as defined in the Original Credit Agreement) thereunder, as fully as if same were set forth herein in their entirety.

13.14 Domicile of Loans and Commitments. Each Lender may transfer and carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2A.06, 2B.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

13.15 Confidentiality.

(a) Each of the Lenders agrees that it will use its reasonable efforts not to disclose without the prior consent of either Borrower (other than to its directors, employees, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the U.S. Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement; provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (y) in connection with any request or requirement of any such regulatory body, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the extent reasonably required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder and (f) to any creditor or any prospective transferee or participant in connection with any contemplated transfer or participation of any of the Obligations or any interest therein by such Lender; provided that such creditor or prospective transferee or participant agrees to be bound by this Section 13.15 to the same extent as such Lender. Each Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates or its investment advisors any information related to the U.S. Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of such entities), provided that such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender and shall only use such information in connection with matters relating to this Agreement.

(b) Each Borrower hereby represents and acknowledges that, to the best of its knowledge, neither any Agent nor any Lender, nor any employees or agents of, or other persons affiliated with, any Agent or any Lender, have directly or indirectly made or provided any statement (oral or written) to such Borrower or to any of its employees or agents, or other persons affiliated with or related to such Borrower (or, so far as such Borrower is aware, to any other person), as to the potential tax consequences of the transaction contemplated by this Agreement.

(c) Neither the Agents nor the Lenders provide accounting, tax or legal advice. Notwithstanding any express or implied claims of exclusivity or proprietary rights, each Borrower, each Agent and each Lender hereby agree and acknowledge that each Borrower, each Agent and each Lender (and each of their employees, representatives or other agents) are authorized to disclose to any and all persons, beginning immediately upon commencement of their discussions and without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby, and all materials of any kind (including opinions or other tax analyses) that are provided to either Borrower any Agent or any Lender relating to such tax treatment and tax structure. In this regard, each Borrower, each Agent and each Lender acknowledge and agree that the disclosure of the tax treatment and tax structure of the transactions contemplated hereby is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). For purposes of this authorization, “tax” means United States Federal income tax, “tax treatment” means the purported or claimed Federal income tax treatment of the transaction, and “tax structure” means any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of the transaction. This paragraph is intended to reflect the understanding of each Borrower, each Agent and each Lender that the transactions contemplated hereby are not “confidential transactions” as that phrase is used in Treasury Regulation § 1.6011-4(b)(3)(i), and shall be interpreted in a manner consistent therewith. Nothing herein is intended to imply that any of each Borrower, each Agent and each Lender made or provided a statement, oral or written, to, or for the benefit of, any of each other as to any potential tax consequences that are related to, or may result from, the transactions contemplated hereby.

13.16 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.17 Register. The Borrowers hereby designate the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrowers’ agent, solely for purposes of this Section 13.17, to maintain a register at one of its offices in New York, New York (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrowers’ obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and/or Loans prior to such recordation all amounts owing to the transferor with respect to such Commitments and/or Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitments and/or Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Commitment and/or Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The registration of any provision of Incremental Term Loan Commitments pursuant to Section 1.15 shall be recorded by the Administrative Agent on the Register only upon the acceptance of the Administrative Agent of a properly executed and delivered Incremental Term Loan Commitment Agreement. Coincident with the delivery of such Incremental Term Loan Commitment Agreement for acceptance and registration of the provision of an Incremental Term Loan Commitment, or as soon thereafter as practicable, to the extent requested by such Incremental Term Loan Lenders, Incremental Term Notes shall be issued, at the respective Borrower’s expense, to such Incremental Term Loan Lenders, to be in conformity with Section 1.05 (with appropriate modification) to the extent needed to reflect the Incremental Term Loan Commitments and outstanding Incremental Term Loans made by such Incremental Term Loan Lender. The Borrowers agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature that may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17.

13.18 English Language. This Agreement and all other Credit Documents shall be in the English language, except as required by applicable local law and, with respect to each of the Security Documents governed by the laws of Italy or otherwise related to Collateral located in Italy, as the Administrative Agent may reasonably require (in which event certified English translations thereof shall, upon the request of the Administrative Agent, be provided by the U.S. Borrower to the Administrative Agent). All documents, certificates, reports or notices to be delivered or communications to be given or made by any party hereto pursuant to the terms of this Agreement or any other Credit Document shall be in the English language or, if originally written in another language, shall, upon request of the Administrative Agent, be accompanied by an accurate English translation upon which the other parties hereto shall have the right to rely for all purposes of this Agreement and the other Credit Documents.

13.19 Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in Qualified Jurisdictions; Special Provisions Regarding Foreign Security Documents and Secured Hedge Counterparties.

(a) The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, all promissory notes executed by, and Equity Interests in, various Persons owned by the respective Credit Party (to the extent not constituting Excluded Collateral) be pledged, and delivered for pledge, pursuant to the Security Documents. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the jurisdiction in which such Credit Party is organized to create and perfect all security interests granted pursuant to the various Security Documents and to take all actions under the laws of each Qualified Jurisdiction to perfect the security interests in the Equity Interests of, and promissory notes issued by, any Person organized under the laws of said jurisdictions (in each case, to the extent such Equity Interests or promissory notes are owned by any Credit Party and do not constitute Excluded Collateral). Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of promissory notes issued by, or Equity Interests in, any Person organized under the laws of a jurisdiction other than those specified in the immediately preceding sentence, it is acknowledged that, as of the Amendment No. 3 Effective Date, no actions have been required to be taken to perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose Equity Interests are pledged, under the Security Documents. The Borrowers hereby agree that, following any request by the Administrative Agent or Required Lenders to do so, each Borrower shall, and shall cause its Subsidiaries to, take such actions (including, without limitation, the execution of Additional Security Documents, the making of any filings and the delivery of appropriate legal opinions) under the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Administrative Agent or Required Lenders to be necessary or desirable in order to fully perfect, preserve or protect the security interests granted pursuant to the various Security Documents under the laws of such jurisdictions. If requested to do so pursuant to this Section 13.19(a), all such actions shall be taken in accordance with the provisions of this Section 13.19(a) and Section 8.11 and within the time periods set forth therein. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law (but only with respect to Equity Interests in, and promissory notes issued by, Persons organized under laws of jurisdictions other than Qualified Jurisdictions) not required to be taken in accordance with the provisions of this Section 13.19(a), provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of this Section 13.19(a) or pursuant to Section 8.11.

(b) The parties hereto acknowledge and agree that certain Foreign Security Documents executed and delivered by the Credit Parties on or prior to the Amendment No. 3 Effective Date secure, inter alia, obligations of any Lender (or any affiliate of a Lender) which is a counterparty to certain Interest Rate Protection Agreements and Other Hedging Agreements (as further provided in each such Foreign Security Document) and that it is the parties intent that each such Foreign Security Document shall be amended, as provided in Article III of the Foreign Subsidiaries Guaranty Acknowledgement and/or Amendment, such that (after giving effect to such amendment) the foregoing secured counterparties shall be amended to include the Secured Hedge Counterparties. Notwithstanding the foregoing, the parties hereto further acknowledge and agree that, as of the Amendment No. 3 Effective Date, no other amendments, modifications or supplements to the foregoing Foreign Security Documents under the laws of any jurisdiction to effect the intent in the foregoing sentence have occurred. The Borrowers hereby agree that, within 90 days after the Amendment No. 3 Effective Date (or such longer period as may be agreed by the Administrative Agent), each Borrower shall, and shall cause its Subsidiaries to, take such actions (including, without limitation, amending, modifying or supplementing each such Foreign Security Document and the delivery of appropriate legal opinions) under the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Administrative Agent or Required Lenders to be necessary or desirable in order to effect the foregoing amendments to each such Foreign Security Document. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law not required to be taken in accordance with the provisions of this Section 13.19(b), provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of this Section 13.19(b) or pursuant to Section 8.11.

13.20 Powers of Attorney; etc. The U.S. Borrower is hereby authorized by, and on behalf of, the Bermuda Borrower to give Notices of Borrowing, Notices of Conversion and other notices and directions in connection with the extensions of credit and repayments thereof to be made pursuant to this Agreement to the Bermuda Borrower (including without limitation notices as to the application of proceeds of such extensions of credit). The Bermuda Borrower hereby grants to the U.S. Borrower and the U.S. Borrower an irrevocable power-of attorney, in the Bermuda Borrower’s name, to take the actions contemplated above in this Section 13.20 and in the last sentence of Section 1.13 hereof. Furthermore, the Bermuda Borrower agrees that the Agents and the Lenders may at any time rely upon any notices, instructions or other information furnished by the U.S. Borrower.

13.21 Waiver of Sovereign Immunity. Each of the Borrowers, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Borrower, its Subsidiaries or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States, any other Qualified Jurisdiction or elsewhere, to enforce or collect upon the Loans or any Credit Document or any other liability or obligation of such Borrower or any of its Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Borrower, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, any other Qualified Jurisdiction, or elsewhere. Without limiting the generality of the foregoing, each Borrower further agrees that the waivers set forth in this Section 13.21 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

13.22 Judgment Currency.

(a) The Credit Parties’ obligations hereunder and under the other Credit Documents to make payments in Dollars (or, in the case of a Letter of Credit denominated in an Alternative Currency, the Dollar Equivalent thereof) (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by any Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to such Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the Dollar Equivalent thereof, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the Dollar Equivalent or any other rate of exchange for this Section 13.22, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

13.23 Special Acknowledgments. By their execution and delivery hereof, the Lenders party hereto hereby acknowledge (i) that the guarantee of each Bermuda Partnership Partner made pursuant to the U.S. Subsidiaries Guaranty is limited to the Obligations of the U.S. Borrower under the Credit Documents and the obligations of the U.S. Borrower and its Domestic Subsidiaries under Interest Rate Protection Agreements and Other Hedging Agreements with Secured Hedge Counterparties, all on the terms as more specifically provided therein, (ii) the Bermuda Partnership has not entered into any Credit Documents and, as such, is not a Credit Party (but is otherwise subject to the provisions of Sections 9.01(b) and (c)) and (iii) the obligations secured pursuant to the Security Documents are not secured by any Excluded Collateral.

13.24 Special Provisions Relating to Amendment and Restatement.

(a) The Required Lenders under, and as defined in, the Original Credit Agreement hereby consent to the “refinancing indebtedness” under this Agreement being treated as “indebtedness pursuant to the Credit Agreement” for purposes of the U.S. Pledge Agreement and the Intercompany Subordination Agreement. The U.S. Borrower, for its part, hereby gives notice that the refinancing indebtedness under this Agreement shall be treated as “issued under the Credit Agreement” for purposes of the U.S. Pledge Agreement and the Intercompany Subordination Agreement.

(b) The parties hereto acknowledge and agree that:

(i) Holdings and its Subsidiaries (as defined in the Original Credit Agreement) executed and delivered the Security Documents (as defined in the Original Credit Agreement) in favor of the Collateral Agent on behalf of the Secured Creditors (as defined in the Original Credit Agreement) to secure the payment and performance of, inter alia, the Obligations (as defined in the respective such Security Documents);

(ii) the security interests granted to the Collateral Agent on behalf of the Secured Creditors pursuant to the Security Documents (as defined in the Original Credit Agreement) shall remain outstanding and in full force and effect, without interruption or impairment of any kind, but subject to the provisions of the Intercreditor Agreement, in accordance with the terms of such Security Documents and shall continue to secure the Obligations (as defined in such Security Documents);

(iii) the Obligations represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Original Credit Agreement) arising in connection with the Original Credit Agreement and other Credit Documents (as defined in the Original Credit Agreement) executed in connection therewith; and

(iv) (a) the provisions of the Original Credit Agreement, to the extent restated, renewed, extended, consolidated, amended and modified hereby, are hereby superseded and replaced by the provisions hereof; (b) the Notes restate, renew, extend, consolidate, amend, modify, replace, are substituted for and supersede, but do not extinguish, the Obligations (as defined in the Original Credit Agreement) evidenced by the Notes (as defined in the Original Credit Agreement) issued pursuant to the Original Credit Agreement; and (c) the execution and delivery of this Agreement, and the performance by the Borrowers of their respective obligations hereunder, shall not constitute a novation.

13.25 USA Patriot Act. Each Lender subject to the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) hereby notifies each Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers and the other Credit Parties and other information that will allow such Lender to identify the Borrowers and the other Credit Parties in accordance with the Act.

13.26 Other Liens on Collateral; Terms of Intercreditor Agreement; etc.

(a) EACH LENDER HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT LIENS SHALL BE CREATED ON THE COLLATERAL PURSUANT TO THE ABL CREDIT AGREEMENT AND THE ABL CREDIT DOCUMENTS (AS DEFINED THEREIN), WHICH LIENS (X) TO THE EXTENT CREATED WITH RESPECT TO ABL PRIORITY COLLATERAL, SHALL BE SENIOR TO THE LIENS CREATED UNDER THIS AGREEMENT AND THE RELATED CREDIT DOCUMENTS (WITH THE LIENS SO CREATED HEREUNDER AND UNDER THE OTHER CREDIT DOCUMENTS ON ABL PRIORITY COLLATERAL BEING SUBORDINATED TO SUCH LIENS PURSUANT TO THE TERMS OF THE INTERCREDITOR AGREEMENT) AND (Y) TO THE EXTENT CREATED WITH RESPECT TO TL PRIORITY COLLATERAL, SHALL BE REQUIRED TO BE SUBJECT TO THE SUBORDINATION PROVISIONS (TO THE EXTENT APPLICABLE) OF THE INTERCREDITOR AGREEMENT. THE INTERCREDITOR AGREEMENT ALSO HAS OTHER PROVISIONS WHICH ARE BINDING UPON THE LENDERS AND THE SECURED HEDGE COUNTERPARTIES PURSUANT TO THIS AGREEMENT. PURSUANT TO THE EXPRESS TERMS OF SECTION 13.26 OF THE INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND ANY OF THE CREDIT DOCUMENTS, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

(b) EACH LENDER AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT ON BEHALF OF THE LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT.

(c) THE PROVISIONS OF THIS SECTION 13.26 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT, THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THIS AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. EACH LENDER IS FURTHER AWARE THAT THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT IS ALSO ACTING IN AN ADMINISTRATIVE AND COLLATERAL AGENCY CAPACITY UNDER, AND AS DEFINED IN, THE ABL CREDIT AGREEMENT AND THE ABL CREDIT DOCUMENTS (AS DEFINED THEREIN), AND LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION THERETO OR CAUSE OF ACTION ARISING THEREFROM.

13.27 Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

1. Real Property. The actions relating to the Mortgages and Real Property of U.S. Borrower and its Subsidiaries described on Part A of Schedule XVIII shall be completed in accordance with Part A of said Schedule XVIII.

2. Actions by Various Foreign Subsidiaries Relating to Security Documents. The U.S. Borrower and its Subsidiaries shall be required to take the actions specified in Part B of Schedule XVIII as promptly as practicable, and in any event within the time periods set forth in Part B of said Schedule XVIII. The provisions of Part B of said Schedule XVIII shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

3. Miscellaneous Actions by Various Subsidiaries of U.S. Borrower. The U.S. Borrower and its Subsidiaries shall be required to take the actions specified in Part C of Schedule XVIII as promptly as practicable, and in any event within the time periods set forth in Part C of said Schedule XVIII. The provisions of Part C of said Schedule XVIII shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

All provisions of this Credit Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the Credit Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Amendment No. 3 Effective Date the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 13.27 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by this Section 13.27 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a covenant and agreement by each Borrower to each of the Lenders that the actions required pursuant to this Section 13.27 will be, or have been, taken within the relevant time periods referred to in this Section 13.27 and that, at such time, all representations and warranties contained in this Credit Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 13.27. The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

Section 14. Borrower Guaranty.

14.01 The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and to induce the Secured Hedge Counterparties to enter into Interest Rate Protection Agreements or Other Hedging Agreements, and in recognition of the direct benefits to be received by each Borrower from the proceeds of the Loans, the issuance of the Letters of Credit and Bank Guaranties, the entering into of Interest Rate Protection Agreements or Other Hedging Agreements, each Borrower hereby agrees with the Lenders and the Secured Hedge Counterparties as follows: each Borrower hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of its Relevant Guaranteed Obligations to the Guaranteed Creditors. For the avoidance of doubt, the “Relevant Guaranteed Obligations” of the U.S. Borrower include, without limitation, all Obligations of the Bermuda Borrower under this Agreement and such Obligations. If any or all of the Relevant Guaranteed Obliga-

tions of either Borrower to the Guaranteed Creditors becomes due and payable hereunder, each Borrower unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Relevant Guaranteed Obligations. This Borrower Guaranty is a guaranty of payment and not of collection. This Borrower Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Relevant Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Relevant Guaranteed Party), then and in such event the respective Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Credit Agreement Party, notwithstanding any revocation of this Borrower Guaranty or any other instrument evidencing any liability of any Relevant Guaranteed Party, and each Borrower shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

14.02 Bankruptcy. Additionally, each Borrower unconditionally and irrevocably guarantees the payment of any and all of the Relevant Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by any Relevant Guaranteed Party upon the occurrence of any of the events specified in Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand.

14.03 Nature of Liability. The liability of each Borrower hereunder is exclusive and independent of any security for or other guaranty of the Relevant Guaranteed Obligations whether executed by such Borrower, any other guarantor or by any other party, and the liability of each Borrower hereunder is not affected or impaired by (a) any direction as to application of payment by any Relevant Guaranteed Party or any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Relevant Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Relevant Guaranteed Party, or (e) any payment made to the Guaranteed Creditors on the Relevant Guaranteed Obligations which any such Guaranteed Creditor repays to any Relevant Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction of the type described in Section 14.05, or (g) the lack of validity or enforceability of any Credit Document or any other instrument relating thereto.

14.04 Independent Obligation. No invalidity, irregularity or unenforceability of all or any part of the Relevant Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Borrower Guaranty, and this Borrower Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of, or a defense available to, a surety or guarantor except indefeasible payment in full in cash of the Relevant Guaranteed Obligations. The obligations of each Borrower hereunder are independent of the obligations of any Relevant Guaranteed Party, any other guarantor or any other party and a separate action or actions may be brought and prosecuted against either Borrower whether or not action is brought against any Relevant Guaranteed Party, any other guarantor or any other party and whether or not any Relevant Guaranteed Party, any other guarantor or any other party be joined in any such action or actions. Each Borrower waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Relevant Guaranteed Party or other circumstance that operates to toll any statute of limitations as to such Relevant Guaranteed Party shall operate to toll the statute of limitations as to the relevant Borrower.

14.05 Authorization. Each Borrower authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Relevant Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Borrower Guaranty shall apply to the Relevant Guaranteed Obligations as so changed, extended, renewed, increased or altered;

(b) take and hold security for the payment of the Relevant Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Relevant Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c) exercise or refrain from exercising any rights against any Relevant Guaranteed Party or others or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, guarantors, any Relevant Guaranteed Party or other obligors;

(e) settle or compromise any of the Relevant Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Relevant Guaranteed Party to their respective creditors other than the Guaranteed Creditors;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Relevant Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of such Relevant Guaranteed Party remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of such other instruments or agreements; and/or

(h) take any other action that would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of, or a defense available to, such Borrower from its liabilities under this Borrower Guaranty.

14.06 Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of any Relevant Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Relevant Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

14.07 Subordination. Any of the indebtedness of any Relevant Guaranteed Party now or hereafter owing to any Borrower is hereby subordinated to the Relevant Guaranteed Obligations of such Relevant Guaranteed Party owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of such Relevant Guaranteed Party to such Borrower shall be collected, enforced and received by such Borrower in trust for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Relevant Guaranteed Obligations of such Relevant Guaranteed Party to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of either Borrower under the other provisions of this Borrower Guaranty. Prior to the transfer by either Borrower of any note or negotiable instrument evidencing any of the indebtedness of any Relevant Guaranteed Party to such Borrower, such Borrower shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Borrower hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Borrower Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Relevant Guaranteed Obligations have been irrevocably paid in full in cash.

14.08 Waiver.

(a) Each Borrower waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any other Relevant Guaranteed Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Relevant Guaranteed Party, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. Each Borrower waives any defense based on or arising out of any defense of any Relevant Guaranteed Party, any other guarantor or any other party, other than indefeasible payment in full in cash of the Relevant Guaranteed Obligations, based on or arising out of the disability of any Relevant Guaranteed Party, any other guarantor or any other party, or the unenforceability of the Relevant Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Relevant Guaranteed Party other than indefeasible payment in full in cash of the Relevant Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Relevant Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Borrower hereunder except to the extent the Relevant Guaranteed Obligations have been indefeasibly paid in full in cash. Each Borrower waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Borrower against any Relevant Guaranteed Party or any other party or any security.

Each Borrower waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Borrower Guaranty, and notices of the existence, creation or incurring of new or additional Relevant Guaranteed Obligations. Each Borrower assumes all responsibility for being and keep-

ing itself informed of each Relevant Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Relevant Guaranteed Obligations and the nature, scope and extent of the risks which such Borrower assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise any Borrower of information known to them regarding such circumstances or risks.

(b) Until such time as the Relevant Guaranteed Obligations have been paid in full in cash, each Borrower hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Borrower Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against any Relevant Guaranteed Party or any other guarantor of the Relevant Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Relevant Guaranteed Party or any other guarantor which it may at any time otherwise have as a result of this Borrower Guaranty.

(c) Each U.S. Credit Party hereby acknowledges and affirms that it understands that to the extent the Relevant Guaranteed Obligations are secured by Real Property located in California, such U.S. Credit Party shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing such U.S. Credit Party’s or any Guaranteed Creditor’s right to proceed against any Relevant Guaranteed Party or any other guarantor of the Relevant Guaranteed Obligations. In accordance with Section 2856 of the California Code of Civil Procedure, each U.S. Credit Party hereby waives:

(i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to such U.S. Credit Party by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Code of Civil Procedure;

(ii) all rights and defenses that such U.S. Credit Party may have because the Relevant Guaranteed Obligations are secured by Real Property located in California, meaning, among other things, that: (A) the Guaranteed Creditors may collect from such U.S. Credit Party without first foreclosing on any real or personal property collateral pledged by any Credit Party, and (B) if the Guaranteed Creditors foreclose on any Real Property collateral pledged by any Credit Party, (1) the amount of the Relevant Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Guaranteed Creditors may collect from such U.S. Credit Party even if the Guaranteed Creditors, by foreclosing on the Real Property collateral, have destroyed any right such U.S. Credit Party may have to collect from any Relevant Guaranteed Party, it being understood that this is an unconditional and irrevocable waiver of any rights and defenses such U.S. Credit Party may have because the Relevant Guaranteed Obligations are secured by Real Property (including, without limitation, any rights or defenses based upon Section 580a, 580d or 726 of the California Code of Civil Procedure); and

(iii) all rights and defenses arising out of an election of remedies by the Guaranteed Creditors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Relevant Guaranteed Obligations, has destroyed such U.S. Credit Party’s rights of subrogation and reimbursement against any Relevant Guaranteed Party by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(d) Each Borrower warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are deter-

mined to be contrary to any applicable law of public policy, such waivers shall be effective only to the maximum extent permitted by law.

14.09 Payments. All payments made by either Borrower pursuant to this Section 14 shall be made in the respective Applicable Currency in which the Relevant Guaranteed Obligations are then due and payable (giving effect, in the circumstances contemplated by Section 1.14, to any conversion occurring pursuant thereto). All payments made by either Borrower pursuant to this Section 14 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 4.03, 4.04 and 13.22.

* * * *

SCHEDULE I

LENDER COMMITMENTS

Lender	Tranche B-1 Term Loan Commitment	Tranche C-1 Term Loan Commitment
[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE II

LENDER ADDRESSES

LENDER	ADDRESS
[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE III

REAL PROPERTIES

See attached. Not more than 90 days after the Amendment No. 3 Effective Date, or such later date as is acceptable to the Administrative Agent, the Borrower shall provide to the Administrative Agent revised information to be added to this Schedule III to complete such Schedule III.

Dole Food Company, Inc. - [*] Properties

2/23/2010

Tax Map Key	Total Acres
[*]	[	*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Dole Food Company, Inc. - [*] Properties

2/23/2010

Tax Map Key	Total Acres
[*]	[	*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Dole Food Company, Inc. - [*] Properties

2/23/2010

Old TMK #	Tax Map Key	Total Acres

[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Dole Food Company, Inc. - [*] Properties

2/23/2010

Old TMK#	Tax Map Key	Total Acres

[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Dole Food Company, Inc. - Hawaii Properties

2/23/2010

Old TMK#	Tax Map Key	Total Acres

[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Dole Food Company, Inc. - Hawaii Properties

2/23/2010

Old TMK#	Tax Map Key	Total Acres
[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Dole Food Company, Inc. - [*] Properties

2/23/2010

Old TMK#	Tax Map Key	Total Acres
[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Dole Food Company, Inc. - [*] Properties

2/23/2010

Old TMK#	Tax Map Key	Total Acres
[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Leased [*] Property

Leases		Acres	TMK
[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE IV

EXISTING INDEBTEDNESS

The schedule of Existing Indebtedness separately furnished to the Administrative Agent is incorporated herein by reference.

SCHEDULE V

PENSION PLANS

Plan Number	Plan Name

029	Consolidated Retirement Plan for Employees of Dole Food Company, Inc.

001	Western Conference of Teamsters Pension Plan*

98	Supplemental Executive Retirement Plan

60	401(k) Plan for Salaried Employees of Dole Food Company, Inc. and Participating Divisions and Subsidiaries

68	401(k) Plan for Hourly Employees of Dole Food Company, Inc. and Participating Divisions and Subsidiaries

*	Multiemployer plan

SCHEDULE VI

EXISTING INVESTMENTS

The schedule of Existing Investments separately furnished to the Administrative Agent is incorporated herein by reference.

SCHEDULE VII

SUBSIDIARIES

Company Name	% Effective Ownership	Jurisdiction of Organization
[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Company Name	% Effective Ownership	Jurisdiction of Organization
[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Company Name	% Effective Ownership	Jurisdiction of Organization
[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Company Name	% Effective Ownership	Jurisdiction of Organization
[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Company Name	% Effective Ownership	Jurisdiction of Organization
[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Company Name	% Effective Ownership	Jurisdiction of Organization
[*]	[*]	[*]
AG 1970, INC.	100.0000	U.S.
AG 1971, INC.	100.0000	U.S.
AG 1972, INC.	100.0000	U.S.
ALYSSUM CORPORATION	100.0000	U.S.
APACHE GROVE LAND, 1972 LIMITED	PARTNERSHIP	U.S.
BANANA PRODUCTS CORP.	15.4000	U.S.
BANANERA ANTILLANA (COLOMBIA), INC.	100.0000	U.S.
BARCLAY HOLLANDER CORPORATION	100.0000	U.S.
BLUE ANTHURIUM, INC.	100.0000	U.S.
BUD ANTLE, INC.	100.0000	U.S.
CALAZO CORPORATION	100.0000	U.S.
CALICAHOMES, INC.	100.0000	U.S.
CALIFORNIA POLARIS, INC.	100.0000	U.S.
CB NORTH, LLC	100.0000	U.S.
CB SOUTH, LLC	100.0000	U.S.
CERULEAN, INC.	100.0000	U.S.
CLOVIS CITRUS ASSOCIATION	100.0000	U.S.
COOL ADVANTAGE, INC.	100.0000	U.S.
COOL CARE, INC.	100.0000	U.S.
COUNTY LINE MUTUAL WATER COMPANY	100.0000	U.S.
DELPHINIUM CORPORATION	100.0000	U.S.
DIVERSIFIED IMPORTS CO.	100.0000	U.S.
DNW SERVICES COMPANY	100.0000	U.S.
DOLE ABPIK, INC.	100.0000	U.S.
DOLE ARIZONA DRIED FRUIT & NUT COMPANY	100.0000	U.S.
DOLE ASSETS, INC.	100.0000	U.S.
DOLE BERRY COMPANY, LLC	100.0000	U.S.
DOLE CARROT COMPANY	100.0000	U.S.
DOLE CITRUS	100.0000	U.S.
DOLE DF&N, INC.	100.0000	U.S.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Company Name	% Effective Ownership	Jurisdiction of Organization
DOLE DIVERSIFIED, INC.	100.0000	U.S.
DOLE DRIED FRUIT AND NUT COMPANY, A CALIFORNIA GENERAL PARTNERSHIP	100.0000	U.S.
DOLE EUROPE COMPANY	100.0000	U.S.
DOLE FARMING INC.	100.0000	U.S.
DOLE FOODS FLIGHT OPERATIONS, INC.	100.0000	U.S.
DOLE FRESH FRUIT COMPANY	100.0000	U.S.
DOLE FRESH VEGETABLES, INC.	100.0000	U.S.
DOLE HOLDINGS, INC.	100.0000	U.S.
DOLE LAND COMPANY, INC.	100.0000	U.S.
DOLE LOGISTICS SERVICES, INC.	100.0000	U.S.
DOLE NORTHWEST, INC.	100.0000	U.S.
DOLE OCEAN CARGO EXPRESS, INC.	100.0000	U.S.
DOLE OCEAN LINER EXPRESS, INC.	100.0000	U.S.
DOLE ORLAND, INC.	100.0000	U.S.
DOLE PACKAGED FOODS CORPORATION	100.0000	U.S.
DOLE PACKAGED FOODS, LLC	100.0000	U.S.
DOLE SUNFRESH EXPRESS, INC.	100.0000	U.S.
E. T. WALL COMPANY	100.0000	U.S.
EARLIBEST ORANGE ASSOCIATION, INC.	100.0000	U.S.
FALLBROOK CITRUS COMPANY, INC.	100.0000	U.S.
LA PETITE D’AGEN, INC.	100.0000	U.S.
LINDERO HEADQUARTERS COMPANY, INC.	100.0000	U.S.
LINDERO PROPERTY, INC.	100.0000	U.S.
M K DEVELOPMENT, INC.	100.0000	U.S.
MALAGA COMPANY, INC.	100.0000	U.S.
MILAGRO RANCH, LLC	100.0000	U.S.
MUSCAT, INC.	100.0000	U.S.
OAHU TRANSPORT COMPANY, LIMITED	100.0000	U.S.
OCEANVIEW PRODUCE COMPANY	100.0000	U.S.
PACIFIC COAST TRUCK COMPANY	100.0000	U.S.
PAN-ALASKA FISHERIES, INC.	100.0000	U.S.
PRAIRIE VISTA, INC.	100.0000	U.S.
RANCHO MANANA, LLC	100.0000	U.S.
RENAISSANCE CAPITAL CORPORATION	100.0000	U.S.
ROYAL PACKING CO.	100.0000	U.S.
SAW GRASS TRANSPORT, INC.	100.0000	U.S.

Company Name	% Effective Ownership	Jurisdiction of Organization
STANDARD FRUIT AND STEAMSHIP COMPANY	100.0000	U.S.
STANDARD FRUIT COMPANY	100.0000	U.S.
SUN COUNTRY PRODUCE, INC.	100.0000	U.S.
SUN GIANT, INC.	100.0000	U.S.
VELTMAN TERMINAL CO.	100.0000	U.S.
WAHIAWA WATER COMPANY	100.0000	U.S.
WEST FOODS, INC.	100.0000	U.S.
ZANTE CURRANT, INC.	100.0000	U.S.
[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE VIII

INSURANCE

The schedule of Insurance separately furnished to the Administrative Agent is incorporated herein by reference.

SCHEDULE IX

EXISTING LIENS

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

Calazo Corporation	AZ Secretary of State	DBNY	4/3/03 Continuation 12/21/07	200312557823	All assets

		DBNY	04/20/06	200614172486	All assets

		US Bank National Association	03/19/09	200915718575	All assets

AG 1970, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760064 Continuation 0771411238	All assets

		DBNY	09/25/06	067086107338	All assets

		US Bank National Association	03/18/09	097190939744	All assets

AG 1971, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760004 Continuation 0771411244	All assets

		DBNY	04/20/06	067067202898	All assets

		US Bank National Association	03/18/09	097190939865	All assets

AG 1972, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760001 Continuation 0771411245	All assets

		DBNY	04/20/06	067067203041	All assets

		US Bank National Association	03/18/09	097190939986	All assets

Alyssum Corporation	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760002 Continuation 0771411248	All assets

		DBNY	04/20/06	067067203162	All assets

		US Bank National Association	03/18/2009	097190940039	All assets

Barclay Hollander Corporation	CA Secretary of State	DBNY	4/3/03 Continuation	0309460660 Continuation	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

			12/20/07	0771411250

		DBNY	04/20/06	067067203304	All assets

		US Bank National Association	03/18/09	097190940150	All assets

Bud Antle, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309460685 Continuation 0771411276	All assets

		DBNY	4/20/06	067067203425	All assets

		US Bank National Association	3/18/09	097190940271	All assets

	CA Ventura County	DBNY	4/16/06	20060419-0084017	Deed of Trust, Security Agt., Asgnt. of Leases, Rents and Profits, Financing Statement and Fixture Filing

		DBNY	4/16/06	20060419-0084018	Security Agt., Asgnt. of Leases, Rents and Profits, Financing Statement and Fixture Filing

		DBNY	3/20/09	20090320-00043413-0	Security Agt., Asgnt. of Leases, Rents and Profits, Financing Statement and Fixture Filing

		US Bank National Association	3/20/09	20090320-00043416-0	Third Lien Deed of Trust, Security Agt., Asgnt. of Leases, Rents and Profits, Financing Statement and Fixture Filing

Calicahomes, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760044 Continuation 0771411277	All assets

		DBNY	4/20/06	067067203546	All assets

		US Bank National Association	3/18/09	097190940392	All assets

California Polaris, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309460658 Continuation 0771411279	All assets

		DBNY	4/20/06	067067203667	All assets

		US Bank National Association	3/18/09	097190940413	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

CB North, LLC	CA Secretary of State	DBNY	12/29/04 Continuation 07/15/09	047010326730 Continuation 0972025049	All assets

		DBNY	4/20/06	067067203788	All assets

		US Bank National Association	3/18/09	097190940534	All assets

CB South, LLC	CA Secretary of State	DBNY	12/29/04 Continuation 07/15/09	047010327004 Continuation 0972025050	All assets

		DBNY	4/20/06	067067203809	All assets

		US Bank National Association	3/18/09	097190943709	All assets

Dole ABPIK, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760082 Continuation 0771411280	All assets

		DBNY	4/20/06	067067204173	All assets

		US Bank National Association	3/18/09	097190943820	All assets

Dole Arizona Dried Fruit and Nut Company	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760075 Continuation 0771411285	All assets

		DBNY	4/20/06	067067204799	All assets

		US Bank National Association	3/18/09	097190943941	All assets

Dole Berry Company, LLC	CA Secretary of State	Power Machinery Center	4/27/05	057024753710	Forklift, 2 batteries, and charger

		Power Machinery Center	4/27/05	057024760708	4 Forklifts and 8 batteries

Dole Carrot Company	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/2007	0309760101 Continuation 0771411288	All assets

		DBNY	4/20/06	067067205821	All assets

		US Bank National Association	3/18/09	097190944073	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

Dole Citrus	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760092 Continuation 0771411312	All assets

		DBNY	4/20/06	067067207106	All assets

		US Bank National Association	3/18/09	097190944194	All assets

Dole DF&N, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309460661 Continuation 0771411319	All assets

		DBNY	4/20/06	067067210150	All assets

		US Bank National Association	3/18/09	097190944215	All assets

Dole Dried Fruit and Nut Company, a California General Partnership	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309460663 Continuation 0771411323	All assets

		DBNY	4/20/06	067067211787	All assets

		DBNY	02/09/09	097187275127	All assets

		DBNY	03/18/09	097190939623	All assets

		US Bank National Association	03/18/09	097190944336	All assets

		US Bank National Association	03/18/09	097190944457	All assets

Dole Farming, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760570 Continuation 0771411325	All assets

		DBNY	4/20/06	067067212677	All assets

		US Bank National Association	3/18/09	097190944578	All assets

Dole Food Company, Inc.	CA Secretary of State	Dolphin Capital Corporation	12/2/05	057050671899	Furnished Modular Complex

Dole Fresh Fruit Company	CA Secretary of State	Puget Sound Leasing	9/24/07	077130156656	Commercial espresso machine

Dole Fresh Vegetables, Inc.	CA Secretary of State	Ameritech Credit Corporation	9/15/00 Continuation 7/22/05	0026660751 Continuation 0570351874	All controllers, modems, computers and other date transmission devices, etc. subject to lease agreement.

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

		Farm Credit Leasing Services Corporation	10/29/01 Continuation 9/8/06	0130260875 Continuation 0670843026	2001 full car vacuum tube system and related equipment subject to lease agreement.

		Santa Barbara Bank & Trust Leasing	7/18/03 Assignment 7/31/07 Continuation 3/25/08	0320460568 Assignment 0771236345 Continuation 0871517393	1 jumbo trash compactor

		Wells Fargo Equipment Finance, Inc.	8/15/03 Continuation 6/26/08	0323160449 Continuation 0871629841	Precautionary filing relating to lease forklift truck

		Farm Credit Leasing Services Corporation	2/18/04 Continuation 12/23/08	0405560915 Continuation 0871824578	2 field vacuum tube systems and related equipment subject to lease agreement.

		De Lage Landen Financial Services Inc.	5/14/04 Continuation 4/8/09	0414360036 Continuation 0971929261	Leased equipment

		DBNY	4/03/03 Continuation 12/20/07	0309760205 Continuation 0771411327	All assets

		Farm Credit Leasing Services Corporation	2/11/05 Continuation 11/20/09	057015716911 Continuation 0972149388	1 field vacuum tube system and related equipment subject to lease agreement.

		Farm Credit Leasing Services Corporation	3/14/05 Continuation 12/21/09	057019139904 Continuation 0972174984	2 field vacuum tube systems and related equipment subject to lease agreement.

		IOS Capital	04/11/05	057022758086	Leased equipment

		De Lage Landen Financial Services Inc.	4/27/05	057024680113	Leased equipment

		De Lage Landen Financial Services Inc.	4/27/05	057024680234	Leased equipment

		Printpack, Inc.	9/2/05	057040107731	Consigned inventory

		IOS Capital	12/20/05	057052578897	Leased equipment

		Toyota Motor Credit Corporation/Prolift	1/07/06	067054500330	Toyota forklifts

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

		Industrial Equipment Co. LLC

		NMGH Financial Services	3/27/06	067063951633	Leased equipment

		DBNY	4/20/06	067067216853	All assets

		IOS Capital	5/1/06	067068393810	Leased equipment

		IOS Capital	1/11/07	077098327508	Leased equipment

		Citicapital Commercial Corp	2/28/07	077104349752	Ford truck and utility body with ladder rack

		Toyota Material Handling Midwest	5/23/07	077114842741	Forklifts, batteries, and side shifters

		IBM Credit	6/25/07	077118698906	IBM equipment

		US Bancorp	7/03/07	077120083806	Janitorial cleaning

		Salinas Valley Ford Sales, Toyota Motor Credit Corp	12/21/07 Amendment 12/21/07	077141062391 Amendment 0771410662	7 Ford trucks

		Salinas Valley Ford Sales	2/6/08	087146299501	2 Ford trucks

		Salinas Valley Ford Sales	2/11/08	087146809104	2 Ford trucks

		Salinas Valley Ford Sales	2/14/08	087147284819	Ford truck

		RDO Equipment Co.	4/3/08	087152779804	Ingersol Rand Reach truck

		GE Capital Corp	4/28/08 Amendment 8/8/08	087155589987 Amendment 0871681682	Camera/laser sorter system

		Motion Industries	5/7/08	087156872448	Maintenance, repair, and operational assets supplied by Secured Party

		GE Capital Corp	5/30/08	087159766776	2 Camera/laser sorter systems

		Co Active, US Bancorp	8/28/08 Assignment 10/14/08	087170284784 Assignment 0871751658	Waste recycling system

		GE Capital Corp	9/26/08	087173351762	Camera/laser sorter system

		RDO Equipment Co.	11/05/08	087177608488	John Deere Reach Fork

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

		IKON Financial Services	11/09/08	087177985820	Leased equipment

		RDO Equipment Co.	3/2/09	097189208276	Ingersol Rand Reach fork

		US Bank National Association	3/18/09	097190944699	All assets

		Wells Fargo Bank, N.A.	8/20/09	097206163195	Nissan forklifts

		Smurfit-Stone Container Enterprises	8/31/09	097206992125	3 Meta 150 and Conveyors

		Toyota Material Handling Midwest, Toyota Motor Credit	9/9/09 Amendment 9/10/09	097207701639 Amendment 0972078284	22 Toyota forklifts

		IKON Financial Services	10/31/09	097212900535	Leased equipment

		GE Capital Corp	12/7/09 Amendment 2/5/10	097216383786 Amendment 1072223937	Food processing equipment

		GE Capital Corp	1/4/10	107218902363	Food processing equipment

Dole Orland, Inc.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760210 Continuation 0771411331	All assets

		DBNY	4/20/06	067067216974	All assets

		US Bank National Association	3/18/09	097190944710	All assets

Dole Packaged Foods, LLC	CA Secretary of State	DBNY	4/20/06	067067217006	All assets

		Verizon Credit	11/2/07	077135358716	Leased CallPilot expansion and Nortel equipment

		Wells Fargo Bank NA	8/1/08	087167294599	Forklifts

		Bank of the West, Trinity Division, First American Comm. Bancorp	9/2/08 Assignment 2/24/09	087170507661 Assignment 0971885915	All Leased and Owned Equipment

		Bank of the West, Trinity Division, First American Comm. Bancorp	9/11/08 Assignment 2/24/09	087171594375 Assignment 0971885953	All Leased and Owned Equipment

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

		DBNY	2/9/09	097187277381	All assets

		US Bank National Association	3/18/09	097190944831	All assets

		Wells Fargo Bank NA	10/13/09	097211052805	Forklift

E. T. Wall Company	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760237 Continuation 0771411355	All assets

		DBNY	4/20/06	067067217127	All assets

		US Bank National Association	3/18/09	097190944952	All assets

Earlibest Orange Association, Inc.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760189 Continuation 0771411336	All assets

		DBNY	4/20/06	067067217248	All assets

		US Bank National Association	3/18/09	097190945084	All assets

Fallbrook Citrus Company, Inc.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760263 Continuation 0771411339	All assets

		DBNY	4/20/06	067067217369	All assets

		US Bank National Association	3/18/09	097190945347	All assets

Lindero Headquarters Company, Inc.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760256 Continuation 0771411343	All assets

		DBNY	4/20/06	067067217480	All assets

		US Bank National Association	3/18/09	097190945468	All assets

Lindero Property, Inc.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760553 Continuation 0771411344	All assets

		DBNY	4/20/06	067067217622	All assets

		US Bank National Association	3/18/09	097190945589	All assets

Milagro Ranch, LLC	CA Secretary of State	DBNY	12/29/04 Continuation	047010328257 Continuation	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

			07/15/09	0972025052

		DBNY	4/20/06	067067217743	All assets

		US Bank National Association	3/18/09	097190945600	All assets

Oceanview Produce Company	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760619 Continuation 0771411348	All assets

		AGCO Finance LLC	6/13/03 Amendment 12/15/03 Continuation 4/14/08	0316960442 Amendment 03353C0099 Continuation 0871542919	Certain leased equipment

		DBNY	4/20/06	067067217864	All assets

		AGCO Finance LLC	7/10/06	067077630884	Certain leased equipment

		US Bank National Association	3/18/09	097190945721	All assets

		Toyota Motor Credit Corp	11/23/09	097215171821	3 Forklifts

Prairie Vista, Inc.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309460686 Continuation 0771411349	All assets

		Fannie Mae (assigned to Citibank West, FSB)	8/25/05 Assignment 9/8/08	057039425136 Assignment 0871710937	Property, rents and profits, fixtures, and ancillary rights

		DBNY	4/20/06	067067217985	All assets

		US Bank National Association	3/18/09	097190945842	All assets

Rancho Manana, LLC	CA Secretary of State	DBNY	12/29/04 Continuation 7/15/09	04701329147 Continuation 0972025053	All assets

		DBNY	4/20/06	067067218017	All assets

		US Bank National Association	3/18/09	097190945963	All assets

Royal Packing Co.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760591 Continuation 0771411351	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

		CNH Capital America LLC	10/26/05	057046390802	Tractor

		DBNY	4/20/06	067067218259	All assets

		CNH Capital America LLC	8/31/06	067083463380	Tractor

		CNH Capital America LLC	1/20/07	077099417135	4 Tractors

		CNH Capital America LLC	1/23/07	077099587062	2 Tractors

		CNH Capital America LLC	10/10/08	087174879758	Tractor and Trimble RTK Autopilot Precautionary Filing

		CNH Capital America LLC	10/10/08	087174879879	Tractor Precautionary Filing

		CNH Capital America LLC	12/31/08	087183085000	2 Tractors and 2 Autopilots Precautionary Filing

		US Bank National Association	3/18/09	097190946095	All assets

Veltman Terminal Co.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760609 Continuation 0771411354	All assets

		DBNY	4/20/06	067067218370	All assets

		US Bank National Association	3/18/09	097190946116	All assets

Dole Food Company, Inc.	DE Secretary of State	DBNY	4/03/03 Continuation 12/20/07	30878853 Continuation 2007 4890538	All assets

		IBM Credit LLC	09/09/04	42533059	Leased IBM equipment and software

		IBM Credit LLC	09/23/04	42678862	Leased IBM equipment and software

		IOS Capital	9/20/04	42691584	Leased equipment

		Forsythe Technology, Inc./McArthur Associates, Inc.	10/05/04 Amendment 12/01/04	42791855 Amendment 42791855	Leased computer equipment

		IBM Credit LLC	05/23/05	51581801	Leased IBM equipment and

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

software

		IBM Credit LLC	08/11/05	52494798	Leased IBM equipment and software

		IBM Credit LLC	10/13/05	53164341	Leased IBM equipment and software

		IBM Credit LLC	10/14/05	53180339	Leased IBM equipment and software

		IBM Credit LLC	11/21/05	53610087	Leased IBM equipment and software

		DBNY	4/20/06	61338797	All assets

		IBM Credit LLC	4/9/07	2007 1311058	Leased IBM equipment and software

		IBM Credit LLC	6/21/07	2007 2367257	Leased IBM equipment and software

		IKON Financial Services	10/3/07	2007 3720447	Leased equipment

		IKON Financial Services	10/3/07	2007 3720454	Leased equipment

		NFS Leasing	10/29/07 Assignment 1/30/09	2007 4102603 Assignment 2009 0413077	Leased computer equipment and peripherals

		Verizon Credit Inc.	11/2/07	2007 4182001	Leased Nortel equipment

		Solarcom Capital, LLC, et al and Popular Equipment Finance	2/8/08 Amendment 4/23/08	2008 0485530 Amendment 2008 1411931	Leased computer equipment

		Solarcom Capital, LLC, et al and Popular Equipment Finance	2/14/08 Amendment 7/2/08	2008 0556900 Amendment 2008 2266441	Leased computer equipment

		Solarcom Capital and Key Equipment Finance	2/14/08	2008 0557221	Leased equipment

		Presidio Technology Capital and Key Equipment Finance	7/22/08	2008 2506465	Leased equipment

		US Bank National Association	3/18/09	2009 0874013	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

		NFS Leasing	5/5/09	2009 1411351	Leased computer equipment

		Wells Fargo Financing Leasing	5/11/09	2009 1555876	Leased networking equipment and software

		NFS Leasing and Danversbank, et al	6/2/09	2009 1734034	Leased computer equipment and peripherals

		Presidio Technology Capital and Heartland Business Credit, et al	9/24/09	2009 3058069	Leased equipment

		Forsythe/Mcarthur Associates	10/5/09	2009 3191936	Leased computer and other equipment

		Presidio Technology Capital and Heartland Business Credit, et al	10/30/09	2009 3494272	Leased equipment

		IBM Credit LLC	12/31/09	2009 4191380	Leased IBM equipment and software

		Presidio Technology Capital and Heartland Business Credit, et al	1/14/10	2010 0148969	Leased equipment

Bananera Antillana (Colombia) Inc.	DE Secretary of State	DBNY	4/03/03 Continuation 12/20/07	30875289 Continuation 2007 4890603	All assets

		DBNY	4/20/06	61338854	All assets

		US Bank National	3/18/09	2009 0874286	All assets

Clovis Citrus Association	DE Secretary of State	DBNY	3/04/03 Continuation 12/20/07	030878747 Continuation 2007 4890595	All assets

		DBNY	4/20/06	61338847	All assets

		US Bank National Association	3/18/09	2009 0874260	All assets

Delphinium Corporation	DE Secretary of State	DBNY	3/04/03 Continuation 12/20/07	30878838 Continuation 2007 4890561	All assets

		DBNY	4/20/06	61338813	All assets

		US Bank National Association	3/18/09	2009 0874229	All assets

Dole Berry Company, LLC	DE Secretary of State	DBNY	4/20/06	61338821	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

		DBNY	2/2409	2009 0595808	All assets

		US Bank National Association	3/18/09	2009 0874195	All assets

Dole Europe Company	DE Secretary of State	DBNY	4/03/03 Continuation 12/20/07	30878846 Continuation 2007 4890546	All assets

		DBNY	4/20/06	61338839	All assets

		US Bank National Association	3/18/09	2009 0874161	All assets

Dole Foods Flight Operations, Inc.	DE Secretary of State	DBNY	4/03/03 Continuation 12/20/07	30878861 Continuation 2007 4890512	All assets

		DBNY	4/20/06	61338789	All assets

		US Bank National Association	3/18/09	2009 0873999	All assets

		General Electric Capital Corporation	4/01/03 Continuation 11/16/07	30845423 Continuation 2007 4381033	Bombardier Global Express aircraft

Dole Northwest, Inc.	DE Secretary of State	DBNY	04/3/03 Continuation 12/20/07	30878879 Continuation 2007 4890496	All assets

		DBNY	4/20/06	61338730	All assets

		US Bank National Association	3/18/09	2009 0873965	All assets

Dole Sunfresh Express, Inc.	DE Secretary of State	DBNY	04/3/03 Continuation 12/20/07	30878903 Continuation 2007 4890462	All assets

		DBNY	4/20/06	61338748	All assets

		US Bank National Association	3/18/09	2009 0873957	All assets

Standard Fruit and Steamship Company	DE Secretary of State	DBNY	04/3/03 Continuation 12/20/07	30878895 Continuation 2007 4890454	All assets

		DBNY	4/20/06	61338722	All assets

		US Bank National Association	3/18/09	2009 1174504	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

Standard Fruit Company	DE Secretary of State	DBNY	04/3/03 Continuation 12/20/07	30878697 Continuation 2007 4890447	All assets

		DBNY	4/20/06	61338698	All assets

		US Bank National Association	3/18/09	2009 0873890	All assets

Sun Country Produce, Inc.	DE Secretary of State	DBNY	04/3/03 Continuation 12/20/07	30878705 Continuation 2007 4890421	All assets

		DBNY	4/20/06	61338672	All assets

		US Bank National Association	3/18/09	2009 0873866	All assets

West Foods, Inc.	DE Secretary of State	DBNY	04/3/03 Continuation 12/20/07	30878721 Continuation 2007 4890413	All assets

		DBNY	4/20/06	61338649	All assets

		US Bank National Association	3/18/09	2009 0873817	All assets

Cool Advantage, Inc.	FL Secured Transaction Registry	DBNY	4/03/03 Continuation 12/20/07	200303648250 Continuation 20070727008X	All assets

		DBNY	4/20/06	200602439653	All assets

		US Bank National Association	3/18/09	200900200926	All assets

Cool Care, Inc.	FL Secured Transaction Registry	DBNY	04/3/03 Continuation 12/20/07	200303648269 Continuation 200707270098	All assets

		DBNY	4/20/06	200602439645	All assets

		US Bank National Association	3/18/09	200900200934	All assets

Saw Grass Transport, Inc.	FL Secured Transaction Registry	DBNY	04/3/03 Continuation 12/20/07	200303648285 Continuation 200707270187	All assets

		DBNY	4/20/06	200602439661	All assets

		US Bank National Association	3/18/09	200900200942	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

DNW Services Company	WA Department of Licensing	DBNY	04/3/03 Continuation 2/27/08	2003-098-9527-1 Continuation 2008-058-0723-5	All assets

		DBNY	4/20/06	2006-114-3317-8	All assets

		US Bank National Association	3/18/09	2009-079-3383-2	All assets

Pacific Coast Truck Company	WA Department of Licensing	DBNY	04/3/03 Continuation 2/27/08	2003-098-9525-7 Continuation 2008-058-0722-8	All assets

		International Truck and Engine Corporation and/or Navistar Financial Corporation	02/05/02 Amendment 06/12/02 Amendment 06/22/05 Amendment 3/29/06 Amendment 3/29/06 Continuation 8/21/06	2002-051-1455-1 Amendment 2002-163-1973-0 Amendment 2005-173-9753-6 Amendment 2006-088-6482-4 Amendment 2006-088-6492-3 Continuation 2006-235-3114-5	Trucks and trailers

		DBNY	4/20/06	2006-114-3323-9	All assets

		Navistar Financial Corporation	7/20/06	2006-201-9275-2	Motor vehicles and accessories

		Navistar Financial Corporation	9/22/06	2006-265-1002-4	Motor vehicles and accessories

		US Bank National Association	3/19/09	2009-079-3382-5	All assets

		US Bancorp	10/30/09	2009-303-7853-2	For informational purposes: 1 5675PT WTM000714; 1 MFP3635XT LBP252814

Pan-Alaska Fisheries, Inc.	WA Department of Licensing	DBNY	04/3/03 Continuation 2/27/08	2003-098-9526-4 Continuation 2008-058-0721-1	All assets

		DBNY	4/20/06	2006-114-3326-0	All assets

		US Bank National Association	3/18/09	2009-079-3381-8	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

Diversified Imports Co.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009378-6 Continuation 2008006391-1	All assets

		DBNY	4/20/06	2006012427-2	All assets

		US Bank National Association	3/18/09	2009006897-5	All assets

Dole Assets, Inc.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009379-8 Continuation 2008006390-9	All assets

		DBNY	4/20/06	2006012428-4	All assets

		US Bank National Association	3/18/09	2009006898-7	All assets

Dole Fresh Fruit Company	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009380-1 Continuation 2008006389-6	All assets

		DBNY	4/20/06	2006012429-6	All assets

		US Bank National Association	3/18/09	2009006899-9	All assets

Dole Holdings, Inc.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009381-3 Continuation 2008006386-0	All assets

		DBNY	4/20/06	2006012430-9	All assets

		US Bank National Association	3/18/09	2009006900-4	All assets

Dole Logistics Services, Inc.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009382-5 Continuation 2008006384-6	All assets

		DBNY	4/20/06	2006012432-3	All assets

		US Bank National Association	3/18/09	2009006901-6	All assets

Dole Ocean Cargo Express, Inc.	NV Secretary of State	DBNY	04/3/03 Continuation 12/20/07	2003009384-9 Continuation 2008006383-4	All assets

		DBNY	4/20/06	2006012434-7	All assets

		US Bank National Association	3/18/09	2009006902-8	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

Dole Ocean Liner Express, Inc.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009383-7 Continuation 2008006382-2	All assets

		DBNY	4/20/06	2006012435-9	All assets

		US Bank National Association	3/18/09	2009006903-0	All assets

Renaissance Capital Corporation.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009385-1 Continuation 2008006381-0	All assets

		DBNY	4/20/06	2006012439-7	All assets

		US Bank National Association	3/18/09	2009006904-2	All assets

Sun Giant, Inc.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009386-3 Continuation 2008006388-4	All assets

		DBNY	4/20/06	2006012441-2	All assets

		US Bank National Association	3/18/09	2009006905-4	All assets

Blue Anthurium, Inc.	HI Bureau of Conveyances	DBNY	04/04/03 Continuation 12/20/07	2003-062776 Continuation 2007-219149	All assets

		DBNY	4/20/06	2006-073264	All assets

		US Bank National Association	3/18/09	2009-041179	All assets

Cerulean, Inc.	HI Bureau of Conveyances	DBNY	04/04/03 Continuation 12/20/07	2003-062777 Continuation 2007-219150	All assets

		DBNY	4/20/06	2006-073265	All assets

		US Bank National Association	3/18/09	2009-041180	All assets

Dole Diversified, Inc.	HI Bureau of Conveyances	DBNY	04/04/03 Continuation 12/20/07	2003-062765 Continuation 2007-219152	All assets

		DBNY	4/20/06	2006-073273	All assets

		US Bank National Association	3/18/09	2009-041181	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

Dole Land Company, Inc.	HI Bureau of Conveyances	DBNY	04/03/03 Continuation 12/20/07	2003-062766 Continuation 2007-219151	All assets

		DBNY	4/20/06	2006-073268	All assets

		US Bank National Association	3/18/09	2009-041182	All assets

Dole Packaged Foods Corporation	HI Bureau of Conveyances	DBNY	04/03/03 Continuation 12/20/07	2003-062767 Continuation 2007-219153	All assets

		DBNY	4/20/06	2006-073269	All assets

		US Bank National Association	3/18/09	2009-041183	All assets

La Petitie d’Agen, Inc.	HI Bureau of Conveyances	DBNY	04/03/03 Continuation 12/20/07	2003-062775 Continuation 2007-219155	All assets

		DBNY	4/19/06	2006-073272	All assets

		US Bank National Association	3/18/09	2009-041184	All assets

		DBNY	3/23/09	2009-043090	Mortgage, Leases, Rents and Profits, Fixture Filing, and ancillary rights

		DBNY	3/23/09	2009-043091	Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing

		US Bank National Association	3/23/09	2009-043101	Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing

M K Development, Inc.	HI Bureau of Conveyances	DBNY	04/03/03 Continuation 2/26/08	2003-062768 Continuation 2008-028363	All assets

		DBNY	4/20/06	2006-073266	All assets

		US Bank National Association	3/18/09	2009-041185	All assets

Malaga Company, Inc.	HI Bureau of Conveyances	DBNY	04/03/03 Continuation	2003-062769 Continuation	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

			12/20/07	2007-219156

		DBNY	4/20/06	2006-073267	All assets

		US Bank National Association	3/18/09	2009-041186	All assets

Muscat, Inc.	HI Bureau of Conveyances	DBNY	04/03/03 Continuation 2/26/08	2003-062770 Continuation 2008-028364	All assets

		DBNY	4/20/06	2006-073270	All assets

		US Bank National Association	3/18/09	2009-041187	All assets

Oahu Transport Company, Limited	HI Bureau of Conveyances	DBNY	04/03/03 Continuation 2/26/08	2003-062771 Continuation 2006-028365	All assets

		DBNY	4/20/06	2006-073274	All assets

		US Bank National Association	3/18/09	2009-041188	All assets

Wahiawa Water Company, Inc.	HI Bureau of Conveyances	DBNY	4/04/03 Continuation 2/26/08	2003-062772 Continuation 2006-028367	All assets

		DBNY	4/20/06	2006-073271	All assets

		US Bank National Association	3/18/09	2009-041189	All assets

		DBNY	3/23/09	2009-043088	Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing

		DBNY	3/23/09	2009-043089	Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing

		US Bank National Association	3/23/09	2009-043105	Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing

Zante Currant, Inc.	HI Bureau of Conveyances	DBNY	4/03/03 Continuation	2003-062774 Continuation	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

			2/26/08	2008-028368

		DBNY	4/20/06	2006-073263	All assets

		US Bank National Association	3/18/09	2009-041190	All assets

Dole Fresh Fruit International Limited	DC Recorder of Deeds	Bank of America, N.A.	11/15/01	2001110459	Precautionary filing in connection with a lease

		DBNY	04/07/03	2003040117	All assets

		DBNY	12/22/03	2003183975	All right, title and interest in the Bahamian Flag vessel, Dole Costa Rica

		DBNY	12/22/03	2003183980	All right, title and interest in the Bahamian Flag vessel, Dole Honduras

		DBNY	12/22/03	2003183981	All right, title and interest in the Bahamian Flag vessel, Dole California

		DBNY	12/22/03	2003183982	All right, title and interest in the Bahamian Flag vessel, Dole Honduras

Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000587	All right, title and interest in the Bahamian Flag vessel, Dole Europa

		DBNY	01/03/05	2005000591	All right, title and interest in the Bahamian Flag vessel, Dole Costa Rica

		DBNY	01/03/05	2005000557	All right, title and interest in the Bahamian Flag vessel, Dole California

		DBNY	01/03/05	2005000561	All right, title and interest in the Bahamian Flag vessel, Tropical Sky

		DBNY	01/03/05	2005000574	All right, title and interest in the Bahamian Flag vessel, Tropical Star

		DBNY	01/03/05	2005000575	All right, title and interest in the Bahamian Flag vessel, Tropical Star

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL

		DBNY	01/03/05	2005000578	All right, title and interest in the Bahamian Flag vessel, Tropical Mist

		DBNY	01/03/05	2005000579	All right, title and interest in the Bahamian Flag vessel, Dole Asia

		DBNY	01/03/05	2005000585	All right, title and interest in the Bahamian Flag vessel, Dole Africa

		DBNY	01/03/05	2005000589	All right, title and interest in the Bahamian Flag vessel, Dole America

		DBNY	01/03/05	2005000593	All right, title and interest in the Bahamian Flag vessel, Dole Honduras

		DBNY	01/03/05	2005000602	All right, title and interest in the Bahamian Flag vessel, Dole Ecuador

		DBNY	01/13/05	2005006216	All right, title and interest in the Bahamian Flag vessel, Tropical Morn

$43,870,000 collateral deposit (combination of cash and letter of credit) pursuant to the ISDA Credit Support Annex dated June 16, 2009 with Bank of America.

$26,390,000 collateral deposit (combination of cash and letter of credit) pursuant to the ISDA Credit Support Annex dated June 16, 2009 with Bank of Nova Scotia.

SCHEDULE X

CAPITALIZATION

None.

SCHEDULE XII

CERTAIN FOREIGN SECURITY DOCUMENTS,

FOREIGN SUBSIDIARIES PARTY TO

FOREIGN SUBSIDIARY DOCUMENTS, ETC.

Parts A and B – Foreign Credit Party Pledge Agreements and Local Law Pledge Agreements

•	Accounts Pledge Agreement [*]

•	Intellectual Property Rights Pledge Agreement [*]

•	Account Pledge Agreement [*]

•	Assignments of Receivables Agreement [*]

•	Bond Pledge Agreement [*]

•	Commercial Pledge [*]

•	Pledge Without Conveyance [*]

•	Industrial Pledge [*]

•	Pledge Agreement [*]

•	Pledge Agreement [*]

•	Pledge Agreement [*]

•	Ordinary Pledge [*]

•	Agricultural and Industrial Pledge [*]

•	Pledge for intellectual property [*]

•	Universal Pledge Agreement [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

•	Share Pledge Agreement [*]

•	Pledge Agreement [*].

•	Pledge Agreement dated [*].

•	Pledge Agreement [*].

•	Pledge Agreement [*].

•	Pledge Agreement [*].

•	Pledge Agreement [*].

•	Pledge Agreement [*].

Part C – Replacement Foreign Security Agreements and all other Foreign Security Agreements

•	Security Agreement [*].

•	Bermuda Charge Agreement [*].

•	Amended and Restated Debenture [*].

•	Security Agreement [*]

•	Assignment Agreement [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

•	Security Transfer Agreement [*]

•	Security Purpose Agreement [*]

•	Foreign Security Agreements [*]

•	Foreign Security Agreements [*]

•	Foreign Security Agreements [*]

•	Foreign Security Agreements [*]

•	Foreign Security Agreements [*]

•	Foreign Security Agreements [*]

•	Foreign Security Agreements [*]

•	Foreign Security Agreements [*]

Part D – Non-Wholly Owned Subsidiaries

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

[*]

Part G – Foreign Security Documents Acknowledgements and/or Amendments and Foreign Subsidiaries party to Foreign Security Documents Acknowledgements and/or Amendments

•	Amendments to Deeds of Covenant and Mortgages [*]

[*]

•	Letter of Confirmation [*]

•	Amendment Agreement [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

•	Acknowledgment Letter [*]

•	Supplement to Mortgage Agreements [*]

•	Amendments [*]

•	Supplemental Deeds of Charge [*]

•	Amendments to Swedish Pledge Agreements [*]

•	Amendments to Security Agreements [*]

•	Amendments to Mortgages [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XIII

NON-GUARANTOR SUBSIDIARIES;

EXCLUDED FOREIGN SUBSIDIARIES

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XIV

TRANSACTIONS WITH AFFILIATES

The schedule of Transactions with Affiliates separately furnished to the Administrative Agent is incorporated herein by reference.

SCHEDULE XV

PRINCIPAL PROPERTIES

Real Property	Property Owner	Property Location	Parcel/Assessment No.
[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XVI

TAX MATTERS

The schedule of Tax Matters separately furnished to the Administrative Agent is incorporated herein by reference.

SCHEDULE XVII

INITIAL QUALIFIED JURISDICTIONS

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XVIII

POST-CLOSING MATTERS

Part A - Real Property Actions

Date	Action

Not later than 60 days after the Restatement Effective Date, or such later date as is acceptable to the Administrative Agent.	Each Credit Agreement Party will, and will cause its Subsidiaries which are Credit Agreement Parties or Subsidiary Guarantors, to grant to the Collateral Agent security interests and mortgages (each, a “Required Mortgage”): (i) in each owned property shown on Schedule III which is not Principal Property and which is not encumbered as of the Restatement Effective Date; and (ii) in each leased property shown on Schedule III which is not a Principal Property, which is not encumbered as of the Restatement Effective Date and for which landlord consent to a Required Mortgage either has been received or is not required pursuant to the terms of the respective lease. In addition, each Credit Agreement Party will, and will cause its Subsidiaries which are Credit Agreement Parties or Subsidiary Guarantors, to deliver to the Collateral Agent with respect to each Required Mortgage:

(i) a Mortgage Policy relating to each Mortgage of the Mortgaged Property referred to above, issued by a title insurer reasonably satisfactory to the Collateral Agent, in an insured amount satisfactory to the Collateral Agent and insuring the Collateral Agent that the Mortgage on each such Mortgaged Property is a valid and enforceable first priority mortgage lien on such Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances, with each such Mortgage Policy (1) to be in form and substance reasonably satisfactory to the Collateral Agent, (2) to include, to the extent available in the applicable jurisdiction, supplemental endorsements (including, without limitation, endorsements relating to future advances under this Agreement and the Loans, usury, first loss, last dollar, tax parcel, subdivision, zoning, contiguity, variable rate, doing business, public road access, survey, environmental lien, mortgage tax and so-called comprehensive coverage over covenants and restrictions and for any other matters that the Collateral Agent in its discretion may reasonably request), (3) to not include the “standard” title exceptions, a survey exception or an exception for mechanics’ liens, and (4) to provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may reasonably request;

(ii) to induce the title company to issue the Mortgage Policies referred to in subsection (ii) above, such affidavits, certificates, information and instruments of indemnification (including, without limitation, a so-called “gap” indemnification) as shall be required by the Title Company, together with payment by the mortgagor or trustor of all Mortgage Policy premiums, search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of such Mortgages and issuance of such Mortgage Policies;

(iii) to the extent reasonably requested by the Collateral Agent, a survey of each Mortgaged Property (and all improvements thereon) (a) prepared by a surveyor or engineer licensed to perform surveys in the state, commonwealth or applicable jurisdiction where such Mortgaged Property is located, (b) dated not earlier than six months prior to the date of delivery thereof, (c) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent) to the Collateral Agent in its capacity as such and the title insurer; (d) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey, and (e) in all events, sufficient for the title insurer to remove all standard survey exceptions from the Mortgage Policy relating to such Mortgaged Property and to issue the endorsements required pursuant to the provisions of preceding clause (ii);

(iv) flood certificates covering each Mortgaged Property in form and substance acceptable to the Collateral Agent in its capacity as such and certifying whether or not each such Mortgaged Property is located in a flood hazard zone by reference to the applicable FEMA map;

(v) with respect to leased properties, fully executed landlord waivers and/or bailee agreements in form and substance reasonably satisfactory to the Collateral Agent; and

(vi) if requested by the Collateral Agent in its reasonable discretion, an opinion from local counsel in the jurisdiction where the land to be encumbered by the Required Mortgage is located, covering such matters as the Collateral Agent may reasonably request, including, but not limited to the enforceability of the Required Mortgage.

Part B - Actions by Various Foreign Subsidiaries

JURISDICTION	DATE	ACTION

[*]	Not later than 45 days after the Amendment No. 3 Effective Date, or such later date as is acceptable to the Administrative Agent.

For each of the [*] vessels[1] listed below, an Amendment No. 3 to the Deed of Covenants, in form and substance reasonably satisfactory to the Administrative Agent, with respect to such vessel shall be executed:

[*]

[*]	Not later than 45 days after the Amendment No. 3 Effective Date, or such later date as is acceptable to the Administrative Agent.	[*] shall have executed an Acknowledgment and Confirmation of the Security Agreement, in form and substance reasonably satisfactory to the Administrative Agent.

[*]	Not later than 45 days after the Amendment No. 3 Effective Date, or such later date as is acceptable o the Administrative Agent.	Each [*] Guarantor shall have duly authorized, executed and delivered to the Administrative Agent an amendment to the [*] in in form and substance reasonably satisfactory to the Administrative Agent.

[*]	Not later than 45 days after the Amendment No. 3 Effective Date, or such later date as is	The security documents granted by the [*] Guarantors shall have been amended in form and substance reasonably satisfactory

[1]

If any of the vessels listed herein are no longer owned by Dole Food Company, Inc. or its Subsidiaries (“Dole”) before the date that is 45 days after the Amendment No. 3 Effective Date, Dole will provide the to the Administrative Agent such documentation the Administrative Agent reasonably requires in connection with the sale of such vessel and will not be required to execute the amendment described herein.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

	acceptable to the Administrative Agent.	to the Administrative Agent.

[*]	Not later than 45 days after the Amendment No. 3 Effective Date, or such later date as is acceptable o the Administrative Agent.	The security documents granted by the [*] Guarantors shall have been amended in form and substance reasonably satisfactory to the Administrative Agent.

[*]	Not later than 45 days after the Amendment No. 3 Effective Date, or such later date as is acceptable o the Administrative Agent.	The [*] Guarantors shall have executed the accessory security documents (i.e. account pledge agreements) and the non-accessory security documents (i.e. security transfer agreements) in form and substance reasonably satisfactory to the Administrative Agent.

[*]	Not later than 45 days after the Amendment No. 3 Effective Date, or such later date as is acceptable o the Administrative Agent.	For each of the Guarantors listed below, a Second Supplemental Deed, in form and sub-stance reasonably satisfactory to the Administrative Agent, shall have been executed: [*]

[*]	Not later than 45 days after the Amendment No. 3 Effective Date, or such later date as is acceptable to the Administrative Agent.

For each existing security document listed below a new confirmation and extension agreement, in form and substance reasonably satisfactory to the Administrative Agent, shall have been executed (each a “Confirmation and Extension Agreement”):

[*]

	Not later that 20 days from the execution of each of the Confirmation and Extension Agreements for the Account Pledge	Each Pledgor shall notify each Depository Bank of the extension and confirmation by serving complete service process on each of the Depositary Banks, by way of a Court

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

	Agreements	Bailiff [*], with a statement duly signed by its legal representative or a delegated proxy of the Pledgor therein and bearing a date certain [*], in the form indicated in Schedule C of each of the Confirmation and Extension Agreements and deliver to the Security Agent the original of the service report within the Confirmation and Extension Agreement.

	Every 2 (two) months starting from the date of execution of each of the Confirmation and Extension Agreements for the Account Pledge Agreements	Each Pledgor therein shall serve on the relevant Depository Bank by means of [*] a notice confirming the creation of the Original Bank Account Pledge as confirmed and extended under each Confirmation and Extension Agreement on the current balance of the Bank Accounts in accordance with the form contained in Schedule D thereto. The Pledgor shall provide the Security Agent with satisfactory evidence of the services as soon as practicable.

[*]	Not later than 45 days after the Amendment No. 3 Effective Date, or such later date as is acceptable o the Administrative Agent.

The documents listed below in connection with [*] shall have been re-executed, granted or produced, as appropriate, in form and substance reasonably satisfactory to the Administrative Agent:

(i) security agreement

(ii) mortgage agreement

(iii) commercial enterprise pledge agreements

(iv) account pledge agreement

(vi) representation and indemnification letter

(vii) lien searches

Not more than 90 days after the Amendment No. 3 Effective Date, or such later date as is acceptable to the Administrative Agent.	The Borrowers shall provide to the Administrative Agent supplement any information to be added to Schedule XII (Certain Foreign Security Documents, Foreign Subsidiaries Party to Foreign Security Document, etc.) to complete such Schedule XII, without deleting any of the matters disclosed therein on the Amendment No. 3 Effective Date.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Date	Action

Not more than 45 days after the Amendment No, 3 Effective Date, or such later date as is acceptable to the Administrative Agent.

The following entities shall authorize, execute and deliver to the Administrative Agent their signatures to the Foreign Subsidiaries Guaranty and Foreign Security Documents Acknowledgment and Consent[2];

[*]

[*]

[2]

If any of the entities listed below is dissolved or sold before the date that is 45 days after the Amendment No. 3 Effective Date, such entity will provide to the Administrative Agent such documentation the Administrative Agent reasonably requires in connection with the dissolution or disposition and will not be required to execute the Foreign Subsidiaries Guaranty and Foreign Security Documents Acknowledgment and Consent.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

                    [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

[*]

Not more than 45 days after the Amendment No. 3 Effective Date, or such later date as is acceptable to the Administrative Agent.	The entities executing the Foreign Subsidiaries Guaranty and Foreign Security Documents Acknowledgment and Consent shall authorize, execute and deliver to the Administrative Agent their signatures to the Intercompany Subordination Acknowledgment and Amendment.

Not more than 90 days after the Amendment No. 3 Effective Date, or such later date as is acceptable to	The Borrowers shall provide to the Administrative Agent revised information to be added to Schedule III (Real Properties) to complete such Schedule III.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

the Administrative Agent,

EXHIBIT A-l

FORM OF NOTICE OF BORROWING

Deutsche Bank AG New York Branch,

as Administrative Agent (the “Administrative Agent”) for the Lenders

party to the Credit Agreement

referred to below

60 Wall Street

New York, New York 10005

Attention: Scottye Lindsey

Ladies and Gentlemen:

The undersigned, [Dole Food Company, Inc.]1 [Solvest, Ltd.]2 (the “Borrower”), refers to the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, further amended as of March 18, 2009, further amended as of October 26, 2009 and further amended as of February [    ], 2010 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Borrower, [Dole Food Company, Inc.] [Solvest, Ltd.], the Lenders from time to time party thereto, the other parties thereto, and you, as Administrative Agent and Deposit Bank, and hereby gives you notice, irrevocably, pursuant to Section 1.03 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 1.03 of the Credit Agreement:

(i) The aggregate principal amount of the Proposed Borrowing is [$                ].

(ii) The Business Day of the Proposed Borrowing is [                     ,             ].

(iii) The Proposed Borrowing shall consist of [Tranche B-l Term Loans] [Tranche C-1 Term Loans] [U.S. Borrower Incremental Term Loans] [Bermuda Borrower Incremental Term Loans].

(iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

[1]	To be included for a Proposed Borrowing of Tranche B-l Term Loans and U.S. Borrower Incremental Term Loans.
[2]	To be included for a Proposed Borrowing of Tranche C-l Term Loans and Bermuda Borrower Incremental Term Loans.

Exhibit A-1

[(v) The initial Interest Period for the Proposed Borrowing is [one week] [one month] [two months] [three months] [six months] [, subject to availability to all Lenders which are required to make Loans of the respective Tranche, [[nine] [twelve] months], and if such Interest Period is unavailable [specify alternate desired]].]3

(vi) The location and number of the Borrower’s account to which funds are to be disbursed is:

Bank Name: [     ]

ABA#: [             ]

A/C Name: [       ]

A/C#: [              ]

The undersigned hereby certify(ies) that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) the representations and warranties contained in the Credit Agreement or the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

(B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof, in each case immediately after giving effect thereto.

Very truly yours,

[DOLE FOOD COMPANY, INC.]

[SOLVEST, LTD.]

By:
Name:
Title:

[3]	To be included for a Proposed Borrowing of Eurodollar Loans. Unless the Syndication Date has theretofore occurred, the duration of any Interest Period is subject to the limitations provided in Section 1.09. Interest Periods of nine and twelve months may only be selected in the case of a Borrowing of Eurodollar Loans and if such Interest Period is agreed to all Lenders under the respective Tranche.

EXHIBIT A-2

FORM OF NOTICE OF CONVERSION/CONTINUATION

[Date]

Deutsche Bank AG New York Branch,

as Administrative Agent (the “Administrative Agent”) for the Lenders

party to the Credit Agreement

referred to below

60 Wall Street

New York, New York 10005

Attention: Scottye Lindsey

Ladies and Gentlemen:

The undersigned, [Dole Food Company, Inc.] [Solvest, Ltd.] (the “‘Borrower”), refers to the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, further amended as of March 18, 2009, further amended as of October 26, 2009 and further amended as of February [    ], 2010 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Borrower, [Dole Food Company, Inc.] [Solvest, Ltd.], the Lenders from time to time party thereto, the other parties thereto, and you, as Administrative Agent and Deposit Bank, and hereby give you notice, irrevocably, pursuant to Section [1.06] [1.09] of the Credit Agreement, that the undersigned hereby requests to [convert] [continue] the Borrowing of [Tranche B-l Term Loans] [Tranche C-l Term Loans] [U.S. Borrower Incremental Term Loans] [Bermuda Borrower Incremental Term Loans] referred to below, and in that connection sets forth below the information relating to such [conversion] [continuation] (the “Proposed [Conversion] [Continuation]”) as required by Section [1.06] [1.09] of the Credit Agreement:

(i) The Proposed [Conversion] [Continuation] relates to the Borrowing of [Tranche B-l Term Loans] [Tranche C-l Term Loans] denominated in Dollars originally made on                 ,          (the “Outstanding Borrowing”) in the principal amount of $             and currently maintained as a Borrowing of [Base Rate Loans] [Eurodollar Loans with an Interest Period ending on             ,         ].

(ii) The Business Day of the Proposed [Conversion] [Continuation] is                 .1

[1]	Shall be a Business Day at least three Business Days after the date hereof, provided that such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day.

Exhibit A-2

(iii) The Outstanding Borrowing shall be ([continued as a Borrowing of Eurodollar Loans with an Interest Period of                     ] [converted into a Borrowing of [Base Rate Loans] [Eurodollar Loans with an Interest Period of             ]].2

[The undersigned hereby certifies that no Default or Event of Default has occurred and is continuing on the date hereof or will have occurred and be continuing on the date of the Proposed [Conversion] [Continuation].]3

Very truly yours,

[DOLE FOOD COMPANY, INC.]

[SOLVEST, LTD.]

By:
Name:
Title:

[2]	In the event that either (x) only a portion of the Outstanding Borrowing is to be so converted or continued or (y) the Outstanding Borrowing is to be divided into separate Borrowings with different Interest Periods, the Borrower should make appropriate modifications to this clause to reflect same.
[3]	In the case of a Proposed Conversion or Continuation, insert this sentence only in the event that the conversion is from a Base Rate Loan to a Eurodollar Loan or in the case of a continuation of a Eurodollar Loan.

EXHIBIT B-1

FORM OF TRANCHE B-1 TERM NOTE

$ ___________	New York, New York

                 ,

FOR VALUE RECEIVED, DOLE FOOD COMPANY, INC., a Delaware corporation (the “U.S. Borrower”), hereby promises to pay to the order of              or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) on the Tranche B-1/C-1 Term Loan Maturity Date (as defined in the Agreement) the principal sum of              DOLLARS ($              ) or, if less, the unpaid principal amount of the Tranche B-1 Term Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement.

The U.S. Borrower also promises to pay interest on the unpaid principal amount of each Tranche B-1 Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement. All payments pursuant to this Note shall be made in accordance with the requirements of Sections 4.03 and 4.04 of the Agreement.

This Note is one of the Tranche B-1 Term Notes referred to in the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, further amended as of March 18, 2009, further amended as of October 26, 2009 and further amended as of February [    ], 2010 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Agreement”), among the U.S. Borrower, Solvest, Ltd., the lenders from time to time party thereto (including the Lender), the other parties thereto and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank, and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the U.S. Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (other than the Foreign Subsidiaries Guaranty, the Bermuda Borrower’s Guaranty and the U.S. Borrower’s Guaranty under the Borrower Guaranty) (as each such term is defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Tranche B-1/C-1 Term Loan Maturity Date, in whole or in part, as provided in the Agreement.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The U.S. Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit B-1

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

DOLE FOOD COMPANY, INC.

By:
Name:
Title:

EXHIBIT B-2

FORM OF TRANCHE C-1 TERM NOTE

$ ___________	New York, New York

                 ,

FOR VALUE RECEIVED, SOLVEST, LTD., a company organized under the laws of Bermuda (the “Bermuda Borrower”), hereby promises to pay to the order of              or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) on the Tranche B-1/C-1 Term Loan Maturity Date (as defined in the Agreement) the principal sum of              DOLLARS ($             ) or, if less, the unpaid principal amount of the Tranche C-1 Term Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement.

The Bermuda Borrower also promises to pay interest on the unpaid principal amount of each Tranche C-1 Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement. All payments pursuant to this Note shall be made in accordance with the requirements of Sections 4.03 and 4.04 of the Agreement.

This Note is one of the Tranche C-1 Term Notes referred to in the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, further amended as of March 18, 2009, further amended as of October 26, 2009 and further amended as of February [    ], 2010 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Agreement”), among Dole Food Company, Inc., the Bermuda Borrower, the lenders from time to time party thereto (including the Lender), the other parties thereto and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank, and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as such term is defined in the Agreement) and is entitled to the benefits of the Guaranties (other than the Bermuda Borrower’s Guaranty under the Borrower Guaranty) (as each such term is defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Tranche B-1/C-1 Term Loan Maturity Date, in whole or in part, and as provided in the Agreement.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The Bermuda Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit B-2

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SOLVEST, LTD.

By:
Name:
Title:

EXHIBIT B-3

FORM OF INCREMENTAL TERM NOTE

$	New York, New York
,

FOR VALUE RECEIVED, [DOLE FOOD COMPANY, INC.] [SOLVEST LTD.]1, a [Delaware corporation] [company organized under the laws of Bermuda] (the [U.S.] [Bermuda] Borrower”), hereby promises to pay to the order of                          or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) on the Incremental Term Loan Maturity Date (as defined in the Agreement) the principal sum of                                          DOLLARS ($                     ) or, if less, the unpaid principal amount of all                                  [Insert the applicable description of the respective Tranche of Incremental Term Loans] (as defined in the Agreement) made by the Lender pursuant to the Agreement.

The [U.S.] [Bermuda] Borrower promises also to pay interest on the unpaid principal amount of each made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement. All payments pursuant to this Note shall be made in accordance with the requirements of Sections 4.03 and 4.04 of the Agreement.

This Note is one of the Incremental Term Notes referred to in the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, further amended as of March 18, 2009, further amended as of October 26, 2009 and further amended as of February [     ], 2010 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Agreement”), among [the U.S. Borrower, Solvest, Ltd.] [the Bermuda Borrower, Dole Food Company, Inc.], the lenders from time to time party thereto (including the Lender), the other parties thereto and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank, and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement), [This Note is secured by the U.S. Security Documents (as such term is defined in the Agreement) and is entitled to the benefits of the Guaranties (other than the Foreign Subsidiaries Guaranty, the Bermuda Borrower’s Guaranty and the U.S. Borrower’s Guaranty under the Borrower Guaranty) (as each such term is defined in the Agreement).]2 [This Note is secured by the Security Documents (as such term is defined in the Agreement) and is entitled to the benefits of the Guaranties (other than the Bermuda Borrower’s Guaranty under the Borrower Guaranty) (as each such term is defined in the Agreement).]3 This Note is subject to voluntary prepayment and mandatory repayment

[1]	Insert name of Incremental Term Loan Borrower.
[2]	Insert if the U.S. Borrower is the Incremental Term Loan Borrower.
[3]	Insert if the Bermuda Borrower is the Incremental Term Loan Borrower.

Exhibit B-3

prior to the Incremental Term Loan Maturity Date, in whole or in part, and as provided in the Agreement.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The [U.S.] [Bermuda] Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit B-3

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[DOLE FOOD COMPANY, INC.] [SOLVEST, LTD.]

By:
Name:
Title:

EXHIBIT C-l

FORM OF LETTER OF CREDIT REQUEST

Dated [1]

Deutsche Bank AG New York Branch, as [Issuing Lender and] as Administrative Agent and Deposit Bank under the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006, among DHM Holding Company, Inc., Dole Holding Company, LLC, Dole Food Company, Inc., Solvest, Ltd., the lenders from time to time party thereto, Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, and Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined).

60 Wall Street
New York, New York 10005
Attention: [ ]

[[ , as Issuing Lender under the Credit Agreement

][2]

[1]	Date of Letter of Credit Request.
[2]

Insert name and address of Issuing Lender. For Standby Letters of Credit issued by Deutsche Bank AG New York Branch insert: Deutsche Bank AG New York Branch, 60 Wall Street, New York, NY 10005-MS NYC 60-2708, Attention: Global Loan Operations, Standby Letter of Credit Unit. For Trade Letters of Credit issued by Deutsche Bank AG New York Branch insert: Deutsche Bank AG New York Branch, 60 Wall Street, New York, NY 10005, Attention: Trade and Risk Services, Import LC. For Letters of Credit issued by another Issuing Lender, insert the correct notice information for that Issuing Letter.

Exhibit C-l

Dear Sirs:

Pursuant to Section 2A.03 of the Credit Agreement, we hereby request that the Issuing Lender referred to above issue a [Trade] [Standby] Letter of Credit for the account of the undersigned on     3     (the “Date of Issuance”) in the aggregate Stated Amount of    4     The requested Letter of Credit shall be denominated in     5     and shall be a [U.S. Borrower] [Bermuda Borrower]6 Letter of Credit for all purposes of the Credit Agreement and the other Credit Documents.

For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

The beneficiary of the requested Letter of Credit will be     7     and such Letter of Credit will be in support of     8     and will have a stated expiration date of     9    .

We hereby certify that:

(A)	the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

[3]

Date of Issuance which shall be (x) a Business Day and (y) at least 3 Business Days from the date hereof (or such shorter period as may be acceptable to the respective Issuing Lender in any given case).

[4]

Aggregate initial Stated Amount of Letter of Credit (in Dollars or an Alternative Currency as specified in footnote 5) should not be less than (x) in the case of a Dollar Denominated Letter of Credit, $250,000, (y) in the case of a Euro Denominated Letter of Credit, €150,000 and (z) in the case of a Sterling Denominated Letter of Credit, £150,000 (or, in each case, such lesser amount as is acceptable to the respective Issuing Lender).

[5]	Insert applicable currency (i.e Dollars, Euros or Sterling).
[6]	Each requested Letter of Credit shall constitute either a U.S. Borrower Letter of Credit or a Bermuda Borrower Letter of Credit.
[7]	Insert name and address of beneficiary.
[8]	Insert description of L/C Supportable Indebtedness (in the case of Standby Letters of Credit) and insert description of permitted trade obligations (in the case of Trade Letters of Credit).
[9]

Insert the last date upon which drafts may be presented which may not be later than (i) in the case of Standby Letters of Credit, the earlier of (x) 12 months after the Date of Issuance and (y) the fifth Business Day preceding the CL Maturity Date and (ii) in the case of Trade Letters of Credit, the earlier of (x) 180 days after the Date of Issuance and (y) 30 days prior to the CL Maturity Date.

Exhibit C-l

(B)	no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.

Copies of all documentation with respect to the supported transaction are attached hereto.

[DOLE FOOD COMPANY, INC.]

[SOLVEST, LTD.]

By
Name:
Title:

EXHIBIT C-2

FORM OF BANK GUARANTY REQUEST

Dated [1]

Deutsche Bank AG New York Branch, [as Bank Guaranty Issuer and] as Administrative Agent and Deposit Bank under the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005 and further amended and restated as of April 12, 2006, among DHM Holding Company, Inc., Dole Holding Company, LLC, Dole Food Company, Inc., Solvest, Ltd., the lenders from time to time party thereto, Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, and Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined).

60 Wall Street
New York, New York 10005
Attention: [ ]

[[ , as Bank Guaranty Issuer under the Credit Agreement

][2]

[1]	Date of Bank Guaranty Request.
[2]	Insert name and address of Bank Guaranty Issuer in the case of a Bank Guaranty Request to any Bank Guaranty Issuer other than Deutsche Bank AG New York Branch.

Exhibit C-2

Dear Sirs:

Pursuant to Section 2B.03 of the Credit Agreement, we hereby request that the Bank Guaranty Issuer referred to above issue a Bank Guaranty for the account of the undersigned on     3     (the “Date of Issuance”) in the aggregate Face Amount of     4     The requested Bank Guaranty shall be denominated in     5     and shall be a [U.S. Borrower] [Bermuda Borrower]6 Bank Guaranty for all purposes of the Credit Agreement and the other Credit Documents.

For purposes of this Bank Guaranty Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

The beneficiary of the requested Bank Guaranty will be     7     and such Bank Guaranty will be in support of     8     and will have a stated expiration date of     9    .

We hereby certify that:

(A)	the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Bank Guaranty requested hereby, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

[3]

Date of Issuance which shall be (x) a Business Day and (y) at least 3 Business Days from the date hereof (or such shorter period as may be acceptable to the respective Bank Guaranty Issuer in any given case).

[4]

Aggregate initial Face Amount of Bank Guaranty (in Dollars or an Alternative Currency as specified in footnote 5) should not be less than (x) in the case of a Dollar Denominated Bank Guaranty, $250,000, (y) in the case of a Euro Denominated Bank Guaranty, €150,000 and (z) in the case of a Sterling Denominated Bank Guaranty, £150,000 (or, in each case, such lesser amount as is acceptable to the respective Bank Guaranty Issuer).

[5]	Insert applicable currency (i.e. Dollars, Euros or Sterling).
[6]

Each requested Bank Guaranty shall constitute either a U.S. Borrower Bank Guaranty (if issued for the account of the U.S. Borrower) or a Bermuda Borrower Bank Guaranty (if issued for the account of the Bermuda Borrower).

[7]	Insert name and address of beneficiary.
[8]	Insert a description of B/G Supportable Indebtedness.
[9]

Insert the last date upon which drafts may be presented which may not be later than, the earlier of (x) 12 months after the Date of Issuance and (y) the fifth Business Day preceding the CL Maturity Date.

Exhibit C-2

(B)	no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Bank Guaranty requested hereby, would such a Default or Event of Default occur.

Copies of all documentation with respect to the supported transaction are attached hereto.

[DOLE FOOD COMPANY, INC.]

[SOLVEST, LTD.]

By
Name:
Title:

EXHIBIT D

FORM OF SECTION 4.04(b)(ii) CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, further amended as of March 18, 2009, further amended as of October 26, 2009 and further amended as of February [    ], 2010, among Dole Food Company, Inc., Solvest, Ltd., the lenders from time to time party thereto, Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia and Rabobank International, as Co-Documentation Agents, Deutsche Bank Securities Inc., Banc of America Securities LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Runners, and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]

By:
Name:
Title:

Date:                     ,

EXHIBIT E-1

U.S. SUBSIDIARIES GUARANTY

GUARANTY, dated as of March 28, 2003 and amended and restated as of April 12, 2006 (as further amended, restated, modified and/or supplemented from time to time, this “Guaranty”), made by each of the undersigned guarantors (each, a “Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 25 hereof, the “Guarantors”). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, DHM Holding Company, Inc., a Delaware corporation (“Holdings”), Dole Holding Company, LLC, a Delaware limited liability company (“Intermediate Holdco”), Dole Food Company, Inc., a Delaware corporation (the “U.S. Borrower”), Solvest, Ltd., a company organized under the laws of Bermuda (the “Bermuda Borrower”, and together with the U.S. Borrower, the “Borrowers”), various financial institutions from time to time party thereto (the “Lenders”), Deutsche Bank AG, New York Branch (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “DBAG”), as Deposit Bank, DBAG, as Administrative Agent (in such capacity, together with any successor agent, the “Administrative Agent”), Banc of America Securities LLC, as Syndication Agent (in such capacity, together with any successor agent, the “Syndication Agent”), The Bank of Nova Scotia, as Documentation Agent (in such capacity, together with any successor agent, the “Documentation Agent”), and Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner (in such capacity, the “Lead Arranger”, and, together with the Lenders, each Issuing Lender, each Bank Guaranty Issuer, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Collateral Agent, collectively, the “Lender Creditors”) have entered into a Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, and further amended and restated as of April 12, 2006 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing, for the making of certain Loans to each of the Borrowers, the issuance of, and participation in, Letters of Credit for the respective accounts of each of the Borrowers and the issuance of, and participation in, Bank Guaranties for the respective accounts of each of the Borrowers, all as contemplated therein;

WHEREAS, each Borrower and/or one or more of each Borrower’s respective Subsidiaries may at any time and from time to time enter into (or has on or after the Original Effective Date (as defined in the Original Credit Agreement) entered into at any time and from time to time) one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Secured Hedge Counterparties (each such Secured Hedge Counterparty, together with each such Secured Hedge Counterparty’s respective affiliate’s successors and assigns, if any, collectively, the “Hedging Creditors” and together with the Lender Creditors, are herein called the “Secured Creditors”);

WHEREAS, pursuant to the Credit Agreement Party Guaranty, each of Holdings, Intermediate Holdco and the U.S. Borrower has guaranteed to the Secured Creditors the payment when due of all its respective Relevant Guaranteed Obligations;

Exhibit E-1

WHEREAS, the Intercreditor Agreement governs the relative rights and priorities of the Secured Creditors and the ABL Secured Creditors in respect of the TL Priority Collateral and the ABL Priority Collateral;

WHEREAS, each Guarantor is a direct or indirect Wholly-Owned Domestic Subsidiary of Holdings;

WHEREAS, it is a condition precedent to the making of Loans to the Borrowers, the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers and the issuance of, and participation in, Bank Guaranties for the respective accounts of the Borrowers under the Credit Agreement and to the Hedging Creditors entering into Interest Rate Protection Agreements and Other Hedging Agreements that each Guarantor shall have executed and delivered this Guaranty; and

WHEREAS, each Guarantor has obtained and will continue to obtain benefits from the incurrence of Loans by the Borrowers, the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers and the issuance of, and participation in, Bank Guaranties for the respective accounts of the Borrowers under the Credit Agreement and the entering into by the Borrowers and/or their Subsidiaries of Interest Rate Protection Agreements and/or Other Hedging Agreements and, accordingly, each Guarantor desires to enter into this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to the Borrowers and issue, and/or participate in, Letters of Credit for the respective accounts of the Borrowers and issue, and/or participate in, Bank Guaranties for the respective accounts of the Borrowers and the Hedging Creditors to enter into Interest Rate Protection Agreements and Other Hedging Agreements with either of the Borrowers and/or one or more of their respective Subsidiaries;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

1. Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as surety: (i) to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, declaration, demand, required prepayment, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, each of the Borrowers under the Credit Agreement, all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit and all reimbursement obligations and Unreimbursed Payments with respect to Bank Guaranties and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by each Borrower to the Lender Creditors under the Credit Agreement and each other Credit Document to which such Borrower is a party (including, without limitation, indemnities, Fees and interest thereon (including, without limitation, any interest accruing on or after the commencement of any bankruptcy, insolvency, receivership or similar proceeding of either Borrower or any Guarantor at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred

Exhibit E-1

under, arising out of or in connection with the Credit Agreement and any such other Credit Document and the due performance and compliance by each Borrower with all of the terms, conditions, covenants and agreements contained in all such Credit Documents (all such principal, premium, interest, liabilities, indebtedness and obligations under this clause (i), except to the extent consisting of obligations or liabilities with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the “Credit Document Obligations”); and (ii) to each Hedging Creditor the full and prompt payment when due (whether at the stated maturity, declaration, demand, required prepayment, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness (including, without limitation, any interest accruing on or after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective Interest Rate Protection Agreements or Other Hedging Agreements, whether or not such interest is an allowed claim in any such proceeding) owing by each Borrower and each other Guaranteed Party under any Interest Rate Protection Agreement or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance by each Borrower and each other Guaranteed Party with all terms, conditions, covenants and agreements contained therein (all such obligations, liabilities and indebtedness being herein collectively called the “Hedging Obligations”, and together with the Credit Document Obligations are herein collectively called the “Guaranteed Obligations”); provided, however, that notwithstanding the foregoing, the joint and several guarantee obligations described above of each Guarantor which is a Bermuda Partnership Partner shall be limited to (x) the Credit Document Obligations owing by the U.S. Borrower to the Lender Creditors and (y) the Hedging Obligations owing by the U.S. Borrower and each other Guaranteed Party that is a Domestic Subsidiary of the U.S. Borrower (and the term “Guaranteed Obligations” as used herein shall include, as to any Bermuda Partnership Partner, only such obligations described in preceding clauses (x) and (y)). As used herein, the term “Guaranteed Party” shall mean each Borrower and each Subsidiary of such Borrower party to any Interest Rate Protection Agreement or Other Hedging Agreement with a Hedging Creditor. Each Guarantor understands, agrees and confirms that, subject to the relevant provisions of Section 23 hereof, the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations of such Guarantor against such Guarantor without proceeding against any other Guarantor, either Borrower or any other Guaranteed Party, or against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

2. Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations of such Guarantor (whether or not due or payable by either Borrower or any other Guaranteed Party) upon the occurrence in respect of either Borrower or any such other Guaranteed Party of any of the events specified in Section 10.05 of the Credit Agreement, and unconditionally, absolutely and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand. This Guaranty shall constitute a guaranty of payment, and not of collection.

3. The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of either Borrower or any other Guaranteed Party whether

Exhibit E-1

executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation (a) any direction as to application of payment by either Borrower or any other Guaranteed Party or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by either Borrower or any other Guaranteed Party, (e) the failure of the Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty, (f) any payment made to any Secured Creditor on the Guaranteed Obligations or other indebtedness which any Secured Creditor repays either Borrower or any other Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (g) any action or inaction by the Secured Creditors as contemplated in Section 6 hereof or (e) any invalidity, rescission, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, either Borrower or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, either Borrower or any other Guaranteed Party and whether or not any other Guarantor, any other guarantor, either Borrower or any other Guaranteed Party be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by either Borrower or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to such Borrower or such other Guaranteed Party shall operate to toll the statute of limitations as to each Guarantor.

5. Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of the existence, creation or incurrence of any new or additional liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, demand for performance, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor, either Borrower or any other Guaranteed Party) and each Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice or proof of reliance by any Secured Creditor upon this Guaranty, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Guaranty.

6. Subject to Section 18, any Secured Creditor may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor,

Exhibit E-1

without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a) change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property or other collateral by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c) exercise or refrain from exercising any rights against either Borrower, any other Guaranteed Party, any other Credit Party, any Subsidiary thereof, any other guarantor of either Borrower or any other Guaranteed Party or others or otherwise act or refrain from acting;

(d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of either Borrower or any other Guaranteed Party to creditors of such Borrower or such other Guaranteed Party other than the Secured Creditors;

(e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of either Borrower or any other Guaranteed Party to the Secured Creditors regardless of what liabilities of such Borrower or such other Guaranteed Party remain unpaid;

(f) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

(g) act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against either Borrower or any other Guaranteed Party to recover full indemnity for any payments made pursuant to this Guaranty;

(h) release or substitute any one or more endorsers, Guarantors, other guarantors, either Borrower, any other Guaranteed Party or other obligors; and/or

Exhibit E-1

(i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty (including, without limitation, any action or omission whatsoever that might otherwise vary the risk of such Guarantor or constitute a legal or equitable defense to or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against such Guarantor).

7. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations, the Credit Documents or any other agreement or instrument relating to the Guaranteed Obligations or of any security or guarantee therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Guaranteed Obligations.

8. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of either Borrower or any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

9. Any indebtedness of either Borrower or any other Guaranteed Party now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of such Borrower or such other Guaranteed Party to the Secured Creditors; and such indebtedness of such Borrower or such other Guaranteed Party to any Guarantor, if the Administrative Agent or the Collateral Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of such Borrower or such other Guaranteed Party to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of either Borrower or any other Guaranteed Party to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash; provided,

Exhibit E-1

that if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash.

10. (a) Each Guarantor waives any right (except as shall be required by applicable statute or law and cannot be waived) to require the Secured Creditors to: (i) proceed against either Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of any Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from either Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever. Each Guarantor waives any (to the fullest extent permitted by applicable law) defense based on or arising out of any defense of either Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full in cash of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of either Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of either Borrower or any other Guaranteed Party other than payment in full in cash of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Creditors may have against either Borrower, any other Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against either Borrower, any other Guaranteed Party or any other party or any security.

(b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

(c) Each Guarantor hereby acknowledges and affirms that it understands that to the extent the Guaranteed Obligations are secured by Real Property located in the State of California, such Guarantor shall be liable for the full amount of the liability hereunder notwithstanding foreclosure on such Real Property by trustee sale or any other reason impairing such Guarantor’s or any Secured Creditors’ right to proceed against either Borrower, any other Guaranteed Party or any other guarantor of the Guaranteed Obligations.

Exhibit E-1

(d) Each Guarantor hereby waives, to the fullest extent permitted by applicable law, all rights and benefits under Section 580a, 580b, 580d and 726 of the California Code of Civil Procedure. Each Guarantor hereby further waives, to the fullest extent permitted by applicable law, without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to such Guarantor under Sections 2809, 2810, 2815, 2819, 2821, 2839, 2845, 2848, 2849, 2850, 2899 and 3433 of the California Civil Code.

(e) Until the Guaranteed Obligations have been paid in full in cash, each Guarantor waives its rights of subrogation and reimbursement and any other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including, without limitation, (1) any defenses such Guarantor may have to this Guaranty by reason of an election of remedies by the Secured Creditors and (2) any rights or defenses such Guarantor may have by reason of protection afforded to either Borrower or any other Guaranteed Party pursuant to the antideficiency or other laws of California limiting or discharging such Borrower’s or such other Guaranteed Party’s indebtedness, including, without limitation, Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. In furtherance of such provisions, each Guarantor hereby waives all rights and defenses arising out of an election of remedies by the Secured Creditors, even though that election of remedies, such as a nonjudicial foreclosure, destroys such Guarantor’s rights of subrogation and reimbursement against either Borrower or any other Guaranteed Party by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(f) Each Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

11. Notwithstanding anything to the contrary contained elsewhere in this Guaranty, the Secured Creditors agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Hedging Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or, after all the Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Hedging Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Security Documents. The Secured Creditors further agree that this Guaranty may not be enforced against, and shall be non-recourse with respect to, any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder). It is understood and agreed that the agreement in this Section 11 is among and solely for the benefit of the Secured Creditors and that if the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Hedging Obligations) so

Exhibit E-1

agree (without requiring the consent of any Guarantor), this Guaranty may be directly enforced by any Secured Creditor.

12. In order to induce the Lenders to make Loans to the Borrowers, to issue, and/or participate in, Letters of Credit for the respective accounts of the Borrowers and to issue, and/or participate in, Bank Guaranties for the respective accounts of the Borrowers pursuant to the Credit Agreement, and in order to induce the Hedging Creditors to execute, deliver and perform the Interest Rate Protection Agreements and Other Hedging Agreements, each Guarantor represents, warrants and covenants that:

(a) such Guarantor (i) is a duly organized and validly existing Company in good standing under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(b) such Guarantor has the Company power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document (such term, for purposes of this Guaranty, to mean each Credit Document (as defined in the Credit Agreement) and each Interest Rate Protection Agreement and Other Hedging Agreement with a Hedging Creditor) to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance by it of this Guaranty and each such other Credit Document;

(c) such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and this Guaranty and each such other Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(d) neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any material provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflict with or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement, contract or instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the certificate or articles of

Exhibit E-1

incorporation, by-laws, partnership agreement or limited liability company agreement (or equivalent organizational documents), as the case may be, of such Guarantor or any of its Subsidiaries;

(e) no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as may have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty by such Guarantor or any other Credit Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party; and

(f) there are no actions, suits or proceedings pending or, to such Guarantor’s knowledge, threatened (i) with respect to this Guaranty or any other Document to which such Guarantor is a party, (ii) with respect to such Guarantor or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (iii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Secured Creditors or on the ability of such Guarantor to perform its respective obligations to the Secured Creditors hereunder and under the other Credit Documents to which it is a party.

13. Each Guarantor covenants and agrees that on and after the Restatement Effective Date and until the termination of the Total Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements and until such time as no Note, Letter of Credit or Bank Guaranty remains outstanding and all Guaranteed Obligations have been paid in full (other than indemnities described in Section 13.13 of the Credit Agreement and analogous provisions in the Security Documents which are not then due and payable), such Guarantor will comply and will cause each of its Subsidiaries to comply with, all of the applicable provisions, covenants and agreements contained in Sections 8 and 9 of the Credit Agreement, and shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 8 or 9 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

14. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of the Collateral Agent, the Administrative Agent and each other Secured Creditor in connection with the enforcement of this Guaranty and the protection of such Secured Creditor’s rights hereunder and any amendment, waiver or consent relating hereto (including, in each case, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) employed by the Collateral Agent, the Administrative Agent and each other Secured Creditor).

15. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

Exhibit E-1

16. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released) and with the written consent of either (x) the Required Lenders (or to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Lender) at all times prior to the time at which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Hedging Obligations at all times after the time at which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released). For the purpose of this Guaranty, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Hedging Creditors as the holders of the Hedging Obligations. For the purpose of this Guaranty, the term “Requisite Creditors” of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, each Lender) and (y) with respect to the Hedging Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements and Other Hedging Agreements.

17. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and Interest Rate Protection Agreements or Other Hedging Agreements has been made available to an Authorized Officer of such Guarantor and such Authorized Officer is familiar with the contents thereof.

18. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” as defined in the Credit Agreement and, following the termination of the Credit Agreement, any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured. Notwithstanding anything to the contrary contained in this Guaranty, at any time that the Guaranteed Obligations shall be secured by any Real Property located in the State of California, no Secured Creditor shall exercise any right of set-off, lien or counterclaim or take any court or administrative action or institute any proceedings to enforce any provisions of this Guaranty without the prior consent

Exhibit E-1

of the Administrative Agent or the Required Lenders or, to the extent required by Section 13.12 of the Credit Agreement, all of the Lenders, if such setoff or action or proceeding would or might (pursuant to Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure or Section 2924 of the California Civil Code, if applicable, or otherwise) affect or impair the validity, priority, or enforceability of the liens granted to the Collateral Agent pursuant to the Security Documents or the enforceability of the Guaranteed Obligations hereunder, and any attempted exercise by any Secured Creditor or the Administrative Agent of any such right without obtaining such consent of the Required Lenders or the Administrative Agent shall be null and void. It is understood and agreed that the foregoing sentence of this Section 18 is for the sole benefit of the Secured Creditors and may be amended, modified or waived in any respect by the Required Lenders without the requirement of prior notice to or consent by any Credit Party and does not constitute a waiver of any rights against any Credit Party or against any Collateral. Each Secured Creditor (by its acceptance of the benefits hereof) acknowledges and agrees that the provisions of this Section 18 are subject to the sharing provisions set forth in Section 13.06(b) of the Credit Agreement.

19. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Lender Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Hedging Creditor, at such address as such Hedging Creditor shall have specified in writing to the Guarantors; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

20. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including either Borrower or any other Guaranteed Party), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any Note, any Interest Rate Protection Agreement, any Other Hedging Agreement or any other instrument evidencing any liability of either Borrower or any other Guaranteed Party, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

21. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case located within the City of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and

Exhibit E-1

unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

(b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

22. In the event that all of the capital stock or other Equity Interests of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 9.02 of the Credit Agreement (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all Lenders if required by Section 13.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall, upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to Holdings or any of its Wholly-Owned Subsidiaries), be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 22).

23. Each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing

Exhibit E-1

intention, each Guarantor and each Secured Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws (it being understood that it is the intention of the parties to this Guaranty and the parties to any guaranty of the Existing Senior Notes that, to the maximum extent permitted under applicable laws, the liabilities in respect of the guarantees of the Existing Senior Notes shall not be included for the foregoing purposes and that, if any reduction is required to the amount guaranteed by any Guarantor hereunder and with respect to the Existing Senior Notes that its guarantee of amounts owing in respect of the Existing Senior Notes shall first be reduced) and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and the other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance. Notwithstanding the provisions of the two preceding sentences, as between the Secured Creditors and the holders of the Existing Senior Notes, it is agreed (and the provisions of the relevant indentures governing the Existing Senior Notes so provide) that any diminution (whether pursuant to court decree or otherwise) of any Guarantor’s obligation to make any distribution or payment pursuant to this Guaranty shall have no force or effect for purposes of the subordination provisions contained in the respective indenture governing such Senior Notes, and that any payments received in respect of a Guarantor’s obligations with respect to the Senior Notes shall be turned over to the holders of the Guarantor Senior Debt (as defined in each indenture governing Senior Notes) (or obligations which would have constituted Guarantor Senior Debt if same had not been reduced or disallowed) of such Guarantor (which Guarantor Senior Debt shall be calculated as if there were no diminution thereto pursuant to this Section 23 or for any other reason other than the irrevocable payment in full in cash of the respective obligations which would otherwise have constituted Guarantor Senior Debt) until all such Guarantor Senior Debt (or obligations which would have constituted Guarantor Senior Debt if same had not been reduced or disallowed) has been irrevocably paid in full in cash (and until all Commitments, Letters of Credit and Bank Guaranties with respect thereto have been terminated).

24. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Holdings and the Administrative Agent.

25. It is understood and agreed that any Domestic Subsidiary of the U.S. Borrower that is required to become a party to this Guaranty after the date hereof pursuant to the requirements of the Credit Agreement shall become a Guarantor hereunder by (x) executing a counterpart hereof and/or an assumption agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (y) taking all actions as specified in this Guaranty as would have been taken by such Guarantor had it been an original party to this Guaranty, in each case with all documents and actions required to be taken to be taken above to the reasonable satisfaction of the Administrative Agent.

Exhibit E-1

26. (a) All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense, will be made in the relevant Applicable Currency in which the respective Guaranteed Obligations are owing (it being acknowledged and agreed that, on the Restatement Effective Date, all amounts owing pursuant to the Credit Documents will be owing in Dollars) and will be made on the same basis as payments are made by the Borrowers under Sections 4.03 and 4.04 of the Credit Agreement and in accordance with the following provisions of this Section 26.

(b) The Guarantors obligations hereunder to make payments in the respective Applicable Currency (such Applicable Currency being herein called the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective other Secured Creditor of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such other Secured Creditor under this Guaranty or the other Credit Documents or any Interest Rate Protection Agreement or Other Hedging Agreement, as applicable. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(c) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors jointly and severally covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(d) For purposes of determining the rate of exchange for this Section 26, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

27. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the

Exhibit E-1

aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash and all Commitments, Letters of Credit and Bank Guaranties have terminated, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 27 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 27: (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty or any guaranteed obligations arising under any guaranty of the Senior Notes) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 27, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders. Notwithstanding anything to the contrary contained above in this Section 27, (i) any Guarantor which is a Bermuda Partnership Partner shall not be entitled to the contribution rights provided in this Section 27 and (ii) each reference to a Guarantor in this Section 27 (and only this Section 27) shall be deemed to mean each Guarantor other than a Bermuda Partnership Partner.

28. Notwithstanding anything herein or in the other Credit Documents to the contrary, this Guaranty is, and the rights and remedies of each Guarantor are, subject to the provisions of the Intercreditor Agreement (to the extent applicable). IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND THIS GUARANTY, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL AT ANY TIME THE INTERCREDITOR AGREEMENT IS IN EFFECT.

Exhibit E-1

*    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed and delivered by their duly authorized officers as of the date first above written.

[ ],
as a Guarantor

By:
Name:
Title:

[signature pages to be updated]

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent for the Lenders

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT E-2

FORM OF FOREIGN SUBSIDIARIES GUARANTY ACKNOWLEDGEMENT

[_____________]

To the Administrative Agent and each of

the Lenders party to the Credit Agreement

referred to below

Re: Amended Credit Agreement

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, further amended as of March 18, 2009, further amended as of October 26, 2009 and further amended as of February [    ], 2010 (the “Amendment Date”) (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), among Dole Food Company, Inc., a Delaware corporation (the “U.S. Borrower”), Solvest, Ltd., a company organized under the laws of Bermuda (the “Bermuda Borrower” and, together with the U.S. Borrower, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG, New York Branch (in its individual capacity, “DBAG”), as Deposit Bank (in such capacity, together with any successor deposit bank, the “Deposit Bank”) DBAG, as Administrative Agent (in such capacity, together with any successor agent, the “Administrative Agent”) and the other parties thereto. Unless otherwise indicated herein, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement. This Foreign Subsidiaries Guaranty and Foreign Security Documents Acknowledgment and Consent shall hereinafter be referred to as the “Acknowledgment and Consent.”

I. Foreign Subsidiaries Guaranty and Foreign Security Documents Acknowledgement.

1. Each of the undersigned Foreign Subsidiary Guarantors hereby acknowledges (x) the Credit Agreement and each other Credit Documents and the transactions contemplated thereby and (y) copies (or originals) of the Credit Documents and all opinions, instruments, certificates and all other documents delivered in connection therewith, as in effect on the Amendment Date, have been furnished or otherwise been provided (or made available) to a senior financial officer of such Foreign Subsidiary Guarantor.

2. Each of the undersigned Foreign Subsidiary Guarantors hereby acknowledges and agrees, and represents and warrants, that on and after the occurrence of, and after giving effect to, the Amendment Date and any increase in the amounts owing to the Lenders, Issuing Lender, Bank Guaranty Issuer and/or any Agent under the Credit Agreement on or after the Amendment Date, (i) it constitutes a Foreign Subsidiary of the U.S. Borrower which is a party to the Foreign Subsidiaries Guaranty, dated as of March 28, 2003, and further acknowledged and amended as of April 12, 2006 made by the Foreign Subsidiaries of the U.S. Borrower party thereto in favor of the Administrative Agent, as the same may be

Exhibit E-2

amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof, and shall include any counterpart thereof and any other similar guaranty executed and delivered by any Foreign Subsidiary of the U.S. Borrower pursuant to Section 8.11 of the Credit Agreement, (ii) the Foreign Subsidiaries Guaranty shall remain in full force and effect with respect to such Foreign Subsidiary Guarantor, and (iii) the Foreign Security Documents listed under Schedule XII to the Credit Agreement to which such Foreign Subsidiary Guarantor is a party shall remain in full force and effect with respect to such Foreign Subsidiary Guarantor.

3. [Each Foreign Subsidiary Guarantor organized under the laws of Turkey (i) acknowledges that all the Liens it has granted in favor of the Collateral Agent (including, without limitation, the mortgage and the commercial enterprise pledge (together the “Turkish Liens”)) continue in full force and effect and secure its obligations under the Foreign Subsidiaries Guaranty, (ii) undertakes that new Liens will be granted in favor of the Collateral Agent (including first degree priority mortgage and first degree priority commercial enterprise pledge) (the “New Liens”) replacing the Turkish Liens on or about the execution date of the Credit Agreement by way of including, without limitation, execution and registration of the mortgage and commercial enterprise pledge agreements substantially in the form satisfactory to the Administrative Agent, and (iii) acknowledges that the New Liens together with any other Liens will be in full force and effect as of the date of release of the respective Turkish Liens and secure each of the Foreign Subsidiary Guarantor’s obligations under the Foreign Subsidiaries Guaranty.]

4. Each Foreign Subsidiary Guarantor organized under the laws of Costa Rica acknowledges that all the Liens it has granted in favor of the Collateral Agent (including without limitation, the Pledge Agreements and the other Foreign Security Agreements governed by the laws of Costa Rica) continue in full force and effect and secure its obligations under the Foreign Subsidiaries Guaranty.

5. Each of the undersigned Foreign Subsidiary Guarantors hereby makes each of the representations and warranties contained in Section 13 of the Foreign Subsidiaries Guaranty on the Amendment Date, both before and after giving effect to this Acknowledgement and Consent.

II. Consent to the amendment of the Credit Agreement.

Each of the Foreign Subsidiaries Guarantors consents to the amendment of the Credit Agreement as of the Amendment Date and agrees that all references to the Credit Agreement in any Credit Document to which it is party shall refer to the Credit Agreement as amended on the Amendment Date. Each of the Foreign Subsidiaries Guarantors further agrees to take all necessary actions reasonably requested by the Administrative Agent in connection with the Foreign Subsidiaries Guaranty and each of the Foreign Security Documents in order to preserve and protect the validity of the Liens granted to the Collateral Agent pursuant to the Foreign Subsidiaries Guaranty and each of the Foreign Security Documents.

III. Limitations of the Guaranty granted by the German Guarantors

a) The restrictions in this Clause III shall apply to any guarantee and indemnity (hereinafter the “Guarantee”) granted by a Guarantor incorporated under the laws of Germany as a limited liability company (“GmbH”) (a “German Guarantor”) to secure liabilities of its direct or indirect shareholder(s) (upstream) or an entity affiliated with such shareholder (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (cross-stream) (excluding, for clarification purposes any direct or indirect Subsidiary of such Guarantor).

Exhibit E-2

b) The restrictions in this Clause III shall not apply to the extent the German Guarantor secures any indebtedness under any Credit Documents in respect of (i) loans to the extent they are on-lent or otherwise (directly or indirectly) passed on to the relevant German Guarantor or its Subsidiaries and such amount on-lent or otherwise passed on is not repaid or (ii) bank guarantees or letters of credit that are issued for the benefit of any of the creditors of the German Guarantor or the German Guarantor’s Subsidiaries or any other benefit granted under this Agreement.

1. Restrictions on Payment

a) The parties to this Agreement agree that if payment under the Guarantee would cause the amount of a German Guarantor’s net assets, as calculated pursuant to Clause III.2 (Net Assets) below, to fall below the amount of its registered share capital (Stammkapital) or increase an existing shortage of its registered share capital in each case in violation of section 30 of the German Limited Liability Companies Act (“GmbHG”), (such event is hereinafter referred to as a “Capital Impairment”), then the Secured Creditors shall, subject to paragraphs b) to c) below, demand payment under the Guarantee from such German Guarantor only to the extent such Capital Impairment would not occur.

b) If the relevant German Guarantor does not notify the Collateral Agent in writing (the “Management Notification”) within five (5) Business Days after the Collateral Agent notified such German Guarantor of its intention to demand payment under the Guarantee that a Capital Impairment would occur (setting out in reasonable detail to what extent a Capital Impairment would occur and providing prima facie evidence that a realisation or other measures undertaken in accordance with the mitigation provisions set out in Clause III.3 (Mitigation) below would not prevent such Capital Impairment), then the restrictions set out in paragraph a) above shall not apply.

c) If the relevant German Guarantor does not provide an Auditors’ Determination (as defined in Clause III.4 (Auditors’ Determination) below) within sixty (60) Business Days from the date on which the Collateral Agent received the Management Notification then the restrictions set out in paragraph a) above shall not apply and the Collateral Agent shall not be obliged to assign or make available to the German Guarantor any net proceeds realised.

2. Net Assets

The calculation of net assets (the “Net Assets”) shall only take into account the sum of the values of the assets of the relevant German Guarantor determined in accordance with applicable law and court decisions and, if there is no positive going concern (positive Fortführungsprognose) based on the lower of book value (Buchwert) and liquidation value (Liquidationswert) (consisting of all assets which correspond to those items listed in section 266 subsection (2) A, B and C of the German Company Code (“HGB”) less the relevant German Guarantor’s liabilities (consisting of all liabilities and liability reserves which correspond to those items listed in accordance with section 266 subsection (3) B, C and D HGB).

For the purposes of calculating the Net Assets, the following balance sheet items shall be adjusted as follows:

a) the amount of any increase in the registered share capital of the relevant German Guarantor which was carried out after the relevant German Guarantor became a party to

Exhibit E-2

this Agreement without the prior written consent of the Collateral Agent shall be deducted from the amount of the registered share capital of the relevant German Guarantor;

b) any funds borrowed by any Borrower under this Agreement which have been or are on-lent or otherwise passed on to the relevant German Guarantor or to any Subsidiary of such German Guarantor and have not yet been repaid at the time when payment under the Guarantee is demanded, shall be disregarded;

c) loans or other contractual liabilities incurred by the relevant German Guarantor in breach of the Transaction Documents shall not be taken into account as liabilities.

3. Mitigation

a) The relevant German Guarantor shall realise, to the extent legally permitted in a situation where it does not have sufficient Net Assets to maintain its registered share capital, all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets.

b) The limitations on demanding payment under this Guarantee set out in this Clause III shall not apply if and to the extent that the relevant German Guarantor is legally permitted to take measures (including, without limitation, setting-off claims) to avoid demanding payment under the Guarantee causing a Capital Impairment of the relevant German Guarantor provided that it is commercially justifiable to take such measures.

4. Auditors’ Determination

a) If the relevant German Guarantor claims that a Capital Impairment would occur on payment under this Guarantee, the German Guarantor may (at its own cost and expense) arrange for the preparation of a balance sheet by a firm of recognised auditors (the “Auditors”) in order to have such Auditors determine whether (and if so, to what extent) any payment under this Guarantee would cause a Capital Impairment (the “Auditors’ Determination”),

b) The Auditors’ Determination shall be prepared, taking into account the adjustments set out in Clause III.2 (Net Assets) above, by applying the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäiger Buchführung) based on the same principles and evaluation methods as constantly applied by the relevant German Guarantor in the preparation of its financial statements, in particular in the preparation of its most recent annual balance sheet, and taking into consideration applicable court rulings of German courts. Subject to Clause III.6 (No waiver) below, such Auditors’ Determination shall be binding on the relevant German Guarantor and the Collateral Agent.

c) Even if the relevant German Guarantor arranges for the preparation of an Auditors’ Determination, the relevant German Guarantor’s obligations under the mitigation provisions set out in Clause III.3 (Mitigation) above shall continue to exist.

5. Improvement of Financial Condition

Exhibit E-2

If, after it has been provided with an Auditors’ Determination which prevented it from demanding any or only partial payment under this Guarantee, the Collateral Agent ascertains in good faith that the financial condition of the relevant German Guarantor as set out in the Auditors’ Determination has substantially improved (in particular, if the relevant German Guarantor has taken any action in accordance with the mitigation provisions set out in Clause III.3 (Mitigation) above), the Collateral Agent may, at the relevant German Guarantor’s cost and expense, arrange for the preparation of an updated balance sheet of the relevant German Guarantor by applying the same principles that were used for the preparation of the Auditors’ Determination by the Auditors who prepared the Auditors’ Determination pursuant to paragraph a) of Clause III.4 (Auditors’ Determination) above in order for such Auditors to determine whether (and, if so, to what extent) the Capital Impairment has been cured as a result of the improvement of the financial condition of the relevant German Guarantor. The Collateral Agent may demand payment under this Guarantee to the extent that the Auditors determine that the Capital Impairment has been cured.

6. No waiver

Nothing in this Clause III shall limit the enforceability, legality or validity of this Guarantee nor shall it prevent the Collateral Agent from claiming in court that the provision of this Guarantee by and/or demanding payment under this Guarantee against the relevant German Guarantor does not fall within the scope of section 30 of the GmbHG. The Collateral Agent’s rights to any remedies it may have against the relevant German Guarantor shall not be limited if it is ascertained that section 30 of the GmbHG did not apply. The agreement of the Collateral Agent to abstain from demanding any or part of the payment under this Guarantee in accordance with the provisions above shall not constitute a waiver (Verzicht) of any right granted under this Agreement or any other Credit Document to the Collateral Agent or any Secured Creditor.

7. GmbH & Co KG.

The aforementioned provisions shall apply to a limited partnership with a limited liability company as its general partner (GmbH & Co. KG) mutatis mutandis and all references to net assets shall be construed as a reference to the aggregated net assets of the general partner and the limited partnership.

IV. Miscellaneous.

1.(a) THIS ACKNOWLEDGEMENT AND CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Acknowledgment and Amendment may be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case located within the City of New York, and, by execution and delivery of this Acknowledgment and Amendment, each Foreign Subsidiary Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each Foreign Subsidiary Guarantor hereby irrevocably designates, appoints and empowers Corporation Service Company, with offices on the date hereof at 80 State Street, Albany, NY 12207, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Foreign Subsidiary Guarantor agrees to designate a new

Exhibit E-2

designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under the Credit Agreement. Each Foreign Subsidiary Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Foreign Subsidiary Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Acknowledgment and Amendment brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Foreign Subsidiary Guarantor. Each Foreign Subsidiary Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Foreign Subsidiary Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Foreign Subsidiary Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Secured Creditor to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Foreign Subsidiary Guarantor in any other jurisdiction.

(b) Each Foreign Subsidiary Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Acknowledgment and Amendment brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum, or that the choice of law provisions are invalid or unenforceable and agrees not to plead or claim before any authority or court, including the courts of its state of incorporation or formation, that any judgment issued by the courts referred to in clause (a) above is contrary to public policy (except, with respect to any Japanese Guarantor, to the extent that the terms of such judgment issued by the courts referred to in clause (a) above and its formation process are deemed, in accordance with the provisions of Article 118 of the Code of Civil Procedures (Law No. 109 of 1996), as contrary to the public order or good morals of Japan).

(e) EACH FOREIGN SUBSIDIARY GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS ACKNOWLEDGMENT AND CONSENT) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ACKNOWLEDGMENT AND AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) NOTWITHSTANDING ANYTHING IN THIS ACKNOWLEDGEMENT AND CONSENT TO THE CONTRARY AND WITH RESPECT ONLY TO THE COLOMBIAN GUARANTORS, IN THE EVENT THE ADMINISTRATIVE AGENT OR ANY OF THE SECURED CREDITORS ELECTS TO ENFORCE THIS ACKNOWLEDGEMENT AGAINST ANY COLOMBIAN GUARANTOR IN A COLOMBIAN COURT AS PROVIDED BELOW, THE GUARANTEE OF THE COLOMBIAN GUARANTORS PURSUANT TO THIS ACKNOWLEDGEMENT AND CONSENT AND THE RIGHTS OF THE SECURED CREDITORS AS AGAINST THE COLOMBIAN GUARANTORS SHALL BE (AND SHALL BE DEEMED TO BE) GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF COLOMBIA. Any legal action or proceeding with respect to a Colombian Guarantor in connection with this Acknowledgement and Consent may be brought in the competent courts of Colombia.

Exhibit E-2

(e) NOTWITHSTANDING ANYTHING IN THIS ACKNOWLEDGEMENT AND CONSENT TO THE CONTRARY AND WITH RESPECT ONLY TO THE ECUADORIAN GUARANTORS, IN THE EVENT THE ADMINISTRATIVE AGENT OR ANY OF THE SECURED CREDITORS ELECTS TO ENFORCE THIS ACKNOWLEDGEMENT AGAINST ANY ECUADORIAN GUARANTOR IN AN ECUADORIAN COURT AS PROVIDED BELOW, THE GUARANTEE OF THE ECUADORIAN GUARANTORS PURSUANT TO THIS ACKNOWLEDGEMENT AND CONSENT AND THE RIGHTS OF THE SECURED CREDITORS AS AGAINST THE ECUADORIAN GUARANTORS SHALL BE (AND SHALL BE DEEMED TO BE) GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ECUCADOR. Any legal action or proceeding with respect to An Ecuadorian Guarantor in connection with this Acknowledgement and Consent may be brought in the competent courts of Ecuador.

2. This Acknowledgment and Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the U.S. Borrower and the Administrative Agent.

IN WITNESS WHEREOF, the parties hereto (other than with respect to the Guarantors incorporated under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (the “HK Guarantors”)) have caused this Acknowledgement and Consent to be executed and delivered by their duly authorized officers as of the date first above written.

IN WITNESS WHEREOF, this Acknowledgement and Consent has been signed, sealed and delivered by the duly authorized officers of the HK Guarantors as of the date first above written.

[FOREIGN SUBSIDIARY GUARANTOR]

EXHIBIT E-3

[COMPOSITE COPY (INCORPORATING THE

FIRST AMENDMENT DATED AS OF MAY 29, 2003)

CONFORMED AS EXECUTED]1

FOREIGN SUBSIDIARIES GUARANTY

GUARANTY, dated as of March 28, 2003 (as amended, modified, restated and/or supplemented from time to time, this “Guaranty”), made by each of the undersigned guarantors (each, a “Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 25 hereof, the “Guarantors”). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, DHM Holding Company, Inc. (“Holdings”), Dole Food Company, Inc. (the “U.S. Borrower”), Solvest, Ltd. (the “Bermuda Borrower”, and together with the U.S. Borrower, the “Borrowers”), various financial institutions from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, together with any successor agent, the “Administrative Agent”), The Bank of Nova Scotia and Banc of America Securities LLC, as Co-Syndication Agents (in such capacity, together with any successor agent, the “Co-Syndication Agents”), Fleet National Bank and Societe Generale, as Co-Documentation Agents (in such capacity, together with any successor agent, the “Co-Documentation Agents”), and Deutsche Bank Securities Inc., The Bank of Nova Scotia and Banc of America Securities LLC, as Joint Lead Arrangers and Book Running Managers (in such capacity, the “Joint Lead Arrangers”), have entered into a Credit Agreement, dated as of March 28, 2003 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing, for the making of certain Loans to the Bermuda Borrower and the issuance of, and participation in, Letters of Credit and Bank Guaranties for the account of the Bermuda Borrower, all as contemplated therein (the Lenders, the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents, each Joint Lead Arranger, the Collateral Agent, each Issuing Lender and each Bank Guaranty Issuer are herein called the “Lender Creditors”);

WHEREAS, the Bermuda Borrower and/or one or more of its Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Hedging Creditors,” and together with the Lender Creditors, are herein called the “Secured Creditors”);

WHEREAS, each Guarantor is a direct or indirect Wholly-Owned Foreign Subsidiary of Holdings;

WHEREAS, it is a condition precedent to the making of Loans to the Bermuda Borrower, the issuance of, and participation in, Letters of Credit and Bank Guaranties for the

[1]

This composite copy is to be used for reference purposes only; the definitive agreements with respect to the Foreign Subsidiaries Guaranty are set forth in the originally executed Foreign Subsidiaries Guaranty and the First Amendment thereto.

Exhibit E-3

account of the Bermuda Borrower under the Credit Agreement and to the Hedging Creditors entering into Interest Rate Protection Agreements and Other Hedging Agreements that each Guarantor shall have executed and delivered this Guaranty; and

WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Bermuda Borrower and the issuance of, and participation in, Letters of Credit and Bank Guaranties for the account of the Bermuda Borrower under the Credit Agreement and the entering into by the Bermuda Borrower and/or one or more of its Subsidiaries of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make certain Loans to the Bermuda Borrower and issue, and/or participate in, Letters of Credit and Bank Guaranties for the account of the Bermuda Borrower and the Hedging Creditors to enter into Interest Rate Protection Agreements or Other Hedging Agreements with the Bermuda Borrower and/or one or more of its Subsidiaries;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

1. Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees as a primary obligor and not merely as surety: (i) to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Bermuda Borrower under the Credit Agreement, all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued for the account of the Bermuda Borrower and all reimbursement obligations and Unreimbursed Payments with respect to Bank Guaranties issued for the account of the Bermuda Borrower and (y) all other obligations, liabilities and indebtedness owing by the Bermuda Borrower to the Lender Creditors under the Credit Agreement and each other Credit Document to which the Bermuda Borrower is a party (including, without limitation, indemnities, Fees and interest thereon (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and any such other Credit Document and the due performance and compliance by the Bermuda Borrower with all of the terms, conditions and agreements contained in all such Credit Documents (all such principal, premium, interest, liabilities, indebtedness and obligations under this clause (i), except to the extent consisting of obligations or liabilities with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the “Credit Document Obligations”); and (ii) to each Hedging Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective Interest Rate Protection Agreements or Other Hedging Agreements, whether or not such interest is an allowed claim in any such proceeding) owing by the Bermuda Borrower and each other Guaranteed Party

Exhibit E-3

under any Interest Rate Protection Agreement or Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Bermuda Borrower and each other Guaranteed Party with all terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness being herein collectively called the “Hedging Obligations”, and together with the Credit Document Obligations are herein collectively called the “Guaranteed Obligations”). As used herein, the term “Guaranteed Party” shall mean the Bermuda Borrower and each Subsidiary of the Bermuda Borrower party to any Interest Rate Protection Agreement or Other Hedging Agreement with a Hedging Creditor. Each Guarantor understands, agrees and confirms that, subject to the relevant provisions of Section 23 hereof, the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Bermuda Borrower or any other Guaranteed Party, or against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

2. Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Bermuda Borrower or any other Guaranteed Party upon the occurrence in respect of the Bermuda Borrower or any such other Guaranteed Party of any of the events specified in Section 10.05 of the Credit Agreement, and unconditionally, absolutely and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or order, on demand. This Guaranty shall constitute a guaranty of payment, and not of collection.

3. Furthermore, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably guarantees that in the event local exchange or other applicable regulations make it impossible or threaten the effectiveness of this Guaranty, and/or, in the reasonable opinion of the Collateral Agent, cause its execution to have a Material Adverse Effect, such Guarantor shall carry out and/or cause to carry out all steps required by the Collateral Agent so as to produce a substantially equally secure instrument or guarantee, including the execution of any required agreements and/or documents, reasonably acceptable to the Collateral Agent. In the event the affected Guarantor does not carry out the above-described steps, such Guarantor shall bear any and all applicable taxes, costs and sanctions that may be applicable, including the payment of any withholding or remittance taxes, and shall make any payments hereunder net of any such withholdings. In the above circumstance, the affected Guarantor shall hold the Collateral Agent harmless against any action taken against it other than such arising from its gross negligence or willful misconduct.

4. The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Bermuda Borrower or any other Guaranteed Party whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation (a) any direction as to application of payment by the Bermuda Borrower or any other Guaranteed Party or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in

Exhibit E-3

personnel by the Bermuda Borrower or any other Guaranteed Party, (e) any payment made to any Secured Creditor on the Guaranteed Obligations which any Secured Creditor repays the Bermuda Borrower or any other Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Secured Creditors as contemplated in Section 7 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

5. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor, the Bermuda Borrower or any other Guaranteed Party, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor, the Bermuda Borrower or any other Guaranteed Party and whether or not any other Guarantor, any other guarantor, the Bermuda Borrower or any other Guaranteed Party be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Bermuda Borrower or any other Guaranteed Party or other circumstance which operates to toll any statute of limitations as to the Bermuda Borrower or such other Guaranteed Party shall operate to toll the statute of limitations as to each Guarantor.

6. Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor, the Bermuda Borrower or any other Guaranteed Party).

7. Any Secured Creditor may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a) change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Guaranteed Obligations (other than security pledged by a Colombian Guarantor (as defined below) or any Guarantor organized under the laws of Ecuador (collectively, the “Ecuadorian Guarantors”)) and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property (other than property located in

Exhibit E-3

Colombia or Ecuador) by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst, provided such security not be located within Colombia or Ecuador;

(c) exercise or refrain from exercising any rights against the Bermuda Borrower, any other Guaranteed Party, any other Credit Party, any Subsidiary thereof, any other guarantor of the Bermuda Borrower or any other Guaranteed Party or others or otherwise act or refrain from acting;

(d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Bermuda Borrower or any other Guaranteed Party to creditors of the Bermuda Borrower or such other Guaranteed Party other than the Secured Creditors;

(e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Bermuda Borrower or any other Guaranteed Party to the Secured Creditors regardless of what liabilities of the Bermuda Borrower or such other Guaranteed Party remain unpaid;

(f) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

(g) act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against the Bermuda Borrower or any other Guaranteed Party to recover full indemnity for any payments made pursuant to this Guaranty;

(h) release or substitute any one or more endorsers, Guarantors, other guarantors, the Bermuda Borrower, any other Guaranteed Party or other obligors; and/or

(i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

8. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Guaranteed Obligations.

Exhibit E-3

9. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of the Bermuda Borrower or any other Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

10. Any indebtedness of the Bermuda Borrower or any other Guaranteed Party now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Bermuda Borrower or such other Guaranteed Party to the Secured Creditors; and such indebtedness of the Bermuda Borrower or such other Guaranteed Party to any Guarantor, if the Administrative Agent or the Collateral Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness of the Bermuda Borrower or such other Guaranteed Party to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of the Bermuda Borrower or any other Guaranteed Party to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under applicable bankruptcy or insolvency law or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

11. (a) Each Guarantor waives any right (except as shall be required by applicable statute or law and cannot be waived) to require the Secured Creditors to: (i) proceed against the Bermuda Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of any Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Bermuda Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever. Each Guarantor waives any (to the fullest extent permitted by applicable law) defense based on or arising out of any defense of the Bermuda Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full in cash of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Bermuda Borrower, any other Guaranteed Party, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed

Exhibit E-3

Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Bermuda Borrower or any other Guaranteed Party other than payment in full in cash of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors (other than security over a property located within Colombia or Ecuador) by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Secured Creditors may have against the Bermuda Borrower, any other Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Bermuda Borrower, any other Guaranteed Party or any other party or any security.

(b) Each Guarantor organized under the laws of Colombia (collectively, the “Colombian Guarantors”) hereby grants the Secured Creditors, the Administrative Agent and the Collateral Agent the option to receive automatic payment in kind of the Guaranteed Obligations with any of the security referred to herein. In the event the Secured Creditors, the Administrative Agent or the Collateral Agent elects such alternative, each of the Columbian Guarantors hereby and as from now accepts any such election and undertakes to abide by it.

(c) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Bermuda Borrower’s and each other Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

(d) Each Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

12. Notwithstanding anything to the contrary contained elsewhere in this Guaranty, the Secured Creditors agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Hedging Obligations) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent or, after all the Credit

Exhibit E-3

Document Obligations have been paid in full, the holders of at least a majority of the outstanding Hedging Obligations, as the case may be, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Security Documents. The Secured Creditors further agree that this Guaranty may not be enforced against, and shall be non-recourse with respect to, any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder). It is understood and agreed that the agreement in this Section 12 is among and solely for the benefit of the Secured Creditors and that if the Required Lenders (or, after the date on which all Credit Document Obligations have been paid in full, the holders of at least a majority of the outstanding Hedging Obligations) so agree (without requiring the consent of any Guarantor), this Guaranty may be directly enforced by any Secured Creditor.

13. In order to induce the Lenders to make certain Loans to, and issue and/or participate in Letters of Credit and Bank Guaranties for the account of the Bermuda Borrower pursuant to the Credit Agreement, and in order to induce the Hedging Creditors to execute, deliver and perform the Interest Rate Protection Agreements and Other Hedging Agreements, each Guarantor represents, warrants and covenants that:

(a) such Guarantor (i) is a duly organized and validly existing Company under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified (to the extent such concept exists in any such jurisdiction) and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(b) such Guarantor has the Company power and authority to execute, deliver and perform the terms and provisions of this Guaranty and each other Credit Document (such term, for purposes of this Guaranty, to mean each Credit Document (as defined in the Credit Agreement) and each Interest Rate Protection Agreement and Other Hedging Agreement with an Hedging Creditor) to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance by it of this Guaranty and each such other Credit Document;

(c) such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party, and this Guaranty and each such other Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable capital maintenance, bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(d) neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any material provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or

Exhibit E-3

decree of any court or governmental instrumentality, (ii) conflict with or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement, contract or instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its material property or assets is bound or to which it may be subject or (iii) violate any provision of the articles of association, certificate of incorporation, by-laws or equivalent organizational documents, as the case may be, of such Guarantor or any of its Subsidiaries;

(e) no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except (x) for immaterial filings relating to the Acquisition as set forth on Schedule XIX of the Credit Agreement and (y) as may have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty by such Guarantor or any other Credit Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party, provided, however, that pursuant to the Compendium of Rules of Foreign Exchange (the “Compendium”) of the Central Bank of Chile (the “Central Bank”), within the subsequent 10 days, each Guarantor organized under the laws of Chile (collectively, the “Chilean Guarantors”) shall inform the Central Bank the execution of the Guaranty in accordance with the procedure set forth in Chapter X of the Procedure and Information Forms Manual of the Compendium, and provided, however, that pursuant to Article 55 of the Foreign Exchange Law of Japan (Law No. 228 of 1949), within 10 days of any payment above Japanese yen 30 million made outside of Japan, each Guarantor organized under the laws of Japan (collectively, the “Japanese Guarantors”) shall file a report to the Ministry of Finance through the Bank of Japan, of such payment, provided further that the Debentures executed by the HK Guarantors (as defined below) are required to be registered at the Hong Kong Companies Registry within 5 weeks from the date of their execution and at other appropriate governmental departments within the applicable time limits and that the set-off rights created under Section 19 of this Guaranty (relating to set-off and which arguably creates a charge) and the trust arrangement created under Section 2(b) of the Intercompany Subordination Agreement (which also arguably creates a charge) may be required to be registered at the Hong Kong Companies Registry within 5 weeks from the date of this Guaranty; and

(f) there are no actions, suits or proceedings pending or, to such Guarantor’s knowledge, threatened (i) with respect to this Guaranty or any other Document to which such Guarantor is a party, (ii) with respect to such Guarantor or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (iii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Secured Creditors or on the ability of such

Exhibit E-3

Guarantor to perform its respective obligations to the Secured Creditors hereunder and under the other Credit Documents to which it is a party.

14. Each Guarantor covenants and agrees that on and after the Effective Date and until the termination of the Total Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements and until such time as no Note, Letter of Credit or Bank Guaranty remains outstanding and all Guaranteed Obligations have been paid in full (other than indemnities described in Section 13.13 of the Credit Agreement and analogous provisions in the Security Documents which are not then due and payable), such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Sections 8 and 9 of the Credit Agreement, and shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 8 or 9 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

15. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of each Secured Creditor in connection with the enforcement of this Guaranty (including any stamp tax, and/or any other tax, penalty or payment that may be payable under Section 3 hereof) and the protection of such Secured Creditor’s rights hereunder and any amendment, waiver or consent relating hereto (including, in each case, without limitation, the reasonable fees and disbursements of counsel (including in-house counsel) employed by any Secured Creditor).

16. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns.

17. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby (it being understood that (I) the addition or release of any Guarantor hereunder and (II) any modification to Section 24 to add additional guaranty limitations in respect of an additional Guarantor hereunder, in either case, shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released) and with the written consent of either (x) the Required Lenders (or (A) to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Lender, or (B) to the extent permitted by Section 13.12 of the Credit Agreement, the Administrative Agent) at all times prior to the time at which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Hedging Obligations at all times after the time at which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Secured Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released). For the purpose of this Guaranty, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document

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Obligations or (y) the Hedging Creditors as the holders of the Hedging Obligations. For the purpose of this Guaranty, the term “Requisite Creditors” of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, each Lender) and (y) with respect to the Hedging Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements and Other Hedging Agreements.

18. Each Guarantor acknowledges that a final draft or an executed (or conformed) copy of each of the Credit Documents and Interest Rate Protection Agreements or Other Hedging Agreements has been or will be made available to an Authorized Officer of such Guarantor and such Authorized Officer is or will be familiar with the contents thereof.

19. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” as defined in the Credit Agreement and, after the Credit Document Obligations Termination Date (as defined in the U.S. Security Agreement), any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured, provided however that such setoff rights shall not apply to deposits of any Colombian Guarantor or Ecuadorian Guarantor, or any indebtedness owing by a Colombian Guarantor or an Ecuadorian Guarantor, to any Secured Creditor. Each Secured Creditor (by its acceptance of the benefits hereof) acknowledges and agrees that the provisions of this Section 19 are subject to the sharing provisions set forth in Section 13.06(b) of the Credit Agreement.

20. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Lender Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at its address set forth opposite its signature below and (iii) in the case of any Hedging Creditor, at such address as such Hedging Creditor shall have specified in writing to the Guarantors; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

21. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Bermuda Borrower or any other Guaranteed

Exhibit E-3

Party), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any Note, any Interest Rate Protection Agreement, any Other Hedging Agreement or any other instrument evidencing any liability of the Bermuda Borrower or any other Guaranteed Party, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

22. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CLAUSE (d) OF THIS SECTION 22, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case located within the City of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby irrevocably designates, appoints and empowers Corporation Service Company, with offices on the date hereof at 80 State Street, Albany, NY 12207, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Guarantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under the Credit Agreement. Each Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Secured Creditor to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any other jurisdiction.

(b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum, or that the

Exhibit E-3

choice of law provisions are invalid or unenforceable and agrees not to plead or claim before any authority or court, including the courts of its state of incorporation or formation, that any judgment issued by the courts referred to in clause (a) above is contrary to public policy (except, with respect to any Japanese Guarantor, to the extent that the terms of such judgment issued by the courts referred to in clause (a) above and its formation process are deemed, in accordance with the provisions of Article 118 of the Code of Civil Procedures (Law No. 109 of 1996), as contrary to the public order or good morals of Japan).

(c) EACH GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(d) NOTWITHSTANDING ANYTHING IN THIS GUARANTY TO THE CONTRARY, AND WITH RESPECT ONLY TO THE COLOMBIAN GUARANTORS, IN THE EVENT THE ADMINISTRATIVE AGENT OR ANY OF THE SECURED CREDITORS ELECTS TO ENFORCE THIS GUARANTY AGAINST ANY COLOMBIAN GUARANTOR IN A COLOMBIAN COURT AS PROVIDED BELOW, THE GUARANTEE OF THE COLOMBIAN GUARANTORS PURSUANT TO THIS GUARANTY AND THE RIGHTS OF THE SECURED CREDITORS AS AGAINST THE COLOMBIAN GUARANTORS SHALL BE (AND SHALL BE DEEMED TO BE) GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF COLOMBIA. Any legal action or proceeding with respect to a Colombian Guarantor in connection with this Guaranty or any other Credit Document to which any Colombian Guarantor is a party may be brought in the competent courts of Colombia.

23. In the event that all of the capital stock or other Equity Interests of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 9.02 of the Credit Agreement (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all Lenders if required by Section 13.12 of the Credit Agreement)) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, such Guarantor shall, upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to Holdings or any of its Wholly-Owned Subsidiaries), be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 23).

24. (a) Notwithstanding anything in this Guaranty to the contrary, and solely with respect to Guarantors organized under the laws of Italy (collectively, the “Italian Guarantors”):

(i) the Guaranteed Obligations shall be limited to (x) the Credit Document Obligations owing by the Bermuda Borrower and incurred for the working capital

Exhibit E-3

and general corporate purposes of the Bermuda Borrower and its affiliates (including credit extensions incurred pursuant to the Refinancing but excluding obligations incurred to finance the Acquisition) and (y) the Hedging Obligations; and

(ii) the obligations of each Italian Guarantor under this Guaranty shall at no time exceed an amount equal to the net worth of such Guarantor as determined in accordance with generally accepted accounting principles in Italy, less the share capital (capitale sociale) of such Guarantor, plus the outstanding principal amount of any intercompany loans made to such Guarantor.

(b) Notwithstanding anything in this Guaranty to the contrary, and solely with respect to Guarantors organized under the laws of the Federal Republic of Germany (collectively, the “German Guarantors”):

(i) The right to enforce the guaranty and indemnity contained in this Guaranty (the “German Guaranty”) shall, in the case of such guaranty and indemnity granted by Dole Fresh Fruit Europe OHG not extend to any assets or result in any liability of Michael Carter or any other individual partner of such entity and shall if and to the extent that it is an up-stream or cross-stream guaranty or indemnity by a German Guarantor constituted in the form of a GmbH, or a GmbH & Co. KG, at all times be limited to an amount equal to the Net Assets (as defined below) of such GmbH or such GmbH & Co. KG, as the case may be.

For purposes of this clause (b), “Net Assets” shall mean, for a German Guarantor constituted in the form of a GmbH, its total assets less its liabilities, (including liability reserves (Rückstellungen)) less the registered share capital (Stammkapital) of such GmbH and shall mean for a German Guarantor constitued in the form of a GmbH & Co. KG, its total assets less its liabilities (including liability reserves (Rückstellungen)), plus, provided that this is greater than nil, its general partner’s total assets less the general partner’s liabilities (including liability reserves (Rückstellungen)) less the registered share capital (Stammkapital) of the general partner of such GmbH & Co. KG, provided that for the purposes of the calculation Net Assets, the following balance sheet items shall be adjusted as follows:

(x) the amount of any increase of registered share capital (Stammkapital) after the date hereof that has been effected without the prior written consent of the Collateral Agent (acting on behalf of the Secured Creditors) not to be unreasonably withheld or delayed shall be deducted from the registered share capital (Stammkapital) of such GmbH or general partner of such GmbH & Co. KG, as the case may be;

(y) Loans provided to the relevant German Guarantor and in addition if the German Guarantor is constituted in the form of a GmbH & Co. KG, to the general partner of such GmbH & Co. KG, by Holdings and/or any of its Subsidiaries as far as such loans are subordinated or qualify under

Exhibit E-3

Section 32(a) of the German Limited Liability Companies Act (GmbHG) or Section 172(a) of the German Company Code (HGB) shall be disregarded; and

(z) Loans and other Indebtedness incurred in violation of the provisions of the Credit Agreement shall be disregarded.

(ii) In addition, a German Guarantor which has provided a German Guaranty and which is constituted in the form of a GmbH or a GmbH & Co. KG shall realize (realisieren), if and to the extent legally permitted in respect of the relevant German Guarantor’s business in a situation where such German Guarantor does not have sufficient assets to maintain its or its general partner’s registered share capital (Stammkapital), any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is sufficiently lower than the market value of the asset if such asset is not necessary for the German Guarantor’s business (betriebsnotwendig).

(iii) For the purpose of the calculations of the Net Assets, (i) reference should be made to the most recent audited annual financial statements of such German Guarantor and, in addition, if the German Guarantor is constituted in the form of a GmbH & Co. KG, of the general partner of such GmbH Co. KG, if such financial statements were drawn up within the previous six months from the date of receipt of notice of enforcement of the German Guaranty from the Collateral Agent (which can be given at any time by the Collateral Agent after an Event of Default under the Credit Agreement has occurred and is continuing) or (ii) if no such audited annual financial statements are available, the German Guarantor and, in addition, if the German Guarantor is constituted in the form of a GmbH & Co. KG, the general partner of such GmbH Co. KG, shall deliver within sixty days after receipt of such notice from the Collateral Agent an auditor’s determination from a firm of auditors of international standard and reputation (the “Auditor’s Determination”) stating, if and to what extent there are Net Assets of the German Guarantor permitting the enforcement of the guaranties created hereunder. The Auditor’s Determination shall take into account the general accepted accounting principles applicable in Germany and applicable court rulings and shall, in the absence of manifest error, be binding on the parties hereto.

Should no audited annual financial statements within the meaning of the preceding subclause (i) above be available and the German Guarantor or, in addition, if the German Guarantor is constituted in the form of a GmbH & Co. KG, the general partner of such GmbH & Co. KG, fails to deliver an Auditor’s Determination within the time period stated in the preceding subclause (ii) above, the Collateral Agent shall be entitled to enforce the Guaranty granted hereunder without limitation.

(iv) The limitations on enforcing the German Guaranty set out in this Section 24 shall not apply:

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(x) if and to the extent that any German Guarantor is legally and commercially in a position to take measures (including, without limitation, set-off claims) to avoid the enforcement of the German Guaranty causing the Net Assets of such German Guarantor to be reduced below the amount of its registered share capital or its general partner’s registered share capital, which is protected by Sections 30 and 31 of the German Limited Liability Companies Act (GmbHG), then, in such case, the Secured Creditors shall not enforce the relevant German Guaranty to the extent such enforcement exceeds the limitation referred to in clauses (i) and (ii) of this Section 24 until the measures referred to in this subclause (x) have been taken by the respective German Guarantor, provided that such measures (if any) are taken promptly; and/or

(y) if and to the extent any of the funds borrowed by the Bermuda Borrower under any of the Credit Documents have been or are on-lent to the relevant German Guarantor and are still outstanding at the time of enforcement of the relevant guaranty.

(c) Notwithstanding anything in this Guaranty to the contrary, and solely with respect to the Colombian Guarantors, the payment obligation hereunder shall be limited to the Guaranteed Obligations and in no event shall any Colombian Guarantor be obligated to pay any amount which exceeds the Guaranteed Obligations pursuant to this Guaranty. It is understood and agreed that this Guaranty constitutes a payment obligation and in no case shall any of the Colombian Guarantors be obligated in or out of Court to deliver to the Guaranteed Parties any assets other than the amount effectively guaranteed under the Guaranteed Obligations.

(d) Notwithstanding anything in this Guaranty to the contrary, and solely with respect to Guarantors organized under the laws of Canada (collectively, the “Canadian Guarantors”), each Canadian Guarantor acknowledges that certain of the rates of interest applicable to the Guaranteed Obligations may be computed on the basis of a year of 360 days or 365 days, as the case may be and paid for the actual number of days elapsed. For purposes of the Interest Act (Canada), whenever any interest is calculated using a rate based on a year of 360 days or 365 days, as the case may be, such rate determined pursuant to such calculation, when expressed as an annual rate is equivalent to (i) the applicable rate based on a year of 360 days or 365 days, as the case may be, (ii) multiplied by the actual number of days in the calendar year in which the period for such interest is payable (or compounded) ends, and (iii) divided by 360 or 365, as the case may be.

(e) Notwithstanding anything in this Guaranty to the contrary, and solely with respect to the Guarantor organized under the laws of Turkey (the “Turkish Guarantor”), this Guaranty shall come into effect after the Turkish Guarantor shall have called the general assembly of the Turkish Guarantor for a meeting to be held on or prior to April 11, 2003, or such other date as may be agreed by the Administrative Agent, to adopt a resolution amending the articles of association of the Turkish Guarantor (the “Articles of Association”) in the form to be agreed between the Turkish Guarantor and the Administrative Agent as soon as practicable following the date hereof, to ensure that the Articles of Association fully authorizes the Turkish Guarantor to undertake the obligations under this Guaranty, and shall have provided the Administrative Agent with an original or notarized copy of (i) the board of directors resolution

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convening the General Assembly for adopting the resolution for such amendment, (ii) a certificate or letter, with a notarized translation thereof into English, from the Ministry of Industry and Commerce of Turkey approving the draft amendment to the Articles of Association and (iii) such general assembly resolution approving the amendments.

(f) The obligations of Ashford Company Limited and Mendocino Limited hereunder shall be limited to the extent that each such company shall at all times meet the solvency margin required to be maintained under the Insurance Act 1978 of Bermuda and the regulations, hereunder; provided that this limitation shall not apply to any fiscal period for which a direction is in force under Section 56 of the Insurance Act 1978 of Bermuda exempting the inclusion of a liability in respect of this Guaranty in their respective statutory financial statements prepared in accordance with the Insurance Accounts Regulations 1980. Each of Ashford Company Limited and Mendocino Limited shall use their commercially reasonable efforts to obtain and/or maintain such a direction for each fiscal year during which this Guaranty remains in effect.

25. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Holdings and the Administrative Agent.

26. It is understood and agreed that any Foreign Subsidiary of Holdings that is required to become a party to this Guaranty after the date hereof pursuant to the requirements of the Credit Agreement shall become a Guarantor hereunder by (x) executing a counterpart hereof and/or an assumption agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (y) taking all actions as specified in this Guaranty as would have been taken by such Guarantor had it been an original party to this Guaranty, in each case with all documents and actions required to be taken to be taken above to the reasonable satisfaction of the Administrative Agent.

27. (a) All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense, will be made in the relevant Applicable Currency in which the respective Guaranteed Obligations are owing and will be made on the same basis as payments are made by the Bermuda Borrower under Sections 4.03 and 4.04 of the Credit Agreement and in accordance with the following provisions of this Section 27.

(b) The Guarantors obligations hereunder to make payments in the respective Applicable Currency (such Applicable Currency being herein called the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective other Secured Creditor of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such other Secured Creditor under this Guaranty or the other Credit Documents or any Interest Rate Protection Agreement or Other Hedging Agreement, as applicable. If for the purpose of obtaining or enforcing

Exhibit E-3

judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Euro Equivalent or the Dollar Equivalent thereof, as the case may be, or, in the case of conversion into other currencies, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the date immediately preceding the day on which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(c) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors jointly and severally covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(d) For purposes of determining the Euro Equivalent, the Dollar Equivalent or any other rate of exchange for this Section 27, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

28. It is understood and agreed among the parties hereto, that with respect to the Colombian Guarantors, given the obligations of the Colombian Guarantors hereunder are joint and several, the Colombian Guarantors hereby expressly waive the right to demand that any Secured Creditor first exhaust his remedies against the principal debtor, before seeking payment by any Colombian Guarantor hereunder (“Beneficio de Excusión) established by Articles 2383 and 2384 of the Colombian Civil Code.

29. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in

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respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 29 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 29: (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair saleable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 29, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.

30. Upon request of the Collateral Agent, each Chilean Guarantor shall duly authorize, execute and deliver such security agreements, documents and instruments as may be required by the Collateral Agent (based on advice of local counsel), to grant to the Secured Creditors a valid and enforceable first priority, perfected security interests in all or substantially all of the assets of such Chilean Guarantor (including all tangible and intangible assets, including receivables, contract rights, securities, inventory, equipment, real estate, leasehold interests, vessels, insurances, and material patents, trademarks and other intellectual property but excluding Excluded Collateral) in each case whether now existing or hereafter from time to time acquired, in which it is practicable (in accordance with requirements of local law and taking into account such cost and practicality considerations as may be agreed by the Collateral Agent) to obtain such security interests (as determined by the Collateral Agent, based on advice of local counsel). All security documentation to be executed and delivered by each Chilean Guarantor pursuant to the immediately preceding sentence (each, as amended, modified, restated and/or supplemented from time to time, a “Foreign Security Agreement” and, collectively, the “Foreign Security Agreements”) shall (i) be prepared by local counsel reasonably satisfactory to the Collateral Agent and (ii) be in form and substance reasonably satisfactory to the Collateral Agent. In connection with the execution and delivery of the Foreign Security Agreements, the respective Guarantor shall take such actions as may be necessary or desirable under local law (as

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advised by local counsel) to create, maintain, effect, perfect, preserve, maintain and protect the security interests granted (or purported to be granted) thereby.

*    *    *

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IN WITNESS WHEREOF, the parties hereto (other than with respect to the Guarantors organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (the “HK Guarantors”)) have caused this Guaranty to be executed and delivered by their duly authorized officers as of the date first above written.

IN WITNESS WHEREOF, this Guaranty has been signed, sealed and delivered by the duly authorized officers of the HK Guarantors and has been signed on behalf of the Collateral Agent as of the date first above written.

AGOURA LIMITED, as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

ASHFORD COMPANY, LTD., as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Authorised Signature

BALTIME LIMITED, as a Guarantor

By	/s/ Timothy C. Faries
Title:	Authorised Signature

By	/s/ C. Marc Wetherhill
Title:	Authorised Signature

CAMARILLO, LIMITED, as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

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DOLE ASIA, LTD., as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

DOLE INTERNATIONAL, LTD., as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

DOLE NEW ZEALAND LTD., as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

INTERFRUIT COMPANY LIMITED, as a Guarantor

By	/s/ Timothy C. Faries
Title:	Authorized Signature

By	/s/ C. Marc Wetherhill
Title:	Authorized Signature

MAHELE, LIMITED, as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

Exhibit E-3

MENDOCINO LIMITED, as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Authorized Signature

REFERSHIP MARINE SERVICES, LTD., as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

FLORAMERICA INVESTMENTS LTD., as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

SOLAMERICA, LTD., as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

STANDARD FRUIT COMPANY (BERMUDA) LTD., as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

Exhibit E-3

DOLE FOODS OF CANADA LTD., as a Guarantor

By	/s/ Robert Castagner
Title:	Vice-President

AGRICOLA CALIFORNIA LIMITADA, as a Guarantor

By	/s/ Jonathan Y. Bass
Title:	Representative

AGRICOLA PENCAHUE LIMITADA, as a Guarantor

By	/s/ Jonathan Y. Bass
Title:	Representative

AGRICOLA PUNITAQUI LIMITADA, as a Guarantor

By	/s/ Jonathan Y. Bass
Title:	Representative

AGRICOLA RAUQUEN LIMITADA, as a Guarantor

By	/s/ Jonathan Y. Bass
Title:	Representative

CARTONES SAN FERNANDO S.A., as a Guarantor

By	/s/ Jonathan Y. Bass
Title:	Representative

DOLE CHILE S.A., as a Guarantor

By	/s/ Jonathan Y. Bass
Title:	Representative

EMBALAJES STANDARD S.A., as a Guarantor

By	/s/ Jonathan Y. Bass
Title:	Representative

Exhibit E-3

INVERSIONES DEL PACIFICO S.A., as a Guarantor

By	/s/ Jonathan Y. Bass
Title:	Representative

AGRICOLA EUFEMIA LTDA., as a Guarantor

By	/s/ Luis Fernando Diaz Diaz
Title:	Subgerente General

AGROPECUARIA SAN GABRIEL LTDA., as a Guarantor

By	/s/ Luis Fernando Diaz Diaz
Title:	Subgerente General

AGROPECUARIA SAN PEDRO LTDA., as a Guarantor

By	/s/ Luis Fernando Diaz Diaz
Title:	SubGerente General

BANA LTDA., as a Guarantor

By	/s/ Guillermo Sierra Pinto
Title:	Gerente

COMPANIA EXPORTADORA DE PRODUCTOS AGRICOLAS S.C.A., as a Guarantor

By	/s/ Guillermo Sierra Pinto
Title:	Gerente Socio Gestor

INVERSIONES ORIHUECA LTDA., as a Guarantor

By	/s/ Luis Fernando Diaz Diaz
Title:	Primer Suplente del Representante Legal

Exhibit E-3

SERVICIOS TECNICOS BANANEROS LTDA., as a Guarantor

By	/s/ Luis Fernando Diaz Diaz
Title:	Suplente del Gerente

C.I. AGRICOLA EL CASTILLO LTDA., as a Guarantor

By	/s/ Jorge Eliécer Hernández Benítez
Title:	Segundo Suplente del Gerente

C.I. AGRICOLA GUACARI LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Primer Suplente del Gerente

AMERICAFLOR LTDA., as a Guarantor

By	/s/ Luis Jorge López Barrera
Title:	Gerente

C.I. COLOMBIAN CARNATIONS LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Primer Suplente del Gerente

C.I. COMERCIALIZADORA CARIBBEAN LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Tercer Suplente del Gerente

C.I. CULTIVOS DEL CARIBE LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Tercer Suplente del Gerente

Exhibit E-3

C.I. CULTIVOS SAN NICOLAS LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Tercer Suplente del Gerente

C.I. FLORAMERICA LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Tercer Suplente del Gerente

C.I. FLORES ALTAMIRA LTDA., as a Guarantor

By	/s/ Julio Enrique Amador Gutiérrez
Title:	Segundo Suplente del Gerente

C.I. FLORES DE EXPORTACION LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Primer Suplente del Gerente

C.I. FLORES LA FRAGANCIA LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Tercer Suplente del Gerente

C.I. FLORES LAS PALMAS LTDA., as a Guarantor

By	/s/ Lucia Taborda Giraldo
Title:	Primer Suplente del Gerente

C.I. FLORES PRIMAVERA LTDA., as a Guarantor

By	/s/ Julio Enrique Amador Gutiérrez
Title:	Primer Suplente del Gerente

FLORES SAN JOAQUIN LTDA., as a Guarantor

By	/s/ Jorge Eliécer Hernándo Benitez
Title:	Primer Suplente del Gerente

Exhibit E-3

C.I. JARDINES DE COLOMBIA LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Tercer Suplente del Gerente

C.I. JARDINES DEL VALLE LTDA., as a Guarantor

By	/s/ José Vicente Medina Orjuela
Title:	Segundo Suplente del Gerente

C.I. OLYMPIA FLOWERS LTDA., as a Guarantor

By	/s/ José Vicente Medina Orjuela
Title:	Segundo Suplente del Gerente

C.I. PORCELAIN FLOWERS LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Primer Suplente del Gerente

C.I. SANTA MONICA FLOWERS LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Primer Suplente del Gerente

C.I. SPLENDOR FLOWERS LTDA., as a Guarantor

By	/s/ Lucía Taborda Giraldo
Title:	Tercer Suplente del Gerente

TENICAS BALTIME DE COLOMBIA S.A., as a Guarantor

By	/s/ Luis Fernando Diaz Diaz
Title:	Subgerente General

AERO-FUMIGACION CENTROAMERICANA S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

Exhibit E-3

AGROINDUSTRIAL PINAS DEL BOSQUE S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

AGROPECUARIA RIO JIMENEZ S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

ALMACENES ATALANTA S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

ALPPHA SIDERAL S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

BANANERA EL PORVENIR S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

BANANERA LA PAZ, S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

COMPANIA BANANERA DEBA S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

Exhibit E-3

COMPANIA BANANERA DEL SAN RAFAEL S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

COMPANIA BANANERA EL ENCANTO S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

COMPANIA FINANCIERA DE COSTA RICA S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

COMPANIA FRUTOS DE LA TIERRA S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

COMERCIALIZADORA E IMPORTADORA VINA DEL MAR S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

DESARROLLO BANANERO LA ESPERANZA S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

DESARROLLO MELONERO DEL GOLFO, S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

Exhibit E-3

DIVERSIFICADOS DE COSTA RICA DICORI, S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

HACIENDA LA ROSALIA S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	Agent

LA PERLA S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

ROXANA FARMS S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

SERVICIOS ADUANALES BANADOLE, S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

STANDARD FRUIT COMPANY DE COSTA RICA, S.A., as a Guarantor

By	/s/ Peter Gilmore
Title:	President

DOLE SHARED SERVICES LIMITADA, as a Guarantor

By	/s/ Stephen L. Bowman
Title:	Manager

Exhibit E-3

ACTIVIDADES AGRICOLAS S.A. (AGRISA), as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

BANANACORP S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

BANCUBER S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

COMPANIA NAVIERA AGMARESA, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

FRIOCONT S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

FRUTBAN S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

GRANELCONT S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

GUAYAMI S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

Exhibit E-3

MEGABANANA S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

MODUMOLL S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

NAPORTEC S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

PRODUCTOS DEL LITORAL S.A. (PROLISA), as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Representative

REDAMAWAL S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

SIEMBRANUEVA S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

FLORES MITAD DEL MUNDO LTDA., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

TALLAN, TALLERES Y LLANTAS S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

Exhibit E-3

TECNIELEC TECNICOS Y ELECTRICITAS S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

PORMAR TRANSPORTES POR MAR S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

UBESAIR, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

UNION DE BANANEROS ECUATORIANOS, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

ZANPOTI, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

TINADI S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

AGROVERDE S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

Exhibit E-3

SOCIEDAD AGROPECUARIA PIMOCHA C.A. (SAPICA), as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

BETINO S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

PEMATIN S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Representative

PESCASEROLI S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Representative

DOLE DEUTSCHLAND BETEILIGUNGSGESELLSCHAFT MBH, as a Guarantor

By	/s/ William Francis Feeney
Title:	Authorized Signatory

DOLE DEUTSCHLAND GMBH, as a Guarantor

By	/s/ William Francis Feeney
Title:	Authorized Signatory

DOLE FRESH FRUIT EUROPE OHG, as a Guarantor

By	/s/ Michael J. Cavallero
Title:	Authorized Signatory

Exhibit E-3

PAUL KEMPOWSKI GMBH & CO. KG, as a Guarantor

By	/s/ William Francis Feeney
Title:	Authorized Signatory

AGROINDUSTRIA DEL CARIBE, S.A., as a Guarantor

By	/s/ Richard J. Dahl
Title:	Authorized Signatory

AGROINDUSTRIAL ALMA VERDE, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

BANANERA RIO MAME, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

BIENES Y VALORES, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

COMPANIA AGRICOLA EL PROGRESO, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

COMPANIA AGRICOLA INDUSTRIAL CEIBENA, SA, as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

Exhibit E-3

COMPANIA AGRICOLA MAZAPAN, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

COMPANIA AGROPECUARIA EL PORVENIR, S.A., as a Guarantor

By	/s/ Richard J. Dahl
Title:	Authorized Signatory

CLINICAS MEDICAS DEL AGUAN, S.A., as a Guarantor

By	/s/ Richard J. Dahl
Title:	Authorized Representative

COORDINADORA DE SERVICIOS DE TRANSPORTE, SA, as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

DESARROLLOS URBANOS LA CEIBA, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

DISTRIBUIDORA DE PRODUCTOS DIVERSOS, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

ENERGUA S.A. SUCURSAL HONDURAS, as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

Exhibit E-3

EQUIPO PESADO S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

FABRICA DE MANTECA & JABON ATLANTIDA, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

HOSPITAL COYOLES, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

CIA. INVERSIONES MEDICAS NACIONALES S.A., as a Guarantor

By	/s/ Richard J. Dahl
Title:	Authorized Representative

INVERSIONES Y VALORES DE MONTECRISTO, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

LABORATORIOS Y SERVICIOS DE MERISTEMOS, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

MULTISERVICIOS, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

Exhibit E-3

PINA ANTILLANA, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

PLASTICOS, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

PRODUCTORA AGRICOLA DE ATLANTIDA, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

SERVICIOS E INVESTIGACIONES AEREAS, SA, as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

SERVICIOS HONDURENOS DE AGRICULTURA Y RECURSOS DE INVESTIGACION PINERA, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

SOGAS, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

STANDARD FRUIT DE HONDURAS, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

Exhibit E-3

VIGILANCIA Y SEGIRIDAD, S.A., as a Guarantor

By	/s/ Richard Dahl
Title:	Authorized Signatory

CASTLE & COOKE WORLDWIDE LIMITED, as a Guarantor

By	/s/ James Prideaux
Title:	Director

By	/s/ Fong Wing Cheung
Title:	Director

DOLE CHINA LIMITED, as a Guarantor

By	/s/ James Prideaux
Title:	Director

By	/s/ Sze Chi Kwan Stanley
Title:	Director

DOLE HONG KONG LIMITED, as a Guarantor

By	/s/ Fong Wing Cheung
Title:	Director

By Title:	/s/ Tang Fung Lim, Christopher Director

DOLE ITALIA S.P.A., as a Guarantor

By Title:	/s/ Patrizio Tumietto Director

FRATELLI ISELLA S.r.l., as a Guarantor

By	/s/ Ferruccio Isella
Title:	Director - Chairman

Exhibit E-3

LA FIORITA S.r.l., as a Guarantor

By	/s/ Franco Barghini
Title:	Sole Director

MAGAZZINI FRIGORIFERI SANTA PALOMBA S.P.A., as a Guarantor

By	/s/ Patrizio Tumietto
Title:	Director

TROPICAL SHIPPING ITALIANA, T.S.I. S.P.A., as a Guarantor

By	/s/ Luigi Gallo
Title:	President of the Board of Directors

KABUSHIKI KAISHA DOLE, as a Guarantor

By	/s/ Tatsuo Horiuchi
Title:	Director

DOLE FRESH FRUIT INTERNATIONAL LIMITED, as a Guarantor

By	/s/ Timothy C. Faries
Title:	Director

By	/s/ C. Marc Wetherhill
Title:	Director

DOLE PHILIPPINES, INC., as a Guarantor

By	/s/ Paul S. Cuyegkeng
Title:	President

Exhibit E-3

DOLE FRESH FRUIT MED GIDA URUNLERI TICARET VE A.S., as a Guarantor

	By	/s/ Fouad Foukfa
	Title:	Director

Address: 31 West 52nd Street New York, NY 10019	DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent for the Lenders

	By	/s/ Scottye D. Lindsey
	Title:	Vice President

	By	/s/ Alexander Bici
	Title:	Vice President

EXHIBIT F-1

AMENDED AND RESTATED U.S. PLEDGE AGREEMENT

AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of March 28, 2003, amended and restated as of July 21, 2004 and further amended and restated as of April 12, 2006, among each of the undersigned pledgors (each, a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 30 hereof, the “Pledgors”) and DEUTSCHE BANK AG NEW YORK BRANCH (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “DBAG”), as collateral agent (in such capacity, together with any successor collateral agent, the “Pledgee”), for the benefit of the Secured Creditors (as defined below), acknowledged and agreed to by DBAG, as collateral agent (in such capacity, together with any successor collateral agent, the “Intermediate Holdco Collateral Agent”), for the benefit of the Intermediate Holdco Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, DHM Holding Company, Inc., a Delaware corporation (“Holdings”), Dole Holding Company, LLC, a Delaware limited liability company (“Intermediate Holdco”), Dole Food Company, Inc., a Delaware corporation (the “U.S. Borrower”), Solvest, Ltd., a company organized under the laws of Bermuda (the “Bermuda Borrower”, and together with the U.S. Borrower, the “Borrowers”), various financial institutions from time to time party thereto (the “Lenders”), DBAG, as Deposit Bank (in such capacity, together with any successor deposit bank, the “Deposit Bank”), DBAG, as Administrative Agent (in such capacity, together with any successor agent, the “Administrative Agent”), Banc of America Securities LLC, as Syndication Agent (in such capacity, together with any successor agent, the “Syndication Agent”), The Bank of Nova Scotia (in such capacity, together with any successor agent, the “Documentation Agent”), and Deutsche Bank Securities Inc. (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “DBSI”), as Lead Arranger and Sole Book Runner (in such capacity, the “Lead Arranger”, and, together with the Lenders, each Issuing Lender, each Bank Guaranty Issuer, the Administrative Agent, the Syndication Agent, the Documentation Agent, the Collateral Agent and the Pledgee are herein called the “Lender Creditors”) have entered into a Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, and further amended and restated as of April 12, 2006, providing for the making of Loans to each of the Borrowers, the issuance of, and participation in, Letters of Credit for the respective accounts of each of the Borrowers and the issuance of, and participation in, Bank Guaranties for the respective accounts of each of the Borrowers, all as contemplated therein (as used herein, the term “Credit Agreement” means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement

Exhibit F-1

hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all Commitments, Letters of Credit and Bank Guaranties issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or, with respect to certain Letters of Credit and Bank Guaranties, been continued, with the consent of the respective issuer thereof, under such refinancing or replacement indebtedness or (B) the Required Lenders shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement, and (ii) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the U.S. Borrower to the Collateral Agent);

WHEREAS, the U.S. Borrower and/or one or more of its Subsidiaries may at any time and from time to time enter into (or has on or after the Original Effective Date (as defined in the Original Credit Agreement) entered into at any time and from time to time) one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Secured Hedge Counterparties (each such Secured Hedge Counterparty, together with each such Secured Hedge Counterparty’s respective affiliate’s successors and assigns, if any, collectively, the “Hedging Creditors”);

WHEREAS, Dole Holding Company, Inc. (“Corporate Holdco”) and Intermediate Holdco, as co-borrowers, the lending institutions from time to time party thereto, DBAG, as Administrative Agent (in such capacity, the “Intermediate Holdco Administrative Agent”), and DBSI, as Arranger and Book Runner have entered into a credit agreement, dated as of July 21, 2004 (as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof and the Credit Agreement, the “Intermediate Holdco Credit Agreement”), providing for the incurrence by Corporate Holdco and Intermediate Holdco (as co borrowers) of term loans (and the issuance by Corporate Holdco and Intermediate Holdco of promissory notes evidencing such term loans);

WHEREAS, pursuant to the U.S. Subsidiaries Guaranty, each U.S. Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations (as defined in the U.S. Subsidiaries Guaranty);

WHEREAS, pursuant to the Credit Agreement Party Guaranty, each of Holdings, Intermediate Holdco and the U.S. Borrower has guaranteed to the Secured Creditors the payment when due of all its respective Relevant Guaranteed Obligations;

WHEREAS, the Intercreditor Agreement governs the relative rights and priorities of the Secured Creditors and the ABL Secured Parties in respect of the TL Priority Collateral and the ABL Priority Collateral;

WHEREAS, it is a condition precedent to the making of Loans to each of the Borrowers, the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers and the issuance of, and participation in, Bank Guaranties for the respective accounts of the Borrowers under the Credit Agreement and to the Hedging Creditors entering into Interest Rate Protection Agreements and Other Hedging Agreements that each Assignor shall have executed and delivered to the Collateral Agent this Agreement; and

Exhibit F-1

WHEREAS, each Pledgor has obtained and will continue to obtain benefits from the incurrence of Loans by the Borrowers, the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers and the issuance of, and participation in, Ban Guaranties for the respective accounts of the Borrowers under the Credit Agreement and the entering into by the Borrowers and/or their Subsidiaries of Interest Rate Protection Agreements and/or Other Hedging Agreements and, accordingly, each Pledgor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph; and

NOW, THEREFORE, the parties hereto agree as follows:

1. SECURITY FOR OBLIGATIONS. Subject to the terms of the Intercreditor Agreement with respect to rights and remedies between the Collateral Agent and the ABL Collateral Agent, this Agreement is made by:

(i) each Pledgor for the benefit of the TL Creditors to secure:

(i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit and reimbursement obligations under Ban Guaranties, fees, costs and indemnities) of such Pledgor owing to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including, in the event such Pledgor is a Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under its Guaranty) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements being herein, collectively, the “Credit Document Obligations”); and

(ii) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Pledgor to the Hedging Creditors, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereinafter arising (including, without limitation, in the case of a Pledgor that is a Guarantor, all

Exhibit F-1

obligations, liabilities and indebtedness of such Pledgor under its Guaranty in respect of the Interest Rate Protection Agreements and Other Hedging Agreements), and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in each such Interest Rate Protection Agreement and Other Hedging Agreement (all such obligations, liabilities and indebtedness under this clause (B) being herein, collectively, the “Hedging Obligations” and, together with the Credit Document Obligations, the “TL Obligations);

(ii) Intermediate Holdco for the benefit of the Intermediate Holdco Creditors to secure the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of Corporate Holdco or Intermediate Holdco at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), fees, costs and indemnities) of Corporate Holdco and Intermediate Holdco owing to the Intermediate Holdco Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Intermediate Holdco Credit Agreement and the other Intermediate Holdco Credit Documents to which Corporate Holdco or Intermediate Holdco is a party and the due performance and compliance by Corporate Holdco and Intermediate Holdco with all of the terms, conditions and agreements contained in the Intermediate Holdco Credit Agreement and in such other Intermediate Holdco Credit Documents (all such obligations, liabilities and indebtedness under this clause (ii) being herein, collectively, the “Intermediate Holdco Credit Document Obligations”); and

(iii) each Pledgor for the benefit of each Secured Creditor to secure:

(A) any and all sums advanced by the Pledgee in order to preserve the Collateral or preserve its security interest in the Collateral;

(B) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Pledgor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(iii) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 11 of this Agreement; and

(iv) all amounts owing to any Agent or any of its affiliates pursuant to any of the Credit Documents in its capacity as such.

All such obligations, liabilities, indebtedness, sums and expenses set forth in clauses (i), (ii) and (iii) of this Section 1 above being herein collectively called the “Obligations”, it being acknowledged and agreed that the “Obligations” shall, subject to the immediately succeeding

Exhibit F-1

sentence, include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

(iv) Notwithstanding anything to the contrary contained above in this definition, obligations and liabilities which would otherwise constitute Obligations pursuant to clause (ii) of this Section 1 shall not constitute Obligations for purposes of (or be secured pursuant to) this Agreement if same were incurred (or guaranteed) in violation of the provisions of Section 9.04 of the Credit Agreement as same is in effect on the date hereof;

(v) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE RELATIVE RIGHTS AND REMEDIES OF THE COLLATERAL AGENT AND THE SECURED CREDITORS HEREUNDER SHALL BE SUBJECT TO AND GOVERNED BY THE TERMS OF THE INTERCREDITOR AGREEMENT AT ANY TIME THE INTERCREDITOR AGREEMENT IS IN EFFECT. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS HEREOF AND THE TERMS OF THE INTERCREDITOR AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL AT ANY TIME THE INTERCREDITOR AGREEMENT IS IN EFFECT.

2. DEFINITIONS. (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.

(b) The following capitalized terms used herein shall have the definitions specified below:

“ABL Collateral Agent” shall have the meaning assigned that term in the Intercreditor Agreement.

“ABL Credit Document Obligations” shall mean the “Credit Document Obligations” as defined in the ABL Security Agreement, as amended, modified or supplemented from time to time in accordance with the terms thereof and the ABL Credit Agreement.

“ABL Credit Document Obligations Termination Date” shall mean that date upon which the Discharge of ABL Obligations shall have occurred.

“ABL Credit Documents” shall have the meaning assigned that term in the Intercreditor Agreement.

“ABL Priority Collateral” shall have the meaning assigned that term in the Intercreditor Agreement.

“ABL Secured Parties” shall have the meaning assigned that term in the Intercreditor Agreement.

“ABL Security Agreement” shall mean the Security Agreement as defined in the ABL Credit Agreement, as in effect on the Restatement Effective Date, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from

Exhibit F-1

time to time, in accordance with the terms thereof, the Credit Agreement and the Intercreditor Agreement.

“Administrative Agent” shall have the meaning set forth in the recitals hereto.

“Adverse Claim” shall have the meaning given such term in Section 8-102(a)(1) of the UCC.

“Agreement” shall mean this U.S. Pledge Agreement, as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.

“Bermuda Borrower” shall have the meaning set forth in the recitals hereto.

“Borrowers” shall have the meaning set forth in the recitals hereto.

“Certificated Security” shall have the meaning given such term in Section 8-102(a)(4) of the UCC.

“Class” shall have the meaning set forth in Section 22 hereof.

“Clearing Corporation” shall have the meaning given such term in Section 8-102(a)(5) of the UCC.

“Collateral” shall have the meaning set forth in Section 3.1 hereof.

“Collateral Accounts” shall mean any and all accounts established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited.

“Credit Agreement” shall have the meaning set forth in the recitals hereto.

“Credit Document Obligations” shall have the meaning set forth in Section 1(i)(A) hereof.

“Credit Document Obligations Termination Date” shall mean that date upon which all Credit Document Obligations (other than indemnities for which no claim has been made) have been paid in full and all Commitments, Letters of Credit and Bank Guaranties under the Credit Agreement have been terminated.

“Credit Documents” shall have the meaning provided in the Credit Agreement and shall include any documentation executed and delivered in connection with any replacement or refinancing of the Credit Agreement.

“DBAG” shall have the meaning provided in the first paragraph hereof.

“DBSI” shall have the meaning provided in the recitals to this Agreement.

“Deposit Bank” shall have the meaning provided in the recitals to this Agreement.

Exhibit F-1

“Documentation Agent” shall have the meaning provided in the recitals to this Agreement.

“Domestic Corporation” shall have the meaning set forth in the definition of “Stock”.

“Event of Default” shall mean (i) any Event of Default under, and as defined in the Credit Agreement, (ii) any payment default on any of the Hedging Obligations after the expiration of any applicable grace period and (iii) following the Credit Document Obligations Termination Date, any Event of Default under, and as defined in, the Intermediate Holdco Credit Agreement (if same remains in effect).

“Excess Exempted Foreign Entity Voting Equity Interests” shall have the meaning provided in Section 3.1(i).

“Excluded Collateral” shall have the meaning provided in the Credit Agreement.

“Excluded Proceeds” means, at any time, all cash Proceeds received by any Pledgor from any sale of Collateral where the respective Collateral is released pursuant to the provisions of Section 20(b) of this Agreement and such Proceeds are applied (or required to be applied) to pay Credit Document Obligations and/or ABL Credit Document Obligations, in each case in accordance with the requirements of the Credit Agreement.

“Exempted Foreign Entity” shall mean any Foreign Corporation and any limited liability company organized under the laws of a jurisdiction other than the United States or any State or territory thereof that, in any such case, is treated as a corporation or an association taxable as a corporation for U.S. Federal income tax purposes.

“Financial Asset” shall have the meaning given such term in Section 8-102(a)(9) of the UCC.

“Foreign Corporation” shall have the meaning set forth in the definition of “Stock”.

“Hedging Creditors” shall have the meaning provided in the recitals of this Agreement.

“Hedging Obligations” shall have the meaning set forth in Section 1(i)(B) hereof.

“Hedging Obligations Termination Date” shall mean the date upon which all Interest Rate Protection Agreements and Other Hedging Agreements entered into with any Hedging Creditors have been terminated and all Hedging Obligations (other than indemnities under the Credit Documents which are not then due and payable) then due and payable have been paid in full.

“Holdings” shall have the meaning set forth in the recitals hereto.

“Indemnitees” shall have the meaning set forth in Section 11 hereof.

Exhibit F-1

“Instrument” shall have the meaning given such term in Section 9-102(a)(47) of the UCC.

“Intermediate Holdco Administrative Agent” shall have the meaning provided in the recitals to this Agreement.

“Intermediate Holdco Collateral” shall mean the capital stock of the U.S. Borrower owned by Intermediate Holdco and any Proceeds thereof.

“Intermediate Holdco Collateral Agent” has the meaning provided in the first paragraph hereof.

“Intermediate Holdco Credit Agreement” shall have the meaning provided in the recitals to this Agreement.

“Intermediate Holdco Credit Document Obligations” shall have the meaning provided in Section 1(ii) hereof.

“Intermediate Holdco Creditors” shall mean the Intermediate Holdco Administrative Agent, the Intermediate Holdco Collateral Agent and the Intermediate Holdco Lenders.

“Intermediate Holdco Lenders” shall mean the “Lenders” as defined in the Intermediate Holdco Credit Agreement.

“Intermediate Holdco Notes” shall mean the “Notes” as defined in the Intermediate Holdco Credit Agreement.

“Intermediate Holdco Priority Obligations” shall mean all Credit Document Obligations, all Hedging Obligations and all ABL Credit Document Obligations.

“Intermediate Holdco Required Lenders” shall mean the Required Lenders under, and as defined in, the Intermediate Holdco Credit Agreement.

“Investment Property” shall have the meaning given such term in Section 9-102(a)(49) of the UCC.

“Lead Arranger” shall have the meaning set forth in the recitals hereto.

“Lender Creditors” shall have the meaning set forth in the recitals hereto.

“Lenders” shall have the meaning set forth in the recitals hereto.

“Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned by any Pledgor or represented by any Limited Liability Company Interest.

Exhibit F-1

“Limited Liability Company Interests” shall mean the entire limited liability company interest at any time owned by any Pledgor in any limited liability company; provided that the term “Limited Liability Company Interest” shall not include any limited liability company interest in any limited liability company that is not a Subsidiary of such Pledgor to the extent (and only to the extent) the amount invested in such limited liability company interests owned or held by such Pledgor does not exceed $1,000,000.

“Location” of any Pledgor shall mean such Pledgor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Non-Voting Equity Interests” shall mean all Equity Interests of any Person which are not Voting Equity Interests.

“Notes” shall mean (x) all intercompany notes at any time issued to each Pledgor and (y) all other promissory notes from time to time issued to, or held by, each Pledgor.

“Obligations” shall have the meaning set forth in Section 1 hereof.

“Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned by any Pledgor or represented by any Partnership Interest.

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership; provided that the term “Partnership Interest” shall not include any partnership interest in any partnership that is not a Subsidiary of such Pledgor to the extent (and only to the extent) the amount invested in such partnership interests owned or held by such Pledgor does not exceed $1,000,000.

“Pledged Limited Liability Company Interests” shall mean all Limited Liability Company Interests at any time pledged or required to be pledged hereunder.

“Pledged Notes” shall mean all Notes at any time pledged or required to be pledged hereunder.

“Pledged Partnership Interests” shall mean all Partnership Interest at any time pledged or required to be pledged hereunder.

“Pledged Securities” shall mean all Securities at any time pledged or required to be pledged hereunder.

“Pledged Stock” shall mean all Stock at any time pledged or required to be pledged hereunder.

“Pledgee” shall have the meaning set forth in the first paragraph hereof.

“Pledgor” shall have the meaning set forth in the first paragraph hereof.

Exhibit F-1

“Proceeds” shall have the meaning given such term in Section 9-102(a)(64) of the UCC.

“Pro Rata Share” shall have the meaning provided in Section 9(b) hereof.

“Registered Organization” shall have the meaning given such term in Section 9-102(a)(70) of the UCC.

“Required Lenders” shall have the meaning given such term in the Credit Agreement.

“Requisite Creditors” shall have the meaning set forth in Section 22 hereof.

“Required Secured Creditors” shall mean (i) at any time prior to the Credit Document Obligations Termination Date, the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders), (ii) at any time on and after the Credit Document Obligations Termination Date, the holders of a majority of the Hedging Obligations and (iii) at all times on and after the Credit Document Obligations Termination Date and the Hedging Obligations Termination Date, but only if unpaid obligations are then due and payable pursuant to the Intermediate Holdco Credit Document, and only with respect to collateral securing the Intermediate Holdco Credit Document Obligations pursuant to this Agreement and required applications with respect thereto pursuant to Section 7.4 of the U.S. Security Agreement, the Intermediate Holdco Required Lenders (or, to the extent provided in the Intermediate Holdco Credit Agreement, each Intermediate Holdco Lender).

“Secured Creditors” shall mean, collectively, the Lender Creditors and Hedging Creditors and, for purposes of the pledges, security interests and agreements provided herein by Intermediate Holdco only (and any distributions required to be made hereunder with respect to Intermediate Holdco Collateral provided hereunder in accordance with Section 7.4 of the U.S. Security Agreement), the Intermediate Holdco Creditors.

“Secured Debt Agreements” shall mean and include the TL Secured Financing Documents and, for purposes of this Agreement only (and any distributions required to be made hereunder in accordance with Section 7.4 of the U.S. Security Agreement), the Intermediate Holdco Secured Financing Documents.

“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.

“Securities Intermediary” shall have the meaning given such term in Section 8-102(14) of the UCC.

“Security” and “Securities” shall have the meaning given such term in Section 8-102(a)(15) of the UCC and shall in any event include all Stock and Notes (to the extent same constitute “Securities” under Section 8-102(a)(15)).

“Security Entitlement” shall have the meaning given such term in Section 8-102(a)(17) of the UCC.

Exhibit F-1

“Specified Default” shall have the meaning set forth in Section 5 hereof.

“Stock” shall mean (x) with respect to corporations incorporated under the laws of the United States or any State or territory thereof or the District of Columbia (each, a “Domestic Corporation”), all of the issued and outstanding shares of capital stock of any Domestic Corporation at any time owned by any Pledgor and (y) with respect to corporations not Domestic Corporations (each, a “Foreign Corporation”), all of the issued and outstanding shares of capital stock of any Foreign Corporation at any time owned by any Pledgor, provided that the term “Stock” shall not include any capital stock of a corporation that is not a Subsidiary of such Pledgor to the extent (and only to the extent) the amount invested in all such capital stock owned or held by such Pledgor does not exceed $1,000,000.

“Syndication Agent” shall have the meaning provided in the recitals to this Agreement.

“Termination Date” shall have the meaning set forth in Section 20 hereof.

“TL Creditors” shall mean, collectively, the Lender Creditors and the Hedging Creditors.

“TL Obligations” shall have the meaning set forth in Section 1(i)(B) hereof.

“TL Obligations Termination Date” shall mean the first date upon which both the Credit Document Obligations Termination Date and the Hedging Obligations Termination Date have occurred.

“TL Secured Financing Documents” shall mean and include (i) this Agreement, (ii) the other Credit Documents and (iii) the Interest Rate Protection Agreements and Other Hedging Agreements entered into with one or more Hedging Creditors.

“Transmitting Utility” has the meaning given such term in Section 9-102(a)(80) of the UCC.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific Sections or subsections of the UCC are references to such Sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the Restatement Effective Date.

“Uncertificated Security” shall have the meaning given such term in Section 8-102(a)(18) of the UCC.

“U.S. Borrower” shall have the meaning set forth in the recitals hereto.

“Voting Equity Interests” of any Person shall mean all classes of Equity Interests of such Person entitled to vote.

3. PLEDGE OF SECURITIES, ETC.

Exhibit F-1

3.1 Pledge. (i) To secure the Obligations (other than the Intermediate Holdco Credit Document Obligations) now or hereafter owed or to be performed by such Pledgor (but subject to clause (x) of the proviso at the end of this Section 3.1 (i) in the case of Voting Equity Interests of Exempted Foreign Entities pledged hereunder), each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the TL Creditors, and does hereby create a continuing security interest (subject to those Liens permitted to exist with respect to the Collateral pursuant to the terms of all Secured Debt Agreements then in effect) in favor of the Pledgee for the benefit of the TL Creditors in, all of its right, title and interest in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(a) each of the Collateral Accounts (to the extent a security interest therein is not created pursuant to the U.S. Security Agreement), including any and all assets of whatever type or kind deposited by such Pledgor in any such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, monies, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Credit Agreement or any other Secured Debt Agreement to be deposited in such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(b) all Securities owned or held by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Securities;

(c) all Limited Liability Company Interests owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such Limited Liability Company Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Limited Liability Company Interests and applicable law:

(A) all its capital therein and its interest in all profits, income, surpluses, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B) all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

Exhibit F-1

(D) all present and future claims, if any, of such Pledgor against any such limited liability company for monies loaned or advanced, for services rendered or otherwise;

(E) all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any such limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of any of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(d) all Partnership Interests owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such Partnership Interest relates, whether now existing or hereafter acquired, including, without limitation, to the fullest extent permitted under the terms and provisions of the documents and agreements governing such Partnership Interests and applicable law:

(A) all its capital therein and its interest in all profits, income, surpluses, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

(B) all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

(D) all present and future claims, if any, of such Pledgor against any such partnership for monies loaned or advanced, for services rendered or otherwise;

Exhibit F-1

(E) all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(e) all Financial Assets and Investment Property owned by such Pledgor from time to time;

(f) all Security Entitlements owned by such Pledgor from time to time in any and all of the foregoing; and

(g) all Proceeds (other than Excluded Proceeds) of any and all of the foregoing;

provided that (x) except in the circumstances and to the extent provided by Section 8.12 of the Credit Agreement (in which case this clause (x) shall no longer be applicable), to the extent Voting Equity Interests of any Exempted Foreign Entity is pledged hereunder which represents more than 65% of the total combined voting power of all classes of Voting Equity Interests of the respective Exempted Foreign Entity (with all Voting Equity Interests of the respective Exempted Foreign Entity in excess of said 65% limit being herein called “Excess Exempted Foreign Entity Equity Interests”), such Excess Exempted Foreign Entity Equity Interests shall secure Obligations of the respective Pledgor only as a guarantor of the Obligations of the Bermuda Borrower, and shall not secure any direct Obligations of the U.S. Borrower (or guarantees of such Obligations by the respective Pledgor), (y) each Pledgor shall be required to pledge hereunder 100% of the Non-Voting Equity Interests of each Exempted Foreign Entity at any time and from time to time acquired by such Pledgor, which Non-Voting Equity Interests shall not be subject to the limitations described in preceding clause (x) and (z) notwithstanding (i) anything to the contrary contained above in this Section 3.1, the security interest created pursuant to this Agreement shall not extend to, and the term “Collateral” shall not include (A) Excluded Collateral owned or held by any Pledgor and (B) any Instruments received in connection with grower loans extended in accordance with Section 9.05 of the Credit Agreement to the extent local law or the relevant grower loan documents prohibit such pledge, and (ii) anything to the

Exhibit F-1

contrary contained in this Agreement, such Pledgor shall not be required to pledge any Notes hereunder with an outstanding principal amount of $500,000 or less, provided that no more than $2,500,000 in aggregate principal amount for all such Notes for all Pledgors hereunder (including, for this purpose, any Instruments (as defined in the U.S. Security Agreement) not required to be delivered pursuant to the U.S. Security Agreement) shall be excluded from the pledge and delivery requirements under this Agreement.

(ii) To secure the Intermediate Holdco Credit Document Obligations now or hereafter to be performed by Corporate Holdco and Intermediate Holdco, Intermediate Holdco does hereby grant, pledge and assign to the Pledgee for the benefit of the Intermediate Holdco Creditors, and does hereby create a continuing security interest (subject to those Liens permitted to exist with respect to the Intermediate Holdco Collateral pursuant to the Secured Debt Agreements and subject to clause (iv) below) in favor of the Pledgee for the benefit of the Intermediate Holdco Creditors in all of its right, title and interest in and to all of the Stock of the U.S. Borrower whether now or hereafter owned by Intermediate Holdco and any Proceeds (other than Excluded Proceeds) thereof.

(iii) Notwithstanding anything to the contrary contained above in this Section 3.1, it is understood, acknowledged and agreed that the Intermediate Holdco Creditors shall not have a security interest in, and the grant of security interests pursuant to this Section 3.1 for the benefit of the Intermediate Holdco Creditors shall not extend to, any Collateral other than the Intermediate Holdco Collateral.

(iv) Notwithstanding anything to the contrary contained in this Section 3.1 or elsewhere in this Agreement, each Pledgor and the Pledgee (on behalf of the Secured Creditors) acknowledges and agrees that:

(x) the security interest granted pursuant to this Agreement (including pursuant to this Section 3.1) to the Pledgee for the benefit of the Secured Creditors (i) in the TL Priority Collateral, shall be a First Priority Lien and (ii) in the ABL Priority Collateral, shall be a Second Priority Lien in the ABL Priority Collateral fully junior, subordinated and subject to the security interest granted to the ABL Collateral Agent (as defined in the Intercreditor Agreement) for the benefit of the ABL Secured Parties in the ABL Priority Collateral on the terms and conditions set forth in the ABL Credit Documents and the Intercreditor Agreement and all other rights and benefits afforded hereunder to the Secured Creditors with respect to the ABL Priority Collateral are expressly subject to the terms and conditions of the Intercreditor Agreement; and

(y) the TL Creditors’ security interests in the Collateral constitute security interests separate and apart (and of a different class and claim) from the ABL Secured Parties’ security interests in the Collateral.

3.2 Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by such Pledgor) be pledged pursuant to

Exhibit F-1

Section 3.1 of this Agreement and, in addition thereto (but subject to the terms of the Intercreditor Agreement), such Pledgor shall (to the extent provided below and not inconsistent with the terms of the Intercreditor Agreement) take the following actions with respect to such Collateral as set forth below (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral) for the benefit of the Pledgee and the other Secured Creditors:

(i) with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall physically deliver such Certificated Security to the Pledgee, endorsed to the Pledgee or endorsed in blank;

(ii) with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation or Securities Intermediary), such Pledgor shall cause the issuer of such Uncertificated Security to duly authorize, execute, and deliver to the Pledgee, an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex H hereto (appropriately completed to the satisfaction of the Pledgee and with such modifications, if any, as shall be satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and any Partnership Interests and Limited Liability Company Interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction;

(iii) with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), such Pledgor shall promptly notify the Pledgee thereof and shall promptly take (x) all actions required (i) to comply with the applicable rules of such Clearing Corporation or Securities Intermediary and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106(d) of the UCC) and (y) such other actions as the Pledgee deems necessary or desirable to effect the foregoing;

(iv) with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof;

(v) with respect to any Note, physical delivery of such Note to the Pledgee, endorsed in blank, or, at the request of the Pledgee, endorsed to the Pledgee; and

(vi) with respect to cash proceeds from any of the Collateral described in Section 3.1 hereof, (i) establishment by the Pledgee, upon a Specified Default or Event of

Exhibit F-1

Default, of a cash account in the name of such Pledgor over which the Pledgee shall (to the extent not inconsistent with the Intercreditor Agreement) have “control” within the meaning of the UCC and from which no withdrawals or transfers may be made by any Person except with the prior written consent of the Pledgee (subject to the terms of the Intercreditor Agreement) and (ii) deposit of such cash in such cash account.

(b) In addition to the actions required to be taken pursuant to Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Collateral:

(i) with respect to all Collateral of such Pledgor whereby or with respect to which the Pledgee may obtain “control” thereof within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), such Pledgor shall take all actions (to the extent not inconsistent with the Intercreditor Agreement) as may be reasonably requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee; and

(ii) each Pledgor shall from time to time cause appropriate financing statements (on appropriate forms) under the Uniform Commercial Code as in effect in the various relevant States, covering all Collateral hereunder (with the form of such financing statements to be satisfactory to the Pledgee), to be filed in the relevant filing offices so that at all times the Pledgee’s security interest in all Investment Property and other Collateral which can be perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC) is so perfected.

3.3 Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, stock dividend, distribution or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, such Pledgor will, to the extent not inconsistent with the Intercreditor Agreement, thereafter take (or cause to be taken) all action (as promptly as practicable and, in any event, within 10 days after it obtains such Collateral) with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will to the extent not inconsistent with the terms of the Intercreditor Agreement, promptly thereafter deliver to the Pledgee (i) a certificate executed by an authorized officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) supplements to Annexes A through G hereto as are necessary to cause such Annexes to be complete and accurate at such time, provided, however, that in the event that such Collateral constitutes Stock, Limited Liability Company Interests and/or Partnership Interests of a Shell Corporation, such actions shall not be required to be taken until 60 days after formation, creation, or establishment of such Shell Corporation. Without limiting the foregoing, each Pledgor shall be required to pledge hereunder the Equity Interests of any Exempted Foreign Entity at any time and from time to time after the date hereof acquired by such Pledgor, provided that (x) any such pledge of Voting Equity Interests of any

Exhibit F-1

Exempted Foreign Entity shall be subject to the provisions of clause (x) of the proviso to Section 3.1(i) hereof, (y) each Pledgor shall be required to pledge hereunder 100% of the Non-Voting Equity Interests of each Exempted Foreign Entity at any time and from time to time acquired by such Pledgor and (z) each Pledgor shall be required to pledge hereunder any Notes at any time and from time to time after the date hereof acquired by such Pledgor, provided that any such pledge or Note shall be subject to the provisions of clause (z)(ii) of the proviso to Section 3.1(i) hereof.

3.4 Transfer Taxes. Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

3.5 Certain Representations and Warranties Regarding the Collateral. Each Pledgor that was a Pledgor on the Restatement Effective Date (each, an “Initial Pledgor”) represents and warrants that as of the Restatement Effective Date: (i) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex B hereto; (ii) the Pledged Stock (and any warrants or options to purchase Pledged Stock) held by such Pledgor consists of the number and type of shares of the stock (or warrants or options to purchase any stock) of the corporations as described in Annex C hereto; (iii) such Pledged Stock referenced in clause (ii) of this paragraph constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex C hereto; (iv) the Pledged Notes held by such Pledgor consist of the promissory notes described in Annex D hereto where such Pledgor is listed as the lender; (v) the Pledged Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex E hereto; (vi) each such Pledged Limited Liability Company Interest referenced in clause (v) of this paragraph constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in Annex E hereto; (vii) the Pledged Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex F hereto; (viii) each such Pledged Partnership Interest referenced in clause (vii) of this paragraph constitutes that percentage or portion of the entire partnership interest of the issuing Person as set forth in Annex F hereto; (ix) the exact address of each chief executive office of such Pledgor is listed on Annex G hereto; (x) the Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes C through F hereto; and (xi) on the date hereof, such Pledgor owns no other Pledged Securities, Pledged Stock, Pledged Notes, Pledged Limited Liability Company Interests or Pledged Partnership Interests.

3.6 Overriding Provisions with respect to ABL Priority Collateral. Notwithstanding anything to the contrary contained above in this Section 3, or elsewhere in this Agreement or any other Security Document, to the extent the provisions of this Agreement (or any other Security Documents) require the delivery of, or control over, ABL Priority Collateral to be granted to the Pledgee at any time prior to the ABL Credit Documents Obligations Termination Date, then delivery of such ABL Priority Collateral (or control with respect thereto) shall instead be granted to the ABL Collateral Agent, to be held in accordance with the ABL Credit Documents and the Intercreditor Agreement. Furthermore, at all times prior to the ABL Credit Document Obligations Termination Date, the Collateral Agent is authorized by the parties hereto to effect transfers of ABL Priority Collateral at any time in its possession (and any

Exhibit F-1

“control” or similar agreements with respect to ABL Priority Collateral) to the ABL Collateral Agent.

4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

5. VOTING, ETC., WHILE NO EVENT OF DEFAULT OR SPECIFIED DEFAULT. Unless and until there shall have occurred and be continuing any Event of Default under the Credit Agreement or a Default under Section 10.01 or 10.05 of the Credit Agreement (each such Default, a “Specified Default”), each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate, result in a breach of any covenant contained in, or be inconsistent in any material respect with any of the terms of the Intercreditor Agreement or any Secured Debt Agreement, or which could reasonably be expected to have the effect of impairing the value of the Collateral or any part thereof or the position or interests of the Pledgee or any other Secured Creditor in the Collateral, unless expressly permitted by the terms of the Intercreditor Agreement or the TL Secured Financing Documents. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing, and Section 7 hereof shall become applicable.

6. DIVIDENDS AND OTHER DISTRIBUTIONS. Subject to the terms of the Intercreditor Agreement, unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor, provided that all cash dividends payable in respect of the Pledged Stock which are determined by the Pledgee to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid, to the extent so determined to represent an extraordinary, liquidating or other distribution in return of capital, to the Pledgee and retained by it as part of the Collateral. Subject to the terms of the Intercreditor Agreement, the Pledgee shall be entitled to receive directly, and to retain as part of the Collateral, subject to the other terms of this Agreement:

(i) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash (although such cash may be paid directly to the respective Pledgor so long as no Event of Default then exists)) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

Exhibit F-1

(iii) all other or additional stock, notes, certificates, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate or other reorganization.

Except as set forth in the Intercreditor Agreement, nothing contained in this Section 6 shall limit or restrict in any way the Pledgee’s right to receive the proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. To the extent not inconsistent with the terms of the Intercreditor Agreement, all dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 or Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7. REMEDIES IN CASE OF AN EVENT OF DEFAULT OR A SPECIFIED DEFAULT. (a) If there shall have occurred and be continuing an Event of Default, then and in every such case, to the extent not inconsistent with the terms of the Intercreditor Agreement, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;

(ii) to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

(iv) to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

(v) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or, notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase or dispose (all of which are hereby waived by each Pledgor), for cash, on credit

Exhibit F-1

or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided at least 10 days’ written notice of the time and place of any such sale shall be given to the respective Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security or the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto; and

(vi) to set off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations.

(b) If there shall have occurred and be continuing a Specified Default, then and in every such case, the Pledgee shall be entitled to vote (and exercise all rights and powers in respect of voting) all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so).

8. REMEDIES, CUMULATIVE, ETC. Subject to the terms of (and to the extent not inconsistent with) the Intercreditor Agreement, each and every right, power and remedy of the Pledgee provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement (including, without limitation, the Intercreditor Agreement) or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand. The Secured Creditors agree that this Agreement may be enforced only by the action of the Pledgee, in each case, acting upon the instructions of the Required Secured Creditors, and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may

Exhibit F-1

be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement and the U.S. Security Agreement.

9. APPLICATION OF PROCEEDS. (a) Subject to the terms of the Intercreditor Agreement, all monies collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other monies received by the Pledgee hereunder, shall be applied in the manner provided in Section 7.4 of the U.S. Security Agreement.

(b) It is understood that (i) the Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations (other than the Intermediate Holdco Credit Document Obligations), and (ii) Corporate Holdco and Intermediate Holdco shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Intermediate Holdco Collateral and the aggregate amount of the Intermediate Holdco Credit Document Obligations.

(c) It is understood and agreed by all parties hereto that the Pledgee shall have no liability for any determinations made by it in this Section 9 (including, without limitation, as to whether given Collateral constitutes TL Priority Collateral or ABL Priority Collateral), in each case except to the extent resulting from the gross negligence or willful misconduct of the Pledgee (as determined by a court of competent jurisdiction in a final and non-appealable decision). The parties also agree that the Pledgee may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof and of the Intercreditor Agreement, and the Pledgee shall be entitled to wait for, and may conclusively rely on, any such determination

10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making such sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify, reimburse and hold harmless the Pledgee and each other Secured Creditor and their respective successors, assigns, employees, agents and affiliates (individually an “Indemnitee”, and collectively, the “Indemnitees”) from and against any and all obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties) of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for all reasonable costs, expenses and disbursements, including reasonable attorneys’ fees and expenses, in each case arising out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other TL Secured Financing Documents (but excluding any obligations, damages, injuries, penalties, claims, demands, losses, judgments and liabilities (including, without limitation, liabilities for penalties)

Exhibit F-1

or expenses of whatsoever kind or nature to the extent incurred or arising by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). In no event shall the Pledgee hereunder be liable, in the absence of gross negligence or willful misconduct on its part (as determined by a court of competent jurisdiction in a final and non-appealable decision), for any matter or thing in connection with this Agreement other than to account for monies or other property actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The indemnity obligations of each Pledgor contained in this Section 11 shall continue in full force and effect notwithstanding the full payment of all the Notes issued under the Credit Agreement, the full payment of all of the outstanding Intermediate Holdco Indebtedness, the termination of all Interest Rate Protection Agreements, Other Hedging Agreements, Letters of Credit (and the full payment of all Unpaid Drawings), Bank Guaranties (and the full payment of all Unreimbursed Payments), and the payment of all other Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

12. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or a Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.

(b) Except as provided in the last sentence of paragraph (a) of this Section 12, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor, any limited liability company, partnership and/or any other Person either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.

(c) The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

Exhibit F-1

13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees that it will join with the Pledgee in executing and, at such Pledgor’s own expense, file and refile under the UCC or other applicable law such financing statements, continuation statements and other documents, in form reasonably acceptable to the Pledgee, in such offices as the Pledgee (acting on its own or on the instructions of the Required Secured Creditors) may reasonably deem necessary or appropriate and wherever required or permitted by law in order to perfect and preserve the Pledgee’s security interest in the Collateral hereunder and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral (including, without limitation, financing statements which list the Collateral specifically and/or “all assets” as collateral) without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder or thereunder.

(b) Each Pledgor hereby constitutes and appoints the Pledgee its true and lawful attorney-in-fact, irrevocably, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee’s discretion, to act, require, demand, receive and give acquittance for any and all monies and claims for monies due or to become due to such Pledgor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, which appointment as attorney is coupled with an interest.

14. THE PLEDGEE AS COLLATERAL AGENT. Subject to the terms of the Intercreditor Agreement, the Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood, acknowledged and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Annex I hereto. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Annex I hereto, the terms of which shall be deemed incorporated herein by reference as fully as if the same were set forth herein in its entirety.

15. TRANSFER BY THE PLEDGORS. Except as permitted (i) prior to the Credit Document Obligations Termination Date, pursuant to the Credit Agreement, (ii) thereafter and prior to the TL Obligations Termination Date, pursuant to the other TL Secured Financing Documents, and (iii) thereafter, pursuant to the Intermediate Holdco Credit Documents, no Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein.

Exhibit F-1

16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (a) Each Pledgor represents, warrants and covenants as to itself and each of its Subsidiaries that:

(i) it is the legal, beneficial and record owner of, and has good and market-able title to, all of its Collateral consisting of one or more Securities, Partnership Interests and Limited Liability Company Interests and that it has sufficient ownership interest in all of its Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement or permitted under the Secured Debt Agreements);

(ii) it has full Company power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv) except to the extent already obtained or made, no consent of any other party (including, without limitation, any stockholder, partner, member or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement by such Pledgor, (b) the validity or enforceability of this Agreement against such Pledgor (except as set forth in clause (iii) above), (c) the perfection or enforceability of the Pledgee’s security interest in such Pledgor’s Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

(v) neither the execution, delivery or performance by such Pledgor of this Agreement, or any other Secured Debt Agreement to which it is a party, nor compliance by it with the terms and provisions hereof and thereof nor the consummation of the transactions contemplated therein: (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any applicable order, writ, injunction or decree of any court, arbitrator or governmental instrumentality, domestic or foreign, applicable to such Pledgor; (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of such Pledgor or any of its Subsidiaries pursuant to the terms of any indenture, lease, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or other

Exhibit F-1

instrument to which such Pledgor or any of its Subsidiaries is a party or is otherwise bound, or by which it or any of its material properties or assets is bound or to which it may be subject; or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation or limited liability company agreement (or equivalent organizational documents), as the case may be, of such Pledgor or any of its Subsidiaries;

(vi) all of such Pledgor’s Collateral consisting of Securities, Limited Liability Company Interests and Partnership Interests has been duly and validly issued, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

(vii) to such Pledgor’s knowledge, each of such Pledgor’s Pledged Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law);

(viii) the pledge, collateral assignment and delivery to the Pledgee of such Pledgor’s Collateral consisting of Certificated Securities and Pledged Notes pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities and Pledged Notes, and the proceeds thereof, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Securities (other than the liens and security interests permitted under the TL Secured Financing Documents then in effect) and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

(ix) “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all of such Pledgor’s Collateral consisting of Securities (including, without limitation, Pledged Notes which are Securities) with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC, except to the extent that the obligation of the applicable Pledgor to provide the Pledgee with “control” of such Collateral has not yet arisen under this Agreement; provided that in the case of the Pledgee obtaining “control” over Collateral consisting of a Security Entitlement, such Pledgor shall have taken all steps in its control so that the Pledgee obtains “control” over such Security Entitlement.

(b) Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to such Pledgor’s Collateral and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee by such Pledgor as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

Exhibit F-1

(c) Each Pledgor covenants and agrees that it will take no action which would violate any of the terms of any TL Secured Financing Document.

17. LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC. The exact legal name of each Initial Pledgor, the type of organization of such Initial Pledgor, whether or not such Initial Pledgor is a Registered Organization, the jurisdiction of organization of such Initial Pledgor, such Initial Pledgor’s Location, the organizational identification number (if any) of such Initial Pledgor, and whether or not such Initial Pledgor is a Transmitting Utility, is listed on Annex A hereto for such Initial Pledgor as of the Restatement Effective Date. No Pledgor shall change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any), except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the TL Secured Financing Documents and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) any Pledgor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 15 days’ prior written notice of each change to the information listed on Annex A (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex A which shall correct all information contained therein for such Pledgor, and (ii) in connection with the respective change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that any Pledgor does not have an organizational identification number on the date hereof and later obtains one, such Pledgor shall promptly thereafter deliver a notification of the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.;

18. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 20 hereof), including, without limitation:

(i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any Secured Debt Agreement (other than this Agreement in accordance with its terms), or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation,

Exhibit F-1

this Agreement (other than a waiver, consent or extension with respect to this Agreement in accordance with its terms);

(iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

(iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

(v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

19. SALE OF COLLATERAL WITHOUT REGISTRATION. (a) If an Event of Default shall have occurred and be continuing and any Pledgor shall have received from the Pledgee a written request or requests that such Pledgor cause any registration, qualification or compliance under any federal or state securities law or laws to be effected with respect to all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, such Pledgor as soon as practicable and at its expense will use its best efforts to cause such registration to be effected (and be kept effective) and will use its best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, including, without limitation, registration under the Securities Act, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements; provided that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may request in writing and as shall be required in connection with any such registration, qualification or compliance. Each Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars and other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify, to the extent permitted by law, the Pledgee and all other Secured Creditors participating in the distribution of such Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

Exhibit F-1

(b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and such Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.

20. TERMINATION; RELEASE. (a) On the Termination Date (as defined below), this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive any such termination) and the Pledgee, at the request and expense of such Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments (including UCC termination statements) acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC termination statements and instruments of satisfaction, discharge and/or reconveyance), and will, subject to the provisions of the Intercreditor Agreement, duly release from the security interest created hereby and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee or any of its sub-agents hereunder and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder and, with respect to any Collateral consisting of an Uncertificated Security, a Partnership Interest or a Limited Liability Company Interest (other than an Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation or Securities Intermediary), a termination of the agreement relating thereto executed and delivered by the issuer of such Uncertificated Security pursuant to Section 3.2(a)(ii) or by the respective partnership or limited liability company pursuant to Section 3.2(a)(iv)(2). As used in this Agreement, “Termination Date” shall mean the date upon which (i) the TL Obligations Termination Date shall have occurred and (ii) all Intermediate Holdco Credit Document Obligations (other than those arising from indemnities for which no claim has been made) then owing have been paid in full.

(b) In the event that any par of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party) (x) at any time prior to the time at which all Credit Document Obligations have been paid in full and all Commitments, Letters of Credit and Bank Guaranties under the Credit Agreement have been terminated, in connection with a sale or disposition permitted by Section 9.02 of the Credit Agreement, or is otherwise released at the

Exhibit F-1

direction of the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement) or (y) at any time thereafter, to the extent permitted by the other Secured Debt Agreements, and in the case of clauses (x) and (y), the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement or such other Secured Debt Agreement, as the case may be, to the extent required to be so applied, the Pledgee, at the request and expense of such Pledgor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Pledgee (or, in the case of Collateral held by any sub-agent designated pursuant to Section 4 hereof, such sub-agent) and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any U.S. Subsidiary Guarantor from the U.S. Subsidiaries Guaranty in accordance with the provisions thereof, such Pledgor (and the Collateral at such time assigned by the respective Pledgor pursuant hereto) shall be released from this Agreement. Notwithstanding anything to the contrary contained above in this clause (b), at the time of each release of Collateral pursuant to this clause (b), the Pledgor requesting such release shall certify to the Pledgee that, at the time of such release and immediately after giving effect thereto (and to the sale of the respective Collateral), either (x) no Obligations are or will be then due and payable or (y) that all Obligations which will then be due and payable shall be paid on such date in accordance with the requirements of the respective Secured Debt Agreement(s).

(c) At any time that any Pledgor desires that Collateral be released as provided in the foregoing Section 20(a) or (b), such Pledgor shall deliver to the Pledgee (and the relevant sub-agent, if any, designated pursuant to Section 4 hereof) a certificate signed by an officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 20(a) or (b) hereof. At any time that the U.S. Borrower or the respective Pledgor desires that a Subsidiary of the U.S. Borrower which has been released from the U.S. Subsidiaries Guaranty be released hereunder as provided in the penultimate sentence of Section 20(b), it shall deliver to the Pledgee a certificate signed by an officer of the U.S. Borrower and the respective Pledgor stating that the release of the respective Pledgor (and its Collateral) is permitted pursuant to such Section 20(b). If reasonably requested by the Pledgee (although the Pledgee shall have no obligation to make any such request), the respective Pledgor shall furnish appropriate legal opinions (from counsel, reasonably acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence.

(d) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with, or which the Collateral Agent believes to be in accordance with, this Section 20.

21. NOTICES, ETC. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received

Exhibit F-1

by the Pledgee or such Pledgor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a) if to any Pledgor, at its address set forth opposite its signature below;

(b) if to the Pledgee, at:

60 Wall Street

New York, NY 10005

Attention: Marguerite Sutton

Telephone No.: 212-250-6150

Telecopier No.: 212-797-4655;

(c) if to any Lender Creditor, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement, or (y) at such address as such Lender Creditor shall have specified in the Credit Agreement;

(d) if to any Hedging Creditor or Intermediate Holdco Creditor, at such address as such Hedging Creditor or Intermediate Holdco Creditor shall have specified in writing to each Assignor and the Collateral Agent;

(e) if to the Intermediate Holdco Senior Note Collateral Agent, at:

60 Wall Street

New York, NY 10005

Attention: Marguerite Sutton

Telephone No.: 212-250-6150

Telecopier No.: 212-797-4655;

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

22. WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor directly and adversely affected thereby and the Pledgee (with the consent of the Required Secured Creditors); provided that, (i) additional Pledgors may be added as parties hereto from time to time in accordance with Section 30 hereof without the consent of any other Pledgor or of the Secured Creditors, and (ii) any change, waiver, modification or variance (A) affecting the rights and benefits of a single Class of TL Creditors (and not all TL Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such affected Class of TL Creditors; and (B) materially and adversely affecting the rights and benefits of the Intermediate Holdco Creditors and not all Secured Creditors in a like or similar manner shall require the written consent of the Requisite Creditors of the Intermediate Holdco Creditors as holders of the Intermediate Holdco Credit Document Obligations; provided, further, however, that notwithstanding anything to the contrary provided in clause (ii) of the immediately preceding proviso, (x) the Required Secured Creditors may agree to modifications to this Agreement and, to the extent so agreed, the Pledgee shall implement such modifications, for the purpose, among other things, of securing additional

Exhibit F-1

extensions of credit (including, without limitation, pursuant to the Credit Agreement or any refinancing or extension thereof) and adding new creditors as “Secured Creditors” hereunder and thereunder (either as par of an existing Class of Secured Creditors or as a newly created Class) and such changes shall not require the written consent of the Requisite Creditors of the various Classes, so long as such extensions (and resulting addition) do not otherwise give rise to an express violation of the terms of the Credit Agreement, the Intermediate Holdco Credit Documents and/or the Interest Rate Protection Agreements or Other Hedging Agreements entitled to the benefits of the Security Documents and (y) said clause (ii) shall not apply to any release of Collateral or any Pledgor (or the termination of this Agreement) effected in accordance with the requirements of Section 20 or 32 of this Agreement. For the purpose of this Agreement and the other Security Documents, the term “Class” shall mean each class of Secured Creditors with outstanding Obligations secured hereby at such time, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations, (y) the Hedging Creditors as holders of the Hedging Obligations or (z) the Intermediate Holdco Creditors as holders of the Intermediate Holdco Credit Document Obligations. For the purpose of this Agreement and the other Security Documents, the term “Requisite Creditors” of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders (or all Lenders if required pursuant to the Credit Agreement), (y) with respect to the Hedging Obligations, the holders of at least a majority of all Hedging Obligations outstanding from time to time under the Interest Rate Protection Agreements and Other Hedging Agreements (as determined by the Collateral Agent in such reasonable manner as is acceptable to it, and (z) with respect to the Intermediate Holdco Credit Document Obligations, the Intermediate Holdco Collateral Agent acting at the direction of the Intermediate Holdco Required Lenders outstanding from time to time (or, if required by Section 13.12 of the Intermediate Holdco Credit Agreement, all of the Intermediate Holdco Lenders).

23. SUCCESSORS AND ASSIGNS. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 20, (ii) be binding upon each Pledgor, its successors and assigns; provided, however, that no Pledgor shall assign any of its rights or obligations hereunder without the prior written consent of the Pledgee (with the consent of the Required Secured Creditors), and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee, the other Secured Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

24. HEADINGS DESCRIPTIVE. The headings of the several Sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

25. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN

Exhibit F-1

ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PLEDGOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PLEDGOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR. EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PLEDGOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 21 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE PLEDGEE UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PLEDGOR IN ANY OTHER JURISDICTION.

(b) EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

26. PLEDGOR’S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the

Exhibit F-1

obligations, if any, assumed by it with respect to the Collateral and the Pledgee shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, except for the safekeeping of Collateral actually in Pledgor’s possession, nor shall the Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or with respect to any Collateral.

27. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Pledgor and the Pledgee.

28. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

29. RECOURSE. This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of such Pledgor contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

30. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of Holdings that is required to become a party to this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become a Pledgor hereunder by (x) executing a counterpart hereof and delivering same to the Pledgee, (y) delivering supplements to Annexes A through G hereto as are necessary to cause such annexes to be complete and accurate with respect to such additional Pledgor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee.

31. LIMITED OBLIGATIONS. It is the desire and intent of each Pledgor and the Secured Creditors that this Agreement shall be enforced against each Pledgor to the fullest extent permissible under the laws applied in each jurisdiction in which enforcement is sought. Notwithstanding anything to the contrary contained herein, in furtherance of the foregoing, it is noted that the obligations of each Pledgor constituting a U.S. Subsidiary Guarantor have been limited as provided in the U.S. Subsidiaries Guaranty.

(b) To the extent not otherwise provided in a guaranty given by a Pledgor in respect of the Intermediate Holdco Credit Document Obligations, Intermediate Holdco, the Intermediate Holdco Collateral Agent and each other Intermediate Holdco Creditor hereby confirm that it is the intention of all such Persons that the grant of the security interest hereunder by Intermediate Holdco with respect to the Intermediate Holdco Credit Document Obligations and the Intermediate Holdco Obligations of Intermediate Holdco not constitute a fraudulent

Exhibit F-1

transfer or conveyance for purposes of any bankruptcy law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Agreement and the Intermediate Holdco Credit Document Obligations of Intermediate Holdco hereunder. To effectuate the foregoing intention, the Intermediate Holdco Collateral Agent, the other Intermediate Holdco Creditors and the pledgors of the Intermediate Holdco Collateral hereby irrevocably agree that the Intermediate Holdco Credit Document Obligations of the second lien pledgors hereunder at any time shall be limited to the maximum amount (after taking into account any guaranty of the Intermediate Holdco Priority Obligations by such pledgors) as will result in the Intermediate Holdco Credit Document Obligations of the second lien pledgors hereunder not constituting a fraudulent transfer or conveyance. For purposes hereof, “bankruptcy law” means any proceeding of the type referred to in Section 10.06 of the Intermediate Holdco Credit Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

32. RELEASE OF PLEDGORS. If at any time all of the Equity Interests of any Pledgor owned by the U.S. Borrower or any of its Subsidiaries are sold (to a Person other than the U.S. Borrower or any of its Wholly-Owned Subsidiaries) in a transaction permitted pursuant to the Credit Agreement (and which does not violate the terms of any other Secured Debt Agreement then in effect), then, at the request and expense of the U.S. Borrower, the respective Pledgor shall be released as a Pledgor pursuant to this Agreement without any further action hereunder (it being understood that the sale of all of the Equity Interests in any Person that owns, directly or indirectly, all of the Equity Interests in any Pledgor shall be deemed to be a sale of all of the Equity Interests in such Pledgor for purposes of this Section), and the Pledgee is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it. At any time that the U.S. Borrower desires that a Pledgor be released from this Agreement as provided in this Section 32, the U.S. Borrower shall deliver to the Pledgee a certificate signed by an officer of the U.S. Borrower stating that the release of the respective Pledgor is permitted pursuant to this Section 32. If reasonably requested by Pledgee (although the Pledgee shall have no obligation to make any such request), the U.S. Borrower shall furnish legal opinions (from counsel acceptable to the Pledgee) to the effect set forth in the immediately preceding sentence. The Pledgee shall have no liability whatsoever to any other Secured Creditor as a result of the release of any Pledgor by it in accordance with, or which it believes to be in accordance with, this Section 32.

* * * *

Exhibit F-1

IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

Address:

Each assignor’s address is as listed on Annex A attached hereto	DHM HOLDING COMPANY, INC.,
DOLE HOLDING COMPANY, LLC,
DOLE FOOD COMPANY, INC.,
CALAZO CORPORATION,
AG 1970, INC.,
AG 1971, INC.,
AG 1972, INC.,
ALYSSUM CORPORATION,
BARCLAY HOLLANDER CORPORATION,
BUD ANTLE, INC.,
CALICAHOMES, INC.,
CALIFORNIA POLARIS, INC.,
CB NORTH, LLC,
CB SOUTH, LLC,
DOLE ABPIK, INC.,
DOLE ARIZONA DRIED FRUIT AND NUT COMPANY,
DOLE CARROT COMPANY,
DOLE CITRUS,
DOLE DF&N, INC.,
DOLE DRIED FRUIT AND NUT COMPANY, A CALIFORNIA GENERAL PARTNERSHIP,
DOLE FARMING, INC.,
DOLE FRESH VEGETABLES, INC.,
DOLE ORLAND, INC.,
DOLE PACKAGED FOODS, LLC,
E. T. WALL COMPANY,
EARLIBEST ORANGE ASSOCIATION, INC.,
FALLBROOK CITRUS COMPANY, INC.,
LINDERO HEADQUARTERS COMPANY, INC.,
LINDERO PROPERTY, INC.,
MILAGRO RANCH, LLC,
OCEANVIEW PRODUCE COMPANY,
PRAIRIE VISTA, INC.,
RANCHO MANANA, LLC, each as a Pledgor

By:
Name:
Title:

Exhibit F-1

ROYAL PACKING CO.,
VELTMAN TERMINAL CO.,
BANANERA ANTILLANA (COLOMBIA), INC.,
CLOVIS CITRUS ASSOCIATION,
DELPHINIUM CORPORATION,
DOLE BERRY COMPANY, LLC,
DOLE EUROPE COMPANY,
DOLE FOODS FLIGHT OPERATIONS, INC.,
DOLE FRESH FLOWERS, INC.,
DOLE NORTHWEST, INC.,
DOLE SUNFRESH EXPRESS, INC.,
STANDARD FRUIT AND STEAMSHIP COMPANY,
STANDARD FRUIT COMPANY,
SUN COUNTRY PRODUCE, INC.,
WEST FOODS, INC.,
COOL ADVANTAGE, INC.,
COOL CARE, INC.,
FLOWERNET, INC.,
SAW GRASS TRANSPORT, INC.,
BLUE ANTHURIUM, INC.,
CERULEAN, INC.,
DOLE DIVERSIFIED, INC.,
DOLE LAND COMPANY, INC.,
DOLE PACKAGED FOODS CORPORATION,
LA PETITE D’AGEN, INC.,
M K DEVELOPMENT, INC.,
MALAGA COMPANY, INC.,
MUSCAT, INC.,
OAHU TRANSPORT COMPANY, LIMITED,
WAHIAWA WATER COMPANY, INC.,
ZANTE CURRANT, INC.,
DIVERSIFIED IMPORTS CO.,
DOLE ASSETS, INC.,
DOLE FRESH FRUIT COMPANY,
DOLE HOLDINGS, INC.,
DOLE LOGISTICS SERVICES, INC.,
DOLE OCEAN CARGO EXPRESS, INC.,
DOLE OCEAN LINER EXPRESS, INC.,
RENAISSANCE CAPITAL CORPORATION, each as a Pledgor

By:
Name:
Title:

Exhibit F-1

SUN GIANT, INC.,
DNW SERVICES COMPANY,
PACIFIC COAST TRUCK COMPANY,
PAN-ALASKA FISHERIES, INC.,
each as a Pledgor

By:
Name:
Title:

Exhibit F-1

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH,

      as Collateral Agent and Pledgee

By:
Name:
Title:

By:
Name:
Title:

ANNEX A

to

U.S. PLEDGE AGREEMENT

SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION

(AND WHETHER A REGISTERED ORGANIZATION AND/OR

A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION,

LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

Exact Legal Name of Pledgor	Type of Organization (or, if the Pledgor is an Individual, so indicate)	Registered Organization? (Yes/No)	Jurisdiction of Organization	Pledgor’s Location (for purposes of NY UCC § 9-307)	Pledgor’s Organization Identification Number (or, if it has none, so indicate)	Transmitting Utility? (Yes/No)

[to be updated]

ANNEX B

to

U.S. PLEDGE AGREEMENT

SCHEDULE OF SUBSIDIARIES

ENTITY	OWNERSHIP	JURISDICTION OF ORGANIZATION

[to be updated]

ANNEX C

to

U.S. PLEDGE AGREEMENT

SCHEDULE OF STOCK

1.	Pledgor: [ ]

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

2.	Pledgor: [ ]

Name of Issuing Corporation	Type of Shares	Number of Shares	Certificate No.	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

[to be updated]

ANNEX D

to

U.S. PLEDGE AGREEMENT

SCHEDULE OF NOTES

1.	[ ]

Amount	Maturity Date	Obligor	Sub-clause of Section 3.2(a) of Pledge Agreement

2.	[ ]

Amount	Maturity Date	Obligor	Sub-clause of Section 3.2(a) of Pledge Agreement

[to be updated]

ANNEX E

to

U.S. PLEDGE AGREEMENT

SCHEDULE OF LIMITED LIABILITY COMPANY INTERESTS

[to be updated]

ANNEX F

to

U.S. PLEDGE AGREEMENT

SCHEDULE OF PARTNERSHIP INTERESTS

1.	[ ]

Name of Issuing Partnership	Type of Interest	Percentage Owned	Sub-clause of Section 3.2(a) of Pledge Agreement

[to be updated]

ANNEX G

to

U.S. PLEDGE AGREEMENT

SCHEDULE OF CHIEF EXECUTIVE OFFICES

Each Pledgor’s Chief Executive Office is the same as such Pledgor’s Location, as listed on Annex A.

[to be updated]

ANNEX H

to

U.S. PLEDGE AGREEMENT

Form of Agreement Regarding Uncertificated Securities,

Limited Liability Company Interests and Partnership Interests

AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of [                    , 200    ], among the undersigned pledgor (the “Pledgor”), [                    ], not in its individual capacity but solely as Collateral Agent (the “Pledgee”), and [                    ], as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the “Issuer”).

W I T N E S S T H :

WHEREAS, the Pledgor, certain of its affiliates and the Pledgee have entered into a Pledge Agreement, dated as of March [    ], 2003, amended and restated as of                     , 2004 and further amended and restated as of April 12, 2006 (as so amended and restated and as the same may be further amended, modified, restated and/or supplemented from time to time, the “U.S. Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the U.S. Pledge Agreement), the Pledgor has or will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to any and all Collateral (as defined in the Pledge Agreement) constituting [“uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”)] [Partnership Interests (as defined in the Pledge Agreement)] [Limited Liability Company Interests (as defined in the Pledge Agreement)], from time to time by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such [Uncertificated Securities] [Partnership Interests] [Limited Liability Company Interests] being herein collectively called the “Issuer Pledged Interests”); and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Pledgee under the U.S. Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and, following its receipt of a notice from the Pledgee stating that an “Event of Default” has occurred and is continuing, not to comply with any instructions or orders regarding any or all of the Issuer Pledged

Annex H

Interests originated by any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

2. The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

3. The Issuer hereby represents and warrants that (i) the pledge by the Pledgor of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests consisting of capital stock of a corporation are fully paid and nonassessable.

4. All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

60 Wall Street

New York, NY 10005

Attention: Marguerite Sutton

Telephone No.: 212-250-6150

Telecopier No.: 212-797-4655

5. Following its receipt of a notice from the Pledgee stating that the Pledgee is exercising exclusive control of the Issuer Pledged Interests and until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgee only by wire transfers to such account as the Pledgee shall instruct.

6. Except as expressly provided otherwise in Sections 4 and 5, all notices, instructions, orders and communications hereunder shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied, cabled or sent by overnight courier, be effective when deposited in the mails or delivered to overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Pledgee or the Issuer shall not be effective until received. All notices and other communications shall be in writing and addressed as follows:

Annex H

(a) if to the Pledgor, at:

      Attention:

      Telephone No.:

      Fax No.:

(b) if to the Pledgee, at the address given in Section 4 hereof;

(c) if to the Issuer, at:

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. As used in this Section 6, “Business Day” means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.

7. This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor.

8. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflict of laws.

Annex H

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[ ],
as Pledgor

By
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH,
not in its individual capacity but solely as Collateral Agent and Pledgee

By
Name:
Title:

By
Name:
Title:

[ ],
as the Issuer

By
Name:
Title:

ANNEX I

to

U.S. PLEDGE AGREEMENT

THE PLEDGEE AND

SECURED CREDITOR ACKNOWLEDGEMENTS 1

1. Appointment. The Secured Creditors, by their acceptance of the benefits of the Amended and Restated U.S. Pledge Agreement to which this Annex I is attached (the “U.S. Pledge Agreement”) hereby irrevocably designate Deutsche Bank AG New York Branch (and any successor Pledgee) to act as specified herein, therein, in the other Security Documents and in the Intercreditor Agreement. Each Secured Creditor hereby irrevocable authorizes, and each holder of any Obligation by the acceptance of such Obligation and by the acceptance of the benefits of the Pledge Agreement and the other Security Documents shall be deemed irrevocably to authorize, the Pledgee to take such action on its behalf under the provisions of the Security Documents, the Intercreditor Agreement and any instruments and agreements referred to therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Pledgee by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Pledgee may perform any of its duties hereunder or thereunder by or through its authorized agents, sub-agents or employees. The Pledgee, for itself and its successors and assigns, hereby accepts such appointment created hereby upon the terms and conditions specified herein.

2. Nature of Duties. (i) The Pledgee shall have no duties or responsibilities except those expressly set forth herein, in the respective Security Documents and in the Intercreditor Agreement. The duties of the Pledgee shall be mechanical and administrative in nature; the Pledgee shall not have by reason of this Agreement, any other Credit Document or any other Secured Debt Agreement a fiduciary relationship in respect of any Secured Creditor; and nothing in this Agreement, any other Credit Document or any other Secured Debt Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Pledgee any obligations in respect of the Security Documents except as expressly set forth herein and therein.

(b) The Pledgee shall not be responsible for insuring the Collateral (which term, for purposes of this Annex I, shall include the “collateral” under all of the Security Documents) or for the payment of taxes, charges or assessments or discharging of Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(c) The Pledgee shall not be required to ascertain or inquire as to the performance by any Pledgor of any of the covenants or agreements contained in any Security Document, any other Credit Document or any other Secured Debt Agreement.

[1]

Unless otherwise defined herein, all capitalized terms used herein (x) and defined in the U.S. Pledge Agreement, are used herein as therein defined and (y) not defined in the U.S. Pledge Agreement, are used herein as defined in the Credit Agreement referenced in the U.S. Pledge Agreement.

Annex I

(d) The Pledgee shall be under no obligation or duty to take any action under, or with respect to, any Security Document or the Intercreditor Agreement if taking such action (i) would subject the Pledgee to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Pledgee to qualify to do business, or obtain any license, in any jurisdiction where it is not then so qualified or licensed or (iii) would subject the Pledgee to in personam jurisdiction in any locations where it is not then so subject.

(e) Notwithstanding any other provision of this Annex I, neither the Pledgee nor any of its officers, directors, employees, affiliates or agents shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance with, or pursuant to this Annex I of, the U.S. Pledge Agreement, any other Security Document or the Intercreditor Agreement, unless caused by its or their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(f) Notwithstanding any other provision of any Security Document, the Intercreditor Agreement or this Annex I, the Pledgee shall not be responsible or liable for perfecting, or maintaining the priority of, the Liens created pursuant to the Security Documents.

3. Lack of Reliance on the Pledgee. Independently and without reliance upon the Pledgee, each Secured Creditor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Pledgor and its Subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of each Pledgor and its Subsidiaries, and the Pledgee shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any Notes or Intermediate Holdco Notes or at any time or times thereafter. The Pledgee shall not be responsible or liable in any manner whatsoever to any Secured Creditor for the correctness of any recitals, statements, information, representations or warranties herein, in the other Secured Debt Agreements or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of any Security Document or the security interests granted thereunder or the financial condition of any Pledgor or any Subsidiary of any Pledgor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any Security Document or any other Secured Debt Agreement, or the financial condition of any Pledgor or any Subsidiary of any Pledgor, or the existence or possible existence of any Default or Event of Default (or similar term) under any Secured Debt Agreement. The Pledgee makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of any Pledgor thereto or as to the security afforded by any Security Document.

4. Certain Rights of the Pledgee. (a) No Secured Creditor shall have the right to take any action with respect to (or against) any Collateral, or cause the Pledgee to take any action with respect to (or against) any Collateral, with only the Required Secured Creditors having the right to direct the Pledgee by written instruction in accordance with Section 4(d) of this Annex I

Annex I

to take any such action. Except for actions required to be taken by the Pledgee in accordance with the respective Security Documents, if the Pledgee shall request instructions from the Required Secured Creditors with respect to any act or action (including failure to act) in connection with any Security Document and the Required Secured Creditors shall fail to instruct the Pledgee with respect to any act or action (including failure to act and refrain from acting) in connection with such Security Document, the Pledgee shall be entitled to refrain from such act or taking such action unless and until it shall have received express instructions from the Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Pledgee shall not incur liability to any Secured Creditor or any other Person by reason of so refraining. Without limiting the foregoing, (x) no Secured Creditor shall have any right of action whatsoever against the Pledgee as a result of the Pledgee acting or refraining from acting hereunder or under the Security Documents in accordance with the instructions of the Required Secured Creditors or as expressly provided in the Security Documents and (y) without limiting preceding clause (x), the Pledgee shall not be liable to any Secured Creditor or any other Person for any action taken or omitted to be taken by it hereunder or under the Security Documents, unless caused by its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(b) Notwithstanding anything to the contrary contained herein (and subject to Section 2(f) of this Annex I), the Pledgee is authorized, but not obligated, (i) to take any action reasonably required to perfect or continue the perfection of the Liens on the Collateral for the benefit of the Secured Creditors and (ii) when instructions from the Required Secured Creditors have been requested by the Pledgee but have not yet been received, to take any action which the Pledgee, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Creditors in the Collateral; provided that once instructions have been received, the actions of the Pledgee shall be governed thereby and the Pledgee shall not take any further action which would be contrary thereto.

(c) Notwithstanding anything to the contrary contained herein or in any Security Document, the Pledgee shall not be required to take or refrain from taking, and shall have no liability to any Secured Creditor for taking or refraining from taking, any action that exposes or, in the good faith judgment of the Pledgee may expose, the Pledgee or its officers, directors, agents, employees or representatives to personal liability, unless the Pledgee shall be adequately indemnified as provided herein or that is, or in the good faith judgment of the Pledgee may be, contrary to any Security Document, any other Secured Debt Agreement or applicable law.

(d) For purposes of each Security Document, each Secured Creditor shall appoint a Person as such Secured Creditor’s authorized representative (each, an “Authorized Representative”) for the purpose of giving or delivering any notices or instructions thereunder. Any instructions given by the Required Secured Creditors to the Pledgee pursuant to the Security Documents shall be in writing signed by the Authorized Representative(s) of the various Secured Creditors comprising the Required Secured Creditors with respect to such instructions and such instructions shall certify to and for the benefit of the Pledgee that the Secured Creditors issuing or delivering such instructions constitute the Required Secured Creditors for purposes of this Section 4 and the instructions being delivered. The Pledgee shall be entitled to conclusively and absolutely rely on such instructions and certification as to the identity of the Required Secured

Annex I

Creditors with respect to such instructions, and the Pledgee shall not be required to take any action, and shall not be liable to any Secured Creditor for failing or refusing to act, pursuant to any instructions which are not given or delivered by the Authorized Representatives of various Secured Creditors comprising the Required Secured Creditors with respect to such instructions. The parties hereto acknowledge that the Authorized Representative of each of the Secured Creditors shall be (x) the Administrative Agent, in the case of the Lender Creditors, (y) the Intermediate Holdco Collateral Agent, in the case of the Intermediate Holdco Creditors and (z) in the case of any Hedging Creditor, such representative as may be designated by such Hedging Creditor by written notice to the Pledgee from time to time.

5. Reliance; Interpretation. The Pledgee shall be entitled to rely, and shall be fully protected in relying, upon, any note, writing, resolution, notice, statement, certificate, telex, teletype or telescopes message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining hereto or to the Security Documents and its duties thereunder and hereunder, upon advice of counsel selected by it. If, in its good faith judgment, the Pledgee reasonably believes that any instructions given or delivered pursuant to any Security Document or the Intercreditor Agreement require judicial interpretation or are invalid or otherwise contrary to the provisions of any Security Document, the Intercreditor Agreement, any other Secured Debt Agreement or applicable law, the Pledgee shall have the right to petition a court of competent jurisdiction to determine the validity of, or otherwise interpret, any such instructions. In such event, the Pledgee shall not be required to carry out such instructions unless directed to do so, or it is determined that it may do so, by such court.

6. Indemnification. To the extent the Pledgee is not reimbursed and indemnified by the Pledgors under the Security Documents or the Intercreditor Agreement, the TL Creditors will reimburse and indemnify the Pledgee, in proportion to their respective outstanding principal amounts (including, for this purpose, the Stated Amount of outstanding Letters of Credit (without giving effect to clause (y) of the proviso in the definition of Stated Amount), the Face Amount of outstanding Bank Guaranties (without giving effect to clause (y) of the proviso in the definition of Face Amount) and any unpaid TL Primary Obligations in respect of Interest Rate Protection Agreements and Other Hedging Agreements, as outstanding principal) of Obligations, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Pledgee in performing its duties hereunder, or in any way relating to or arising out of its actions as Pledgee in respect of the Security Documents except for those resulting solely from the Pledgee’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The indemnities set forth in this Section 6 shall survive the repayment of all Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Obligations at the time of the respective occurrence upon which the claim against the Pledgee is based or, if same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Obligations as in effect immediately prior to the termination of the Security Documents. The indemnities set forth in this Section 6 are in addition to any indemnities provided by the Lenders to the Pledgee pursuant to the Credit Agreement, with the effect being that the Lenders shall be responsible for indemnifying the Pledgee to the extent the Pledgee does not receive payments pursuant to this

Annex I

Section 6 of this Annex I from the TL Creditors (although in such event, and upon the payment in full of all such amounts owing to the Pledgee by the Lenders, the Lenders shall be subrogated to any rights of the Pledgee to receive payment from the TL Creditors).

7. The Pledgee in its Individual Capacity. With respect to its obligations as a Secured Creditor under any Secured Debt Agreement to which the Pledgee is a party, and to act as agent under one or more of such Secured Debt Agreements, the Pledgee shall have the rights and powers specified therein and herein for a “Secured Creditor”, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms “Secured Creditors”, “Required Secured Creditors”, “TL Creditors”, “Lender Creditors”, “Lenders”, “Required Lenders”, “Requisite Lenders”, “Hedging Creditors”, “holders of Notes”, “Intermediate Holdco Creditors”, “Intermediate Holdco Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Pledgee in its individual capacity. The Pledgee and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with any Pledgor or any Affiliate or Subsidiary of any Pledgor as if it were not performing the duties specified herein or in the other Secured Debt Agreements, and may accept fees and other consideration from the Pledgors for services in connection with the Credit Agreement, the other Secured Debt Agreements and otherwise without having to account for the same to the Secured Creditors.

8. Holders. The Pledgee may deem and treat the payee of any Note or the registered owner of any Intermediate Holdco Note as the owner respectively thereof for all purposes hereof unless and until written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Pledgee. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note or the registered owner of any Intermediate Holdco Note, shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or Intermediate Holdco Note, or of any Note or Intermediate Holdco Note issued in exchange therefor.

9. Resignation and Removal of the Pledgee. (a) The Pledgee may resign from the performance of all of its functions and duties hereunder and under the other Security Documents at any time by giving 30 Business Days’ prior written notice to the Borrower and the Authorized Representatives. Such resignation shall take effect upon the appointment of a successor Pledgee pursuant to clause (b) or (c) below.

(b) Upon any such notice of resignation by the Pledgee, the Required Secured Creditors, with the consent (unless a Specified Default or an Event of Default shall exist, in which case no such consent shall be required) of Holdings (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Pledgee who shall serve as Pledgee hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Pledgee as provided above.

(c) If no successor Pledgee has been appointed pursuant to clause (b) above by the 30th Business Day after the date of such notice of resignation was given by the Pledgee, as a result of a failure by Holdings to consent to the appointment of such a successor Pledgee, (i) the Pledgee shall then appoint a successor Pledgee who shall serve as Pledgee hereunder or

Annex I

thereunder or (ii) if the Pledgee shall have failed to appoint a successor Pledgee by the 25th Business Day after the date such notice of resignation was given by the Pledgee, the Pledgee may appoint (or petition a court of competent jurisdiction to appoint) a successor Pledgee who shall serve as Pledgee hereunder or thereunder, in either such case until such time, if any, as the Required Secured Creditors appoint a successor Pledgee as provided above.

(d) Notwithstanding anything to the contrary contained herein, after the TL Obligations Termination Date, the Required Secured Creditors may remove the Pledgee by an instrument in writing executed by the Required Secured Creditors and, thereupon, appoint a successor Pledgee designated by the Required Secured Creditors, effective as provided in Section 9(e) below.

(e) The resignation or removal of a Pledgee shall become effective only upon the execution and delivery of such documents or instruments as are necessary to transfer the rights and obligations of the Pledgee under the Security Documents and the recording or filing of such documents, instruments or financing statements as may be necessary to maintain the priority and perfection of any security interest granted by the Security Documents. Copies of each such document or instrument shall be delivered to Holdings, the Administrative Agent and the Intermediate Holdco Collateral Agent. The appointment of a successor Pledgee pursuant to this Section 9 of this Annex I shall become effective upon the acceptance of such appointment (and execution by such successor of the documents, instruments or financing statements referred to above) and such successor Pledgee shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Pledgee.

(f) After any resignation or removal hereunder of the Pledgee, the indemnification provisions specified in this Annex I and in the Credit Documents shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in connection with its agency hereunder while it was Pledgee.

10. Co-Pledgees; Separate Pledgees. (a) If at any time or times it shall be necessary or prudent in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Pledgee shall be advised by counsel, satisfactory to it, that it is necessary or prudent in the interest of the Pledgee or the Secured Creditors (or any class thereof), then the Pledgee shall be entitled to appoint one or more sub-Pledgees or co-Pledgees, and in such case the Pledgee, the U.S. Borrower and each of the other Pledgors having an interest in the Collateral located in the jurisdiction in which such separate or sub-Pledgee or co-Pledgee is to act shall execute and deliver all instruments and agreements necessary or proper to constitute another bank or trust company, or one or more individuals approved by the Pledgee, either to act as co-Pledgee or co-Pledgees jointly with the Pledgee originally named herein or any successor or successors, or to act as a separate or sub-Pledgee or agents of the Pledgee and the Secured Creditors in respect of any or all of the Collateral. If the U.S. Borrower and each of the other Pledgors having an interest in the Collateral located in the jurisdiction in which such separate or sub-Pledgee or co-Pledgee is to act shall not have joined in the execution of such instruments or agreements within 10 days after the receipt of a written request from the Pledgee so to do, or if a Default or an Event of Default shall be continuing, the Pledgee may act under the foregoing provisions of this Section 10 of this Annex I without the concurrence of the U.S. Borrower and the other Pledgors, and the U.S. Borrower and each of the other Pledgors hereby irrevocably

Annex I

appoint the Pledgee as their agent and attorney to act for them under the foregoing provisions of this Section l0 in either of such contingencies.

(b) Every separate or sub-Pledgee (and all references herein to a “separate Pledgee” shall be deemed to refer also to a “sub-Pledgee” or a “collateral sub-agent”) and every co-Pledgee, other than any Pledgee which may be appointed as successor to any Pledgee, shall, to the extent permitted by applicable law, be appointed and act and be such, subject to the following provisions and conditions, namely:

(i) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Pledgee in respect of the custody, control and management of monies, papers or securities shall be exercised solely by the Pledgee hereunder;

(ii) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Pledgee hereunder shall be conferred, reserved or imposed and exercised or performed by the Pledgee and such separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees, jointly or severally, as shall be provided in the instrument appointing such separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Pledgee shall be incompetent or unqualified to perform such act or acts, in which event such rights, remedies, powers, duties and obligations shall be exercised and performed by such separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees;

(iii) no power given hereby to, or which it is provided hereby may be exercised by, any such separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees shall be exercised hereunder by such separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees except (subject to applicable law) jointly with, or with the consent or at the direction in writing of, the Pledgee (which direction shall be made in accordance with the provisions of the U.S. Pledge Agreement);

(iv) all provisions of the respective Security Documents and the Intercreditor Agreement relating to the Pledgee or to releases of Collateral shall apply to any such separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees;

(v) no Pledgee constituted under this Section 10 of this Annex I shall be personally liable by reason of any act or omission of any other separate or co-Pledgee or the Pledgee hereunder; and

(vi) the Pledgee at any time by an instrument in writing, executed by it, may accept the resignation of any such separate Pledgee or co-Pledgee and the Pledgee or the Required Secured Creditors may individually or jointly remove any such separate Pledgee or co-Pledgee, and in that case, by an instrument in writing executed by the Pledgee or the Required Secured Creditors, as the case may be, and the Pledgee or the Required Secured Creditors, as the case may be, may appoint a successor to such separate Pledgee or co-Pledgee, as the case may be, anything in this Annex I to the contrary

Annex I

notwithstanding. If the Borrower and each of the other Pledgors shall not have joined in the execution of any such instrument within 10 days after the receipt of a written request from the Pledgee so to do, or if a Default or an Event of Default shall be continuing, the Pledgee shall have the power to accept the resignation of or remove any such separate Pledgee or co-Pledgee and to appoint a successor to such separate Pledgee or co-Pledgee, as the case may be, and to execute any such instrument without the concurrence of the Borrower or such other Pledgors, and the Borrower and each of the other Pledgors hereby irrevocably appoint the Pledgee their agent and attorney to act for them in such connection in either of such contingencies. If the Pledgee shall have appointed a separate Pledgee or separate Pledgees or co-Pledgee or co-Pledgees as above provided, the Pledgee may at any time, by an instrument in writing, accept the resignation of or remove any such separate Pledgee or co-Pledgee, the successor to any such separate Pledgee or co-Pledgee to be appointed by the Borrower and each of the other Pledgors and the Pledgee, or by the Pledgee alone, as hereinabove provided in this Section 10.

11. Acknowledgment of Priorities of Security Interests and Liens. (a) Each of the Secured Creditors acknowledges and agrees (w) to the relative priorities as to the Intermediate Holdco Collateral (and the application of the proceeds therefrom) as provided in the U.S. Pledge Agreement (including Section 9 thereof) and acknowledges and agrees that such priorities (and the application of proceeds from the Intermediate Holdco Collateral) shall not be affected or impaired in any manner whatsoever including, without limitation, on account of (i) the invalidity, irregularity, diminution in value or unenforceability of all or any part of any Secured Debt Agreement or any of the Obligations thereunder, (ii) the actual date and time of creation, execution, delivery, recording, filing, attachment or perfection of any security interests in the Intermediate Holdco Collateral, (iii) any nonperfection of any Lien on the Intermediate Holdco Collateral purportedly securing any of the Obligations (including, without limitation, whether any such Lien is now perfected, hereafter ceases to be perfected, is avoidable by any bankruptcy trustee or otherwise is set aside, invalidated or lapses), (iv) any amendment, change or modification of any Secured Debt Agreement, (v) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or lien enforcement proceedings against, any Pledgor, its property, or its estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Pledgor, (vi) any distribution of the Intermediate Holdco Collateral upon the liquidation or dissolution of the applicable Pledgor, or the winding up of the assets or business of the applicable Pledgor, (vii) the initiation of any bankruptcy, moratorium, reorganization or other insolvency proceeding with respect to the applicable Pledgor or (viii) the taking of possession of any of the Intermediate Holdco Collateral by the Pledgee or any of the Secured Creditors, (y) that the grants of security under the U.S. Agreement constitute two separate and distinct grants of security, one a grant of security in the Collateral in favor of the Pledgee for the benefit of the TL Creditors and the second a grant of security in the Intermediate Holdco Collateral in favor of the Pledgee for the benefit of the Intermediate Holdco Creditors and (z) that the Intermediate Holdco Creditors’ claims against the Pledgors in respect of the Intermediate Holdco Collateral constitute second priority claims separate and apart (and of a different class and claim) from the Secured Creditors’ claims against the Pledgors in respect of the Collateral.

Annex I

(b) Each Secured Creditor, by its acceptance of the benefits hereunder and of the Security Documents, hereby agrees for the benefit of the other Secured Creditors that, to the extent any additional or substitute collateral for any of the Obligations of the type covered by the U.S. Pledge Agreement delivered by a Pledgor to or for the benefit of any Secured Creditor, such collateral shall be subject to the provisions of this Annex I and of the U.S. Pledge Agreement.

(c) Each of the Secured Creditors hereby agrees not to challenge or question in any proceeding the validity or enforceability of any Security Document (in each case as a whole or any term or provision contained therein) with respect to the Intermediate Holdco Collateral or the validity of any Lien on the Intermediate Holdco Collateral or financing statement with respect to the Intermediate Holdco Collateral in favor of the Pledgee for the benefit of the Intermediate Holdco Creditors as provided in the respective Security Document, or the relative priority of any such Lien on the Intermediate Holdco Collateral.

(d) If any Secured Creditor shall acquire by indemnification, subrogation, contract or otherwise (including pursuant to the U.S. Pledge Agreement), any lien, estate, right or other interest in, or possession or control of, any of the assets of any Pledgor that would otherwise constitute Collateral to secure (or providing security for) the respective Obligations owed to such Secured Creditor, that lien, estate, right or other interest shall, and any such possession or control shall, be held for the benefit of the Secured Creditors under the U.S. Pledge Agreement and shall be subject to the relative priorities set forth in the U.S. Pledge Agreement.

12. Sharing Arrangements. (a) The Secured Creditors hereby agree that the provisions of the U.S. Pledge Agreement with respect to allocations, priorities and distributions of proceeds of the Intermediate Holdco Collateral shall prevail notwithstanding any event or circumstance, including, without limitation, in the event that, through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise, any Secured Creditor’s security interest in the Intermediate Holdco Collateral is avoided in whole or in part or is enforced with respect to some, but not all, of the respective Obligations then outstanding.

(b) The Secured Creditors agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with the Security Documents, whether by preference or otherwise, it being understood and agreed that the benefit of any such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in the U.S. Pledge Agreement.

(c) In the event that any payment or distribution shall be received by any Secured Creditor in a manner that is inconsistent with the provisions of Section 9 of the U.S. Pledge Agreement, such payment or distribution shall be held by such Secured Creditor for the benefit of, and shall be paid over or delivered to, the respective Secured Creditors entitled thereto for application to such Secured Creditors’ Obligations (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation for such Obligations, whether or not a claim for post-petition interest is allowed in any such proceeding) in accordance with Section 9 of the U.S. Pledge Agreement.

Annex I

13. Provisions in the Event of Insolvency Proceedings. Without limiting the other provisions of this Annex I, upon the commencement of a case under the Bankruptcy Code by or against any Pledgor:

(a) The Security Documents shall remain in full force and effect and enforceable pursuant to their respective terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to such Pledgor shall be deemed to apply to such entity as debtor-in-possession and to any trustee in bankruptcy for the estate of such entity.

(b) In any such case under the Bankruptcy Code, each Intermediate Holdco Creditor agrees not to take any action or vote in any way so as to contest (1) the validity or enforceability of any provisions contained in the Security Documents relating to the Intermediate Holdco Collateral or any of the Obligations thereunder, (2) the validity, priority or enforceability of the Liens, mortgages, assignments and security interests on, of, and in the Intermediate Holdco Collateral granted pursuant to the Security Documents with respect to the TL Obligations, or (3) the relative rights and duties of the holders of the TL Obligations and the Intermediate Holdco Obligations granted and/or established in U.S. Pledge Agreement with respect to such Liens, mortgages, assignments, and security interests.

(c) So long as any TL Obligations are outstanding, without the express written consent of the Required Secured Creditors, none of the Intermediate Holdco Creditors shall (i) with respect to any rights under any Secured Debt Agreement or applicable law, seek in respect of any part of the Intermediate Holdco Collateral or proceeds thereof or any Lien which may exist thereon, any relief from or modification of the automatic stay as provided in Section 362 of the Bankruptcy Code or seek or accept any form of adequate protection under either or both Sections 362 and 363 of the Bankruptcy Code with respect thereto except, with respect to the Intermediate Holdco Credit Document Obligations, to the extent that their receipt of any such adequate protection would not reduce (or would not have the effect of reducing) or adversely affect the adequate protection that the TL Creditors otherwise would be entitled to receive (it being understood that, in any event, (A) any such adequate protection shall only be afforded to the Intermediate Holdco Creditors if the TL Creditors are satisfied with the adequate protection afforded to the TL Creditors and (B) the Intermediate Holdco Creditors’ receipt of any such adequate protection shall be subject to the application of proceeds provisions set forth in Section 9 of the U.S. Pledge Agreement), (ii) oppose or object to any TL Creditor obtaining a Lien or grant of administrative claim in connection with a grant of adequate protection, use of cash collateral or post-petition financing under Section 362, 363 or 364 of the Bankruptcy Code, (iii) oppose or object to the use of cash collateral by a Pledgor, (iv) oppose or object to any post-petition financing (including any debtor-in-possession financing) provided by any of the TL Creditors or provided by a third party pursuant to Section 364 of the Bankruptcy Code (including on a priming basis) on terms acceptable to the Required Secured Creditors, (v) oppose or object to or withhold consent from the disposition of assets by any Pledgor under Sections 363(b) or 363(f) of the Bankruptcy Code, (vi) oppose, object to, or vote against any plan of reorganization or disclosure statement the terms of which are consistent with the rights of the TL Creditors under the Security Documents under which the Liens, mortgages, assignments and security interests and the priority thereof are granted and established, (vii) make an election pursuant to Section 1111(b) of the Bankruptcy Code, (viii) oppose or object to the determination of the extent of any Liens held by any of the TL Creditors or the value of any claims of TL Creditors

Annex I

under Section 506(a) of the Bankruptcy Code, or (ix) oppose or object to the payment of interest and expenses under Sections 506(b) and 506(c) of the Bankruptcy Code.

(d) In the event that any of the TL Obligations shall be paid in full and subsequently, for whatever reason (including, but not limited to, an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), formerly paid or satisfied TL Obligations become unpaid or unsatisfied, the terms and conditions of this Annex I shall be fully applicable thereto until all such TL Obligations are again paid in full in cash.

14. Special Releases and Waivers. (a) Each Secured Creditor agrees that neither the Pledgee nor the Required Secured Creditors (in directing the Pledgee to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner that would maximize the return to any Class of Secured Creditors holding Obligations of any type (whether Credit Document Obligations, Hedging Obligations or Intermediate Holdco Credit Document Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such Class of Secured Creditors from such realization, sale, disposition or liquidation.

(b) Each of the Intermediate Holdco Creditors waives any claim which each such Intermediate Holdco Creditor may now or hereafter have against the TL Creditors (or their representatives) arising out of (i) any and all actions which the Pledgee or the TL Creditors take or omit to take (including, without limitation, actions with respect to the creation, perfection or continuation of Liens on the Intermediate Holdco Collateral, actions with respect to the occurrence of an Event of Default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the security for the Obligations and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the respective Secured Debt Agreements or any other agreement related thereto or to the collection of the Obligations or the valuation, use, protection or release of the security for the Obligation, (ii) the Pledgee’s or the other Secured Creditors’ election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code and/or (iii) any borrowing of, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code to, any Pledgor as debtor-in-possession.

15. Right to Amend, Etc. As between the TL Creditors, on the one hand, and the Intermediate Holdco Creditors, on the other hand, it is agreed that the TL Creditors may at any time and from time to time, in their sole discretion, and without any obligation to give any notice or receive any consent from any Intermediate Holdco Creditor, in its capacity as such, (i) change the manner, place or terms of payment, or change or extend the time of payment of, or renew, alter, refinance, increase or add to the TL Obligations, (ii) obtain, release, or dispose of any Collateral for the TL Obligations (subject, however, to Sections 20, 22, and 32 of the U.S. Pledge Agreement), or (iii) amend or supplement in any manner the U.S. Pledge Agreement and the other Credit Documents or any other agreements or instruments evidencing, securing or relating to the TL Obligations (subject, however, in the case of the Credit Document Obligations, to Section 13.12 of the Credit Agreement and Section 22 of the U.S. Pledge Agreement), and the

Annex I

provisions of this Annex I shall continue in full force and effect with respect to all such TL Obligations.

16. Nature of Obligations; Post-Petition Interest. Each Intermediate Holdco Creditor hereby acknowledges and agrees that (i) the Intermediate Holdco Creditor’s claims against the Pledgors in respect of the Collateral constitute junior claims separate and apart (and of a different class and claim) from the senior claims of the TL Creditors’, against the Pledgors in respect of the Collateral and (ii) the TL Obligations include all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective Secured Debt Agreements governing the same, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the Pledgors in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior claims), then each Intermediate Holdco Creditor hereby acknowledges and agrees that all distributions pursuant to Section 9 of the U.S. Pledge Agreement, or otherwise shall be made as if there were separate classes of senior and junior secured claims against the Pledgors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Intermediate Holdco Creditors), the TL Creditors shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at relevant contract rate (even though such claims may or may not be allowed in whole or in part in the respective bankruptcy, insolvency, reorganization or similar proceeding) before any distribution is made in respect of the claims held by the Intermediate Holdco Creditors, with the Intermediate Holdco Creditors hereby acknowledging and agreeing to turn over to the holders of the TL Obligations all amounts otherwise received or receivable by it to the extent needed to effectuate the intent of this sentence even if such turn-over of amounts has the effect of reducing the amount of the claim of the Intermediate Holdco Creditors.

17. Successors and Assigns. Each of the agreements and acknowledgments made by each Secured Creditor is made on behalf of itself and its successors and assigns and is deemed effective by virtue of such Secured Creditor’s acceptance of the benefits of the U.S. Pledge Agreement and the other Security Documents.

*  *  *

EXHIBIT F-2

U.S. SECURITY AGREEMENT

among

DHM HOLDING COMPANY, INC.,

DOLE HOLDING COMPANY, LLC,

DOLE FOOD COMPANY, INC.,

CERTAIN SUBSIDIARIES OF DHM HOLDING COMPANY, INC.

and

DEUTSCHE BANK AG NEW YORK BRANCH, as COLLATERAL AGENT

Dated as of March 28, 2003

and Amended and Restated as of April 12, 2006

ARTICLE I	SECURITY INTERESTS	3

1.1.	Grant of Security Interests	3
1.2.	Power of Attorney	5

ARTICLE II	GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS	6

2.1.	Necessary Filings	6
2.2.	No Liens	6
2.3.	Other Financing Statements	6
2.4.	Chief Executive Office, Record Locations	6
2.5.	Location of Inventory and Included Equipment	7
2.6.	Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc.	7
2.7.	Trade Names; Etc	7
2.8.	Certain Significant Transactions	8
2.9.	Non-UCC Property	8
2.10.	As-Extracted Collateral; Timber-to-be-Cut	8
2.11.	Collateral in the Possession of a Bailee	8
2.12.	Recourse	9

ARTICLE III	SPECIAL PROVISIONS CONCERNING INCLUDED ACCOUNTS; INCLUDED CONTRACT RIGHTS; INCLUDED INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL	9

3.1.	Additional Representations and Warranties	9
3.2.	Maintenance of Records	9
3.3.	Direction to Account Debtors; Contracting Parties; etc	10
3.4.	Modification of Terms; etc	10
3.5.	Collection	10
3.6.	Included Instruments	11
3.7.	Assignors Remain Liable Under Included Accounts	11
3.8.	Assignors Remain Liable Under Included Contracts	11
3.9.	Deposit Accounts; Etc	11
3.10.	Letter-of-Credit Rights	13
3.11.	Commercial Tort Claims	13
3.12.	Chattel Paper	13
3.13.	Further Actions	13

ARTICLE IV	SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES	14

4.1.	Additional Representations and Warranties	14
4.2.	Licenses and Assignments	14
4.3.	Infringements	14
4.4.	Preservation of Marks and Domain Names	15

4.5.	Maintenance of Registration	15
4.6.	Future Registered Marks and Domain Names	15
4.7.	Remedies	15

ARTICLE V	SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS	16

5.1.	Additional Representations and Warranties	16
5.2.	Licenses and Assignments	16
5.3.	Infringements	16
5.4.	Maintenance of Patents or Copyright	17
5.5.	Prosecution of Patent or Copyright Applications	17
5.6.	Other Patents and Copyrights	17
5.7.	Remedies	17

ARTICLE VI	PROVISIONS CONCERNING ALL COLLATERAL	17

6.1.	Protection of Collateral Agent’s Security	17
6.2.	Warehouse Receipts Non-Negotiable	18
6.3.	Additional Information	18
6.4.	Further Actions	18
6.5.	Financing Statements	18

ARTICLE VII	REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT	19

7.1.	Remedies; Obtaining the Collateral Upon Default	19
7.2.	Remedies; Disposition of the Collateral	20
7.3.	Waiver of Claims	21
7.4.	Application of Proceeds	22
7.5.	Remedies Cumulative	26
7.6.	Discontinuance of Proceedings	27

ARTICLE VIII	INDEMNITY	27

8.1.	Indemnity	27
8.2.	Indemnity Obligations Secured by Collateral; Survival	28

ARTICLE IX	DEFINITIONS	29

ARTICLE X	MISCELLANEOUS	38

10.1.	Notices	38
10.2.	Waiver; Amendment	39
10.3.	Obligations Absolute	40
10.4.	Successors and Assigns	40
10.5.	Headings Descriptive	40
10.6.	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	40
10.7.	Assignor’s Duties	41
10.8.	Termination; Release	41

10.9.	Counterparts	43
10.10.	Severability	43
10.11.	The Collateral Agent and the other Secured Creditors	43
10.12.	Additional Assignors	43
10.13.	Release of Assignors	44

ANNEX A	Schedule of Chief Executive Offices Address(es) of Chief Executive Office
ANNEX B	Schedule of Inventory and Equipment Locations
ANNEX C	Schedule of Legal Names, Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility), Jurisdiction of Organization, Location and Organizational Identification Numbers
ANNEX D	Schedule of Trade and Fictitious Names
ANNEX E	Description of Certain Significant Transactions Occurring Within One Year Prior to the Date of the U.S. Security Agreement
ANNEX F	Schedule of Deposit Accounts
ANNEX G	Form of Control Agreement Regarding Deposit Accounts
ANNEX H	Schedule of Commercial Tort Claims
ANNEX I	Schedule of Marks and Applications; Internet Domain Name Registrations
ANNEX J	Schedule of Patents
ANNEX K	Schedule of Copyrights
ANNEX L	Grant of Security Interest in United States Trademarks
ANNEX M	Grant of Security Interest in United States Patents
ANNEX N	Grant of Security Interest in United States Copyrights
ANNEX O	The Collateral Agent

EXHIBIT F-2

U.S. SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of March 28, 2003 and amended and restated as of April 12, 2006, made by each of the undersigned assignors (each, an “Assignor” and, together with any other entity that becomes an assignor hereunder pursuant to Section 10.12 hereof, the “Assignors”) in favor of DEUTSCHE BANK AG NEW YORK BRANCH (in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise, “DBAG”), as Collateral Agent (together with any successor Collateral Agent, the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below). Certain capitalized terms as used herein are defined in Article IX hereof. Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, DHM Holding Company, Inc., a Delaware corporation (“Holdings”), Dole Holding Company, LLC, a Delaware limited liability company (“Intermediate Holdco”), Dole Food Company, Inc., a Delaware corporation (the “U.S. Borrower”), Solvest, Ltd., a company organized under the laws of Bermuda (the “Bermuda Borrower”, and together with the U.S. Borrower, the “Borrowers”), various financial institutions from time to time party thereto (the “Lenders”), DBAG, as Deposit Bank (in such capacity, together with any successor deposit bank, the “Deposit Bank”), DBAG, as Administrative Agent (in such capacity, together with any successor agent, the “Administrative Agent”), Banc of America Securities LLC, as Syndication Agent (in such capacity, together with any successor agent, the “Syndication Agent”), The Bank of Nova Scotia, as Documentation Agent (in such capacity, together with any successor agent, the “Documentation Agent”), and Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Runner (in such capacity, the “Lead Arranger”, and, together with the Lenders, each Issuing Lender, each Bank Guaranty Issuer, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Collateral Agent, collectively, the “Lender Creditors”) have entered into a Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, and further amended and restated as of April 12, 2006, providing for the making of Loans to each of the Borrowers, the issuance of, and participation in, Letters of Credit for the respective accounts of each of the Borrowers and the issuance of, and participation in, Bank Guaranties for the respective accounts of each of Borrowers, all as contemplated therein (as used herein, the term “Credit Agreement” means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all commitments, letters of credit and bank guaranties issued pursuant to the refinanced or replaced Credit Agreement

Exhibit F-2

shall have terminated in accordance with their terms or, with respect to certain Letters of Credit and Bank Guaranties, been continued, with the consent of the respective issuer thereof, under such refinancing or replacement indebtedness or (B) the Required Lenders shall have consented in writing to the refinancing or replacement indebtedness being treated as indebtedness pursuant to the Credit Agreement, and (ii) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the U.S. Borrower to the Collateral Agent);

WHEREAS, each Borrower and/or one or more of their respective Subsidiaries may at any time and from time to time enter into (or has on or after the Original Effective Date (as defined in the Original Credit Agreement) entered into at any time and from time to time) one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Secured Hedge Counterparties (each such Secured Hedge Counterparty, together with each such Permitted Hedge Counterparty’s respective affiliates’ successors and assigns, if any, collectively, the “Hedging Creditors”);

WHEREAS, pursuant to the U.S. Subsidiaries Guaranty, each U.S. Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations (as defined in the U.S. Subsidiaries Guaranty);

WHEREAS, pursuant to the Credit Agreement Party Guaranty, each of Holdings, Intermediate Holdco and the U.S. Borrower has guaranteed to the Secured Creditors the payment when due of all its respective Relevant Guaranteed Obligations;

WHEREAS, the Intercreditor Agreement governs the relative rights and priorities of the Secured Creditors and the ABL Secured Parties in respect of the TL Priority Collateral and the ABL Priority Collateral;

WHEREAS, it is a condition precedent to the making of Loans to each of the Borrowers, the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers and the issuance of, and participation in, Bank Guaranties for the respective accounts of the Borrowers under the Credit Agreement and to the Hedging Creditors entering into Interest Rate Protection Agreements and Other Hedging Agreements that each Assignor shall have executed and delivered to the Collateral Agent this Agreement; and

WHEREAS, each Assignor will obtain benefits from the incurrence of Loans by the Borrowers, the issuance of, and participation in, Letters of Credit for the respective accounts of, the Borrowers and the issuance of, and participation in, Bank Guaranties for the respective accounts of the Borrowers under the Credit Agreement, and the entering into by the Borrowers and/or one or more of their respective Subsidiaries of Interest Rate Protection Agreements and/or Other Hedging Agreements and, accordingly, each Assignor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured

Exhibit F-2

Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

ARTICLE I

SECURITY INTERESTS

1.1. Grant of Security Interests. (a) Subject to the terms of the Intercreditor Agreement with respect to rights and remedies between the Collateral Agent and the ABL Collateral Agent, as security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in all of the right, title and interest of such Assignor in, to and under all of the following personal property and fixtures (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case whether now existing or hereafter from time to time acquired:

(i)	each and every Account;

(ii)	all cash;

(iii)	the Cash Collateral Account and all monies, securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account;

(iv)	all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(v)	all Commercial Tort Claims;

(vi)	all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including but not limited to Domain Names and Trade Secret Rights;

(vii)	all Contracts, together with all Contract Rights arising thereunder;

(viii)	all Copyrights;

(ix)	all Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Assignor with any Person and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

(x)	all Documents;

(xi)	all Equipment;

(xii)	all General Intangibles;

Exhibit F-2

(xiii)	all Goods (including, without limitation, crops grown, growing or to be grown);

(xiv)	all Instruments;

(xv)	all Inventory;

(xvi)	all Investment Property (other than Investment Property pledged pursuant to the U.S. Pledge Agreement);

(xvii)	all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(xviii)	all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks;

(xix)	all Patents;

(xx)	all Permits;

(xxi)	all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

(xii)	all Farm Products;

(xxiii)	all Supporting Obligations; and

(xxiv)	all Proceeds (other than Excluded Proceeds) and products of any and all of the foregoing (all of the above, the “Collateral”).

(b) The security interest of the Collateral Agent under this Agreement extends to all Collateral which any Assignor may acquire, or with respect to which any Assignor may obtain rights, at any time during the term of this Agreement.

(c) Notwithstanding anything to the contrary contained in clauses (a) and (c) above, the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, Excluded Collateral owned by any Assignor.

(d) Notwithstanding anything herein to the contrary, (A) the term “Collateral” shall not include any governmental license, permit or other approval that, under the terms and conditions of such governmental license, permit or approval or under applicable law, cannot be subjected to a Lien in favor of the Secured Creditors without the consent of the relevant governmental authority which consent has not been obtained; provided, however, that (i) the right to receive payments of money in respect of such licenses, permits or approvals shall not be excluded from the “Collateral” or the security interest created hereunder and (ii) such rights and

Exhibit F-2

assets described above shall be excluded from the Collateral only to the extent and for so long as such license, permit or other agreement continues validly to prohibit the creation of such security interest, and upon the expiration of such prohibition (by consent or otherwise), the licenses, permits or other approvals (or interest therein) as to which such prohibition previously applied shall automatically be included in the Collateral, without further action on the part of any Assignor, the Collateral Agent or any other Secured Creditor, and (B) each Assignor agrees to use its commercially reasonable best efforts to obtain and maintain in full force and effect all consents contemplated pursuant to clause (i) of the preceding proviso.

(e) Notwithstanding anything to the contrary contained in this Section 1.1 or elsewhere in this Agreement, each Assignor and the Collateral Agent (on behalf of the Secured Creditors) acknowledges and agrees that:

(x) the security interest granted pursuant to this Agreement (including pursuant to this Section 1.1) to the Collateral Agent for the benefit of the Secured Creditors (i) in the TL Priority Collateral, shall be a First Priority Lien and (ii) in the ABL Priority Collateral, shall be a Second Priority Lien fully junior, subordinated and subject to the security interest granted to the ABL Collateral Agent for the benefit of the ABL Secured Parties in the ABL Priority Collateral on the terms and conditions set forth in the ABL Credit Documents and the Intercreditor Agreement and all other rights and benefits afforded hereunder to the Secured Creditors with respect to the ABL Priority Collateral are expressly subject to the terms and conditions of the Intercreditor Agreement; and

(y) the Secured Creditors’ security interests in the Collateral constitute security interests separate and apart (and of a different class and claim) from the ABL Secured Parties’ security interests in the Collateral.

(f) NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE RELATIVE RIGHTS AND REMEDIES OF THE COLLATERAL AGENT AND THE SECURED CREDITORS HEREUNDER SHALL BE SUBJECT TO AND GOVERNED BY THE TERMS OF THE INTERCREDITOR AGREEMENT AT ANY TIME THE INTERCREDITOR AGREEMENT IS IN EFFECT. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS HEREOF AND THE TERMS OF THE INTERCREDITOR AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL AT ANY TIME THE INTERCREDITOR AGREEMENT IS IN EFFECT.

1.2. Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be necessary or advisable in the good faith opinion of the Collateral Agent to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

Exhibit F-2

ARTICLE II

GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1. Necessary Filings. All filings, registrations, recordings and other actions necessary or appropriate to create and preserve the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral have been accomplished and the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral creates a valid and, together with all such filings, registrations, recordings and other actions, a perfected security interest therein prior to the rights of all other Persons therein and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in which a security interest may be perfected by possession or control (within the meaning of the UCC as in effect on the Restatement Effective Date in the State of New York), by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction or by a filing of a Grant of Security Interest in the respective form attached hereto in the United States Patent and Trademark Office or in the United States Copyright Office.

2.2. No Liens. Such Assignor is, and as to all Collateral acquired by it from time to time after the Restatement Effective Date such Assignor will be, the owner of all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the interests of the Collateral Agent in any material respect.

2.3. Other Financing Statements. As of the Restatement Effective Date, there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than financing statements filed in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.

2.4. Chief Executive Office, Record Locations. The chief executive office of such Assignor is, on the Restatement Effective Date, located at the address indicated on Annex A hereto for such Assignor. During the period of the four calendar months preceding the date of this Agreement, the chief executive office of such Assignor has not been located at any address other than that indicated on Annex A in accordance with the immediately preceding sentence, in each case unless each such other address is also indicated on Annex A hereto for such Assignor.

Exhibit F-2

2.5. Location of Inventory and Included Equipment. All Inventory and Included Equipment held on the Restatement Effective Date, or held at any time during the four calendar months prior to the Restatement Effective Date, by each Assignor is located at one of the locations shown on Annex B hereto for such Assignor.

2.6. Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc. On the Restatement Effective Date, the exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor’s Location, the organizational identification number (if any) of such Assignor, and whether or not such Assignor is a Transmitting Utility, is listed on Annex C hereto for such Assignor. Such Assignor shall not change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any) from that used on Annex C hereto, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Lender Secured Financing Documents and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) such Assignor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 10 days’ prior written notice of each change to the information listed on Annex C (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex C which shall correct all information contained therein for such Assignor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that such Assignor does not have an organizational identification number on the Restatement Effective Date and later obtains one, such Assignor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

2.7. Trade Names; Etc. Such Assignor does not have or operate in any jurisdiction under, or in the five years preceding the Restatement Effective Date has not had or has not operated in any jurisdiction under, any material trade names, fictitious names or other names except its legal name as specified in Annex C and such other trade or fictitious names as are listed on Annex D hereto for such Assignor. Such Assignor shall not assume or operate in any jurisdiction under any material new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 10 days’ written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name will be used and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested

Exhibit F-2

by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

2.8. Certain Significant Transactions. During the one year period preceding the Restatement Effective Date, no Person shall have merged or consolidated with or into any Assignor, and no Person shall have liquidated into, or transferred all or substantially all of its assets to, any Assignor, in each case except in connection with the Foreign Assets Transfers, and except as described in Annex E hereto. With respect to any transactions so described in Annex E hereto, the respective Assignor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or consolidated with such Assignor, or was liquidated into or transferred all or substantially all of its assets to such Assignor, and shall have furnished to the Collateral Agent such UCC lien searches as may have been requested with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the Restatement Effective Date with respect to any Person described above (or the assets transferred to the respective Assignor by such Person), including without limitation pursuant to Section 9-316(a)(3) of the UCC.

2.9. Non-UCC Property. If the aggregate fair market value (as determined by the Assignors in good faith) of all property of the types described in clauses (1), (2) and (3) of Section 9-311(a) of the UCC at any time owned by all Assignors exceeds $15,000,000, the Assignors shall provide prompt written notice thereof to the Collateral Agent and, upon the request of the Collateral Agent, the Assignors shall promptly (and in any event within 30 days) take such actions (at their own cost and expense) as may be required under the respective United States, State or other laws referenced in Section 9-311(a) of the UCC to perfect the security interests granted herein in any Collateral where the filing of a financing statement does not perfect the security interest in such property in accordance with the provisions of Section 9-311(a) of the UCC.

2.10. As-Extracted Collateral; Timber-to-be-Cut. On the Restatement Effective Date, such Assignor does not own, or expect to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut. If at any time after the date of this Agreement such Assignor owns, acquires or obtains rights to any As-Extracted Collateral or Timber-to-be-Cut, such Assignor shall furnish the Collateral Agent with prompt written notice thereof (which notice shall describe in reasonable detail or the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the Collateral Agent to perfect the security interest of the Collateral Agent therein.

2.11. Collateral in the Possession of a Bailee. Subject to the provisions of the Intercreditor Agreement, if a Specified Default or an Event of Default shall occur and if any Inventory or other Goods are at any time in the possession of a bailee, such Assignor shall promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, shall use its reasonable best efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of such Assignor. The Collateral Agent agrees with such Assignor that the Collateral Agent shall not give any such instructions unless an Event of Default has

Exhibit F-2

occurred and is continuing or would occur after taking into account any action by the respective Assignor with respect to any such bailee.

2.12. Recourse. This Agreement is made with full recourse to each Assignor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

ARTICLE III

SPECIAL PROVISIONS CONCERNING INCLUDED ACCOUNTS; INCLUDED CONTRACT RIGHTS; INCLUDED INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL

3.1. Additional Representations and Warranties. As of the time when each of its Included Accounts arises, each Assignor shall be deemed to have represented and warranted that each such Included Account, and all records, papers and documents relating thereto (if any) are genuine and what they purport to be, and that all papers and documents (if any) relating thereto (i) will, to the knowledge of such Assignor, represent the genuine, legal, valid and binding obligation of the account debtor evidencing indebtedness unpaid and owed by the respective account debtor arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein, or both, (ii) will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes), (iii) will, to the knowledge of such Assignor, evidence true and valid obligations, enforceable in accordance with their respective terms, and (iv) will be in compliance and will conform in all material respects with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

3.2. Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate records of its Included Accounts and Included Contracts, including, but not limited to, originals of all documentation (including each Included Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor’s premises to the Collateral Agent for inspection, at such Assignor’s own cost and expense, at any and all reasonable times upon prior notice to such Assignor and otherwise in accordance with the Credit Agreement. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Included Accounts and Included Contract Rights (including, without limitation, all documents evidencing the Included Accounts and all Included Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Included Accounts and the Included Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Included Accounts and Included Contracts with an appropriate reference to the fact that such Included Accounts and Included Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

Exhibit F-2

3.3. Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, if the Collateral Agent so directs, subject to the provisions of the Intercreditor Agreement, any Assignor, such Assignor agrees (x) to cause all payments on account of the Included Accounts and Included Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Included Accounts and/or under any Included Contracts to make payments with respect thereto as provided in the preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Included Accounts and Included Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Without notice to or assent by any Assignor, the Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, subject to the provisions of the Intercreditor Agreement, apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account toward the payment of the Obligations in the manner provided in Section 7.4 of this Agreement. The reasonable costs and expenses of collection (including reasonable attorneys’ fees), whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Assignor, provided that (x) the failure by the Collateral Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.3 and (y) no such notice shall be required if an Event of Default of the type described in Section 10.05 of the Credit Agreement has occurred and is continuing.

3.4. Modification of Terms; etc. Except in accordance with such Assignor’s ordinary course of business and consistent with reasonable business judgment or as permitted by Section 3.5, no Assignor shall rescind or cancel any indebtedness evidenced by any Included Account or under any Included Contract, or modify any material term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Included Account or Included Contract, or interest therein, without the prior written consent of the Collateral Agent. No Assignor will do anything to impair the security interests of the Collateral Agent in the Included Accounts or Included Contracts.

3.5. Collection. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Included Accounts or obligor under any Included Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Included Account or Included Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Included Account or under such Included Contract. Except as otherwise directed by the Collateral Agent after the occurrence and during the continuation of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Included Accounts and Included Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate in

Exhibit F-2

accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

3.6. Included Instruments. Subject to the terms of the Intercreditor Agreement, if any Assignor owns or acquires any Included Instrument in excess of $500,000 constituting Collateral (other than checks and other payment instruments received and collected in the ordinary course of business), such Assignor will within 10 Business Days notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Included Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent.

3.7. Assignors Remain Liable Under Included Accounts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Included Accounts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance in all material respects with the terms of any agreement giving rise to such Included Accounts. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Included Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Included Account pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Included Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Included Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.8. Assignors Remain Liable Under Included Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Included Contracts to observe and perform all of the conditions and obligations to be observed and performed by them thereunder, all in accordance in all material respects with and pursuant to the terms and provisions of each Included Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Included Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Included Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Included Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Included Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.9. Deposit Accounts; Etc. (a) No Assignor maintains, or at any time after the date of this Agreement shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts maintained with a bank (as defined in Section 9-102 of the UCC) whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is

Exhibit F-2

within a State of the United States. Annex F hereto accurately sets forth, as of the Restatement Effective Date, for each Assignor, each Deposit Account maintained by such Assignor (including a description thereof and the respective account number), the name of the respective bank with which such Deposit Account is maintained, and the jurisdiction of the respective bank with respect to such Deposit Account and (other than (i) the Cash Collateral Account or any other Deposit Account maintained with the Collateral Agent, (ii) Deposit Accounts with an aggregate monthly balance of less than $500,000, provided that, with respect to this clause (ii) only, the aggregate amount in all such Deposit Accounts excluded pursuant to this clause (ii) does not exceed $5,000,000 at any time, (iii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Assignors’ salaried employees, (iv) such other accounts used solely for disbursement purposes and (v) prior to the ABL Credit Document Obligations Termination Date, Deposit Accounts which constitute ABL Priority Collateral) for each such Deposit Account, the respective Assignor shall subject to the provisions of the Intercreditor Agreement and Section 3.14 hereof, cause the bank with which the Deposit Account is maintained to execute and deliver to the Collateral Agent, within 90 days after the Restatement Effective Date or, if later, at the time of the establishment of the respective Deposit Account, a “control agreement” in the form of Annex G hereto (appropriately completed), with such changes thereto as may be acceptable to the Collateral Agent. If any bank with which a Deposit Account is maintained refuses to, or does not, enter into such a “control agreement” (except to the extent that, prior to the ABL Credit Document Obligations Termination Date, the respective Deposit Account constitute ABL Priority Collateral), then the respective Assignor shall promptly (and in any event within 90 days after the date of this Agreement or, if later, 30 days after the establishment of such account) close the respective Deposit Account and transfer all balances therein to the Cash Collateral Account or another Deposit Account meeting the requirements of this Section 3.9. If any bank with which a Deposit Account is maintained (except to the extent that, prior to the ABL Credit Document Obligations Termination Date, the respective Deposit Account constitute ABL Priority Collateral) refuses to subordinate all its claims with respect to such Deposit Account to the Collateral Agent’s security interest therein on terms reasonably satisfactory to the Collateral Agent, then the Collateral Agent, at its option, may (x) require that such Deposit Account be terminated in accordance with the immediately preceding sentence or (y) agree to a “control agreement” without such subordination, provided that in such event the Collateral Agent may at any time, at its option, subsequently require that such Deposit Account be terminated (within 90 days after notice from the Collateral Agent) in accordance with the requirements of the immediately preceding sentence.

(b) After the date of this Agreement, no Assignor shall establish any new demand, time, savings, passbook or similar account, except for Deposit Accounts established and maintained with banks and meeting the requirements of preceding clause (a) (or to the extent that, prior to the ABL Credit Document Obligations Termination Date, the respective Deposit Account constitutes ABL Priority Collateral). At the time any such Deposit Account is established, the appropriate “control agreement” shall be entered into in accordance with the requirements of preceding clause (a) and the respective Assignor shall furnish to the Collateral Agent a supplement to Annex F hereto containing the relevant information with respect to the respective Deposit Account and the bank with which same is established.

Exhibit F-2

3.10. Letter-of-Credit Rights. If any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $2,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its reasonable best efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent, subject to the provisions of the Intercreditor Agreement, to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement and the Intercreditor Agreement after the occurrence and during the continuance of an Event of Default.

3.11. Commercial Tort Claims. All Commercial Tort Claims of each Assignor in existence on the date of this Agreement are described in Annex H hereto. If any Assignor shall at any time after the date of this Agreement acquire a Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $2,000,000 or more, such Assignor shall promptly notify the Collateral Agent thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement and the Intercreditor Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

3.12. Chattel Paper. Upon the reasonable request of the Collateral Agent made at any time or from time to time, each Assignor shall promptly furnish to the Collateral Agent a list of all Electronic Chattel Paper held or owned by such Assignor. Furthermore, if reasonably requested by the Collateral Agent, each Assignor shall promptly take all actions which are reasonably practicable so that the Collateral Agent, subject to the provisions of the Intercreditor Agreement, has “control” of all Electronic Chattel Paper in accordance with the requirements of Section 9-105 of the UCC. Each Assignor will promptly (and in any event within 10 days) following any reasonable request by the Collateral Agent, subject to the provisions of the Intercreditor Agreement, deliver all of its Tangible Chattel Paper to the Collateral Agent.

3.13. Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps, including any and all actions as may be necessary or required under the Federal Assignment of Claims Act, relating to its Included Accounts, Included Contracts, Included Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require.

3.14. Overriding Provisions with respect to ABL Priority Collateral. Notwithstanding anything to the contrary contained above in this Article III, or elsewhere in this Agreement or any other Security Agreement, to the extent the provisions of this Agreement (or any other Security Documents) require the delivery of, or control over, ABL Priority Collateral to be granted to the Collateral Agent at any time prior to the ABL Credit Documents Obligations Termination Date, then delivery of such ABL Priority Collateral (or control with respect thereto)

Exhibit F-2

shall instead be granted to the ABL Collateral Agent, to be held in accordance with the ABL Credit Documents and the Intercreditor Agreement. Furthermore, at all times prior to the ABL Credit Document Obligations Termination Date, the Collateral Agent is authorized by the parties hereto to effect transfers of ABL Priority Collateral at any time in its possession (and any “control” or similar agreements with respect to ABL Priority Collateral) to the ABL Collateral Agent.

ARTICLE IV

SPECIAL PROVISIONS CONCERNING TRADEMARKS AND DOMAIN NAMES

4.1. Additional Representations and Warranties. Each Assignor represents and warrants that, on the Restatement Effective Date, it is the true and lawful owner of or otherwise has the right to use the registered Marks and Domain Names listed in Annex I hereto for such Assignor and that said listed Marks and Domain Names include all United States marks and applications for United States marks registered in the United States Patent and Trademark Office and all Domain Names that such Assignor owns or uses in connection with its business as of the Restatement Effective Date. Each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use, all material Marks and Domain Names that it uses. Each Assignor further warrants that no Senior Officer of such Assignor has knowledge of any third party claim received by it that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any trademark, service mark or trade name of any other Person other than as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Assignor represents and warrants that it is the true and lawful owner of or otherwise has the right to use all U.S. trademark registrations and applications and Domain Name registrations listed in Annex I hereto and that said registrations are valid, subsisting, have not been canceled and that such Assignor is not aware of any third-party claim that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said registrations is invalid or unenforceable, and is not aware that there is any reason that any of said applications will not mature into registrations. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or similar registrar in order to effect an absolute assignment of all right, title and interest in each Mark and/or Domain Name, and record the same.

4.2. Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Mark or Domain Name absent prior written approval of the Collateral Agent.

4.3. Infringements. Each Assignor agrees, promptly upon a Senior Officer learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is, or may be, infringing or diluting or otherwise violating any of such Assignor’s rights in and to any Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect, or with respect to any party claiming that such Assignor’s use of any Mark or Domain Name material to such Assignor’s business violates in any material respect any property right of that party. Each Assignor further agrees to prosecute

Exhibit F-2

diligently in accordance with reasonable business practices any Person infringing any Mark or Domain Name in any manner that could reasonably be expected to have a Material Adverse Effect.

4.4. Preservation of Marks and Domain Names. Each Assignor agrees to use its Marks and Domain Names which are material to such Assignor’s business in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are reasonably necessary to preserve such Marks as trademarks or service marks under the laws of the United States (other than any such Marks which are no longer used or useful in its business or operations).

4.5. Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents reasonably required to maintain all Mark and/or Domain Name registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its material registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent (other than with respect to registrations and applications deemed by such Assignor in its reasonable business judgment to be no longer prudent to pursue).

4.6. Future Registered Marks and Domain Names. If any Mark registration is issued hereafter to any Assignor as a result of any application now or hereafter pending before the United States Patent and Trademark Office or any Domain Name is registered by Assignor, within 30 days of receipt of such certificate or similar indicia of ownership, such Assignor shall deliver to the Collateral Agent a copy of such registration certificate or similar indicia of ownership, and a grant of a security interest in such Mark and/or Domain Name, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest in such Mark and/or Domain Name to the Collateral Agent hereunder, the form of such security to be substantially in the form of Annex L hereto or in such other form as may be reasonably satisfactory to the Collateral Agent.

4.7. Remedies. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks and Domain Names, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency or registrar; (ii) take and use or sell the Marks or Domain Names and the goodwill of such Assignor’s business symbolized by the Marks or Domain Names and the right to carry on the business and use the assets of such Assignor in connection with which the Marks or Domain Names have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks or Domain Names in any manner whatsoever, directly or indirectly, and such Assignor shall execute such further documents that the Collateral Agent may

Exhibit F-2

reasonably request to further confirm this and to transfer ownership of the Marks and Domain Names and registrations and any pending trademark applications in the United States Patent and Trademark Office or applicable Domain Name registrar to the Collateral Agent.

ARTICLE V

SPECIAL PROVISIONS CONCERNING

PATENTS, COPYRIGHTS AND TRADE SECRETS

5.1. Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful owner of all rights in (i) all Trade Secret Rights, (ii) the Patents listed in Annex J hereto for such Assignor and that said Patents include all the United States patents and applications for United States patents that such Assignor owns as of the Restatement Effective Date and (iii) the Copyrights listed in Annex K hereto for such Assignor and that said Copyrights include all the United States copyrights registered with the United States Copyright Office and applications to United States copyrights that such Assignor owns as of the Restatement Effective Date. Each Assignor further warrants that no Senior Officer of such Assignor has knowledge of any third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe any patent of any other Person or such Assignor has misappropriated any trade secret or proprietary information which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent or Copyright, and to record the same.

5.2. Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright absent prior written approval of the Collateral Agent.

5.3. Infringements. Each Assignor agrees, promptly upon a Senior Officer of such Assignor learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe or other violation of such Assignor’s rights in any Patent or Copyright or to any claim that the practice of any Patent or use of any Copyright violates any property right of a third party, or with respect to any misappropriation of any Trade Secret Right or any claim that practice of any Trade Secret Right violates any property right of a third party, in each case, in any manner which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, to diligently prosecute, in accordance with its reasonable business judgment, any Person infringing any Patent or Copyright or any Person misappropriating any Trade Secret Right, in each case to the extent that such infringement or misappropriation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Exhibit F-2

5.4. Maintenance of Patents or Copyright. At its own expense, each Assignor shall make timely payment of all post-issuance fees required to maintain in force its rights under each Patent or Copyright, absent prior written consent of the Collateral Agent (other than any such Patents or Copyrights which are no longer used or are deemed by such Assignor in its reasonable business judgment to no longer be useful in its business or operations).

5.5. Prosecution of Patent or Copyright Applications. At its own expense, each Assignor shall diligently prosecute all material applications for (i) United States Patents listed in Annex J hereto and (ii) Copyrights listed on Annex K hereto, in each case for such Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies (other than applications that are deemed by such Assignor in its reasonable business judgment to no longer be necessary in the conduct of the Assignor’s business), absent written consent of the Collateral Agent.

5.6. Other Patents and Copyrights. Within 30 days of the acquisition or issuance of a United States Patent, registration of a Copyright, or acquisition of a registered Copyright, or of filing of an application for a United States Patent or Copyright, the relevant Assignor shall deliver to the Collateral Agent a copy of said Copyright or Patent, or certificate or registration of, or application therefor, as the case may be, with a grant of a security interest as to such Patent or Copyright, as the case may be, to the Collateral Agent and at the expense of such Assignor, confirming the grant of a security interest, the form of such grant of a security interest to be substantially in the form of Annex M or Annex N hereto, as appropriate, or in such other form as may be reasonably satisfactory to the Collateral Agent.

5.7. Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, subject to the provisions of the Intercreditor Agreement, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents and Copyrights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents and Copyrights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights directly or indirectly, and such Assignor shall execute such further documents as the Collateral Agent may reasonably request further to confirm this and to transfer ownership of the Patents and Copyrights to the Collateral Agent for the benefit of the Secured Creditors.

ARTICLE VI

PROVISIONS CONCERNING ALL COLLATERAL

6.1. Protection of Collateral Agent’s Security. Except as otherwise permitted by the Secured Debt Agreements and the Intercreditor Agreement, each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times maintain insurance, at such Assignor’s own expense to the extent and in the manner provided in

Exhibit F-2

the Secured Debt Agreements. Except to the extent otherwise permitted to be retained by such Assignor or applied by such Assignor pursuant to the terms of the Secured Debt Agreements, the Collateral Agent shall, subject to the provisions of the Intercreditor Agreement, at the time any proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor (except to the extent resulting from the Collateral Agent’s gross negligence or willful misconduct).

6.2. Warehouse Receipts Non-Negotiable. If a Specified Default or an Event of Default shall occur, each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such Assignor shall request that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

6.3. Additional Information. Each Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be requested by the Collateral Agent. Without limiting the forgoing, each Assignor agrees that it shall promptly (and in any event within 10 days after its receipt of the respective request) furnish to the Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent.

6.4. Further Actions. Each Assignor will, at its own expense and upon the reasonable request of the Collateral Agent, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, which the Collateral Agent deems reasonably appropriate or advisable to perfect, preserve or protect its security interest in the Collateral.

6.5. Financing Statements. Subject to the terms of the Intercreditor Agreement, each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent to file any such financing

Exhibit F-2

statements without the signature of such Assignor where permitted by law (and such authorization includes describing the Collateral as “all assets” of such Assignor).

ARTICLE VII

REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

7.1. Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and, subject to the provisions of the Intercreditor Agreement, may:

(i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

(ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Included Accounts and the Included Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

(iii) instruct all banks which have entered into a control agreement with the Collateral Agent to transfer all monies, securities and instruments held by such depositary bank to the Cash Collateral Account;

(iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct such Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(v) take possession of the Collateral or any part thereof, by directing such Assignor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

(x) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

Exhibit F-2

(y) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof; and

(z) while the Collateral shall be so stored and kept, provide such security and maintenance services as shall be reasonably necessary to protect the same and to preserve and maintain it in good condition;

(vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Domain Names, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine;

(vii) apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 7.4; and

(viii) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC;

it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Collateral Agent acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents and subject to the terms of the Intercreditor Agreement.

7.2. Remedies; Disposition of the Collateral. If any Event of Default shall have occurred and be continuing, then any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may, subject to the provisions of the Intercreditor Agreement, be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of such Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such sale, lease or other disposition may be effected by means of a public disposition or private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to

Exhibit F-2

the respective disposition. The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 7.2 without accountability to the relevant Assignor. If, under applicable law, the Collateral Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be required by such applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.

7.3. Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:

(i) all damages occasioned by such taking of possession or any such disposition except any damages which are the direct result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

Exhibit F-2

7.4. Application of Proceeds. (a) (I) Subject to the terms of the Intercreditor Agreement, all moneys collected by the Collateral Agent (or, to the extent the U.S. Pledge Agreement or any other Security Document requires proceeds of collateral thereunder, which constitutes TL Priority Collateral, to be applied in accordance with the provisions of this Agreement, the Pledgee under the U.S. Pledge Agreement or the collateral agent or mortgagee under such other Security Document) upon any sale or other disposition of the TL Priority Collateral, together with all other moneys received by the Collateral Agent hereunder (or, to the extent the U.S. Pledge Agreement or any other Security Document requires proceeds of collateral thereunder, which constitutes TL Priority Collateral, to be applied in accordance with the provisions of this Agreement, the Pledgee under the U.S. Pledge Agreement or the collateral agent or mortgagee under such other Security Document) with respect thereto, shall be applied as follows:

(i) first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (iii), (iv) and (v) of the definition of “Obligations”;

(ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), to the payment of all amounts owing to any Agent of the type described in clause (vi) of the definition of “Obligations”;

(iii) third, to the extent proceeds remain after the applications pursuant to preceding clauses (i) and (ii), to the payment in full of all amounts owing to any Issuing Lender and/or Bank Guaranty Issuer as described in Section 2C.03 of the Credit Agreement;

(iv) fourth, but subject to the provisions of the following clauses (g) and (h), to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iii), inclusive, an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with (x) each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed, (y) the amount received by any Lender Creditor in respect of Primary Obligations consisting of Credit Document Obligations pursuant to this clause (iv) to be applied (a) first, in satisfaction of the Primary Obligations owing to such Lender Creditor by the U.S. Borrower (other than Primary Obligations owing by the U.S. Borrower pursuant to its Credit Agreement Party Guaranty) and by the other U.S. Credit Parties (other than Primary Obligations owing by them pursuant to the Credit Agreement Party Guaranty or the U.S. Subsidiaries Guaranty, as the case may be, which represent a guarantee of the Primary Obligations of the Bermuda Borrower consisting of Credit Document Obligations) and (b) second, to the extent proceeds remain after the application pursuant to preceding subclause (a), in satisfaction of all other Primary Obligations owing to such Lender Creditor by the U.S. Borrower and the U.S. Credit Parties and (z) the amount received by any Hedging Creditor in respect of Primary Obligations consisting of Hedging Obligations pursuant to this clause (iv) to be applied (a) first, in satisfaction of the Primary Obligations owing to such Hedging Creditor by the U.S. Borrower (other than Primary Obligations owing by the U.S. Borrower pursuant to its Credit Agreement Party Guaranty) and other U.S. Credit Parties (other than Primary

Exhibit F-2

Obligations owing by them pursuant to the Credit Agreement Party Guaranty or the U.S. Subsidiaries Guaranty, as the case may be, which represent a guarantee of the Primary Obligations of Foreign Subsidiaries of the U.S. Borrower consisting of Hedging Obligations) and (b) second, to the extent proceeds remain after the application pursuant to preceding subclause (a), in satisfaction of all other Primary Obligations owing to such Hedging Creditor by the U.S. Borrower and the U.S. Credit Parties;

(v) fifth, but subject to the provisions of the following clauses (g) and (h), to the extent proceeds remain after the application pursuant to preceding clauses (i) through (iv), inclusive, an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(vi) sixth, only with respect to Collateral (as such term is defined in the U.S. Pledge Agreement) of Intermediate Holdco and not with respect to any other Collateral, to the extent proceeds remain after the applications pursuant to preceding clauses (i) through (v), inclusive, an amount equal to the outstanding Intermediate Holdco Credit Document Obligations (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of Holdings or any of its Subsidiaries at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) shall be paid to the Intermediate Holdco Collateral Agent as provided in Section 7.4(e) hereof (for the benefit of the Intermediate Holdco Collateral Agent and the other Intermediate Holdco Creditors), with each such Intermediate Holdco Creditor to receive an amount equal to its outstanding Intermediate Holdco Credit Document Obligations or, if the proceeds are insufficient to pay in full all such Intermediate Holdco Credit Document Obligations, the portion of the amount remaining to be distributed to which such Second Lien Creditor is entitled pursuant to the terms of the Intermediate Holdco Credit Agreement;

(vii) seventh, but subject to the provisions of the following clause (g), to the extent proceeds remain after the application pursuant to preceding clauses (i) through (vi), inclusive, if the ABL Credit Document Obligations Termination Date has not theretofore occurred, amounts equal to the ABL Credit Document Obligations shall be paid to the ABL Collateral Agent for application to the ABL Credit Document Obligations in accordance with sub-clauses fourth and fifth of Section 5.1(a) of the Intercreditor Agreement; and

(viii) eighth, to the extent proceeds remain after the application pursuant to preceding clauses (i) through (vii), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

(II) Subject to the terms of the Intercreditor Agreement, all moneys collected by the Collateral Agent (or, to the extent the U.S. Pledge Agreement or any other Security

Exhibit F-2

Document requires proceeds of collateral thereunder, which constitutes ABL Priority Collateral, to be applied in accordance with the provisions of this Agreement, the Pledgee under the U.S. Pledge Agreement or the collateral agent or mortgagee under such other Security Document) upon any sale or other disposition of the ABL Priority Collateral, together with all other moneys received by the Collateral Agent hereunder (or, to the extent the U.S. Pledge Agreement or any other Security Document requires proceeds of collateral thereunder, which constitutes ABL Priority Collateral, to be applied in accordance with the provisions of this Agreement, the Pledgee under the U.S. Pledge Agreement or the collateral agent or mortgagee under such other Security Document) with respect thereto, shall be applied as follows:

(i) first, in accordance with sub-clauses first and second of Section 5.2(a) of the Intercreditor Agreement, to the ABL Collateral Agent for application to ABL Credit Document Obligations until same have been repaid in full;

(ii) second, to the extent proceeds remain after the application pursuant to preceding clause (i), as otherwise provided in Section 7.4(a)(I) (but without giving effect clause (vii) thereof).

(b) For purposes of this Agreement: (x) “Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be; (y) “Primary Obligations” shall mean (i) in the case of the Credit Document Obligations, all principal of, premium, fees and interest on, all Loans, all Unpaid Drawings, the Stated Amount of all outstanding Letters of Credit, all Unreimbursed Payments, the Face Amount of all outstanding Bank Guaranties and all Fees and (ii) in the case of the Hedging Obligations, all amounts due under each Interest Rate Protection Agreement and each Other Hedging Agreement with a Hedging Creditor (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities); and (z) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.

(c) When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d) Each of the Secured Creditors, by their acceptance of the benefits hereof and of the other Security Documents, agrees and acknowledges that if the Lender Creditors

Exhibit F-2

receive a distribution on account of undrawn amounts with respect to Letters of Credit or Bank Guaranties issued under the Credit Agreement (which shall only occur after all Unpaid Drawings and Unreimbursed Payments have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit and Bank Guaranties under the Credit Agreement, and after the application of all such cash security to the repayment of all Obligations owing to the Lender Creditors after giving effect to the termination of all such Letters of Credit and Bank Guaranties, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 7.4(a) hereof.

(e) Subject to the terms of the Intercreditor Agreement, all payments required to be made hereunder shall be made (w) if to the Lender Creditors, to the Administrative Agent for the account of the Lender Creditors, (x) if to any Other Creditor, to the trustee, paying agent or other similar representative (each, a “Representative”) for such Other Creditor or, in the absence of such a Representative, directly to the relevant Other Creditor, (y) if to the ABL Secured Parties, to the ABL Collateral Agent for the account of the ABL Secured Parties and (z) if to the Intermediate Holdco Creditors, to the Intermediate Holdco Collateral Agent for the account of the Intermediate Holdco Creditors.

(f) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent and (ii) the Representative or, in the absence of such a Representative, upon the Hedging Creditors for a determination (which the Administrative Agent, each Representative and the Hedging Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations (and Dollar Equivalents thereof) owed to the Lender Creditors or the Hedging Creditors, as the case may be. Unless it has received written notice from a Lender Creditor or an Other Creditor to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has written notice from a Hedging Creditor to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements or Other Hedging Agreements are in existence.

(g) Notwithstanding anything to the contrary contained above, to the extent monies or proceeds to be applied pursuant to this Section 7.4 consist of proceeds received from a sale or other disposition of Excess Exempted Foreign Entity Voting Stock, such proceeds will be applied as otherwise required above in this Section 7.4, but for this purpose treating as outstanding only those obligations secured by the Excess Exempted Foreign Entity Voting Stock in accordance with the provisions of clause (A) to the proviso appearing at the end of Section 3.1 of the U.S. Pledge Agreement. In determining whether any Excess Exempted Foreign Entity Voting Stock has been sold or otherwise disposed of, the Pledgee shall treat any sale or disposition of Voting Stock of any Exempted Foreign Entity as first being a sale of Voting Stock which is not Excess Exempted Foreign Entity Voting Stock until such time as the stock sold

Exhibit F-2

represents 65% of the total combined voting power of all classes of Voting Stock of the respective Exempted Foreign Entity and, after such threshold has been met, any further sales of Voting Stock of the respective Exempted Foreign Entity shall be treated as sales of Excess Exempted Foreign Entity Voting Stock.

(h) Notwithstanding anything to the contrary contained above, to the extent monies or proceeds to be applied pursuant to this Section 7.4(a)(I) consist of proceeds received under any Foreign Security Document (other than a Local Law Pledge Agreement), such proceeds will be applied as otherwise required above for TL Priority Collateral in this Section 7.4(a)(I), but for this purpose (i) treating the outstanding Primary Obligations and Secondary Obligations as only those obligations secured by the respective Foreign Security Document and (ii) without giving effect to clause (y) or (z) of Section 7.4(a)(I)(iv), and without giving effect to clauses (vi) and (vii) of Section 7.4(a)(I) above.

(i) Each of the Secured Creditors, by its acceptance of the benefits hereof and of the other Security Documents, hereby agrees and acknowledges that if any portion of the Credit Document Obligations or Hedging Obligations that are purported to be secured pursuant to a Foreign Security Document and owing to a given Secured Creditor are determined not to be secured pursuant to such Foreign Security Document for any reason, then for purposes of Section 7.4(a)(I), the respective Obligations of such Secured Creditor (that are purposed to be secured) shall nevertheless be construed to be effectively secured pursuant to such Foreign Security Document and such Secured Creditor shall nevertheless be entitled to its Pro Rata Share of any amounts collected by the Collateral Agent pursuant to the Foreign Security Documents, which shall be applied in accordance with the provisions of Section 7.4(a)(I) (based upon such Secured Creditor’s actual then outstanding Credit Document Obligations or Hedging Obligations (that are purported to be secured) (as determined in accordance with immediately preceding clause (h)), as the case may be).

(j) It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

(k) It is understood and agreed by all parties hereto that the Collateral Agent shall have no liability for any determinations made by it in this Section 7.4 (including, without limitation, as to whether given Collateral constitutes TL Priority Collateral or ABL Priority Collateral), in each case except to the extent resulting from the gross negligence or willful misconduct of the Collateral Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision). The parties also agree that the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof and of the Intercreditor Agreement, and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

7.5. Remedies Cumulative. Subject to the terms of (and to the extent not inconsistent with) the Intercreditor Agreement, each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, the other Secured Debt

Exhibit F-2

Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

7.6. Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

ARTICLE VIII

INDEMNITY

8.1. Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, assigns, employees, affiliates and agents (hereinafter in this Section 8.1 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Lender Secured Financing Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed

Exhibit F-2

under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for losses, damages or liabilities to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

(b) Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c) Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any material misrepresentation by any Assignor in this Agreement, any other Lender Secured Financing Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Lender Secured Financing Document.

(d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

8.2. Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued, and Loans made, under the Credit Agreement, the termination of all Letters of Credit (and the full payment of all Unpaid Drawings) and Bank Guaranties (and the full payment of all Unreimbursed Payments) issued under the Credit Agreement, the termination of all Interest Rate Protection Agreements and Other Hedging Agreements entered into with the Hedging Creditors and the payment of all other Obligations and notwithstanding the discharge thereof and the occurrence of the Termination Date.

Exhibit F-2

ARTICLE IX

DEFINITIONS

The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“ABL Collateral Agent” shall have the meaning assigned that term in the Intercreditor Agreement.

“ABL Credit Document Obligations” shall mean the “Credit Document Obligations” as defined in the ABL Security Agreement, as amended, modified or supplemented from time to time in accordance with the terms thereof and the Credit Agreement.

“ABL Credit Document Obligations Termination Date” shall mean that date upon which the Discharge of ABL Obligations shall have occurred.

“ABL Credit Documents” shall have the meaning assigned that term in the Intercreditor Agreement.

“ABL Priority Collateral” shall have the meaning assigned that term in the Intercreditor Agreement.

“ABL Required Lenders” shall mean the “Required Lenders” as defined in the ABL Credit Agreement.

“ABL Secured Parties” shall have the meaning assigned that term in the Intercreditor Agreement.

“ABL Security Agreement” shall mean the Security Agreement as defined in the ABL Credit Agreement, as in effect on the Restatement Effective Date, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, in accordance with the terms thereof, the Credit Agreement and the Intercreditor Agreement.

“Account” shall mean any “account” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

Exhibit F-2

“Administrative Agent” shall have the meaning provided in the recitals of this Agreement.

“Agreement” shall mean this U.S. Security Agreement, as the same may be amended, modified, restated and/or supplemented from time to time in accordance with its terms.

“As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Assignor” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowers” shall have the meaning provided in the recitals of this Agreement.

“Bermuda Borrower” shall have the meaning provided in the recitals hereto.

“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

“Chattel Paper” shall mean “chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

“Class” shall have the meaning provided in Section 10.2 of this Agreement.

“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.

“Collateral Agent” shall have the meaning provided in the first paragraph of this Agreement.

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreements, Other Hedging Agreements, licensing agreements and any partnership agreements, joint venture agreements and limited liability company agreements).

Exhibit F-2

“Copyrights” shall mean any United States or foreign copyright now or hereafter owned by any Assignor, including any registrations of any copyrights, in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office by any Assignor.

“Credit Agreement” shall have the meaning provided in the recitals of this Agreement.

“Credit Document Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“Credit Documents” shall have the meaning provided in the Credit Agreement and shall include any documentation executed and delivered in connection with any replacement or refinancing Credit Agreement.

“Credit Document Obligations Termination Date” shall mean that date upon which all Credit Document Obligations (other than indemnities for which no claim has been made) have been paid in full and all Commitments, Letters of Credit and Bank Guaranties under the Credit Agreement have been terminated.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Deposit Bank” shall have the meaning provided in the recitals hereto.

“Discharge of ABL Obligations” shall have the meaning assigned that term in the Intercreditor Agreement.

“Documentation Agent” shall have the meaning provided in the recitals hereto.

“Documents” shall mean “documents” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Assignor now or hereafter has any right, title or interest.

“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Equipment” shall mean any “equipment” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and replacements of any of the foregoing and all accessions thereto, wherever

Exhibit F-2

located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” shall mean (i) any Event of Default under, and as defined in the Credit Agreement, (ii) any payment default on any of the Hedging Obligations after the expiration of any applicable grace period and (iii) following the Credit Document Obligations Termination Date, any Event of Default under, and as defined in, the Intermediate Holdco Credit Agreement (if same remains in effect).

“Excess Exempted Foreign Entity Voting Stock” shall have the meaning provided in the U.S. Pledge Agreement.

“Exempted Foreign Entity” shall have the meaning provided in the U.S. Pledge Agreement.

“Excluded Collateral” shall have the meaning provided in the Credit Agreement.

“Excluded Proceeds” means, at any time, all cash Proceeds received by any Assignor from any sale of Collateral where the respective Collateral is released pursuant to the provisions of Section 10.8(b) of this Agreement and such Proceeds are applied (or required to be applied) to pay Credit Document Obligations in accordance with the requirements of the Credit Agreement.

“Farm Products” shall mean “farm products” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“General Intangibles” shall mean “general intangibles” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Goods” shall mean “goods” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Hedging Creditors” shall have the meaning provided in the recitals of this Agreement.

“Hedging Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“Holdings” shall have the meaning provided in the recitals hereto.

“Included Account” shall mean any Account other than Accounts which constitute Excluded Collateral.

Exhibit F-2

“Included Contract” shall mean any Contract other than Contracts which Excluded Collateral.

“Included Contract Rights” shall mean all rights of any Assignor under each Included Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Included Contracts, (ii) any and all rights to receive and compel performance under any and all Included Contracts and (iii) any and all rights, interests and claims now existing or in the future arising in connection with any or all Included Contracts.

“Included Equipment” shall mean any Equipment other than Equipment which constitutes Excluded Collateral.

“Included Instrument” shall mean any Instrument other than Instruments which constitute Excluded Collateral.

“Indemnitee” shall have the meaning provided in Section 8.1(a) of this Agreement.

“Instrument” shall mean “instruments” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York (provided, however, Instruments shall not include any Instruments received in connection with grower loans extended in accordance with Section 9.05 of the Credit Agreement to the extent local law or the relevant grower loan documents prohibit such pledge).

“Intermediate Holdco” shall have the meaning provided in the recitals hereto.

“Intermediate Holdco Collateral Agent” shall have the meaning provided in the U.S. Pledge Agreement.

“Intermediate Holdco Creditor” shall have the meaning provided in the U.S. Pledge Agreement.

“Intermediate Holdco Credit Document Obligations” shall have the meaning provided in the U.S. Pledge Agreement.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Investment Property” shall mean “investment property” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

Exhibit F-2

“Lead Arranger” shall have the meaning provided in the recitals hereto.

“Lender Creditors” shall have the meaning provided in the recitals of this Agreement.

“Lender Secured Financing Documents” shall mean and include (i) this Agreement, (ii) the other Credit Documents and (iii) the Interest Rate Protection Agreements and Other Hedging Agreements entered into with a Hedging Creditor.

“Lenders” shall have the meaning provided in the recitals of this Agreement.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Location” of any Assignor, shall mean such Assignor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Marks” shall mean all right, title and interest in and to any trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks now held or hereafter acquired by any Assignor, which are registered or filed in the United States Patent and Trademark Office or the equivalent thereof in any state of the United States or any equivalent foreign office or agency, as well as any unregistered trademarks and service marks used by an Assignor and any trade dress including logos, designs, fictitious business names and other business identifiers used by any Assignor.

“Material Adverse Effect” shall mean a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrowers and their Subsidiaries taken as a whole.

“Obligations” shall mean and include, as to any Assignor, all of the following:

(i) the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit and Bank Guaranties, fees, costs and indemnities) of such Assignor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Assignor is a party (including, without limitation, in the event such Assignor is a Guarantor, all such obligations, liabilities and indebtedness of such Assignor under its Guaranty) and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other

Exhibit F-2

Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements, being herein collectively called the “Credit Document Obligations”);

(ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Assignor to the Hedging Creditors, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection Agreement or Other Hedging Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereinafter arising (including, without limitation, in the case of an Assignor that is a Guarantor, all obligations, liabilities and indebtedness of such Assignor under its Guaranty in respect of the Interest Rate Protection Agreements and Other Hedging Agreements), and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in each such Interest Rate Protection Agreement and Other Hedging Agreement (all such obligations, liabilities and indebtedness under this clause (ii) being herein collectively called the “Hedging Obligations”);

(iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

(iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Assignor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement; and

(vi) all amounts owing to any Agent or any of its affiliates pursuant to any of the Credit Documents in its capacity as such;

it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

“Patents” shall mean any patent in or to which any Assignor now or hereafter has any right, title or interest therein, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a patent now or hereafter made by any Assignor.

Exhibit F-2

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.

“Primary Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Pro Rata Share” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Proceeds” shall mean all “proceeds” as such term is defined in the Uniform Commercial Code as in effect in the State of New York on the Restatement Effective Date and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Organization” shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York.

“Representative” shall have the meaning provided in Section 7.4(e) of this Agreement.

“Required Secured Creditors” shall mean (i) at any time prior to the Credit Document Obligations Termination Date, the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders), (ii) at any time on and after the Credit Document Obligations Termination Date, the holders of a majority of the Hedging Obligations and (iii) at all times on and after the First Lien Obligations Termination Date, but only if unpaid obligations are then due and payable pursuant to the Intermediate Holdco Credit Document, and only with respect to collateral securing the Intermediate Holdco Credit Document Obligations pursuant to the U.S. Pledge Agreement and required applications with respect thereto pursuant to Section 7.4 hereof, the Intermediate Holdco Required Lenders (as defined in the Intermediate Holdco Credit Agreement) (or, to the extent provided in the Intermediate Holdco Credit Agreement, each Intermediate Holdco Lender (as defined therein)).

“Requisite Creditors” shall have the meaning provided in Section 10.2 of this Agreement.

“Secondary Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

Exhibit F-2

“Secured Creditors” shall mean, collectively, the Lender Creditors and Hedging Creditors and, for purposes of the U.S. Pledge Agreement only (and any distributions required to be made thereunder in accordance with Section 7.4 hereof), the Intermediate Holdco Creditors.

“Secured Debt Agreements” shall mean and include the Lender Secured Financing Documents and, for purposes of the U.S. Pledge Agreement only (and any distributions required to be made thereunder in accordance with Section 7.4 hereof), the Intermediate Holdco Creditors and the Intermediate Holdco Credit Documents.

“Software” shall mean “software” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Collateral consisting of Accounts, Chattel Paper, Documents, General Intangibles, Instruments or Investment Properties.

“Syndication Agent” shall have the meaning provided in the recitals hereto.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“Termination Date” shall have the meaning provided in Section 10.8(a) of this Agreement.

“Timber-to-be-Cut” shall mean “timber-to-be-cut” as such term is used in the Uniform Commercial Code as in effect on the Restatement Effective Date in the State of New York.

“TL Priority Collateral” shall have the meaning assigned that term in the Intercreditor Agreement.

“Trade Secrets” shall mean any secretly held existing engineering or other data, information, production procedures and other know-how relating to the design manufacture, assembly, installation, use, operation, marketing, sale and/or servicing of any products or business of an Assignor worldwide whether written or not.

“Trade Secret Rights” shall mean the rights of an Assignor in any Trade Secret it holds.

“Transmitting Utility” shall have the meaning given such term in Section 9-102(a)(80) of the UCC.

Exhibit F-2

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“U.S. Borrower” shall have the meaning provided in the recitals to this Agreement.

“Voting Stock” shall have the meaning provided in the U.S. Pledge Agreement.

ARTICLE X

MISCELLANEOUS

10.1. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Collateral Agent or any Assignor shall not be effective until received by the Collateral Agent or such Assignor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a)	if to any Assignor, c/o:

Dole Food Company, Inc.
One Dole Drive
Westlake Village, CA 91362
Attention: [ ]
Telephone No.: [ ]
Telecopier No.: [ ]

Copy To: Peter Tennyson
Telephone No.: (714) 668-6237
Telecopier No.: (714) 979-1921

(b)	if to the Collateral Agent, at:

60 Wall Street New York, NY 10005
Attention: Marguerite Sutton
Telephone No.: (212) 250-6150
Telecopier No.: (212) 797-4655

(c)	if to any Lender Creditor, at such address as such Lender Creditor shall have specified in the Credit Agreement;

Exhibit F-2

(d) if to any Hedging Creditor or Intermediate Holdco Creditor, at such address as such Hedging Creditor or Intermediate Holdco Creditor shall have specified in writing to each Assignor and the Collateral Agent;

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

10.2. Waiver; Amendment. None of the terms and conditions of this Agreement (or, to the extent any other Security Document requires waivers or amendments thereunder to occur in accordance with the provisions of this Agreement, such other Security Document) may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor (or, to the extent any other Security Document requires waivers or amendments thereunder to occur in accordance with the provisions of this Agreement, the pledgor, transferor, mortgagor or other corresponding party under such other Security Document) directly affected thereby and the Collateral Agent (or, to the extent any other Security Document requires waivers or amendments thereunder to occur in accordance with the provisions of this Agreement, the collateral agent or mortgagee under such other Security Document) (with the written consent of the Required Secured Creditors) and subject to the terms of the Intercreditor Agreement; provided, that, subject to the provisions of the Intercreditor Agreement, (i) additional Assignors may be added as parties hereto from time to time in accordance with Section 10.12 (or the corresponding section in such other Security Document) without the consent of any other Assignor or of the Secured Creditors, (ii) Assignors may be removed as parties hereto from time to time in accordance with Section 10.13 (or the corresponding section in such other Security Document), without the consent of any other Assignor or of the Secured Creditors, (iii) any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class, (iv) the Required Secured Creditors may agree to modifications to this Agreement for the purpose, among other things, of securing additional extensions of credit (including, without limitation, pursuant to the Credit Agreement or any refinancing or extension thereof), without obtaining any consent pursuant to preceding clause (iii) and (v) preceding clause (iii) shall not apply to any release of Collateral or any Assignor effected in accordance with the requirements of Section 10.8 or 10.13 of this Agreement (or the corresponding sections in such other Security Document), as the case may be, or any other release of Collateral or of any Assignor(s) or the termination of this Agreement, so long as the U.S. Borrower certifies that such actions will not violate the terms of any Secured Debt Agreement then in effect. For the purpose of this Agreement, the term “Class” shall mean each class of Secured Creditors with outstanding Obligations secured hereby at such time, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Hedging Creditors as holders of the Hedging Obligations. For the purpose of this Agreement, the term “Requisite Creditors” of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent provided in Section 13.12 of the Credit Agreement, each of the Lenders) and (y) with respect to the Hedging Obligations, the holders of at least a majority of all Hedging Obligations outstanding from time to time under the Interest Rate Protection Agreements and Other Hedging Agreements.

Exhibit F-2

10.3. Obligations Absolute. Subject to the terms of the Intercreditor Agreement, the obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor, (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement, or (c) any amendment to or modification of any Secured Debt Agreement or any security for any of the Obligations (in each case, whether or not such Assignor shall have notice or knowledge of any of the foregoing).

10.4. Successors and Assigns. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect, subject to release and/or termination as set forth in Section 10.8, (ii) be binding upon each Assignor, its successors and assigns, provided however, that no Assignor shall assign any of its rights or obligations hereunder without the prior written consent of the Collateral Agent (with the consent of the Required Secured Creditors), and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, the other Secured Creditors and their respective successors, transferees and assigns. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

10.5. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.6. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH ASSIGNOR. EACH ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY

Exhibit F-2

REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH ASSIGNOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 10.1 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY ASSIGNOR IN ANY OTHER JURISDICTION.

(b) EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10.7. Assignors’ Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of any Assignor under or with respect to any Collateral.

10.8. Termination; Release. (a) After the Termination Date, this Agreement (or, to the extent any other Security Document requires termination or releases thereunder to occur in accordance with the provisions of this Agreement, such other Security Document) shall terminate (provided that all indemnities set forth herein including, without limitation in Section 8.1 hereof, shall survive such termination) and the Collateral Agent (or, to the extent any other Security Document requires termination or releases thereunder to occur in accordance with the provisions of this Agreement, the collateral agent or mortgagee under such other Security Document), at the request and expense of the respective Assignor (or, to the extent any other Security Document requires termination or releases thereunder to occur in accordance with the provisions of this Agreement, the pledgor, transferor, mortgagor or other corresponding party under such other Security Document), will, subject to the provisions of the Intercreditor Agreement, promptly execute and deliver to such Assignor a proper instrument or instruments

Exhibit F-2

(including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent or any of its sub-agents hereunder and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which the Commitments under the Credit Agreement have been terminated and all Interest Rate Protection Agreements and Other Hedging Agreements entitled to the benefits of this Agreement have been terminated, no Letter of Credit, Bank Guaranty or Note (as defined in the Credit Agreement) is outstanding (and all Loans, Unpaid Drawings and Unreimbursed Payments have been paid in full), all Letters of Credit and Bank Guaranties have been terminated, and all other Obligations (other than indemnities under the Credit Documents which are not then due and payable) then due and payable have been paid in full.

(b) In the event that any part of the Collateral is sold or otherwise disposed of (to a Person other than a Credit Party) (x) at any time prior to the Credit Document Obligations Termination Date, in connection with a sale or disposition permitted by Section 9.02 of the Credit Agreement or is otherwise released at the direction of the Required Lenders (or all the Lenders if required by Section 13.12 of the Credit Agreement) or (y) at any time thereafter, to the extent permitted by the other Secured Debt Agreements, and in the case of clauses (x) and (y), the proceeds of such sale or disposition (or from such release) are applied in accordance with the terms of the Credit Agreement or such other Secured Debt Agreement, as the case may be, to the extent required to be so applied, the Collateral Agent, at the request and expense of such Assignor, will, duly release from the security interest created hereby (and will execute and deliver such documentation, including termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or otherwise disposed of, or released, and as may be in the possession of the Collateral Agent (or any of its sub-agents hereunder) and has not theretofore been released pursuant to this Agreement. Furthermore, upon the release of any U.S. Subsidiary Guarantor from the U.S. Subsidiaries Guaranty in accordance with the provisions thereof, such Assignor (and the Collateral at such time assigned by the respective Assignor pursuant hereto) shall be released from this Agreement. Notwithstanding anything to the contrary contained above in this clause (b), at the time of each release of Collateral pursuant to this clause (b), the Assignor requesting such release shall certify to the Collateral Agent that, at the time of such release and immediately after giving effect thereto (and to the sale of the respective Collateral), either (x) no Obligations are or will be then due and payable or (y) that all Obligations which will then be due and payable shall be paid on such date in accordance with the requirements of the respective Secured Debt Agreement(s).

(c) At any time that an Assignor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 10.8(a) or (b), such Assignor shall deliver to the Collateral Agent (and the relevant subagent, if any, designated hereunder) a certificate signed by an officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to such Section 10.8(a) or (b). At any time that the U.S. Borrower or the respective Assignor desires that a Subsidiary of the U.S. Borrower which has been released from the U.S. Subsidiaries Guaranty be released

Exhibit F-2

hereunder as provided in the penultimate sentence of Section 10.8(b), it shall deliver to the Collateral Agent a certificate signed by an officer of the U.S. Borrower and the respective Assignor stating that the release of the respective Assignor (and its Collateral) is permitted pursuant to such Section 10.8(b). If reasonably requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the respective Assignor shall furnish appropriate legal opinions (from counsel acceptable to the Collateral Agent) to the effect set forth in this Section 10.8(c).

(d) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with, or which the Collateral Agent believes to be in accordance with, this Section 10.8.

10.9. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Collateral Agent.

10.10. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.11. The Collateral Agent and the other Secured Creditors. The Collateral Agent will hold in accordance with this Agreement (and, to the extent applicable, the Intercreditor Agreement) all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Annex O hereto, the terms of which shall be deemed incorporated herein by reference as fully as if same were set forth herein in their entirety.

10.12. Additional Assignors. It is understood and agreed that any Subsidiary Guarantor that desires to become an Assignor hereunder, or is required to execute a counterpart of this Agreement after the Restatement Effective Date pursuant to the requirements of the Credit Agreement or any other Credit Document, shall become an Assignor hereunder by executing a counterpart hereof and delivering same to the Collateral Agent, or by executing a joinder agreement in form and substance satisfactory to the Collateral Agent, (y) delivering supplements to Annexes A through F, inclusive, and H through K, inclusive, hereto as are necessary to cause such Annexes to be complete and accurate with respect to such additional Assignor on such date and (z) taking all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Agent.

Exhibit F-2

10.13. Release of Assignors. If at any time all of the Equity Interests of any Assignor (or, to the extent any other Security Document requires releases thereunder to occur in accordance with the provisions of this Agreement, the pledgor, transferor, mortgagor or other corresponding party under such other Security Document) owned by the U.S. Borrower and its Subsidiaries are sold (to a person other than the U.S. Borrower or any of its Wholly-Owned Subsidiaries) in a transaction permitted pursuant to the Credit Agreement (and which does not violate the terms of any other Secured Debt Agreement then in effect), then, at the request and expense of the U.S. Borrower, the respective Assignor shall be released as an Assignor pursuant to this Agreement (and the Collateral Agent (or, to the extent any other Security Document requires releases thereunder to occur in accordance with the provisions of this Agreement, the collateral agent or mortgagee under such other Security Document) is authorized and directed to execute and deliver such instruments of release as are reasonably satisfactory to it). At any time that the U.S. Borrower desires that an Assignor be released from this Agreement as provided in this Section 10.13, the U.S. Borrower shall deliver to the Collateral Agent a certificate signed by an officer of the U.S. Borrower stating that the release of the respective Assignor is permitted pursuant to this Section 10.13. If reasonably requested by the Collateral Agent (although the Collateral Agent shall have no obligation to make any such request), the U.S. Borrower shall furnish legal opinions (from counsel acceptable to the Collateral Agent) to the effect set forth in the immediately preceding sentence. The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as a result of the release of any Assignor by it in accordance with, or which it believes to be in accordance with, this Section 10.13.

[Remainder of this page intentionally left blank; signature page follows]

Exhibit F-2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

One Dole Drive Westlake Village, CA 91362	DHM HOLDING COMPANY, INC., as an Assignor

By:
Name:
Title:

One Dole Drive Westlake Village, CA 91362	DOLE HOLDING COMPANY, LLC., as an Assignor

By:
Name:
Title:

One Dole Drive	DOLE FOOD COMPANY, INC.
Westlake Village, CA 91362

By:
Name:
Title:

[signature blocks to be updated]

Exhibit F-2

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

ANNEX A

to

U.S. SECURITY AGREEMENT

SCHEDULE OF CHIEF EXECUTIVE OFFICES

ANNEX B

to

U.S. SECURITY AGREEMENT

SCHEDULE OF INVENTORY AND EQUIPMENT LOCATIONS

Assignor	Location

ANNEX C

to

U.S. SECURITY AGREEMENT

SCHEDULE OF LEGAL NAMES, TYPE OF ORGANIZATION

(AND WHETHER A REGISTERED ORGANIZATION AND/OR

A TRANSMITTING UTILITY), JURISDICTION OF ORGANIZATION,

LOCATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS

Exact Legal Name of Assignor	Type of Organization (or, if the Assignor is an Individual, so indicate)	Registered Organization? (Yes/No)	Jurisdiction of Organization	Assignor’s Location (purposes of NY UCC § 9-307)	Assignor’s Organization Identification Number (or, if it has none, so indicate)	Transmitting Utility? (Yes/No)

ANNEX D

to

U.S. SECURITY AGREEMENT

SCHEDULE OF TRADE AND FICTITIOUS NAMES

Name of Assignor	Trade and/or Fictitious Names

ANNEX E

to

U.S. SECURITY AGREEMENT

DESCRIPTION OF CERTAIN SIGNIFICANT TRANSACTIONS OCCURRING WITHIN

ONE YEAR PRIOR TO THE DATE OF THE U.S. SECURITY AGREEMENT

Name of Assignor	Description of any Transactions as required by Section 2.8 of the U.S. Security Agreement*

ANNEX F

to

U.S. SECURITY AGREEMENT

Schedule of Deposit Accounts

DOLE FOOD CO. - DOMESTIC CONCENTRATION AND DEPOSITORY ACCOUNTS

ACCOUNT NO.	BANK NAME	ACCOUNT TITLE	ACCT _ABRV	TYPE	DIVISION/OWNER	LOCATION

ANNEX G

to

U.S. SECURITY AGREEMENT

Form of Control Agreement Regarding Deposit Accounts

AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of                  ,         , among the undersigned assignor (the “Assignor”)                     , not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”), and              (the “Deposit Account Bank”), as the bank (as defined in Section 9-102 of the UCC as in effect on the Restatement Effective Date in the State of                      (the “UCC”)) with which one or more deposit accounts (as defined in Section 9-102 of the UCC) are maintained by the Assignor (with all such deposit accounts now or at any time in the future maintained by the Assignor with the Deposit Account Bank being herein called the “Deposit Accounts”).

W I T N E S S E T H :

WHEREAS, the Assignor, various other Assignors and the Collateral Agent have entered into a Security Agreement, dated as of March 28, 2003 and amended and restated as of April 12, 2006 (as further amended, amended and restated, modified or supplemented from time to time, the “U.S. Security Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the U.S. Security Agreement), the Assignor has granted a security interest to the Collateral Agent for the benefit of the Secured Creditors (as defined in the U.S. Security Agreement) in all of the right, title and interest of the Assignor in and into any and all deposit accounts (as defined in Section 9-102 of the UCC) and in all monies, securities, instruments and other investments deposited therein from time to time (collectively, herein called the “Collateral”); and

WHEREAS, the Assignor desires that the Deposit Account Bank enter into this Agreement in order to establish “control” (as defined in Section 9-104 of the UCC) in each Deposit Account at any time or from time to time maintained with the Deposit Account Bank, and to provide for the rights of the parties under this Agreement with respect to such Deposit Accounts;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignor’s Dealings with Deposit Accounts; Notice of Exclusive Control. Until the Deposit Account Bank shall have received from the Collateral Agent a Notice of Exclusive Control (as defined below), the Assignor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts and give instructions in respect of the Deposit Accounts; provided, however, that the Assignor may not, and the Deposit Account Bank agrees that it shall not permit the Assignor to, without the

Annex G

Collateral Agent’s prior written consent, close any Deposit Account. If the Collateral Agent shall give to the Deposit Account Bank a notice of the Collateral Agent’s exclusive control of the Deposit Accounts, which notice states that it is a “Notice of Exclusive Control” (a “Notice of Exclusive Control”), only the Collateral Agent shall be entitled to withdraw funds from the Deposit Accounts, to give any instructions in respect of the Deposit Accounts and any funds held therein or credited thereto or otherwise to deal with the Deposit Accounts.

2. Collateral Agent’s Right to Give Instructions as to Deposit Accounts. (a) Notwithstanding the foregoing or any separate agreement that the Assignor may have with the Deposit Account Bank, the Collateral Agent shall be entitled after delivery of a Notice of Exclusive Control, for purposes of this Agreement, at any time to give the Deposit Account Bank instructions as to the withdrawal or disposition of any funds from time to time credited to any Deposit Account, or as to any other matters relating to any Deposit Account or any other Collateral, without further consent from the Assignor. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, to comply with any such instructions from the Collateral Agent without any further consent from the Assignor. Such instructions may include the giving of stop payment orders for any items being presented to any Deposit Account for payment. The Deposit Account Bank shall be fully entitled to rely on, and shall comply with, such instructions from the Collateral Agent even if such instructions are contrary to any instructions or demands that the Assignor may give to the Deposit Account Bank. In case of any conflict between instructions received by the Deposit Account Bank from the Collateral Agent and the Assignor, the instructions from the Collateral Agent shall prevail.

(b) It is understood and agreed that after delivery of a Notice of Exclusive Control the Deposit Account Bank’s duty to comply with instructions from the Collateral Agent regarding the Deposit Accounts is absolute, and the Deposit Account Bank shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the U.S. Security Agreement or any other Credit Document (as defined in the U.S. Security Agreement), nor seek confirmation thereof from the Assignor or any other Person.

3. Assignor’s Exculpation and Indemnification of Depository Bank. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, after delivery of a Notice of Exclusive Control, to follow instructions from the Collateral Agent regarding the Deposit Accounts even if the result of following such instructions from the Collateral Agent is that the Deposit Account Bank dishonors items presented for payment from any Deposit Account. The Assignor further confirms that the Deposit Account Bank shall have no liability to the Assignor for wrongful dishonor of such items in following such instructions from the Collateral Agent. The Deposit Account Bank shall have no duty to inquire or determine whether the Assignor’s obligations to the Collateral Agent are in default or whether the Collateral Agent is entitled, under any separate agreement between the Assignor and the Collateral Agent, to give any such instructions. The Assignor further agrees to be responsible for the Deposit Account Bank’s customary charges and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless against any loss, cost or expense that the Deposit Account Bank

Annex G

may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the Collateral Agent.

4. Subordination of Security Interests; Deposit Account Bank’s Recourse to Deposit Accounts. The Deposit Account Bank hereby subordinates any claims and security interests it may have against, or with respect to, any Deposit Account at any time established or maintained with it by the Assignor (including any amounts, investments, instruments or other Collateral from time to time on deposit therein) to the security interests of the Collateral Agent (for the benefit of the Secured Creditors) therein, and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, any Deposit Account of the Assignor or any amounts, investments, instruments or other Collateral from time to time on deposit therein; provided that the Deposit Account Bank may, however, from time to time debit the Deposit Accounts for any of its customary charges in maintaining the Deposit Accounts or for reimbursement for the reversal of any provisional credits granted by the Deposit Account Bank to any Deposit Account, to the extent, in each case, that the Assignor has not separately paid or reimbursed the Deposit Account Bank therefor.1

5. Representations, Warranties and Covenants of Deposit Account Bank. The Deposit Account Bank represents and warrants to the Collateral Agent that:

(a) The Deposit Account Bank constitutes a “bank” (as defined in Section 9-102 of the UCC), that the jurisdiction (determined in accordance with Section 9-304 of the UCC) of the Deposit Account Bank for purposes of each Deposit Account maintained by the Assignor with the Deposit Account Bank shall be one or more States within the United States.

(b) The Deposit Account Bank shall not permit any Assignor to establish any demand, time, savings, passbook or other account with it which it does not constitute a “deposit account” (as defined in Section 9-102 of the UCC).

(c) The account agreements between the Deposit Account Bank and the Assignor relating to the establishment and general operation of the Deposit Accounts provide, whether specifically or generally, that the laws of                     2 govern secured transactions relating to the Deposit Accounts and that the Deposit Account Bank’s “jurisdiction” for purposes of Section 9-304 of the UCC in respect of the Deposit Accounts is                     .3 The Deposit Account Bank will not, without the Collateral Agent’s prior written consent, amend any

[1]

If the respective Deposit Account Bank is unwilling to agree to this paragraph, or substantially similar terms reasonably acceptable to the Collateral Agent, then the Collateral Agent may take the actions described in Section 3.9 of the U.S. Security Agreement. If the Deposit Account Bank does not agree to subordinations, its security interests in the Deposit Accounts maintained with it will have priority over the Collateral Agent’s security interests therein under Section 9-327 of Revised Article 9.

[2]	Inserted jurisdiction(s) must be consistent with requirements of preceding clause (a).
[3]	See footnote 2.

Annex G

such account agreement so that the Deposit Account Bank’s jurisdiction for purposes of Section 9-304 of the UCC is other than a jurisdiction permitted pursuant to preceding clause (a). All account agreements in respect of each Deposit Account in existence on the Restatement Effective Date are listed on Annex A hereto and copies of all such account agreements have been furnished to the Collateral Agent. The U.S. Borrower or the Deposit Account Bank will promptly furnish to the Collateral Agent a copy of the account agreement for each Deposit Account hereafter established by the Deposit Account Bank for the Assignor.

(d) The Deposit Account Bank has not entered and will not enter, into any agreement with any other Person by which the Deposit Account Bank is obligated to comply with instructions from such other Person as to the disposition of funds from any Deposit Account or other dealings with any Deposit Account or other of the Collateral.

(e) On the Restatement Effective Date the Deposit Account Bank maintains no Deposit Accounts for the Assignor other than the Deposit Accounts specifically identified in Annex A hereto.

(f) Any items or funds received by the Deposit Account Bank for the Assignor’s account will be credited to said Deposit Accounts specified in paragraph (e) above or to any other Deposit Accounts hereafter established by the Deposit Account Bank for the Assignor in accordance with this Agreement.

(g) The U.S. Borrower or the Deposit Account Bank will promptly notify the Collateral Agent of each Deposit Account hereafter established by the Deposit Account Bank for the Assignor (which notice shall specify the account number of such Deposit Account and the location at which the Deposit Account is maintained), and each such new Deposit Account shall be subject to the terms of this Agreement in all respects.

6. Deposit Account Statements and Information. The Deposit Account Bank agrees, and is hereby authorized and instructed by the Assignor, to furnish to the Collateral Agent, at its address indicated below, copies of all account statements and other information relating to each Deposit Account that the Deposit Account Bank sends to the Assignor and to disclose to the Collateral Agent all information reasonably requested by the Collateral Agent regarding any Deposit Account.

7. Conflicting Agreements. This Agreement shall have control over any conflicting agreement between the Deposit Account Bank and the Assignor.

8. Merger or Consolidation of Deposit Account Bank. Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Deposit Account Bank may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Deposit Account Bank shall be a party, shall be the successor of the Deposit Account Bank hereunder and shall be bound by all provisions hereof which are binding upon the Deposit Account Bank and shall be deemed to affirm as to itself all representations and warranties of the Deposit Account Bank contained herein.

Annex G

9. Notices.

(a) All notices and other communications provided for in this Agreement shall be in writing (including facsimile) and sent to the intended recipient at its address or telex or facsimile number set forth below:

If to the Collateral Agent, at:

60 Wall Street

New York, NY 10006

Attention: [            ]

If to the Assignor, at:

If to the Deposit Account Bank, at:

or, as to any party, to such other address or telex or facsimile number as such party may designate from time to time by notice to the other parties.

(b) Except as otherwise provided herein, all notices and other communications hereunder shall be delivered by hand or by commercial overnight courier (delivery charges prepaid), or mailed, postage prepaid, or telexed or faxed, addressed as aforesaid, and shall be effective (i) three business days after being deposited in the mail (if mailed), (ii) when delivered (if delivered by hand or courier) and (iii) or when transmitted with receipt confirmed (if telexed or faxed); provided that notices to the Collateral Agent shall not be effective until actually received by it.

10. Amendment. This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.

11. Binding Agreement. This Agreement shall bind the parties hereto and their successors and assigns and shall inure to the benefit of the parties hereto and their successors and assigns. Without limiting the provisions of the immediately preceding sentence, the Collateral Agent at any time or from time to time may designate in writing to the Deposit Account Bank a successor Collateral Agent (at such time, if any, as such entity becomes the Collateral Agent under the U.S. Security Agreement, or at any time thereafter) who shall

Annex G

thereafter succeed to the rights of the existing Collateral Agent hereunder and shall be entitled to all of the rights and benefits provided hereunder.

12. Continuing Obligations. The rights and powers granted herein to the Collateral Agent have been granted in order to protect and further perfect its security interests in the Deposit Accounts and other Collateral and are powers coupled with an interest and will be affected neither by any purported revocation by the Assignor of this Agreement or the rights granted to the Collateral Agent hereunder or by the bankruptcy, insolvency, conservatorship or receivership of the Assignor or the Deposit Account Bank or by the lapse of time. The rights of the Collateral Agent hereunder and in respect of the Deposit Accounts and the other Collateral, and the obligations of the Assignor and Deposit Account Bank hereunder, shall continue in effect until the security interests of Collateral Agent in the Deposit Accounts and such other Collateral have been terminated and the Collateral Agent has notified the Deposit Account Bank of such termination in writing.

13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

15. Notice of Exclusive Control. Notwithstanding anything to the contrary contained herein, the Collateral Agent hereby covenants and agrees (x) not to furnish to the Deposit Account Bank a Notice of Exclusive Control at any time no Default or Event of Default is then in existence and (y) to promptly revoke any Notice of Exclusive Control previously given to a Deposit Account Bank at such time as the underlying Default or Event of Default (and all other Defaults and Events of Default) are cured or waived in accordance with the terms of the Credit Agreement or the other Secured Debt Agreements, as applicable; provided that the liability of the Collateral Agent to the Assignor and any other Person for any failure to act as set forth above shall be limited as, and to the extent, provided in the Security Agreement.

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Annex G

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

Assignor:

[NAME OF ASSIGNOR]

By:
Name:
Title:

Collateral Agent:

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

Deposit Account Bank:

[NAME OF DEPOSIT ACCOUNT BANK]

By:
Name:
Title:

ANNEX H

to

U.S. SECURITY AGREEMENT

DESCRIPTION OF COMMERCIAL TORT CLAIMS

None

Annex I

SCHEDULE OF MARKS AND APPLICATIONS;

INTERNET DOMAIN NAME REGISTRATION

1. Marks and Applications:

Trademark Name	Country Name	Owner Name	Status	Appl. No.	Filing Date	Reg. No.	Reg. Date	Class	Goods

Annex I

2. Internet Domain Name Registrations:

Domain Name	Country	Owner	Reg. Date	Exp. Date

ANNEX J

to

U.S. SECURITY AGREEMENT

SCHEDULE OF PATENTS

Patent Name	Country	Owner/Assignee	Serial No.	Filing Date	Reg no.	Reg. Date	Comments

ANNEX K

to

U.S. SECURITY AGREEMENT

SCHEDULE OF COPYRIGHTS

Copyright Title	Owner/Claimant	Reg. No.	Reg. Date

ANNEX L

to

U.S. SECURITY AGREEMENT

FORM OF GRANT OF SECURITY INTEREST

IN UNITED STATES TRADEMARKS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a                           (the “Grantor”) with principal offices at                     , hereby grants to Deutsche Bank AG New York Branch, as Collateral Agent, with principal offices at 60 Wall Street, New York, NY 10006, (the “Grantee”), a security interest in (i) all of the Grantor’s right, title and interest in and to the United States trademarks, trademark registrations and trademark applications (the “Marks”) set forth on Schedule A attached hereto, (ii) all Proceeds (as such term is defined in the U.S. Security Agreement referred to below) and products of the Marks, (iii) the goodwill of the businesses with which the Marks are associated and (iv) all causes of action arising prior to or after the Restatement Effective Date for infringement of any of the Marks or unfair competition regarding the same.

THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other Assignors from time to time party thereto and the Grantee, dated as of March 28, 2003 and amended and restated as of April 12, 2006 (as further amended, modified, restated and/or supplemented from time to time, the “U.S. Security Agreement”). Upon the occurrence of the Termination Date (as defined in the U.S. Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Marks acquired under this Grant.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the U.S. Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the U.S. Security Agreement, all

Annex L

terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the U.S. Security Agreement, the provisions of the U.S. Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

Annex L

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the          day of             ,         .

[NAME OF GRANTOR], Grantor

By
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Collateral Agent and Grantee

By
Name:
Title:

By
Name:
Title:

STATE OF )
) ss.:
COUNTY OF )

On this          day of             ,         , before me personally came                      who, being by me duly sworn, did state as follows: that [s]he is              of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said              and that [s]he did so by authority of the [Board of Directors] of said             .

Notary Public

STATE OF )
) ss:
COUNTY OF )

On this         day of             ,         , before me personally came                      who, being by me duly sworn, did state as follows: that [s]he is              of Deutsche Bank AG New York Branch, that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

SCHEDULE A

MARK	REG. NO.	REG. DATE

ANNEX M

to

U.S. SECURITY AGREEMENT

FORM OF GRANT OF SECURITY INTEREST

IN UNITED STATES PATENTS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [Name of Grantor], a                                                                (the “Grantor”) with principal offices at                                          , hereby grants to Deutsche Bank AG New York Branch, as Collateral Agent, with principal offices at 60 Wall Street, New York, NY 10006, (the “Grantee”), a security interest in (i) all of the Grantor’s rights, title and interest in and to the United States patents (the “Patents”) set forth on Schedule A attached hereto, in each case together with (ii) all Proceeds (as such term is defined in the U.S. Security Agreement referred to below) and products of the Patents, and (iii) all causes of action arising prior to or after the Restatement Effective Date for infringement of any of the Patents or unfair competition regarding the same.

THIS GRANT is made to secure the satisfactory performance and payment of all the Obligations of the Grantor, as such term is defined in the Security Agreement among the Grantor, the other Assignors from time to time party thereto and the Grantee, dated as of March 28, 2003 and amended and restated as of April 12, 2006 (as further amended, modified, restated and/or supplemented from time to time, the “U.S. Security Agreement”). Upon the occurrence of the Termination Date (as defined in the U.S. Security Agreement), the Grantee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the Patents acquired under this Grant.

Annex M

This Grant has been granted in conjunction with the security interest granted to the Grantee under the U.S. Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the U.S. Security Agreement, the provisions of the U.S. Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

Annex M

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the      day of             ,             .

[NAME OF GRANTOR], Grantor

By
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent and Grantee

By
Name:
Title:

By
Name:
Title:

STATE OF	)
) ss:
COUNTY OF	)

On this              day of             ,             , before me personally came                      who, being by me duly sworn, did state as follows: that [s]he is                      of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said              and that [s]he did so by authority of the Board of Directors of said             .

Notary Public

STATE OF	)
	)	ss:
COUNTY OF	)

On this      day of         ,             , before me personally came              who, being by me duly sworn, did state as follows: that [s]he is              of Deutsche Bank AG New York Branch, that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

SCHEDULE A

PATENT	PATENT NO.	ISSUE DATE

ANNEX N

to

U.S. SECURITY AGREEMENT

FORM OF GRANT OF SECURITY INTEREST

IN UNITED STATES COPYRIGHTS

WHEREAS, [Name of Grantor], a                                           (the “Grantor”), having its chief executive office at                     ,                     , is the owner of all right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto;

WHEREAS, Deutsche Bank AG New York Branch, as Collateral Agent, having its principal offices at 60 Wall Street, New York, NY 10006 (the “Grantee”), desires to acquire a security interest in said copyrights and copyright registrations and applications therefor; and

WHEREAS, the Grantor is willing to grant to the Grantee a security interest in and lien upon the copyrights and copyright registrations and applications therefor described above.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and subject to the terms and conditions of the Security Agreement, dated as of March 28, 2003 and amended and restated as of April 12, 2006, made by the Grantor, the other Assignors from time to time party thereto and the Grantee (as further amended, modified, restated and/or supplemented from time to time, the “U.S. Security Agreement”), the Grantor hereby assigns to the Grantee as collateral security, and grants to the Grantee a security interest in, the copyrights and copyright registrations and applications therefor set forth in Schedule A attached hereto.

This Grant has been granted in conjunction with the security interest granted to the Grantee under the U.S. Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are as set forth in the U.S. Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the U.S. Security Agreement, the provisions of the US. Security Agreement shall govern.

[Remainder of this page intentionally left blank; signature page follows]

Annex N

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the      day of         ,             .

[NAME OF GRANTOR], Grantor

By
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent and Grantee

By
Name:
Title:

By
Name:
Title:

2

STATE OF	)
	)	ss:
COUNTY OF	)

On this      day of         ,             , before me personally came                 , who being duly sworn, did depose and say that [s]he is                     of [Name of Grantor], that [s]he is authorized to execute the foregoing Grant on behalf of said corporation and that [s]he did so by authority of the Board of Directors of said corporation.

Notary Public

STATE OF	)
) ss.:
COUNTY OF	)

On this              day of             ,             , before me personally came              who, being by me duly sworn, did state as follows: that [s]he is              of Deutsche Bank AG New York Branch, that [s]he is authorized to execute the foregoing Grant on behalf of said              and that [s]he did so by authority of the Board of Directors of said             .

Notary Public

2

ANNEX O

to

U.S. SECURITY AGREEMENT

THE COLLATERAL AGENT

1. Appointment. The Secured Creditors, by their acceptance of the benefits of the U.S. Security Agreement to which this Annex O is attached (the “U.S. Security Agreement”) hereby irrevocably designate Deutsche Bank AG New York Branch (and any successor Collateral Agent) to act as specified herein and therein. Unless otherwise defined herein, all capitalized terms used herein (x) and defined in the U.S. Security Agreement, are used herein as therein defined and (y) not defined in the U.S. Security Agreement, are used herein as defined in the Credit Agreement referenced in the U.S. Security Agreement. Each Secured Creditor hereby irrevocable authorizes, and each holder of any Obligation by the acceptance of such Obligation and by the acceptance of the benefits of the U.S. Security Agreement shall be deemed irrevocably to authorize, the Collateral Agent to take such action on its behalf under the provisions of the U.S. Security Agreement and any instruments and agreements referred to therein and to exercise such powers and to perform such duties thereunder as are specifically delegated to or required of the U.S. Security Agreement by the terms thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder or thereunder by or through its authorized agents, sub-agents or employees.

2. Nature of Duties. (a) The Collateral Agent shall have no duties or responsibilities except those expressly set forth herein or in the U.S. Security Agreement. The duties of the Collateral Agent shall be mechanical and administrative in nature; the Collateral Agent shall not have by reason of this Agreement, any other Credit Document or any other Secured Debt Agreement a fiduciary relationship in respect of any Secured Creditor; and nothing in this Agreement, any other Credit Document or any other Secured Debt Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect of the U.S. Security Agreement except as expressly set forth herein and therein.

(b) The Collateral Agent shall not be responsible for insuring the Collateral or for the payment of taxes, charges or assessments or discharging of Liens upon the collateral or otherwise as to the maintenance of the Collateral.

(c) The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Assignor of any of the covenants or agreements contained in the U.S. Security Agreement, any other Credit Document or any other Secured Debt Agreement.

(d) The Collateral Agent shall be under no obligation or duty to take any action under, or with respect to, the U.S. Security Agreement if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business, or obtain any license, in any jurisdiction where it is not then so qualified or licensed or (iii) would subject the Collateral Agent to in personam jurisdiction in any locations where it is not then so subject.

(e) Notwithstanding any other provision of this Annex O, neither the Collateral Agent nor any of its officers, directors, employees, affiliates or agents shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance

Annex O

with, or pursuant to this Annex O or the U.S. Security Agreement except for its own gross negligence or willful misconduct (as determined in a final, non-appealable decision by a court of competent jurisdiction).

3. Lack of Reliance on the Collateral Agent. Independently and without reliance upon the Collateral Agent, each Secured Creditor, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Assignor and its Subsidiaries in connection with the making and the continuance of the Obligations and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of each Assignor and its Subsidiaries, and the Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Creditor with any credit or other information with respect thereto, whether coming into its possession before the extension of any Obligations or the purchase of any notes or at any time or times thereafter. The Collateral Agent shall not be responsible in any manner whatsoever to any Secured Creditor for the correctness of any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the U.S. Security Agreement or the security interests granted hereunder or the financial condition of any Assignor or any Subsidiary of any Assignor or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of the U.S. Security Agreement, or the financial condition of any Assignor or any Subsidiary of any Assignor, or the existence or possible existence of any default or event of default. The Collateral Agent makes no representations as to the value or condition of the Collateral or any part thereof, or as to the title of any Assignor thereto or as to the security afforded by the U.S. Security Agreement.

4. Certain Rights of the Collateral Agent. (a) No Secured Creditor shall have the right to cause the Collateral Agent to take any action with respect to the Collateral, with only the Required Secured Creditors having the right to direct the Collateral Agent to take any such action. If the Collateral Agent shall request instructions from the Required Secured Creditors, with respect to any act or action (including failure to act) in connection with the U.S. Security Agreement, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Required Secured Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Collateral Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Secured Creditor shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Secured Creditors.

(b) Notwithstanding anything to the contrary contained herein, the Collateral Agent is authorized, but not obligated, (i) to take any action reasonably required to perfect or continue the perfection of the liens on the Collateral for the benefit of the Secured Creditors and (ii) when instructions from the Required Secured Creditors have been requested by the Collateral Agent but have not yet been received, to take any action which the Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Creditors in the Collateral; provided that once instructions have been received, the actions of the

Annex O

Collateral Agent shall be governed thereby and the Collateral Agent shall not take any further action which would be contrary thereto.

(c) Notwithstanding anything to the contrary contained herein or in the U.S. Security Agreement, the Collateral Agent shall not be required to take any action that exposes or, in the good faith judgment of the Collateral Agent may expose, the Collateral Agent or its officers, directors, agents or employees to personal liability, unless the Collateral Agent shall be adequately indemnified as provided herein, or that is, or in the good faith judgment of the Collateral Agent may be, contrary to the U.S. Security Agreement, any Secured Debt Agreement, the Intercreditor Agreement or applicable law.

5. Reliance. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telescopes message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper Person or entity, and, with respect to all legal matters pertaining hereto or to the U.S. Security Agreement and its duties thereunder and hereunder, upon advice of counsel selected by it.

6. Indemnification. To the extent the Collateral Agent is not reimbursed and indemnified by the Assignors under the U.S. Security Agreement, the Secured Creditors will reimburse and indemnify the Collateral Agent, in proportion to their respective outstanding principal amounts (including, for this purpose, the Stated Amount of outstanding Letters of Credit and the Face Amount of outstanding Bank Guaranties, as well as any unpaid Primary Obligations in respect of Interest Rate Protection Agreements and Other Hedging Agreements, as outstanding principal) of Obligations, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in performing its duties hereunder, or in any way relating to or arising out of its actions as Collateral Agent in respect of the U.S. Security Agreement and/or the Intercreditor Agreement except for those resulting solely from the Collateral Agent’s own gross negligence or willful misconduct (as determined in a final, non-appealable decision by a court of competent jurisdiction). The indemnities set forth in this Section 6 shall survive the repayment of all Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Obligations at the time of the respective occurrence upon which the claim against the Collateral Agent is based or, if same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Obligations as in effect immediately prior to the termination of the U.S. Security Agreement. The indemnities set forth in this Section 6 are in addition to any indemnities provided by the Lenders to the Collateral Agent pursuant to the Credit Agreement or any other Credit Document, with the effect being that the Lenders shall be responsible for indemnifying the Collateral Agent to the extent the Collateral Agent does not receive payments pursuant to this Section 6 from the Secured Creditors (although in such event, and upon the payment in full of all such amounts owing to the Collateral Agent by the Lenders, the Lenders shall be subrogated to any rights of the Collateral Agent to receive payment from the Secured Creditors).

7. The Collateral Agent in its Individual Capacity. With respect to its obligations as a lender under the Credit Agreement and any other Credit Documents to which the

Annex O

Collateral Agent is a party, and to act as agent under one or more of such Credit Documents, the Collateral Agent shall have the rights and powers specified therein and herein for a “Lender”, or an “Agent”, as the case may be, and may exercise the same rights and powers as though it were not performing the duties specified herein; and the terms “Lenders,” “Required Lenders,” “holders of Notes,” or any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent in its individual capacity. The Collateral Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with any Assignor or any Affiliate or Subsidiary of any Assignor as if it were not performing the duties specified herein or in the other Credit Documents, and may accept fees and other consideration from the Assignors for services in connection with the Credit Agreement, the other Credit Documents and otherwise without having to account for the same to the Secured Creditors.

8. Holders. The Collateral Agent may deem and treat the payee of any note as the owner thereof for all purposes hereof unless and until written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Collateral Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any note, shall be final and conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such note or of any note or notes issued in exchange therefor.

9. Resignation by the Collateral Agent. (a) The Collateral Agent may resign from the performance of all of its functions and duties hereunder and under the U.S. Security Agreement at any time by giving 15 Business Days’ prior or written notice to the U.S. Borrower and the Secured Creditors. Such resignation shall take effect upon the appointment of a successor Collateral Agent pursuant to clause (b) or (c) below.

(b) If a successor Collateral Agent shall not have been appointed within said 15 Business Day period by the Required Secured Creditors, the Collateral Agent, with the consent of the U.S. Borrower, which consent shall not be unreasonably withheld or delayed, shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

(c) If no successor Collateral Agent has been appointed pursuant to clause (b) above by the 15th Business Day after the date of such notice of resignation was given by the Collateral Agent, as a result of a failure by the U.S. Borrower to consent to the appointment of such a successor Collateral Agent, the Required Secured Creditors shall then appoint a successor Collateral Agent who shall serve as Collateral Agent hereunder or thereunder until such time, if any, as the Required Secured Creditors appoint a successor Collateral Agent as provided above.

*  *   *

EXHIBIT G

FORM OF ASSIGNMENT

AND

ASSUMPTION AGREEMENT1

This Assignment and Assumption Agreement (this “Assignment”), is dated as of the Effective Date set forth below and is entered into by and between [the] [each] Assignor identified in item [1][2] below ([the] [each, an] “Assignor”) and [the] [each] Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of such [Assignees] [and Assignors] hereunder are several and not joint.] Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”). The Standard Terms and Conditions for Assignment and Assumption Agreement set forth in Annex 1 hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from [the] [each] Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement; as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of [the] [each] Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the [respective] Assignor’s outstanding rights and obligations under the respective Tranches identified below (including, to the extent included in any such Tranches, Letters of Credit, Bank Guarantees and Credit-Linked Deposits) ([the] [each, an] “Assigned Interest”). [Each] [Such] sale and assignment is without recourse to [the) [any] Assignor and, except as expressly provided in this Assignment, without representation or warranty by [the] [any] Assignor.

[1.	Assignor:	________________________

2.	Assignee:	________________________][2]

[1][3].	Credit Agreement:	Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, further amended as of March 18, 2009, further amended as of October 26, 2009 and further amended as of February [ ], 2010 among Dole Food Company, Inc., a Delaware corporation, Solvest, Ltd., a company

[1]	This Form of Assignment and Assumption Agreement should be used by Lenders for an assignment to a single Assignee or to funds managed by the same or related investment managers.
[2]

If the form is used for a single Assignor and Assignee, items 1 and 2 should list the Assignor and the Assignee, respectively. In the case of an assignment to funds managed by the same or related investment managers, or an assignment by multiple Assignors, the Assignors and the Assignee(s) should be listed in the table under bracketed item 2 below.

Exhibit G

organized under the laws of Bermuda, the lenders from time to time party thereto, the other parties thereto and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank

[2.	Assigned Interest:[3]

Assignor	Assignee	Tranche[4] Assigned	Aggregate Amount of Commitment/Loans/ Credit-Linked Deposits (separately broken out, where relevant) under Relevant Tranche for all Lenders	Amount of Commitment/Loans/ Credit-Linked Deposits (separately broken out, where relevant) under Relevant Tranche Assigned
[Name of Assignor]	[Name of Assignee]

[Name of Assignor]	[Name of Assignee]

[3]

Insert this chart if this Form of Assignment and Assumption Agreement is being used for assignments to funds managed by the same or related investment managers or for an assignment by multiple Assignors. Insert additional rows as needed.

[4]	For complex multi-tranche assignments a separate chart for each tranche should be used for ease of reference.

Exhibit G

[4.	Assigned Interest:[5]

Tranche Assigned	Aggregate Amount of Commitment/ Loans/Credit-Linked Deposits (separately broken out, where relevant) under Relevant Tranche for all Lenders	Amount of Commitment/ Loans/Credit-Linked Deposits (separately broken out, where relevant) under Relevant Tranche Assigned
[Insert Relevant Tranche]	$____________	$____________
[Insert Relevant Tranche]	$____________	$____________

Effective Date: _______________, ___, ___.

Assignor[s] Information		Assignee[s] Information

Payment Instructions:	_____________________	Payment Instructions:	_____________________

	_____________________		_____________________

	_____________________		_____________________

	_____________________		_____________________

	Reference: _____________		Reference: _____________

Notice Instructions:	_____________________	Notice Instructions:	_____________________

	_____________________		_____________________

	_____________________		_____________________

	_____________________		_____________________

	Reference: _____________		Reference; _____________

[5]	Insert this chart if this Form of Assignment and Assumption Agreement is being used by a single Assignor for an assignment to a single Assignee.

Exhibit G

he terms set forth in this Assignment are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]		ASSIGNEE [NAME OF ASSIGNEE][6]

By:		By:
	Name:		Name:
	Title:		Title:

[6]	Add additional signature blocks, as needed, if this Form of Assignment and Assumption Agreement is being used by funds managed by the same or related investment managers.

Exhibit G

[Consented to and][7] Accepted: DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[DOLE FOOD COMPANY, INC.

By:
Name:
Title:][8]

[7]	Insert only if assignment is being made to an Eligible Transferee pursuant to Section 13.04(b)(y) of the Credit Agreement.
[8]

Insert only if (i) no Event of Default or Default is then in existence, (ii) the assignment is being made to an Eligible Transferee pursuant to 13.04(b)(y) of the Credit Agreement and (iii) assignment is not being made prior to the Syndication Date and as part of the primary syndication of the Loans and Commitments.

ANNEX I

TO

EXHIBIT G

DOLE FOOD COMPANY, INC.

SOLVEST, LTD.

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1. Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [its] Assigned Interest, (ii) [the] [its] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document delivered pursuant thereto (other than this Assignment) or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) confirms that it is (A) a Lender, (B) a parent company and/or an affiliate of [the] [an] Assignor which is at least 50% owned by [the] [an] Assignor or its parent company, (C) a fund that invests in bank loans and is managed by the same investment advisor as a Lender or by an affiliate of such investment advisor or (D) an Eligible Transferee under Section 13.04(b) of the Credit Agreement; (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of [the] [its] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase [the] [its] Assigned Interest on the basis of which it has made such analysis and decision and (v) if it is organized under the laws of a jurisdiction outside the United States, it has attached to this Assignment any tax documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; (b) agrees that it will, independently and without reliance upon the Administrative Agent, [the] [any] Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes each of the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to or otherwise conferred upon the Administrative Agent, the Syndication Agent, the Co-Documentation Agents or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are

Annex I

to Exhibit G

reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payment. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees, commissions and other amounts) to [the][each] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

3. Effect of Assignment. Upon the deliverY of a fully executed original hereof to the Administrative Agent, as of the Effective Date, (i) [the] [each] Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) [the] [each] Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

4. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5.1401 OF THE GENERAL OBLIGATIONS LAW).

*        *        *

EXHIBIT H-l

FORM OF INTERCOMPANY SUBORDINATION

ACKNOWLEDGMENT

[                    ]

To the Administrative Agent and each of

the Banks party to the Credit Agreement

referred to below

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, further amended as of March 18, 2009, further amended as of October 26, 2009 and further amended as of February [     ], 2010 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among the U.S. Borrower, Solvest, Ltd., the lenders from time to time party thereto (including the Lender), the other parties thereto and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank, and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement). Unless otherwise indicated herein, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

I. Intercompany Subordination Acknowledgement.

A. Each of the Parties hereby acknowledges (x) the Credit Agreement and each other Credit Documents and the transactions contemplated thereby (including, without limitation, the extensions of credit contemplated therein) and (y) copies (or originals) of the Credit Documents and all opinions, instruments, certificates and all other documents delivered in connection therewith, as in effect on the Amendment No. 3 Effective Date, have been furnished or otherwise been provided (or made available) to a senior financial officer of such Foreign Subsidiary Guarantor.

B. Each of the undersigned Parties hereby acknowledges and agrees, and represents and warrants, that on and after the occurrence of, and after giving effect to, the Amendment No. 3 Effective Date (i) it constitutes a Party (as defined in the Intercompany Subordination Agreement) which is a party to the Intercompany Subordination Agreement, (ii) the Intercompany Subordination Agreement shall remain in full force and effect with respect to such Party and (iii) the Credit Agreement and the Obligations under the Credit Agreement shall constitute the “Credit Agreement” and the “Credit Document Obligations,” respectively, in each case, under and as defined in, the Intercompany Subordination Agreement and shall continue to be entitled to the benefits of the Intercompany Subordination Agreement. Each of the undersigned Assignors hereby makes each of the representations and warranties contained in the Intercompany Subordination Agreement on the Restatement Effective Date, both before and after giving effect to this Acknowledgement and Amendment.

II. Miscellaneous.

(a) THIS ACKNOWLEDGEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding

Annex I

to Exhibit H-1

with respect to this Acknowledgment and Amendment may be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case located within the City of New York, and, by execution and delivery of this Acknowledgment and Amendment, each Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each Party hereby irrevocably designates, appoints and empowers Corporation Service Company, with offices on the date hereof at 80 State Street, Albany, NY 12207, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Party agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under the Credit Agreement. Each Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Acknowledgment and Amendment brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Party. Each Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Party at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Secured Creditor to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Party in any other jurisdiction.

(b) Each Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Acknowledgment and Amendment brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum, or that the choice of law provisions are invalid or unenforceable and agrees not to plead or claim before any authority or court, including the courts of its state of incorporation or formation, that any judgment issued by the courts referred to in clause (a) above is contrary to public policy (except, with respect to any Japanese Guarantor, to the extent that the terms of such judgment issued by the courts referred to in clause (a) above and its formation process are deemed, in accordance with the provisions of Article 118 of the Code of Civil Procedures (Law No. 109 of 1996), as contrary to the public order or good morals of Japan).

(c) EACH PARTY AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS ACKNOWLEDGMENT) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ACKNOWLEDGMENT AND AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) NOTWITHSTANDING ANYTHING IN THIS ACKNOWLEDGEMENT TO THE CONTRARY AND WITH RESPECT ONLY TO THE COLOMBIAN GUARANTORS, IN THE EVENT THE ADMINISTRATIVE AGENT OR ANY OF THE SECURED CREDITORS ELECTS TO ENFORCE THIS ACKNOWLEDGEMENT AGAINST ANY COLOMBIAN GUARANTOR IN A COLOMBIAN COURT AS PROVIDED BELOW, THE GUARANTEE OF THE COLOMBIAN

Annex I

to Exhibit H-1

GUARANTORS PURSUANT TO THIS ACKNOWLEDGEMENT AND THE RIGHTS OF THE SECURED CREDITORS AS AGAINST THE COLOMBIAN GUARANTORS SHALL BE (AND SHALL BE DEEMED TO BE) GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF COLOMBIA. Any legal action or proceeding with respect to a Colombian Guarantor in connection with this Acknowledgement may be brought in the competent courts of Colombia.

(e) NOTWITHSTANDING ANYTHING IN THIS ACKNOWLEDGEMENT TO THE CONTRARY AND WITH RESPECT ONLY TO THE ECUADORIAN GUARANTORS, IN THE EVENT THE ADMINISTRATIVE AGENT OR ANY OF THE SECURED CREDITORS ELECTS TO ENFORCE THIS ACKNOWLEDGEMENT AGAINST ANY ECUADORIAN GUARANTOR IN AN ECUADORIAN COURT AS PROVIDED BELOW, THE GUARANTEE OF THE ECUADORIAN GUARANTORS PURSUANT TO THIS ACKNOWLEDGEMENT AND THE RIGHTS OF THE SECURED CREDITORS AS AGAINST THE ECUADORIAN GUARANTORS SHALL BE (AND SHALL BE DEEMED TO BE) GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ECUCADOR. Any legal action or proceeding with respect to An Ecuadorian Guarantor in connection with this Acknowledgement and Consent may be brought in the competent courts of Ecuador.

2. This Acknowledgment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the U.S. Borrower and the Administrative Agent.

IN WITNESS WHEREOF, the parties hereto (other than with respect to the Guarantors incorporated under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (the “HK Guarantors”)) have caused this Intercompany Subordination Acknowledgement to be executed and delivered by their duly authorized officers as of the date first above written.

IN WITNESS WHEREOF, this Intercompany Subordination Acknowledgement has been signed, sealed and delivered by the duly authorized officers of the HK Guarantors as of the date first above written.

EXHIBIT H-2

[COMPOSITE COPY (INCORPORATING THE

FIRST AMENDMENT DATED AS OF MAY 29, 2003)

CONFORMED AS EXECUTED]1

INTERCOMPANY SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), dated as of March 28, 2003, made by each of the undersigned (each, a “Party” and, together with any entity that becomes a party to this Agreement pursuant to Section 9 hereof, the “Parties”) and Deutsche Bank AG New York Branch, as collateral agent (in such capacity, together with any successor agent, the “Collateral Agent”), for the benefit of the Senior Creditors (as defined below). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement referred to below.

W I T N E S S E T H:

WHEREAS, DHM Holding Company, Inc. (“Holdings”), Dole Food Company, Inc. (the “U.S. Borrower”), Solvest, Ltd. (the “Bermuda Borrower”, and together with the U.S. Borrower, the “Borrowers”), various financial institutions from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, together with any successor agent, the “Administrative Agent”), The Bank of Nova Scotia and Banc of America Securities LLC, as Co-Syndication Agents (in such capacity, together with any successor agent, the “Co-Syndication Agents”), Fleet National Bank and Societe Generale, as Co-Documentation Agents (in such capacity, together with any successor agent, the “Co-Documentation Agents”), and Deutsche Bank Securities Inc., The Bank of Nova Scotia and Banc of America Securities LLC, as Joint Lead Arrangers and Book Runners (in such capacity, the “Joint Lead Arrangers” and, together with the Lenders, each Issuing Lender, each Bank Guaranty Issuer, the Administrative Agent, each Co-Syndication Agent, each Co-Documentation Agent and the Collateral Agent, collectively, the “Lender Creditors”) have entered into a Credit Agreement, dated as of March 28, 2003, providing for the making of Loans to the Borrowers, the issuance of, and participation in, Letters of Credit for the respective accounts of the Borrowers and the issuance of, and participation in, Bank Guaranties for the account of the Bermuda Borrower, all as contemplated therein (as used herein, the term “Credit Agreement” means the Credit Agreement described above in this paragraph, as the same may be amended, modified, extended, renewed, replaced, restated, supplemented or refinanced from time to time, and including any agreement extending the maturity of, or refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers or guarantors thereunder or any increase in the amount borrowed) all or any portion of, the indebtedness under such agreement or any successor agreement, whether or not with the same agent, trustee, representative, lenders or holders; provided that, with respect to any agreement providing for the refinancing or replacement of indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced or replaced shall be paid in full at the time of such refinancing or replacement, and all Commitments, Letters of Credit and Bank Guaranties issued pursuant to the refinanced or replaced Credit Agreement shall have terminated in accordance with their terms or (B) the Required Lenders shall have consented in writing to the refinancing or replacement indebtedness

[1]

This composite copy is to be used for reference purposes only; the definitive agreements with respect to the Intercompany Subordination Agreement are set forth in the originally executed Intercompany Subordination Agreement and the First Amendment thereto.

being treated as indebtedness pursuant to the Credit Agreement, and (ii) a notice to the effect that the refinancing or replacement indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the U.S. Borrower to the Collateral Agent);

WHEREAS, each Borrower and/or one or more of their respective Subsidiaries may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, if any, collectively, the “Hedging Creditors”);

WHEREAS, pursuant to the Holdings Guaranty, Holdings has guaranteed to the Secured Creditors the payment when due of all Holdings Guaranteed Obligations;

WHEREAS, pursuant to the U.S. Borrower’s Guaranty, the U.S. Borrower has guaranteed to the Secured Creditors the payment when due of all U.S. Borrower Guaranteed Obligations;

WHEREAS, pursuant to the U.S. Subsidiaries Guaranty, each U.S. Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of all Guaranteed Obligations (as defined in the U.S. Subsidiaries Guaranty);

WHEREAS, the U.S. Borrower has, prior to the date hereof, issued the Existing 2009 Senior Notes in aggregate principal amount of $400,000,000 (with the holders from time to time of such Existing 2009 Senior Notes being herein called the “Existing 2009 Senior Noteholders”) pursuant to the Existing 2009 Senior Notes Indenture;

WHEREAS, certain U.S. Subsidiary Guarantors have guaranteed the repayment in full of the Existing 2009 Senior Notes pursuant to the Existing 2009 Senior Notes Documents (as supplemented by the relevant Existing Senior Notes Indenture Supplement);

WHEREAS, the U.S. Borrower has, prior to the date hereof, issued the Existing 2013 Senior Notes in aggregate principal amount of $155,000,000 (with the holders from time to time of such Existing 2013 Senior Notes being herein called the “Existing 2013 Senior Noteholders” and, together with the Existing 2009 Senior Noteholders, the “Existing Senior Noteholders”) pursuant to the Existing 2013 Senior Notes Indenture;

WHEREAS, certain U.S. Subsidiary Guarantors have guaranteed the repayment in full of the Existing 2013 Senior Notes pursuant to the Existing 2013 Senior Notes Documents (as supplemented by the relevant Existing Senior Notes Indenture Supplement);

WHEREAS, pursuant to the New Senior Notes Indenture, the U.S. Borrower has issued the New Senior Notes in aggregate principal amount of $475,000,000 (with the holders from time to time of such New Senior Notes being herein called the “New Senior Noteholders”) pursuant to the New Senior Notes Indenture;

WHEREAS, certain U.S. Subsidiary Guarantors have guaranteed the repayment in full of the New Senior Notes pursuant to the New Senior Notes Indenture;

WHEREAS, pursuant to the New 2010 Senior Notes Indenture, the U.S. Borrower has issued the New 2010 Senior Notes in aggregate principal amount of $400,000,000 (with the holders from time to time of such New 2010 Senior Notes being herein called the “New 2010 Senior Noteholders”) pursuant to the New 2010 Senior Notes Indenture;

WHEREAS, certain U.S. Subsidiary Guarantors have guaranteed the repayment in full of the New 2010 Senior Notes pursuant to the New 2010 Senior Notes Indenture;

WHEREAS, it is a condition precedent to the extensions of credit under the Credit Agreement that this Agreement be executed and delivered by the original Parties hereto;

WHEREAS, additional Parties may from time to time become parties hereto in order to allow for certain extensions of credit in accordance with the requirements of the Credit Agreement, the New 2010 Senior Notes Documents and the New Senior Notes Documents;

WHEREAS, each of the Parties hereto desires to execute this Agreement to satisfy the conditions described in the immediately preceding paragraphs.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Parties and the Collateral Agent (for the benefit of the Senior Creditors) hereby agree as follows:

1. The Subordinated Debt (as defined in Section 7 hereof) and all payments of principal, interest, and all other amounts thereunder are hereby, and shall continue to be, subject and subordinate in right of payment to the prior payment in full, in cash, of all Senior Indebtedness to the extent, and in the manner set forth herein. The foregoing shall apply, notwithstanding the availability of other collateral to the Senior Creditors or the holders of Subordinated Debt or the actual date and time of execution, delivery, recordation, filing or perfection of any security interests granted with respect to the Senior Indebtedness or the Subordinated Debt, or the lien or priority of payment thereof, and in any instance wherein the Senior Indebtedness or any claim for the Senior Indebtedness is subordinated, avoided or disallowed, in whole or in part, under Title 11 of the United States Code (the “Bankruptcy Code”) or other applicable federal, foreign, state or local law. In the event of a proceeding, whether voluntary or involuntary, for insolvency, liquidation, reorganization, dissolution, bankruptcy or other similar proceeding pursuant to the Bankruptcy Code or other applicable federal, foreign, state or local law (each, a “Bankruptcy Proceeding”), the Senior Indebtedness shall include all interest accrued on the Senior Indebtedness, in accordance with and at the rates specified in the Senior Indebtedness, both for periods before and for periods after the commencement of any of such proceedings, even if the claim for such interest is not allowed pursuant to the Bankruptcy Code or other applicable law.

2. Each Party (as a lender of any Subordinated Debt) hereby agrees that until all Senior Indebtedness has been repaid in full in cash:

(a) Such Party shall not, without the prior written consent of the Required Senior Creditors (as defined in Section 7 hereof), which consent may be withheld or conditioned in the Required Senior Creditors’ sole discretion, commence, or join or participate in, any Enforcement Action (as defined in Section 7 hereof).

(b) In the event that (i) all or any portion of any Senior Indebtedness becomes due (whether at stated maturity, by acceleration or otherwise), (ii) any Event of Default under the Credit Agreement or any event of default under, and as defined in, any other Senior Indebtedness (or the documentation governing the same), then exists or would result from such payment on the Subordinated Debt (including, without limitation, pursuant to Section 9.13 of the Credit Agreement), (iii) such Party receives any payment or prepayment of principal, interest or any other amount, in whole or in part, of (or with respect to) the Subordinated Debt in violation of the terms of the Credit Agreement or any other Senior Indebtedness (or the documentation governing the same) or (iv) any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, is made of all or any part of the property, assets or business of Holdings or any of its Subsidiaries or the proceeds thereof, in whatever form, to any creditor or creditors of Holdings or any of its Subsidiaries or to any holder of indebtedness of Holdings or any of its Subsidiaries or by reason of any liquidation, dissolution or other winding up of Holdings, any of its Subsidiaries or their respective businesses, or of any receivership or custodianship for Holdings or any of its Subsidiaries or of all or substantially all of their respective property, or of any insolvency or bankruptcy proceedings or assignment for the benefit of creditors or any proceeding by or against Holdings or any of its Subsidiaries for any relief under any bankruptcy, reorganization or insolvency law or laws, federal, foreign, state or local, or any law, federal, foreign, state or local relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, then, and in any such event, any payment or distribution of any kind or character, whether in cash, property or securities which shall be payable or deliverable with respect to any or all of the Subordinated Debt or which has been received by any Party shall be held in trust by such Party for the benefit of the Senior Creditors and shall forthwith be paid or delivered directly to the Senior Creditors for application to the payment of the Senior Indebtedness (after giving effect to the relative priorities of such Senior Indebtedness) to the extent necessary to make payment in full in cash of all sums due under the Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the Senior Creditors. In any such event, the Senior Creditors may, but shall not be obligated to, demand, claim and collect any such payment or distribution that would, but for these subordination provisions, be payable or deliverable with respect to the Subordinated Debt. In the event of the occurrence of any event referred to in subclauses (i), (ii), (iii) or (iv) of the preceding sentence of this clause (b) above and until the Senior Indebtedness shall have been fully paid in cash and satisfied and all of the obligations of Holdings or any of its Subsidiaries to the Senior Creditors have been performed in full, no payment of any kind or character (whether in cash, property, securities or otherwise) shall be made to or accepted by any Party in respect of the Subordinated Debt. Notwithstanding anything to the contrary contained above, if one or more of the events referred to in subclauses (i) through (iv) of the first sentence of this clause (b) is in existence, the Required Senior Creditors may agree in writing that payments may be made with respect to the Subordinated Debt which would otherwise be prohibited pursuant to the provisions contained above, provided that any such waiver shall be specifically limited to the respective payment or payments which the Required Senior Creditors agree may be so paid to any Party in respect of the Subordinated Debt;

(c) If such Party shall acquire by indemnification, subrogation or otherwise, any lien, estate, right or other interest in any of the assets or properties of Holdings or any of its Subsidiaries, that lien, estate, right or other interest shall be subordinate in right of payment to the Senior Indebtedness and the lien of the Senior Indebtedness as provided herein, and such Party hereby waives any and all rights it may acquire by subrogation or otherwise to any lien of the Senior Indebtedness or any portion thereof until such time as all Senior Indebtedness has been repaid in full in cash;

(d) Such Party shall not pledge, assign, hypothecate, transfer, convey or sell any Subordinated Debt or any interest in any Subordinated Debt to any entity (other than in accordance with the relevant requirements of the Credit Agreement to a Credit Party which is a Party hereto) without the prior written consent of the Administrative Agent (with the prior written consent of the Required Senior Creditors);

(e) After request by the Administrative Agent or the Required Senior Creditors, such Party shall within ten (10) days furnish the Senior Creditors with a statement, duly acknowledged and certified setting forth the original principal amount of the notes evidencing the indebtedness of the Subordinated Debt, the unpaid principal balance, all accrued interest but unpaid interest and any other sums due and owing thereunder, the rate of interest, the monthly payments and that, to the best knowledge of such Party, there exists no defaults under the Subordinated Debt, or if any such defaults exist, specifying the defaults and the nature thereof;

(f) In any case commenced by or against Holdings or any of its Subsidiaries or under Chapter 11 of the Bankruptcy Code or any similar provision thereof, or any similar federal, foreign, state or local statute (a “Reorganization Proceeding”), to the extent permitted by applicable law, the Required Senior Creditors shall have the exclusive right to exercise any voting rights in respect of the claims of such Party against Holdings or any of its Subsidiaries;

(g) If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made (whether by Holdings, either Borrower or any other Person or enforcement of any right of setoff or otherwise) is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Holdings, either Borrower or such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made;

(h) Such Party shall not object to the entry of any order or orders approving any cash collateral stipulations, adequate protection stipulations or similar stipulations executed by the Senior Creditors in any Reorganization Proceeding or any other proceeding under the Bankruptcy Code; and

(i) Such Party waives any marshalling rights with respect to the Senior Creditors in any Reorganization Proceeding or any other proceeding under the Bankruptcy Code.

3. Each Party hereby represents, warrants and covenants as follows:

(a) each Party hereby agrees to deliver a schedule setting forth all Intercompany Debt to the Administrative Agent within 10 days after any request by the Administrative Agent or the Required Senior Creditors (although any failure to deliver such a supplement shall have no effect whatsoever on the subordination provisions contained herein, which shall apply to all Subordinated Debt whether or not listed on said schedule); and

(b) each Party hereby covenants and agrees that it will not lend, hold or permit to exist any Intercompany Debt owed by it or to it (in accordance with the definition thereof contained herein) unless each obligee, or obligor, as the case may be, with respect to such Intercompany Debt is (or concurrently with such extension becomes) a Party to this Agreement.

4. Any payments made to, or received by, any Party in respect of any guaranty or security in support of the Subordinated Debt shall be subject to the terms of this Agreement and applied on the same basis as payments made directly by the obligor under such Subordinated Debt. To the extent that Holdings or any of its Subsidiaries (other than the respective obligor or obligors which are already Parties hereto) provides a guaranty or any security in support of any Subordinated Debt, the Party which is the lender of the respective Subordinated Debt will cause each such Person to become a Party hereto (if such Person is not already a Party hereto) not later than the date of the execution and delivery of the respective guarantee or security documentation, provided that any failure to comply with the foregoing requirements of this Section 4 will have no effect whatsoever on the subordination provisions contained herein (which shall apply to all payments received with respect to any guarantee or security for any Subordinated Debt, whether or not the Person furnishings such guarantee or security is a Party hereto).

5. Each Party hereby acknowledges and agrees that no payments will be accepted by it in respect of the Subordinated Debt (unless promptly turned over to the holders of Senior Indebtedness as contemplated by Section 2 above) to the extent such payments would be prohibited under any Senior Indebtedness (or the documentation governing the same).

6. In addition to the foregoing agreements, each Party hereby acknowledges and agrees that, with respect to all Intercompany Debt (to the extent not constituting Excluded Collateral) (whether or not same constitutes Subordinated Debt), that (x) such Intercompany Debt (and any promissory notes or other instruments evidencing same) may be pledged, and delivered for pledge, by Holdings or any of its Subsidiaries pursuant to any Security Document (as used herein, the term “Security Documents” shall have the meaning provided in the Credit Agreement and shall include any security documentation executed and delivered in connection with any replacement or refinancing Credit Agreement) to which Holdings or the respective such Subsidiary is, or at any time in the future becomes, a party and (y) with respect to all

Intercompany Debt so pledged, the Collateral Agent shall be entitled to exercise all rights and remedies with respect to such Intercompany Debt to the maximum extent provided in the various Security Documents (in accordance with the terms thereof and subject to the requirements of applicable law). Furthermore, with respect to all Intercompany Debt at any time owed to Holdings or any of its Subsidiaries which is a Credit Party, and notwithstanding anything to the contrary contained in the terms of such Intercompany Debt, each obligor (including any guarantor) and obligee with respect to such Intercompany Debt hereby agrees, for the benefit of the holders from time to time of the Senior Indebtedness, that the Administrative Agent or Collateral Agent may at any time, and from time to time, acting on its own or at the request of the Required Senior Creditors, accelerate the maturity of such Intercompany Debt if any obligor (including any guarantor) of such Intercompany Debt is (x) subject to any Bankruptcy Proceeding or (y) in default of any of its obligations pursuant to the Credit Agreement or any other Credit Document to which it is a party, which default pursuant to this clause (y) shall have continued unremedied for five (5) or more Business Days (in the case of any payment default) or for ten (10) or more Business Days after notice is received by the respective obligor (or guarantor) in the case of any non-payment default. Any such acceleration of the maturity of any Intercompany Debt shall be made by written notice by the Administrative Agent or Collateral Agent to the obligor on the respective Intercompany Debt; provided that no such notice shall be required (and the acceleration shall automatically occur) upon the occurrence of a Bankruptcy Proceeding with respect to the respective obligor (or any guarantor) of the respective Intercompany Debt or, in any case where a default of the type described in clause (y) has continued unremedied for the respective time period described therein, upon (or following) any acceleration of the maturity of any Loans pursuant to the Credit Agreement.

7. Definitions. As and in this Agreement, the terms set forth below shall have the respective meanings provided below:

“Credit Document Obligations Termination Date” shall mean the first date after the Initial Borrowing Date upon which all Commitments, Letters of Credit and Bank Guaranties under the Credit Agreement have terminated and all Credit Document Obligations have been paid in full in cash.

“Enforcement Action” shall mean any acceleration of all or any part of the Subordinated Debt, any foreclosure proceeding, the exercise of any power of sale, the obtaining of a receiver, the seeking of default interest, the suing on, or otherwise taking action to enforce the obligation of Holdings or any of its Subsidiaries to pay any amounts relating to any Subordinated Debt, the exercising of any banker’s lien or rights of set-off or recoupment, the institution of a Bankruptcy Proceeding against Holdings or any of its Subsidiaries, or the taking of any other enforcement action against any asset or Property of Holdings or its Subsidiaries.

“Obligation” shall mean any principal, interest, premium, penalties, fees, indemnities and other liabilities and obligations payable under the documentation governing any Indebtedness (including, without limitation, all interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).

“Required Senior Creditors” shall mean (i) the Required Lenders (or, to the extent required by Section 13.12 of the Credit Agreement, each of the Lenders) at all times prior to the Credit Document Obligations Termination Date, and (ii) the holders of at least a majority of the outstanding Senior Indebtedness at all times after the Credit Document Obligations Termination Date and prior to the repayment in full, in cash, of all outstanding Obligations with respect to Senior Indebtedness.

“Senior Creditors” shall mean all holders from time to time of any Senior Indebtedness and shall include, without limitation, the Lender Creditors, the Hedging Creditors, the Existing Senior Noteholders, the New Senior Noteholders and the New 2010 Senior Noteholders.

“Senior Indebtedness” shall mean:

(i) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, Fees and interest thereon) of each Credit Party (whether as obligor, guarantor or otherwise) to the Lender Creditors, now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and all other Credit Documents to which it is at any time a party (including, without limitation, all such obligations and liabilities of each Credit Party under the Credit Agreement (if a party thereto) and under the Guaranties (if a party thereto) or under any other guarantee by it of obligations pursuant to the Credit Agreement) and the due performance and compliance by each Credit Party with the terms of each such Credit Document (all such obligations and liabilities under this clause (i) being herein collectively called the “Credit Document Obligations”);

(ii) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each Credit Party to the Hedging Creditors, now existing or hereafter incurred under, arising out of or in connection with any Interest Rate Protection Agreement or Other Hedging Agreement (including, without limitation, all such obligations and liabilities of such Credit Party under the Guaranties (if a party thereto) with respect thereto or under any other guarantee by it of obligations pursuant to any Interest Rate Protection Agreement or Other Hedging Agreement) and the due performance and compliance by each Credit Party with the terms of each such Interest Rate Protection Agreement and each Other Hedging Agreement (all such obligations and liabilities under this clause (ii) being herein collectively called the “Hedging Obligations”):

(iii) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each U.S. Credit Party to the Existing 2009 Senior Noteholders, now existing or hereafter incurred under, arising out of or in connection with any Existing 2009 Senior Notes Documents (including, without limitation, all such obligations and liabilities under any guarantees relating thereto) and the due performance and compliance by each U.S. Credit Party with the terms of each such Existing 2009 Senior Notes Document (all such obligations and liabilities under this clause (iii) being herein collectively called the “Existing 2009 Senior Note Obligations”);

(iv) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each U.S. Credit Party to the Existing 2013 Senior Noteholders, now existing or hereafter incurred under, arising out of or in connection with any Existing 2013 Senior Notes Document (including, without limitation, all such obligations and liabilities under any guarantees relating thereto) and the due performance and compliance by each U.S. Credit Party with the terms of each such Existing 2013 Senior Notes Document (all such obligations and liabilities under this clause (iv) being herein collectively called the “Existing 2013 Senior Note Obligations”):

(v) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each U.S. Credit Party to the New Senior Noteholders, now existing or hereafter incurred under, arising out of or in connection with any New Senior Notes Documents (including, without limitation, all such obligations and liabilities under any guarantees relating thereto) and the due performance and compliance by each U.S. Credit Party with the terms of each such New Senior Notes Document (all such obligations and liabilities under this clause (v) being herein collectively called the “New Senior Note Obligations”); and

(vi) all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each U.S. Credit Party to the New 2010 Senior Noteholders, now existing or hereafter incurred under, arising out of or in connection with any New 2010 Senior Notes Documents (including, without limitation, all such obligations and liabilities under any guarantees relating thereto) and the due performance and compliance by each such U.S. Credit Party with the terms of each such New 2010 Senior Notes Document (all such obligations and liabilities under this clause (vi) being herein collectively called the “New 2010 Senior Note Obligations”).

“Subordinated Debt” shall mean the principal of, interest on, and all other amounts owing from time to time in respect of all Intercompany Debt (including, without limitation, pursuant to guarantees thereof or security therefor and intercompany payables not evidenced by a note) at any time outstanding, provided that Subordinated Debt shall not include any Intercompany Debt which is (1) owed by any Person to the U.S. Borrower, (2) owed by any Person (other than the U.S. Borrower) to the Bermuda Borrower, (3) owed by a Bermuda Partnership Shareholder to any other Credit Party that is not a Bermuda Partnership Shareholder, (4) owed by any Person that is not a Credit Party to any Person, (5) owed by any Foreign Credit Party to any U.S. Credit Party (other than a Bermuda Partnership Shareholder) and (6) owed by any Foreign Credit Party that is not a Qualified Non-U.S Obligor to any Qualified Non-U.S. Obligor.

8. Each Party agrees to be fully bound by all terms and provisions contained in this Agreement, both with respect to any Subordinated Debt (including any guarantees thereof and security therefor) owed to it, and with respect to all Subordinated Debt (including all guarantees thereof and security therefor) owing by it.

9. It is understood and agreed that any Subsidiary of Holdings that is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Senior Indebtedness shall become a Party hereunder by executing a counterpart hereof (or an assumption agreement in form and substance satisfactory to this Collateral Agent) and delivering same to the Collateral Agent.

10. No failure or delay on the part of any party hereto or any holder of Senior Indebtedness in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

11. Each Party hereto acknowledges that to the extent that no adequate remedy at law exists for breach of its obligations under this Agreement, in the event any Party fails to comply with its obligations hereunder, the Collateral Agent, the Administrative Agent or the holders of Senior Indebtedness shall have the right to obtain specific performance of the obligations of such defaulting Party, injunctive relief or such other equitable relief as may be available.

12. Any notice to be given under this Agreement shall be in writing and shall be sent in accordance with the provisions of the Credit Agreement.

13. In the event of any conflict between the provisions of this Agreement and the provisions of the Subordinated Debt, the provisions of this Agreement shall prevail.

14. No person other than the parties hereto, the Senior Creditors from time to time and their successors and assigns as holders of the Senior Indebtedness and the Subordinated Debt shall have any rights under this Agreement.

15. This Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16. No amendment, supplement, modification, waiver or termination of this Agreement shall be effective against a party against whom the enforcement of such amendment, supplement, modification, waiver or termination would be asserted, unless such amendment, supplement, modification, waiver or termination was made in a writing signed by such party, provided that amendments hereto shall be effective as against the Senior Creditors if executed and delivered by the Required Senior Creditors at such time.

17. In case any one or more of the provisions confined in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, and any other application thereof, shall not in any way be affected or impaired thereby.

18.(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Any legal action or proceeding with respect to this Agreement or any other Credit Document to which any Party is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York in each case which are located in the City of New York, and, by execution and delivery of this Agreement, each Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Party hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over such Party, and agrees not to plead or claim in any legal action or proceeding with respect to this Agreement or any other Credit Document to which such Party is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Party. Each Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth opposite is signature below, such service to become effective 30 days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Party is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Party in any other jurisdiction.

(c) EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (b) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(d) EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT TO WHICH IT IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. This Agreement shall bind and inure to the benefit of the Collateral Agent, the Senior Creditors and each Party and their respective successors, permitted transferees and assigns.

IN WITNESS WHEREOF, the parties (other than with respect to the Parties organized under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (the “HK Parties”)) have duly executed this Agreement as of the day and year first above written.

IN WITNESS WHEREOF, this Agreement has been signed, sealed and delivered by the duly authorized officers of the HK Parties as of the day and year first above written.

DHM HOLDING COMPANY, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE FOOD COMPANY, INC.

By:	/s/ Richard Dahl
Title: Vice President

CALAZO CORPORATION

By:	/s/ Richard Dahl
Title: Vice President

AG 1970, INC.

By:	/s/ Richard Dahl
Title: Vice President

AG 1971, INC.

By:	/s/ Richard Dahl
Title: Vice President

AG 1972, INC.

By:	/s/ Richard Dahl
Title: Vice President

ALYSSUM CORPORATION

By:	/s/ Richard Dahl
Title: Vice President

BARCLAY HOLLANDER CORPORATION

By:	/s/ Richard Dahl
Title: Vice President

BUD ANTLE, INC.

By:	/s/ Richard Dahl
Title: Vice President

CALICAHOMES, INC.

By:	/s/ Richard Dahl
Title: Vice President

CALIFORNIA POLARIS, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE ABPIK, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE ARIZONA DRIED FRUIT AND NUT COMPANY

By:	/s/ Richard Dahl
Title: Vice President

DOLE CARROT COMPANY

By:	/s/ Richard Dahl
Title: Vice President

DOLE CITRUS

By:	/s/ Richard Dahl
Title: Vice President

DOLE DF&N, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE DRIED FRUIT AND NUT COMPANY, A CALIFORNIA GENERAL PARTNERSHIP

By:	/s/ Richard Dahl
Title: Vice President

DOLE FARMING, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE FRESH VEGETABLES, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE ORLAND, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE VISAGE, INC.

By:	/s/ Richard Dahl
Title: Vice President

E. T. WALL COMPANY

By:	/s/ Richard Dahl
Title: Vice President

EARLIBEST ORANGE ASSOCIATION, INC.

By:	/s/ Richard Dahl
Title: Vice President

FALLBROOK CITRUS COMPANY, INC.

By:	/s/ Richard Dahl
Title: Vice President

LINDERO HEADQUARTERS COMPANY, INC.

By:	/s/ Richard Dahl
Title: Vice President

LINDERO PROPERTY, INC.

By:	/s/ Richard Dahl
Title: Vice President

OCEANVIEW PRODUCE COMPANY

By:	/s/ Richard Dahl
Title: Vice President

PRAIRIE VISTA, INC.

By:	/s/ Richard Dahl
Title: Vice President

ROYAL PACKING CO.

By:	/s/ Richard Dahl
Title: Vice President

VELTMAN TERMINAL CO.

By:	/s/ Richard Dahl
Title: Vice President

BANANERA ANTILLANA (COLOMBIA), INC.

By:	/s/ Richard Dahl
Title: Vice President

CLOVIS CITRUS ASSOCIATION

By:	/s/ Richard Dahl
Title: Vice President

DELPHINIUM CORPORATION

By:	/s/ Richard Dahl
Title: Vice President

DOLE EUROPE COMPANY

By:	/s/ Richard Dahl
Title: Vice President

DOLE FOODS FLIGHT OPERATIONS, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE FRESH FLOWERS, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE NORTHWEST, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE SUNFRESH EXPRESS, INC.

By:	/s/ Richard Dahl
Title: Vice President

STANDARD FRUIT AND STEAMSHIP COMPANY

By:	/s/ Richard Dahl
Title: Vice President

STANDARD FRUIT COMPANY

By:	/s/ Richard Dahl
Title: Vice President

SUN COUNTRY PRODUCE, INC.

By:	/s/ Richard Dahl
Title: Vice President

WEST FOODS, INC.

By:	/s/ Richard Dahl
Title: Vice President

COOL ADVANTAGE, INC.

By:	/s/ Richard Dahl
Title: Vice President

COOL CARE, INC.

By:	/s/ Richard Dahl
Title: Vice President

FLOWERNET, INC.

By:	/s/ Richard Dahl
Title: Vice President

SAW GRASS TRANSPORT, INC.

By:	/s/ Richard Dahl
Title: Vice President

BLUE ANTHURIUM, INC.

By:	/s/ Richard Dahl
Title: Vice President

CERULEAN, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE DIVERSIFIED, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE LAND COMPANY, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE PACKAGED FOODS CORPORATION

By:	/s/ Richard Dahl
Title: Vice President

LA PETITE D’AGEN, INC.

By:	/s/ Richard Dahl
Title: Vice President

M K DEVELOPMENT, INC.

By:	/s/ Richard Dahl
Title: Vice President

MALAGA COMPANY, INC.

By:	/s/ Richard Dahl
Title: Vice President:

MUSCAT, INC.

By:	/s/ Richard Dahl
Title: Vice President

OAHU TRANSPORT COMPANY, LIMITED

By:	/s/ Richard Dahl
Title: Vice President

WAHIAWA WATER COMPANY, INC.

By:	/s/ Richard Dahl
Title: Vice President

WAIALUA SUGAR COMPANY, INC.

By:	/s/ Richard Dahl
Title: Vice President

ZANTE CURRANT, INC.

By:	/s/ Richard Dahl
Title: Vice President:

DIVERSIFIED IMPORTS CO.

By:	/s/ Richard Dahl
Title: Vice President

DOLE ASSETS, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE FRESH FRUIT COMPANY

By:	/s/ Richard Dahl
Title: Vice President

DOLE HOLDINGS, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE LOGISTICS SERVICES, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE OCEAN CARGO EXPRESS, INC.

By:	/s/ Richard Dahl
Title: Vice President

DOLE OCEAN LINER EXPRESS, INC.

By:	/s/ Richard Dahl
Title: Vice President

RENAISSANCE CAPITAL CORPORATION

By:	/s/ Richard Dahl
Title: Vice President

SUN GIANT, INC.

By:	/s/ Richard Dahl
Title: Vice President

DNW SERVICES COMPANY

By:	/s/ Richard Dahl
Title: Vice President

PACIFIC COAST TRUCK COMPANY

By:	/s/ Richard Dahl
Title: Vice President

PAN-ALASKA FISHERIES, INC.

By:	/s/ Richard Dahl
Title: Vice President

THE IKON CORPORATION

By:	/s/ Richard Dahl
Title: Vice President

STANDARD FRUIT, S.A. (ARGENTINA)

By	/s/ Pablo Pinnel
Title: Presidente

DOLE PACIFIC GENERAL SERVICES, LTD.

By	/s/ C. Michael Carter
Title: Vice President

TRANSTRADING OVERSEAS, LTD

By	/s/ C. Michael Carter
Title: Vice President

VERENIGDE BANANEN HANDELAREN N.V.

By	/s/ J.C. Julliard
Title: Executive Director

AGOURA LIMITED

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

ASHFORD COMPANY, LTD.

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Authorised Signature

BALTIME LIMITED

By	/s/ Timothy C. Faries
Title: Authorised Signature

By	/s/ C. Marc Wetherhill
Title: Authorised Signature

CAMARILLO, LIMITED

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

DOLE ASIA, LTD.

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

DOLE FOREIGN HOLDINGS, LTD.

By	/s/ Timothy C. Faries
Title: Authorised Signature

By	/s/ C. Marc Wetherhill
Title: Authorised Signature

DOLE INTERNATIONAL, LTD.

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

DOLE NEW ZEALAND LTD.

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

INTERFRUIT COMPANY, LIMITED

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

MAHELE, LIMITED

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

MENDOCINO LIMITED

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

REFERSHIP MARINE SERVICES, LTD

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

FLORAMERICA INVESTMENTS LTD.

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

SOLAMERICA, LTD.

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

SOLVEST, LTD.

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

STANDARD FRUIT COMPANY (BERMUDA) LIMITED

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

DOLE BRASIL, LTDA

By	/s/ Luiz César Aguirre D’ Ottaviano
Title: Attorney-in-fact of the partners

BANAPLUS INCORPORATED

By	/s/ Stephen L. Bowman
Title: Authorized Representative

NEWENT TRADING, INC.

By	/s/ Jaime Mora S.
Title: President

NOIR VENTURES CORP.

By	/s/ Juan Salazar
Title: Attorney in Fact

NORWICK TECHNOLOGIES CORP.

By	/s/ Juan Salazar
Title: Attorney in Fact

OPAL RESOURCES, LTD.

By	/s/ Jamie Mora S.
Title: President

RIVERWOOD MANAGEMENT COMPANY INC.

By	/s/ Juan Salazar
Title: Attorney in Fact

ALTALANOS TECHNOLOGY, INC.

By	/s/ Juan Salazar
Title: Attorney in Fact

BLUEWATER INDUSTRIES LIMITED

By	/s/ Juan Salazar
Title: Attorney in Fact

BOGOR CAPITAL LIMITED

By	/s/ Juan Salazar
Title: Attorney in Fact

BROOK INVESTMENT LIMITED

By	/s/ Edgar Duque Lesmes
Title: Authorized Representatives

CARDANZ TECHNOLOGIES CORP.

By	/s/ Juan Salazar
Title: Attorney in Fact

JOROKO INTERTRADE LTD.

By	/s/ Juan Salazar
Title: Attorney in Fact

ASPEN INTERNATIONAL, INC.

By	/s/ Jaime Mora S.
Title: President

INVERSIONES COMERTEX, S.A.

By	/s/ Jaime Mora S.
Title: President

LIVERPOOL INTERNATIONAL, S.A.

By	/s/ Jaime Mora S.
Title: President

MARSELLA INTERNATIONAL, CORP.

By	/s/ Jaime Mora S.
Title: President

MILANO TRADING CORPORATION

By	/s/ Jaime Mora S.
Title: President

MONACO INVESTMENT CORP.

By	/s/ Jaime Mora S.
Title: President

POLAR TRADING CORP.

By	/s/ Jaime Mora S.
Title: President

DOLE FOODS OF CANADA LTD.

By	/s/ Robert Castagner
Title: Vice-President

AGRICOLA CALIFORNIA LIMITADA

By	/s/ Jonathan Y. Bass
Title: Representative

AGRICOLA PENCAHUE LIMITADA

By	/s/ Jonathan Y. Bass
Title: Representative

AGRICOLA PUNITAQUI LIMITADA

By	/s/ Jonathan Y. Bass
Title: Representative

AGRICOLA RAUQUEN LIMITADA

By	/s/ Jonathan Y. Bass
Title: Representative

CARTONES SAN FERNANDO S.A.

By	/s/ Jonathan Y. Bass
Title: Representative

DOLE CHILE S.A.

By	/s/ Jonathan Y. Bass
Title: Representative

DOLE THOMSEN S.A.

By	/s/ Jonathan Y. Bass
Title: Representative

EMBALAJES STANDARD S.A.

By	/s/ Jonathan Y. Bass
Title: Representative

INVERSIONES DEL PACIFICO S.A.

By	/s/ Jonathan Y. Bass
Title: Representative

SHANGHAI DOLE FOOD CO., LTD.

By	/s/ Chan Yuen Yi
Title: Director

QINGDAO DOLE FOOD CO., LTD.

By	/s/ Chan Yuen Yi
Title: Director

AGRICOLA EUFEMIA LTDA.

By	/s/ Luis Fernando Diaz Diaz
Title: Subgerente General

AGROPECUARIA SAN GABRIEL LTDA.

By	/s/ Luis Fernando Diaz Diaz
Title: Subgerente General

AGROPECUARIA SAN PEDRO LTDA.

By	/s/ Luis Fernando Diaz Diaz
Title: SubGerente General

BANA LTDA.

By	/s/ Guillermo Sierra Pinto
Title: Gerente

COMPANIA EXPORTADORA DE PRODUCTOS AGRICOLAS S.C.A.

By	/s/ Guillermo Sierra Pinto
Title: Gerente Socio Gestor

INVERSIONES ORIHUECA LTDA.

By	/s/ Luis Fernando Diaz Diaz
Title: Primer Suplente del Representante Legal

SERVICIOS TECNICOS BANANEROS LTDA.

By	/s/ Luis Fernando Diaz Diaz
Title: Suplente del Gerente

C.I. AGRICOLA EL CASTILLO LTDA.

By	/s/ Jorge Eliécer Hernández Benítez
Title: Segundo Suplente del Gerente

C.I. AGRICOLA GUACARI LTDA.

By	/s/ Lucia Taborda Giraldo
Title: Primer Suplente del Gerente

AMERICAFLOR LTDA.

By	/s/ Luis Jorge López Barrera
Title: Gerente

C.I. COLOMBIAN CARNATIONS LTDA.

By	/s/ Lucía Taborda Giraldo
Title: Primer Suplente del Gerente

C.I. COMERCIALIZADORA CARIBBEAN LTDA.

By	/s/ Lucía Taborda Giraldo
Title: Tercer Suplente del Gerente

C.I. CULTIVOS DEL CARIBE LTDA.

By	/s/ Lucía Taborda Giraldo
Title: Tercer Suplente del Gerente

C.I. CULTIVOS SAN NICOLAS LTDA.

By	/s/ Lucía Taborda Giraldo
Title: Tercer Suplente del Gerente

C.I. FLORAMERICA LTDA.

By	/s/ Lucía Taborda Giraldo
Title: Tercer Suplente del Gerente

C.I. FLORES ALTAMIRA LTDA.

By	/s/ Julio Enrique Amador Gutierrez
Title: Segundo Suplente del Gerente

C.I. FLORES DE EXPORTACION LTDA.

By	/s/ Lucia Taborda Giraldo
Title: Primer Suplente del Gerente

C.I. FLORES LA FRAGANCIA LTDA.

By	/s/ Lucia Taborda Giraldo
Title: Tercer Suplente del Gerente

C.I. FLORES LAS PALMAS LTDA.

By	/s/ Lucia Taborda Giraldo
Title: Primer Suplente del Gerente

C.I. FLORES PRIMAVERA LTDA.

By	/s/ Julio Enrique Amador Gutiérrez
Title: Primer Suplente del Gerente

FLORES SAN JOAQUIN LTDA.

By	/s/ Jorge Eliécer Hernando Benitez
Title: Primer Suplente del Gerente

C.I. JARDINES DE COLOMBIA LTDA.

By	/s/ Lucia Taborda Giraldo
Title: Tercer Suplente del Gerente

C.I. JARDINES DEL VALLE LTDA.

By	/s/ José Vicente Medina Orjuela
Title: Segundo Suplente del Gerente

C.I. OLYMPIA FLOWERS LTDA.

By	/s/ José Vicente Medina Orjuela
Title: Segundo Suplente del Gerente

C.I. PORCELAIN FLOWERS LTDA.

By	/s/ Lucia Taborda Giraldo
Title: Primer Suplente del Gerente

C.I. SANTA MONICA FLOWERS LTDA.

By	/s/ Lucia Taborda Giraldo
Title: Primer Suplente del Gerente

C.I. SPLENDOR FLOWERS LTDA.

By	/s/ Lucia Taborda Giraldo
Title: Tercer Suplente del Gerente

TENICAS BALTIME DE COLOMBIA S.A.

By	/s/ Luis Fernando Diaz Diaz
Title: Subgerente General

AERO-FUMIGACION CENTROAMERICANA S.A.

By	/s/ Peter Gilmore
Title: President

AGROINDUSTRIAL PINAS DEL BOSQUE S.A.

By	/s/ Peter Gilmore
Title: President

AGROPECUARIA RIO JIMENEZ S.A.

By	/s/ Peter Gilmore
Title: President

ALMACENES ATALANTA S.A.

By	/s/ Peter Gilmore
Title: President

ALPPHA SIDERAL S.A.

By	/s/ Peter Gilmore
Title: President

BANANERA EL PORVENIR S.A.

By	/s/ Peter Gilmore
Title: President

BANANERA LA PAZ, S.A.

By	/s/ Peter Gilmore
Title: President

COMPANIA BANANERA DEBA S.A.

By	/s/ Peter Gilmore
Title: President

COMPANIA BANANERA DEL SAN RAFAEL S.A.

By	/s/ Peter Gilmore
Title: President

COMPANIA BANANERA EL ENCANTO S.A.

By	/s/ Peter Gilmore
Title: President

COMPANIA FINANCIERA DE COSTA RICA S.A.

By	/s/ Peter Gilmore
Title: President

COMPANIA FRUTOS DE LA TIERRA S.A.

By	/s/ Peter Gilmore
Title: President

COMERCIALIZADORA E IMPORTADORA VINA DEL MAR S.A.

By	/s/ Peter Gilmore
Title: President

DESARROLLO BANANERO LA ESPERANZA S.A.

By	/s/ Peter Gilmore
Title: President

DESARROLLO MELONERO DEL GOLFO, S.A.

By	/s/ Peter Gilmore
Title: President

DIVERSIFICADOS DE COSTA RICA DICORI, S.A.

By	/s/ Peter Gilmore
Title: President

ESTIBADORES GOLFITENOS, S.A.

By	/s/ Peter Gilmore
Title: President

ESTIBADORES DEL TROPICO, S.A.

By	/s/ Peter Gilmore
Title: President

HACIENDA LA ROSALIA S.A.

By	/s/ Peter Gilmore
Title: Agent

LA PERLA S.A.

By	/s/ Peter Gilmore
Title: President

ROXANA FARMS S.A.

By	/s/ Peter Gilmore
Title: President

SERVICIOS ADUANALES BANADOLE, S.A.

By	/s/ Peter Gilmore
Title: President

STANDARD FRUIT COMPANY DE COSTA RICA, S.A.

By	/s/ Peter Gilmore
Title: President

DOLE SHARED SERVICES LIMITADA

By	/s/ Stephen L. Bowman
Title: Manager

ACTIVIDADES AGRICOLAS S.A. (AGRISA)

By	/s/ Richard Dahl
Title: Authorized Signatory

BANANACORP S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

BANCUBER S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

BRUNETTI S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

COMPANIA NAVIERA AGMARESA, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

FRIOCONT S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

FRUTBAN S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

GRANELCONT S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

GUAYAMI S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

MEGABANANA S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

MODUMOLL S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

NAPORTEC S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

PRODUCTOS DEL LITORAL S.A. (PROLISA)

By	/s/ Richard Dahl
Title: Authorized Signatory

REDAMAWAL S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

SIEMBRANUEVA S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

FLORES MITAD DEL MUNDO LTDA.

By	/s/ Richard Dahl
Title: Authorized Signatory

TALLAN, TALLERES Y LLANTAS S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

TECNIELEC TECNICOS Y ELECTRICITAS S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

PORMAR TRANSPORTES POR MAR S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

UBESAIR, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

UNION DE BANANEROS ECUATORIANOS, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

COMERCIAL INDUSTRIAL ECUATORIANA, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

PRODUCTORA CARTONERA, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

ZANPOTI, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

TINADI S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

AGROVERDE S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

SOCIEDAD AGROPECUARIA PIMOCHA C.A. (SAPICA)

By	/s/ Richard Dahl
Title: Authorized Signatory

BETINO S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

PEMATIN S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

PESCASEROLI S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

PROPOLISA, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

DOLE EUROPE SAS

By	/s/ William Francis Feeney
Title: Authorized Signatory

DOLE FRANCE SAS

By	/s/ B. Galland
Title: President

DOLE PACKAGED FOODS EUROPE SAS

By	/s/ Erwin van Gelder
Title: General Manager

SOLEIL HOLDING FRANCE SA

By	/s/ C. Gouthiere
Title: President

DOLE DEUTSCHLAND BETEILIGUNGSGESELLSCHAFT MBH

By	/s/ William Francis Feeney
Title: Authorized Signatory

DOLE DEUTSCHLAND GMBH

By	/s/ William Francis Feeney
Title: Authorized Signatory

DOLE FRESH FRUIT EUROPE OHG

By	/s/ Michael J. Cavallero
Title: Authorized Signatory

PAUL KEMPOWSKI GMBH & CO. KG

By	/s/ William Francis Feeney
Title: Authorized Signatory

DOLE FRESH FRUIT HELLAS

By	/s/ J.C. Juilliard
Title: President

ENERGUA, S.A.

By	/s/ Richard Dahl
Title: Authorized Representative

SERVICIOS TECNICIOS PORTUARIOS, S.A.

By	/s/ Richard Dahl
Title: Authorized Representative

STANDARD FRUIT DE GUATEMALA, S.A.

By	/s/ Richard Dahl
Title: Authorized Representative

AGRICOLA SANTA INES, S.A.

By	/s/ Richard J. Dahl
Title: Authorized Signatory

AGROINDUSTRIA DEL CARIBE, S.A.

By	/s/ Richard J. Dahl
Title: Authorized Signatory

AGROINDUSTRIAL ALMA VERDE, S.A

By	/s/ Richard Dahl
Title: Authorized Signatory

BANANERA RIO MAME, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

BIENES Y SERVICIOS S DE R L DE CV

By	/s/ Richard J. Dahl
Title: Authorized Signatory

BIENES Y VALORES, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

COMPANIA AGRICOLA EL PROGRESO, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

COMPANIA AGRICOLA INDUSTRIAL CEIBENA, SA

By	/s/ Richard Dahl
Title: Authorized Signatory

COMPANIA AGRICOLA MAZAPAN, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

COMPANIA AGROPECUARIA EL PORVENIR, S.A.

By	/s/ Richard J. Dahl
Title: Authorized Signatory

CLINICAS MEDICAS DEL AGUAN, S.A.

By	/s/ Richard J. Dahl
Title: Authorized Signatory

COORDINADORA DE SERVICIOS DE TRANSPORTE, SA

By	/s/ Richard Dahl
Title: Authorized Signatory

DESARROLLOS URBANOS LA CEIBA, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

DISTRIBUIDORA DE PRODUCTOS DIVERSOS, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

ENERGUA S.A. SUCURSAL HONDURAS

By	/s/ Richard Dahl
Title: Authorized Signatory

EQUIPO PESADO S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

FABRICA DE MANTECA & JABON ATLANTIDA, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

HOSPITAL COYOLES, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

COMPANIA INVERSIONES MEDICAS NACIONALE S.A.

By	/s/ Richard J. Dahl
Title: Authorized Signatory

INVERSIONES Y VALORES DE MONTECRISTO, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

LABORATORIOS Y SERVICIOS DE MERISTEMOS, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

MANUFACTURAS DE CARTON, S.A.

By	/s/ Richard J. Dahl
Title: Authorized Signatory

MULTISERVICIOS, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

PINA ANTILLANA, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

PLASTICOS, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

PRODUCTORA AGRICOLA DE ATLANTIDA, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

SERVICIOS E INVESTIGACIONES AEREAS, SA

By	/s/ Richard Dahl
Title: Authorized Signatory

SERVICIOS HONDURENOS DE AGRICULTURA Y RECURSOS

By	/s/ Richard Dahl
Title: Authorized Signatory

SOGAS, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

STANDARD FRUIT DE HONDURAS, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

VIGILANCIA Y SEGIRIDAD, S.A.

By	/s/ Richard Dahl
Title: Authorized Signatory

CASTLE & COOKE WORLDWIDE LIMITED

By	/s/ James Prideaux
Title: Director

By	/s/ Fong Wing Cheung
Title: Director

DOLE CHINA LIMITED

By	/s/ James Prideaux
Title: Director

By	/s/ Sze Chi Kwan Stanley
Title: Director

DOLE HONG KONG LIMITED

By	/s/ Fong Wing Cheung
Title: Director

By	/s/ Tang Fung Lim
Title: Director

DOLE ITALIA S.P.A.

By	/s/ Patrizio Tumietto
Title: Director

FRATELLI ISELLA S.r.l.

By	/s/ Ferruccio Isella
Title: Chairman

LA FIORITA S.r.l.

By	/s/ Franco Barghini
Title: Sole Director

MAGAZZINI FRIGORIFERI SANTA PALOMBA S.P.A.

By	/s/ Patrizio Tumietto
Title: Director

TROPICAL SHIPPING ITALIANA, T.S.I. S.P.A.

By	/s/ Luigi Gallo
Title: President of the Board of Directors

KABUSHIKI KAISHA DOLE

By	/s/ Tatsuo Horiuchi
Title: Director

DFC FOODS, INC.

By	/s/ Emmanuel Q. Javellana
Title: Director

DOLE KOREA, LTD.

By	/s/ Emmanuel Q. Javellana
Title: Representative & Managing Director

DOLE FRESH FRUIT INTERNATIONAL LIMITED

By	/s/ Timothy C. Faries
Title: Director

By	/s/ C. Marc Wetherhill
Title: Director

TROPICAL NAVIGATION (MALTA) LIMITED

By	/s/ Richard Harrah
Title: Authorized Representative

DOLE SHANGHAI CO., LIMITED

By	/s/ Jennifer A. Wiegleb
Title: Director

COMERCIALIZACIONES SUNMEX MEXICANA, S.A. DE C.V.

By	/s/ Alvaro Anaya
Title: Authorized Representative

MEXICOTEC, S.A. DE C.V.

By	/s/ Stephen L. Bowman
Title: Authorized Representative

FLORES LUCITANIA, S. DE R.L. DE C.V.

By	/s/ Alvaro Anaya
Title: Authorized Representative

DOLE EUROPE BV

By	/s/ William Francis Feeney
Title: Authorized Representative

DOLE HOLLAND BV

By	/s/ Erwin van Gelder
Title: Director

INTEROCEAN FINANCIAL MANAGEMENT CORPORATION

By	/s/ Juan Salazar
Title: President

INVERSIONISTA FORTUNA, S.A.

By	/s/ Robert Elías Batista Solís
Title: President

INVERSIONISTA ZARATI, S.A.

By	/s/ Irene Arias de Alemán
Title: President

BENVUE INTERNATIONAL, INC.

By	/s/ Rodrigo Hernández
Title: President

BLOCK INVESTMENTS, INC.

By	/s/ Roberto Elías Batista Solís
Title: President

DOLE AVIATION, INC.

By	/s/ Stephen L. Bowman
Title: Authorized Representative

DOLE FRESH FRUIT INTERNATIONAL, INC.

By	/s/ Stephen L. Bowman
Title: Authorized Representative

OPERACIONES TROPICALES, S.A.

By	/s/ Stephen L. Bowman
Title: Authorized Representative

PRELL CORPORATION

By	/s/ Armando Aparicio
Title: President

SINGLE TREE CORPORATION

By	/s/ Beth Potillo
Title: Authorized Representative

COMERCIAL AGROFLOR, S. DE R.L.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

DELTA TREE ENTERPRISES, S. DE R.L.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

FLOWER INTERNATIONAL, S. DE R.L.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

GALANA INTERNACIONAL, S. DE R.L.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

IMPORTADORA Y EXPORTADORA NOPAL, S. DE R.L.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

IMPORTADORA Y EXPORTADORA ROVEGO, S. DE R.L.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

INVERSIONES CROWN, S. DE R.L.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

INVERSIONES FLORICOLA S. DE R.L.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

NICOLLE INTERNATIONAL, S. DE R.L.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

PEYTON FLOWERS, S. DE R.L.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

TRIPLEJAY INVESTMENT CORP., S.A.

By	/s/ Jamie Mora S.
Title: Administrator

By	/s/ Juan Salazar
Title: Administrator

COPDEBAN S.A.C.

By	/s/ Ivan Wong
Title: General Manager

DOLE PHILIPPINES, INC.

By	/s/ Paul S. Cuyegkeng
Title: President

DOLE POLAND SP. ZO.O.

By	/s/ Genevieve Kelly
Title: Authorized Signatory

DOLE SOUTH AFRICA LTD

By	/s/ William Francis Fenney
Title: Authorized Signatory

FRUIT CARE SERVICES

By	/s/ William Francis Fenney
Title: Authorized Signatory

DOLE COMERCIALIZATION

By	/s/ William Francis Fenney
Title: Authorized Signatory

DOLE FOOD ESPANA

By	/s/ William Francis Fenney
Title: Authorized Signatory

VIUDA DE SABATE

By	/s/ Felix Montals Sabaté
Title: Managing Director

THAI AMERICAN FOOD CO., LTD.

By	/s/ Paul S. Cuyegkeng
Title: Director

DOLE FRESH FRUIT MED GIDA URUNLERI TICARET VE A.S.

By	/s/ Fouad Foukfa
Title: Director

DOLE U.K. LIMITED

By	/s/ O.J. Diesen
Title: Director

By	/s/ V.C. Bhasin
Title: Director

DOLE DE VENEZUELA, C.A.

By	/s/ Renato Acuna Delcore
Title: Authorized Representative

INVERSIONES AGRICA, S.A.

By	/s/ Stephen L. Bowman
Title: Authorized Representative

INVERSIONES DEL AGRO, C.A.

By	/s/ Stephen L. Bowman
Title: Authorized Representative

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:	/s/ Scottye D. Lindsey
Title: Vice President

By:	/s/ Alexander Bici
Title: Vice President

EXHIBIT I

FORM OF INCREMENTAL TERM LOAN COMMITMENT AGREEMENT

[Name(s) of Lender(s)]

[Dole Food Company, Inc.][Solvest, Ltd.]

One Dole Drive

Westlake Village, CA 91362

Re:	Incremental Term Loan Commitments

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, further amended as of March 18, 2009, further amended as of October 26, 2009 and further amended as of February [             ], 2010, among Dole Food Company, Inc. (the “U.S. Borrower”), Solvest, Ltd. (the “Bermuda Borrower” and, together with the U.S. Borrower, the “Borrowers”), the lenders from time to time party thereto, the other parties thereto and Deutsche Bank AG New York, as Administrative Agent and Deposit Bank (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

Each Lender (each an “Incremental Term Loan Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Term Loan Commitment set forth opposite its name on Annex I attached hereto (for each such Incremental Term Loan Lender, its “Incremental Term Loan Commitment”). Each Incremental Term Loan Commitment provided pursuant to this Agreement shall be subject to all of the terms and conditions set forth in the Credit Agreement, including, without limitation, Sections 1.01(c) and 1.15 thereof.

Each Incremental Term Loan Lender, [the U.S. Borrower] [the Bermuda Borrower](the “Incremental Term Loan Borrower”) and the Administrative Agent acknowledge and agree that the Incremental Term Loan Commitments provided pursuant to this Agreement shall constitute Incremental Term Loan Commitments of the respective Tranche specified in Annex I attached hereto and, upon the incurrence of Incremental Term Loans pursuant to such Incremental Term Loan Commitments, shall constitute Incremental Term Loans under such specified Tranche for all purposes of the Credit Agreement and the other applicable Credit Documents. Each Incremental Term Loan Lender, the Incremental Term Loan Borrower and the Administrative Agent further agree that, with respect to the Incremental Term Loan Commitment provided by each Incremental Term Loan Lender pursuant to this Agreement, such Incremental Term Loan Lender shall receive from the Incremental Term Loan Borrower such upfront fees, unutilized commitment fees and/or other fees, if any, as may be separately agreed to in writing with the Incremental Term Loan Borrower and acknowledged by the Administrative Agent, all of which fees shall be due and payable to such Incremental Term Loan Lender on the terms and conditions set forth in each such separate agreement.

Furthermore, each of the parties to this Agreement hereby agree to the terms and conditions set forth on Annex I hereto in respect of each Incremental Term Loan Commitment provided pursuant to this Agreement.

Each Incremental Term Loan Lender party to this Agreement, to the extent not already a party to the Credit Agreement as a Lender thereunder, (i) confirms that it is an Eligible Transferee, (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents, (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, [and] (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender[, and (v) in the case of each Incremental Term Loan Lender organized under the laws of a jurisdiction outside the United States, attaches the forms and/or Certificates referred to in Section 4,04(b) of the Credit Agreement, certifying as to its entitlement as of the date hereof to a complete exemption from United States withholding taxes with respect to all payments to be made to it by the Incremental Term Loan Borrower under the Credit Agreement and the other Credit Documents.]1

Upon the date of (i) the execution of a counterpart of this Agreement by each Incremental Term Loan Lender, the Administrative Agent, the Incremental Term Loan Borrower and [each Guarantor (other than the Bermuda Borrower)]2 [each U.S. Subsidiary Guarantor],3 (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of facsimile) hereof, (iii) the payment of any fees then due and payable in connection herewith and (iv) the satisfaction of any other conditions precedent set forth in Section 10 of Annex I hereto (such date, the “Agreement Effective Date”), each Incremental Term Loan Lender party hereto (i) shall be obligated to make the Incremental Term Loans provided to be made by it as provided in this Agreement on the terms, and subject to the conditions, set forth in the Credit Agreement and in this Agreement and (ii) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other applicable Credit Documents.

The Incremental Term Loan Borrower acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Term Loan Commitments provided hereby, including, without limitation, all Incremental Term Loans made pursuant thereto, and (ii) all such Obligations (including all such Incremental Term Loans) shall be entitled to the benefits of the respective Security Documents and Guaranties as, and to the extent, provided in the Credit Agreement and in such other Credit Documents.

[1]	Insert if the U.S. Borrower is the Incremental Term Loan Borrower.
[2]	Insert if the Bermuda Borrower is the Incremental Term Loan Borrower.
[3]	Insert if the U.S. Borrower is the Incremental Term Loan Borrower.

[Each Guarantor (other than the Bermuda Borrower)]4 [Each U.S. Subsidiary Guarantor]5 acknowledges and agrees that all Obligations with respect to the Incremental Term Loan Commitments provided hereby and all Incremental Term Loans made pursuant thereto shall (i) be fully guaranteed pursuant to the respective Guaranties as, and to the extent, provided therein and in the Credit Agreement and (ii) be entitled to the benefits of the respective Security Documents as, and to the extent, provided therein and in the Credit Agreement.

Attached hereto as Annex II are true and correct copies of officer’s certificates, board of director resolutions and good standing certificates of the Credit Parties required to be delivered pursuant to clause (y) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 11 of the Credit Agreement.

Attached hereto as Annex III [is an opinion] [are opinions] of [insert name or names of counsel, including in-house counsel, who will be delivering opinions], counsel to the respective Credit Parties, delivered as required pursuant to clause (x) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 11 of the Credit Agreement.

Attached hereto as Annex IV is the officer’s certificate required to be delivered pursuant to clause (u) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 11 of the Credit Agreement certifying that the conditions set forth in clauses (s) and (t) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 11 of the Credit Agreement have been satisfied (together with calculations demonstrating same (where applicable) in reasonable detail).

[The Obligations to be incurred pursuant to the Incremental Term Loan Commitments provided hereunder, and the Guaranteed Obligations (as defined in the U.S. Subsidiaries Guaranty) of the U.S. Subsidiary Guarantors, are in accordance with, will not violate the provisions of, and will constitute “Senior Debt” and “Designated Senior Debt” (in the case of any Permitted Senior Notes Document and any Permitted Refinancing Senior Notes Document which provides for subordination of the U.S. Borrower’s obligations thereunder) or “Guarantor Senior Debt” and “Designated Guarantor Senior Debt,” as the case may be, for the purpose of the Existing 2013 Senior Notes Indenture, the Existing 2014 Senior Notes Indenture, the Existing 2016 Senior Notes Indenture and (after the execution and delivery thereof) each agreement governing Qualified Indebtedness, as applicable, and each agreement governing Permitted Indebtedness which refinances any of the foregoing, as applicable.]6

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on             ,     . If you do not so accept this Agreement by such time, our Incremental Term Loan Commitments set forth in this Agreement shall be deemed canceled.

[4]	Insert if the Bermuda Borrower is the Incremental Term Loan Borrower.
[5]	Insert if the U.S. Borrower is the Incremental Term Loan Borrower.
[6]	Insert if the U.S. Borrower is the Incremental Term Loan Borrower.

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 13.12 of the Credit Agreement.

In the event of any conflict between the terms of this Agreement and those of the Credit Agreement, the terms of the Credit Agreement shall control.

*****

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Very truly yours,

[NAME OF EACH INCREMENTAL TERM LOAN LENDER]

By:
Name:
Title:

Agreed and Accepted

this              day of                         :

[NAME OF INCREMENTAL TERM LOAN BORROWER]

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

S-1

[Each Guarantor (other than the Bermuda Borrower)]1 [Each U.S. Subsidiary Guarantor]2 acknowledges and agrees to each the foregoing provisions of this Incremental Term Loan Commitment Agreement and to the incurrence of the Incremental Term Loans to be made pursuant thereto.

[EACH OTHER GUARANTOR], as a Guarantor

By:
Name:
Title:

[1]	Insert if the Bermuda Borrower is the Incremental Term Loan Borrower.
[2]	Insert if the US. Borrower is the Incremental Term Loan Borrower.

S-2

ANNEX I

TERMS AND CONDITIONS FOR

INCREMENTAL TERM LOAN COMMITMENT AGREEMENT

Dated as of                             ,

1.	Name of Incremental Term Loan Borrower:

2.	Incremental Term Loan Commitment Amounts (as of the Agreement Effective Date):

Names of Incremental Term Loan Lenders	Amount of Incremental Term Loan Commitment
Total:[1]

3.	Designation of Tranche of Incremental Term Loan Commitments (and Incremental Term Loans to be funded thereunder):[2]

4.	Indicate whether the Incremental Term Loan Commitments to be provided hereunder are to be single draw commitments or multiple draw commitments and the date or dates by which such commitments must be utilized by:[3]

5.	Incremental Term Loan Maturity Date:[4]

[1]	The aggregate amount of each Tranche of Incremental Term Loan Commitments must be at least $25,000,000.
[2]	Designate the respective Tranche for such Incremental Term Loan Commitments or indicate that it is to be added to (and form part of) an existing Tranche of Term Loans, provided in the case that the Incremental Term Loan Commitments to be provided pursuant to this Agreement are to be added to (and form a part of) an existing Tranche of Term Loans, the Incremental Term Loan Borrower for such Incremental Term Loan Commitments shall be the same as for such existing Tranche of Term Loans.
[3]	Date cannot be later than the then latest Maturity Date.
[4]	Insert Maturity Date for the Incremental Term Loans to be incurred pursuant to the Incremental Term Loan Commitments provided hereunder, provided that (i) such Incremental Term Loan

Footnote continued on next page.

Annex I-1

7.	Dates for, and amounts of Incremental Term Loan Scheduled Repayments:[5]

8.	Applicable Margins:[6]

9.	The proceeds of the Incremental Term Loans to be provided hereunder are to be used for:[7]

10.	Other Conditions Precedent:[8]

11.	Notice Office:[9]

Footnote continued from previous page.

Maturity Date shall be no earlier than the then latest Maturity Date and (ii) in the event the Incremental Term Loan Commitments to be provided pursuant to this Agreement are to be added to (and form a part of) an existing Tranche of Term Loans, the Incremental Term Loan Maturity Date for the Incremental Term Loans to be incurred pursuant to such Incremental Term Loan Commitments shall be the same Maturity Date as for such existing Tranche of Term Loans.

[5]

Set forth the dates for Incremental Term Loan Scheduled Repayments and the principal amount (expressed as a numerical amount or as a percentage of the aggregate amount of Incremental Term Loans to be incurred pursuant to the Incremental Term Loan Commitments provided hereunder), provided that (i) to the extent the Incremental Term Loan Commitments being provided hereunder constitute a new Tranche of Term Loans, the Weighted Average Life to Maturity of such new Tranche shall be no less than the Weighted Average Life to Maturity as then in effect for the Tranche of the outstanding Loans with the longest Weighted Average Life to Maturity and (ii) in the event the Incremental Term Loan Commitments to be provided hereunder are to be added to (and form a part of) an existing Tranche of Term Loans, (x) the Incremental Term Loan Scheduled Repayments for such Incremental Term Loans shall be the same (on a proportionate basis) as is theretofore applicable to the existing Tranche of Term Loans to which such new Incremental Term Loans are being added and (y) such Incremental Term Loans shall have the same Incremental Term Loan Scheduled Repayment Dates.

[6]

Insert the Applicable Margins that shall apply to the Incremental Term Loans being provided hereunder, provided in the event the Incremental Term Loan Commitments to be provided hereunder are to be made under (and form a part of) an existing Tranche of Term Loans, the Incremental Term Loans to be incurred pursuant to such Incremental Term Loan Commitments shall have the same Applicable Margins applicable to such existing Tranche of Tenn Loans.

[7]	Designate the specific use of the proceeds of the applicable Incremental Term Loans as provided in Section 7.05(a) of the Credit Agreement.
[8]	Insert any additional conditions precedent which may be required to be satisfied prior to the Amendment Effective Date.

Annex I-2

12.	Payment Office:[10]

13.	Minimum Borrowing Amount:[11]

[14.	[Insert name of respective Incremental Term Loan Borrower] agrees to pay compensation as, and to the extent, provided in the last paragraph of Section 1.15(c) of the Credit Agreement.][12]

Footnote continued from previous page.

[9]	The Notice Office for Incremental Term Loans incurred by the Incremental Term Loan Borrower shall be as set forth in the definition of “Notice Office” in Section 11 of the Credit Agreement.
[10]	The Payment Office for Incremental Term Loans incurred by the Incremental Term Loan Borrower shall be as set forth in the definition of “Payment Office” in Section 11 of the Credit Agreement.
[11]

The Administrative Agent shall designate the Minimum Borrowing Amount for the respective Tranche of Incremental Term Loans, pursuant to the definition of ‘“Minimum Borrowing Amount” in Section 11 of the Credit Agreement.

[12]

Insert if the respective Incremental Term Loan Commitments are to be added to (and form a part of) an existing Tranche of Term Loans and to the extent any related breakage type compensation is agreed to be paid by the respective Incremental Term Loan Borrower.

Annex I-3